PROSPECTUS

$1,204,220,000

Hyundai Auto Receivables Trust 2016-B

Issuing Entity

Central Index Key Number: 0001682868

Hyundai ABS Funding, LLC	Hyundai Capital America
Depositor	Sponsor, Seller, Administrator and Servicer
Central Index Key Number: 0001260125	Central Index Key Number: 0001541028

You should carefully read the ‘‘risk factors’’, beginning on page 12 of this prospectus.

The notes are asset-backed securities and represent obligations solely of the issuing entity and will not be obligations of or guaranteed by Hyundai Capital America, Hyundai ABS Funding, LLC or any of their affiliates.

The following notes(1) are being issued by Hyundai Auto Receivables Trust 2016-B:

			Final Scheduled
	Principal Amount	Interest Rate	Maturity Date
Class A-1 Notes	$225,000,000	0.70000%	September 15, 2017
Class A-2 Notes	$475,000,000	1.12%	October 15, 2019
Class A-3 Notes	$328,000,000	1.29%	April 15, 2021
Class A-4 Notes	$94,900,000	1.45%	November 15, 2022
Class B Notes	$21,840,000	1.82%	November 15, 2022
Class C Notes	$32,770,000	2.19%	November 15, 2022
Class D Notes	$26,710,000	2.68%	September 15, 2023
Total	$1,204,220,000

		Underwriting	Proceeds to
	Price to Public	Discount	the Depositor
Per Class A-1 Note	100.00000%	0.140%	99.86000%
Per Class A-2 Note	99.99734%	0.180%	99.81734%
Per Class A-3 Note	99.98654%	0.220%	99.76654%
Per Class A-4 Note	99.99103%	0.280%	99.71103%
Per Class B Note	99.96540%	0.320%	99.64540%
Per Class C Note	99.99612%	0.360%	99.63612%
Per Class D Note	99.96845%	0.460%	99.50845%
Total	$1,204,137,448.55	$2,468,046.00	$1,201,669,402.55

(1) The depositor or one of its affiliates may initially retain some or all of one or more classes of notes.

Payments on Notes

•	The main sources for payments of the notes are collections on a pool of retail installment sale contracts secured by new and used automobiles, light-duty trucks and minivans and monies on deposit in a reserve account.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or on the next business day if such 15th day is not a business day, starting on October 17, 2016.

•	The issuing entity will pay principal of the notes in accordance with the payment priorities described in this prospectus.

•	All classes of offered notes will be fixed rate notes.

Credit Enhancement

•	Credit enhancement will consist of a reserve account with an initial deposit of $3,033,358.77, excess interest and for each class of notes, subordination of all other classes of notes bearing a subsequent designation in alphabetical order, the yield supplement overcollateralization amount with an initial amount of $47,130,071.23 and overcollateralization with an initial amount of $9,123,509.49 (in addition to the yield supplement overcollateralization amount).

•	The issuing entity will also issue a non-interest bearing certificate representing the residual interest in the issuing entity, which is subordinate to the notes and not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

__________________________

Underwriters of the Class A, B, C and D Notes:

J.P. Morgan	Barclays	HSBC	Mizuho Securities

Underwriters of the Class A Notes:

BNP PARIBAS	BNY Mellon Capital Markets, LLC	Credit Agricole Securities	MUFG	TD Securities	Wells Fargo Securities

The date of this prospectus is September 14, 2016.

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TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity and the notes offered by this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We make no claim that the information in this prospectus is accurate on any date other than the dates stated on the cover.

We have started with an introductory section describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory section is a Summary of Terms, which provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity. Immediately after the Summary of Terms, we have included Risk Factors, which describe the material risks to investors in the notes.

We include cross-references to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 139. The capitalized terms used in this prospectus have the meanings set forth in the glossary at the end of this prospectus.

In this prospectus, the terms “we”, “us” and “our” refer to Hyundai ABS Funding, LLC.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Hyundai Capital America (“HCA”), and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports available to noteholders each month via its Internet website, which is presently located at www.sf.citidirect.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at 1-800-422-2066. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. HCA, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES

The Issuing Entity

The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Hyundai Auto Receivables Trust 2016-B” and file number 333-205844-02.

The Depositor

The depositor has filed with the SEC a registration statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the registration statement. Copies of the registration statement will be provided free of charge upon written request to Hyundai Capital America, 3161 Michelson Drive, Irvine, California 92612. The registration statement is available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549 on official business days between the hours of 10 a.m. and 3 p.m.

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of the operative agreements relating to the Securities will also be filed with the SEC on EDGAR under the registration number shown above.

The depositor has furnished or will furnish a Form ABS-15G to the SEC pursuant to Rule 15Ga-2 of the Exchange Act, which is available on the SEC’s website described above. The Form ABS-15G is not incorporated by reference into this prospectus or the registration statement.

Static Pool Data

We have published charts that reflect the static pool performance data of previous public securitizations of the sponsor in Appendix A. We caution you that this pool of receivables may not perform in a similar manner to the receivables in other issuing entities.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER, OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND ANY PERSON IN THE UNITED KINGDOM THAT IS NOT A RELEVANT PERSON SHALL NOT BE ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION

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OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 16 OF THE PROSPECTUS DIRECTIVE, IN EACH CASE, IN RELATION TO SUCH OFFER. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS1

[1]	This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus. You should carefully read this entire prospectus to understand all of the terms of the offering.

THE PARTIES

Issuing Entity

Hyundai Auto Receivables Trust 2016-B (the “issuing entity”), a Delaware statutory trust, will issue the notes. The issuing entity was formed by a trust agreement among the depositor, the administrator and U.S. Bank Trust National Association, as owner trustee of the issuing entity. The principal assets of the issuing entity will be a pool of receivables which are retail installment sale contracts secured by new and used automobiles, light-duty trucks and minivans (“retail installment sale contracts”).

Depositor

Hyundai ABS Funding, LLC, a Delaware limited liability company, a wholly-owned special purpose subsidiary of Hyundai Capital America, is the “depositor.” The depositor will sell the receivables to the issuing entity. You may contact the depositor by mail at 3161 Michelson Drive, Suite 1900, Irvine, California 92612, or by calling (949) 732-2697.

Seller

Hyundai Capital America, a California corporation (“HCA”) will sell the receivables to the depositor.

Sponsor/Servicer

HCA is the sponsor and will also act as the servicer for the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables.

Administrator

HCA will act as administrator of the issuing entity. As administrator, it will perform the administrative obligations required to be performed for the issuing entity or the owner trustee under the indenture and the trust agreement.

Indenture Trustee

Citibank, N.A., a national banking association, will act as the indenture trustee.

Owner Trustee

U.S. Bank Trust National Association, a national banking association, will act as the owner trustee.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the asset representations reviewer.

THE OFFERED NOTES

The issuing entity may issue the following offered notes pursuant to the indenture:

Class(1)	Balance	Interest Rate	Final Scheduled Maturity Date
Class A-1 notes	$225,000,000	0.70000%	September 15, 2017
Class A-2 notes	$475,000,000	1.12%	October 15, 2019
Class A-3 notes	$328,000,000	1.29%	April 15, 2021
Class A-4 notes	$94,900,000	1.45%	November 15, 2022
Class B notes	$21,840,000	1.82%	November 15, 2022
Class C notes	$32,770,000	2.19%	November 15, 2022
Class D notes	$26,710,000	2.68%	September 15, 2023

(1) The depositor or one of its affiliates may initially retain some or all of one or more classes of notes.

The interest rate for each class of notes will be a fixed rate.

The depositor or one of its affiliates may initially retain some or all of one or more classes of notes.

The notes will be issued in an initial denomination of $1,000 and integral multiples of $1,000 in excess thereof (except for one note of each class that may be

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issued in a denomination other than an integral multiple of $1,000).

The issuing entity expects to issue the notes on or about September 21, 2016, which we refer to herein as the “closing date.”

THE CERTIFICATE

The issuing entity will also issue one certificate, which represents the residual interest in the issuing entity and is not offered hereby, and to which we refer herein as the certificate. Payments on the certificate will be subordinated to payments on one or more classes of notes to the extent described in this prospectus. The depositor or an affiliate of the depositor will initially retain the certificate. Any information in this prospectus relating to the certificate is presented solely to provide you with a better understanding of the notes.

Other than the notes and the certificate, no other series or class of notes is being offered by the issuing entity. No other series or class of notes will be backed by the same asset pool or will otherwise have claims on the same assets.

THE RECEIVABLES

Purchasers of Hyundai, Kia and other manufacturers’ automobiles, light-duty trucks and minivans often finance their purchases by entering into retail installment sale contracts with Hyundai, Kia and other dealers who then resell the contracts to HCA. These contracts are referred to as “receivables,” the pool of those receivables as the “receivables pool” and the underlying vehicles are referred to as the “financed vehicles.” The purchasers of the financed vehicles are referred to as the “obligors.” The terms of the contracts must meet specified HCA requirements.

On or before the date the notes are issued, HCA will sell the receivables to the depositor, pursuant to the receivables purchase agreement. The depositor will then sell those receivables to the issuing entity. The sale by the depositor to the issuing entity will be documented under the sale and servicing agreement among the depositor, the servicer, the issuing entity, the seller and the indenture trustee.

The receivables to be sold by HCA to the depositor and sold by the depositor to the issuing entity will be selected based on criteria specified in the sale and servicing agreement and described in this prospectus under “The Issuing Entity Property” and will be identified on a schedule of receivables.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of retail installment sale contracts secured by new and used automobiles, light-duty trucks and minivans.

The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The issuing entity property will include the following:

•	the receivables and all amounts identified on the receivables after the close of business on August 12, 2016, which we refer to herein as the “cut-off date”;

•	security interests in the financed vehicles and any related property;

•	all proceeds from liquidation of receivables (net of certain liquidation expenses) or from claims on any physical damage, credit, life and disability insurance policies covering the financed vehicles or the related obligors, including any vendor’s single interest or other collateral protection insurance policy;

•	any property that secures a receivable and that has been acquired by or on behalf of the depositor, the servicer or the issuing entity;

•	all documents and other items contained in the receivable files;

•	the rights of the depositor under the receivables purchase agreement;

•	all right, title and interest in the collection account and the reserve account and any amounts deposited therein and all securities or other assets credited thereto and all investments therein (including investment earnings on amounts on deposit in the reserve account);

•	any proceeds from any receivable repurchased by a dealer pursuant to a dealer agreement; and

•	all proceeds of the foregoing.

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As of the cut-off date, the receivables had the following characteristics:

•	Aggregate Principal Balance of $1,260,473,580.72

•	Number of Receivables is 63,791

•	Weighted Average Contract Rate of 3.22%

•	Weighted Average Original Term of 64.85 months

•	Weighted Average Remaining Term of 59.71 months

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus relating to the receivables, as described under “Review of Pool Assets.”

As described in “Receivables Underwriting and Servicing Procedures—Underwriting Procedures,” under HCA’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a HCA credit analyst based on HCA’s electronic decisioning model. Applications that are not automatically approved or rejected are ultimately reviewed by a HCA credit analyst with appropriate approval authority. Approximately 52.74% of the aggregate principal balance of the receivables as of the cut-off date was automatically approved, while approximately 47.26% of the aggregate principal balance of the receivables as of the cut-off date was evaluated and approved by a HCA credit analyst with appropriate authority in accordance with HCA’s written underwriting guidelines.

SERVICING FEE

The issuing entity will pay the servicer a servicing fee for each collection period. The servicing fee for any payment date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first payment date, 48/360); and (3) the aggregate principal balance of the receivables as of the first day of the related collection period (or, in the case of the first payment date, the aggregate principal balance of the receivables as of the cut-off date). The servicer will be entitled to collect and retain as additional servicing compensation in respect of each collection period all late fees, extension fees, non-sufficient funds charges and other administrative fees and expenses or similar charges collected during that collection period, plus all investment earnings (net of investment losses and expenses) earned during that collection period from the investment of monies on deposit in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from available amounts on deposit in the collection account and amounts withdrawn from the reserve account, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

ADVANCES

The servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors, with respect to the receivables, during the related collection period that remained unpaid at the end of such collection period. We refer to such a payment herein as an “advance.” The servicer will not make an advance with respect to any defaulted receivable. Advances made by the servicer with respect to any receivable will be repaid from available funds in the collection account and any amounts available from the reserve account. The servicer will not charge interest on amounts so advanced.

PRINCIPAL AND INTEREST

To the extent available, the issuing entity will pay principal of and interest on the notes monthly, on the 15th day of each month (or on the next business day if such 15th day is not a business day), which we refer to herein as the payment date. The first payment date is October 17, 2016. So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the holders of record on the business day immediately preceding the payment date, which we refer to herein as the record date.

On each payment date, the issuing entity will generally pay principal on the notes from the principal distribution amount (as defined below) in the following order of priority:

•	to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	to the Class A-2 notes, until the Class A-2 notes are paid in full;

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•	to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	to the Class A-4 notes, until the Class A-4 notes are paid in full;

•	to the Class B notes, until the Class B notes are paid in full;

•	to the Class C notes, until the Class C notes are paid in full; and

•	to the Class D notes, until the Class D notes are paid in full.

The principal distribution amount means, with respect to any payment date, an amount equal to the sum of the first priority principal distribution amount, second priority principal distribution amount, third priority principal distribution amount and regular principal distribution amount.

On each payment date after the occurrence of a specified event of default under the indenture and the acceleration of the notes or the liquidation of the receivables as a result thereof, no distributions of principal or interest will be made on the Class B notes until the payment in full of principal of and interest on the Class A notes. Payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2, Class A-3 and Class A-4 notes. In addition, no distributions of principal or interest will be made on the Class C notes until payment in full of principal of and interest on the Class B notes, and no distributions of principal or interest will be made on the Class D notes until payment in full of principal of and interest on the Class C notes.

The Class A-1 notes will accrue interest on the basis of a 360 day year and the actual number of days from and including the previous payment date to but excluding the current payment date, except that the first interest period will be from and including the closing date, to but excluding October 17, 2016.

The Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes, Class C notes and Class D notes will accrue interest on the basis of a 360 day year consisting of twelve 30 day months from and including the 15th day of each calendar month to but excluding the 15th day of the succeeding calendar month, except that the first interest period will be from and including the closing date to but excluding the 15th day of the month in which the first payment date occurs (assuming a 30 day calendar month).

OPTIONAL EARLY REDEMPTION OF THE NOTES

The outstanding notes will be redeemed in whole, but not in part, on any payment date on which the servicer or any successor to the servicer exercises, at its option, a “clean-up call” and purchases the receivables from the issuing entity. The servicer or any successor to the servicer may purchase the receivables when the pool balance of the receivables declines to 5% or less of the pool balance of the receivables as of the cut-off date. We refer you to “Description of the Transaction Documents—Optional Early Redemption of the Notes” for more detailed information on the servicer’s clean-up call.

CREDIT ENHANCEMENT

Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

For purposes of credit enhancement, the adjusted pool balance with respect to a payment date is equal to the pool balance as of the end of the previous collection period or, initially, as of the cut-off date, minus the yield supplement overcollateralization amount as of the related payment date or, initially, as of the cut-off date.

The credit enhancement for the notes will be as follows:

Class A notes	Subordination of the Class B notes, subordination of the Class C notes, subordination of the Class D notes, the reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and excess interest.

Class B notes	Subordination of the Class C notes, subordination of the Class D notes, the reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and excess interest.

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Class C notes	Subordination of the Class D notes, the reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and excess interest.

Class D notes	The reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and excess interest.

To the extent the credit enhancement described above does not cover any losses, noteholders will be allocated the losses in the manner described under “—Subordination of Principal and Interest” below.

See “The Notes—Payments of Interest” and “—Payments of Principal.”

Subordination of Principal and Interest

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes.

As long as the Class A notes remain outstanding:

•	payments of interest on the Class B notes, the Class C notes and the Class D notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, payments of principal of the Class A notes; and

•	payments of principal of the Class B notes, the Class C notes and the Class D notes will be subordinated to payment of principal of and interest on the Class A notes.

As long as the Class A notes or Class B notes remain outstanding:

•	payments of interest on the Class C notes and the Class D notes will be subordinated to payments of interest on the Class A notes and the Class B notes and, in certain circumstances, payments of principal of the Class A notes and the Class B notes; and

•	payments of principal of the Class C notes and the Class D notes will be subordinated to payment of principal of and interest on the Class A notes and the Class B notes.

As long as the Class A notes, Class B notes or Class C notes remain outstanding:

•	payments of interest on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and, in certain circumstances, payments of principal of the Class A notes, the Class B notes and the Class C notes; and

•	payments of principal of the Class D notes will be subordinated to payment of principal of and interest on the Class A notes, the Class B notes and the Class C notes.

See “The Notes—Payments of Interest” and “—Payments of Principal.”

Reserve Account

On or prior to the closing date, the issuing entity will establish an account, which we refer to herein as the reserve account, and will make a deposit thereto of an amount equal to $3,033,358.77. The reserve account will be an asset of the issuing entity, will be an eligible account held by the indenture trustee, and will be pledged to the indenture trustee for the benefit of the noteholders.

On each payment date, after making required payments to the servicer and the holders of the notes, the issuing entity will make a deposit to the reserve account to the extent necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount.

The amount that we refer to as the reserve account required amount with respect to any payment date is equal to 0.25% of the adjusted pool balance as of the cut-off date. However, in no event will the reserve account required amount on any payment date be more than the then aggregate outstanding principal amount of the notes on such payment date. As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the reserve account required amount.

All amounts on deposit in the reserve account on any payment date serve as credit enhancement since those amounts will be available to make up shortfalls in the amounts payable to the servicer (with respect to

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servicing fee and advances) and to the noteholders on such payment date to the extent described herein. On each payment date, amounts on deposit in the reserve account in excess of the reserve account required amount may be released to the certificateholder, subject to certain conditions set forth in the sale and servicing agreement. The noteholders will have no further interest in or rights with respect to any amounts so released from the reserve account.

Amounts on deposit in the reserve account will be invested as provided in the sale and servicing agreement in eligible investments. Any amounts held on deposit in the reserve account and any investment earnings thereon will be the property of the issuing entity and shall be held by the indenture trustee for the benefit of the noteholders and certificateholder as provided in the sale and servicing agreement.

Overcollateralization

The overcollateralization amount is the amount, if any, by which the adjusted pool balance exceeds the aggregate principal amount of the notes. This overcollateralization provides credit enhancement since receivables in excess of the aggregate principal amount of the notes would support the notes. On the closing date, the adjusted pool balance will exceed the aggregate outstanding principal amount of the notes of all classes by approximately $9,123,509.49, which is approximately 0.75% of the adjusted pool balance as of the cut-off date. This excess represents overcollateralization. The level of overcollateralization, as of each payment date, is designed to increase to, and thereafter be maintained at, a target level equal to 1.50% of the adjusted pool balance as of the cut-off date.

Yield Supplement Overcollateralization Amount

On the closing date, there will be an additional balance of receivables in the amount of $47,130,071.23 representing the initial yield supplement overcollateralization amount, which is approximately 3.74% of the aggregate principal balance of all receivables of the issuing entity as of the cut-off date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for the low annual percentage rates on some of the receivables.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the sum of the amounts payable under the priority of payments with higher priority than principal, there is expected to be “excess interest.” Any such excess interest will serve as additional credit enhancement.

For more detailed information concerning the use of excess interest as credit enhancement for the notes, you should refer to “Credit Enhancement—Excess Interest.”

PAYMENT WATERFALL

From collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the issuing entity will pay the following amounts on each payment date generally in the following order of priority:

1.	To the servicer, the servicing fee and all unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for unreimbursed advances,

2.	To the Class A noteholders, accrued and unpaid interest on the Class A notes,

3.	To the noteholders, the first priority principal distribution amount, which will generally be an amount equal to the excess of:

•	the outstanding principal amount of the Class A notes immediately preceding such payment date, over

•	the adjusted pool balance as of the last day of the related collection period,

4.	To the Class B noteholders, accrued and unpaid interest on the Class B notes,

5.	To the noteholders, the second priority principal distribution amount, which will generally be an amount equal to the excess of:

•	the sum of the aggregate outstanding principal amounts of the Class A notes and Class B notes immediately preceding such payment date, over

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•	the adjusted pool balance as of the last day of the related collection period;

provided that this amount will be reduced by any amount previously distributed in accordance with clause (3) above,

6.	To the Class C noteholders, accrued and unpaid interest on the Class C notes,

7.	To the noteholders, the third priority principal distribution amount, which will generally be an amount equal to the excess of:

•	the sum of the aggregate outstanding principal amounts of the Class A notes, Class B notes and Class C notes immediately preceding such payment date, over

•	the adjusted pool balance as of the last day of the related collection period;

provided that this amount will be reduced by any amounts previously distributed in accordance with clauses (3) and (5) above,

8.	To the Class D noteholders, accrued and unpaid interest on the Class D notes,

9.	To the noteholders, the regular principal distribution amount, which will generally be an amount equal to the excess of:

•	the sum of the aggregate outstanding principal amounts of the notes immediately preceding such payment date, over

•	the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount with respect to such payment date;

provided that this amount will be reduced by any amounts previously distributed in accordance with clauses (3), (5) and (7) above,

10.	To the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount,

11.	First, to the indenture trustee and the owner trustee, pro rata, and second, to the asset representations reviewer, reimbursements, expenses and indemnities, to the extent not paid by the servicer, and all unpaid reimbursements, expenses and indemnities from prior collection periods to the extent not otherwise paid by the servicer and to the securities intermediary, any unpaid indemnification expenses owed to it, and

12.	To the holder of the certificate, which we refer to herein as the certificateholder, all remaining funds, if any.

The principal distributions under clauses (3), (5), (7) and (9) will be distributed sequentially to the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders, the Class A-4 noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders, until each such class is paid in full.

For more detailed information concerning the payment waterfall, you should refer to “The Notes—Payment of Distributable Amounts.”

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

1.	the issuing entity fails to pay interest on any note of the controlling class within thirty-five days after its due date;

2.	the issuing entity fails to pay the principal of or any installment of the principal of any note when the same becomes due and payable;

3.	any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture, and which continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the controlling class;

4.	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made,

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and which failure continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the controlling class; and

5.	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The controlling class is the most senior class of notes then outstanding.

REMEDIES UPON EVENTS OF DEFAULT

If an event of default occurs and continues, the indenture trustee may and, if directed in writing by the holders of at least a majority of the aggregate outstanding principal amount of the controlling class of notes shall, declare the notes to be immediately due and payable. That declaration, under some circumstances, may be rescinded by the holders of at least a majority in principal amount of the controlling class of the notes then outstanding.

After an event of default and the acceleration of the notes, funds on deposit in the collection account and any of the issuing entity’s other accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under “The Notes—Event of Default Payment Priority.”

After an event of default, the indenture trustee may, under certain circumstances:

1.	institute proceedings to collect amounts due or foreclose on the issuing entity’s property;

2.	exercise remedies as a secured party;

3.	sell the assets of the issuing entity; or

4.	elect to have the issuing entity maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.

For more information regarding the events constituting an event of default under the indenture and the remedies available following such default, you should refer to “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default.”

If an event of default relates to a failure of the issuing entity to pay interest on the controlling class of notes for thirty-five days after the due date or a default in the payment of any principal of the notes on its stated maturity date, the indenture trustee may elect to sell the assets of the issuing entity. For an event of default that relates to the bankruptcy, insolvency, receivership or liquidation of the issuing entity, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of the controlling class of notes consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes at the date of the sale, or (iii) the indenture trustee, or an independent investment bank as provided for under the indenture, determines that the proceeds of the receivables will not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66 2/3% of the aggregate outstanding principal amount of the controlling class of notes. For other events of default, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all the outstanding notes and the holder of the certificate consent thereto or (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes and the certificate at the date of sale.

Following the occurrence and during the continuation of an event of default described in clause (1), (2) or (5) above under “—Events of Default” that has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes. In particular, after required payments to (i) the servicer, (ii) the trustees and (iii) the asset representations reviewer, to the extent not previously paid by the servicer, payments will generally be made on the notes on each payment date in the following order of priority:

1.	to interest on the Class A notes ratably;

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2.	to the principal amount of the Class A-1 notes until such principal amount is paid in full;

3.	to the principal amount of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, ratably, until such principal amount is paid in full;

4.	to interest on the Class B notes;

5.	to the principal amount of the Class B notes until such principal amount is paid in full;

6.	to interest on the Class C notes;

7.	to the principal amount of the Class C notes until such principal amount is paid in full;

8.	to interest on the Class D notes;

9.	to the principal amount of the Class D notes until such principal amount is paid in full; and

10.	to the certificateholder, all remaining funds.

RECEIVABLE REPURCHASE OBLIGATION

The seller will be obligated to repurchase from the pool any receivables that do not meet certain representations and warranties as described in the next sentence. Following the discovery by or notice to the seller of a breach of any representation or warranty that materially and adversely affects the interests of the noteholders or the issuing entity, the seller, unless the breach is cured, will repurchase that receivable from the issuing entity. Any inaccuracy in the representations or warranties will be deemed not to constitute a breach if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. In connection with such repurchase, the seller will be required to pay the issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholder or the issuing entity for any uncured breach by the seller of those representations and warranties (other than remedies that may be available under federal securities laws or other laws).

The servicer will be obligated to repurchase any receivables affected by any breach by the servicer of certain duties and covenants to make collections on the receivables, to maintain security interests in financed vehicles, and to use reasonable efforts to liquidate receivables for which the servicer has determined that eventual payment in full is unlikely if such breach materially and adversely affects the interests of the issuing entity or noteholders. Following notification or discovery of a breach of any of such duties and covenants by the servicer, the servicer, unless the breach is cured, will repurchase the materially and adversely affected receivable from the issuing entity. In connection with such repurchase, the servicer will be required to pay the issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholder or the issuing entity for any uncured breach by the servicer of those duties and covenants (other than remedies that may be available under federal securities laws or other laws).

REVIEW OF ASSET REPRESENTATIONS

As more fully described in “Description of the Transaction Documents—Asset Representations Review,” if the aggregate amount of delinquent receivables exceeds certain thresholds then, noteholders or beneficial owners of the notes (“investors”) holding at least 5% of the aggregate outstanding principal balance of all the outstanding notes, may elect to initiate a vote to determine whether the asset representations reviewer will conduct a review. Investors representing at least a majority of the voting investors may then, subject to certain conditions, direct the asset representations reviewer to perform a review of the delinquent receivables for compliance with the representations and warranties made by the seller.

TAX STATUS

On the closing date and subject to certain assumptions and qualifications, Mayer Brown LLP, as special federal tax counsel to the issuing entity (“Special Federal Tax Counsel”), will render an opinion to the effect that: (1) the notes (other than notes (or interests therein), if any, retained by: (A) the issuing entity or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes, (B) a member of an expanded group (as defined in Proposed Treasury Regulation section 1.385-1(b)(3) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the

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issuing entity for U.S. federal income tax purposes), (C) a “controlled partnership” (as defined in proposed Treasury Regulation section 1.385-1(b)(1)) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be classified as debt for U.S. federal income tax purposes and (2) the issuing entity will not be characterized as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting a note or beneficial interest therein, to treat the notes (other than notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes) as debt for federal, state and local income and franchise tax purposes.

We refer you to “Material United States Federal Income Tax Consequences” for more detailed information on the application U.S. of federal income tax laws.

CERTAIN CONSIDERATIONS FOR BENEFITS PLANS

Subject to the satisfaction of important conditions described under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans,” the notes may be purchased by employee benefit plans or other retirement arrangements. If you are a benefit plan fiduciary considering the purchase of the notes or if you intend to purchase the notes on behalf of an entity deemed to hold “plan assets” of any employee benefit plan or other retirement arrangement, you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

See “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans.”

REGISTRATION, CLEARANCE AND SETTLEMENT

The notes will be issued in book-entry form through DTC, Clearstream or Euroclear.

MONEY MARKET INVESTMENT

The Class A-1 notes have been structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

CREDIT RISK RETENTION

The depositor, a wholly owned subsidiary of HCA, will be the initial holder of the issuing entity’s certificate. HCA, through its ownership of the depositor, intends but is not required to and does not commit to continue to retain an interest in the transaction in the form of the certificate. The certificate represents 100% of the beneficial interest of the issuing entity.

REGISTRATION UNDER THE SECURITIES ACT

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

RATINGS

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”). Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction

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while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each Hired Agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one Hired Agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other Hired Agency. See “Risk Factors—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes.”

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RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

The notes may not be a suitable investment for you.	The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

The seller, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the notes.	The seller, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. The seller, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your notes. However, the seller will make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by the seller with respect to a receivable is untrue, then the seller may be required to repurchase that receivable. If the seller fails to repurchase that receivable, you might experience delays and/or reductions in payments on the notes. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your notes.

See “The Issuing Entity Property—Representations, Warranties and Covenants.”

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.	Your notes are secured solely by the assets of the issuing entity. Your notes will not represent an interest in or obligation of us, HCA or any other person. The seller and the servicer may have a limited obligation to repurchase some receivables under some circumstances as described in this prospectus. Distributions on any class of notes will depend solely on the amount of and timing of payments and other collections in respect of the receivables and any credit enhancement for the notes specified in this prospectus. We cannot assure you that these amounts, together with other payments and collections in respect of the receivables, will be sufficient to make full and timely distributions on your notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity.

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The geographic concentration of the receivables in specific areas may increase the risk of loss on your investment.	Economic and weather-related conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. The economic conditions that may affect payments on the receivables include: unemployment, interest rates, inflation rates, and consumer perceptions of the economy. If a large number of obligors are located in a particular state, these conditions could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and receivables in particular states, any adverse economic conditions in those states may affect the performance of the notes more than if this concentration did not exist. Economic conditions in any state or region may decline over time and from time to time. As of the cut-off date, the seller’s records indicate that the billing addresses of the originating dealers of the receivables were concentrated in the following states:

Percentage of
State	Total Principal Balance
California	13.21%
Florida	10.50%
Texas	10.32%
Illinois	5.38%

No other state constituted more than 5.00% of the aggregate principal balance of the receivables as of the cut-off date.

For a discussion of the breakdown of the receivables by state, we refer you to “The Receivables Pool.”

Your yield to maturity may be reduced by prepayments.	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

• The rate of return of principal is uncertain. The amount of distributions of principal on your notes and the time when you receive those distributions depend on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

• You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, often produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

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You may suffer losses due to receivables with low contract rates.	The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, losses and prepayments of the receivables.

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters.	Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn. As a result, the related obligors’ ability to make payments on the notes could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Extensions and deferrals of payments on receivables could increase the weighted average life of the notes.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may offer obligors an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, the servicer may be required to purchase the receivable from the issuing entity if it extends the term of the receivable beyond the latest final scheduled maturity date for any class of notes.

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.	You may receive payment of principal on your notes earlier than you expected for the reasons set forth below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the servicer will shorten the life of the notes to an extent that cannot be fully predicted.

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The seller will be required to repurchase receivables from the issuing entity if there is an uncured breach of a representation or warranty relating to those receivables that materially and adversely affects the interests of the noteholders. Any inaccuracy in the representations or warranties will be deemed not to constitute a breach if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. The servicer will be required to repurchase receivables from the issuing entity if there is an uncured breach of certain covenants relating to those receivables that materially and adversely affects the interests of the noteholders or the issuing entity. The servicer will be permitted to purchase all remaining receivables from the issuing entity when the outstanding aggregate principal balance of the receivables is 5% or less of the initial aggregate principal balance of the receivables as of the cut-off date.

If the receivables are sold upon exercise of a “clean-up call” redemption by the servicer, you will receive the remaining principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional early redemption of the notes had not been exercised. The issuing entity is not required to pay any redemption premium or make-whole payment.

Further, the receivables may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates of the receivables. You will bear reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its stated maturity date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its stated maturity date, an event of default will occur and final payment of that class of notes may occur later than that date.

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You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated; proceeds from the liquidation may not be sufficient to pay your notes in full.	The indenture trustee may, and if so directed by the holders of the requisite percentage of the most senior outstanding class of notes, following an acceleration of the notes upon an event of default, the indenture trustee will, liquidate the assets of the issuing entity only in limited circumstances. If a liquidation occurs close to the date when one or more classes of notes would otherwise be paid in full, repayment of such classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. However, there is no assurance that the amount received from the liquidation will at any time be equal to or greater than the aggregate principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. See “Description of the Indenture―Events of Default Under the Indenture; Rights Upon Event of Default.” Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled maturity date will involve the prepayment risks described under “Risk Factors―You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.”

Prepayments on contracts may affect the weighted average life of the notes.	If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepayment period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent. While the servicer may elect to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes the required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The payment by the issuing entity of the prepaid principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a prepaid contract is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a prepaid contract that subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be deposited into the collection account and applied first to reimburse the servicer its advances.

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HCA’s portfolio of retail installment sale contracts has historically included simple interest contracts that have been prepaid by one or more scheduled monthly payments. There can be no assurance as to the number of simple interest contracts in the issuing entity that may become prepaid or the number or the principal amount of the scheduled payments that may be paid ahead.

Used vehicles included in receivables pool may incur higher losses than new vehicles.	Some of the receivables are secured by financed vehicles that were used vehicles at the time of purchase by the applicable obligor. Because the value of a used vehicle is more difficult to determine than that of a new vehicle, a greater loss may be incurred if a used vehicle must be repossessed and sold. See “The Receivables Pool—Composition of the Receivables Pool.”

Market factors may reduce the value of used vehicles, which could result in losses on your notes.	Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, including concerns about the viability of the related vehicle manufacturer and/or an actual failure or bankruptcy of the related vehicle manufacturer. In addition, decisions by Hyundai Motor America and Kia Motors America, Inc. with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. A decrease in the demand for used vehicles may adversely impact the resale value for repossessed vehicles, which could result in increased losses on the related receivables and losses on your notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act itself became effective on July 22, 2010, many provisions had delayed implementation dates or required implementing regulations to be issued. Some of these regulations still have not been issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

• created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries,” in the event such a subsidiary is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

• created a new framework for the regulation of over-the-counter derivatives activities;

• expanded the regulatory oversight of securities and capital markets activities by the SEC; and

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• created the Consumer Financial Protection Bureau (“CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates.

The CFPB recently issued a final rule, expanding its authority to larger market participants in the automobile financing market. The final rule became effective August 31, 2015. Under the definitions included in the final rule, HCA is considered a larger participant. Consequently, HCA is subject to the supervisory and examination authority of the CFPB. This expanded CFPB jurisdiction over HCA’s business will likely increase compliance costs and regulatory risks.

The Dodd-Frank Act increased the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as HCA. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. Some of these implementing rules still have not been issued. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the originator, the depositor, the issuing entity and/or their respective affiliates.

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In addition, no assurances can be given that the liquidation framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to HCA or its affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the Indenture Trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA.” Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes. See “Material Legal Aspects of the Receivables―Dodd-Frank Orderly Liquidation Framework.”

The failure of receivables to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer credit such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured obligations such as the receivables. The seller may be obligated to repurchase from the issuing entity any receivable that fails to comply with these legal requirements. If the seller fails to repurchase that receivable, you might experience delays or reductions in payments on your notes. See “Material Legal Aspects of the Receivables—Consumer Protection Law.”

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The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes.	The Servicemembers Civil Relief Act and similar laws of many States provide relief to obligors who enter active military service (including national guard members) and to obligors in reserve status who are called to active duty after the origination of their receivables. World events may result in certain military operations by the United States, and the United States continues to be on high alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Civil Relief Act provides, generally, that an obligor who is covered by the act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes. In the event that there are not sufficient available funds to off-set interest shortfalls on the receivables due to the application of the Servicemembers Civil Relief Act or similar legislation or regulations, a noteholders’ interest carryover shortfall will result. Such noteholders’ interest carryover shortfalls will be paid in subsequent periods, to the extent of available funds, before payments of principal are made on the notes and might result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement. The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the related certificate, but if such losses are greater than anticipated, you may suffer a loss.

We do not know how many receivables have been or may be affected by the application of the Servicemembers Civil Relief Act.

See “Material Legal Aspects of the Receivables—Other Limitations.”

Federal or state bankruptcy or debtor relief laws as they affect obligors may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.	If any obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

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Bankruptcy of the issuing entity could result in losses or delays in payments on your securities.	If the issuing entity becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances.

Bankruptcy of the seller or the depositor could result in delays in payments or losses on your notes.	If either the seller or the depositor become subject to bankruptcy proceedings, you could experience losses or delays in the payment of your notes. The seller will sell the receivables to the depositor, and the depositor will in turn sell the receivables to the issuing entity. However, if the seller or the depositor were to become subject to a bankruptcy proceeding, the court in either such bankruptcy proceeding could conclude that the seller or the depositor still owns the receivables by concluding that the sale to the depositor or the issuing entity was not a “true sale” or, in the case of a bankruptcy of the seller, that the seller should be consolidated with the depositor for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your notes as a result of, among other things:

1.	the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

2.	tax or government liens on the seller’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

3.	the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by the seller at the time the seller becomes the subject of a bankruptcy proceeding.

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Adverse events with respect to HCA or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to HCA, its affiliates or a third party provider to whom HCA outsources its activities may result in servicing disruptions or reduce the market value of your notes. HCA currently outsources some of its activities as servicer to third party providers. In the event of a termination and replacement of HCA as the servicer, or if any of the third party providers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. Under certain circumstances HCA is required to repurchase certain receivables that do not comply with representations and warranties made by HCA (for example, representations relating to the compliance of the retail contracts with applicable laws), and in its capacity as servicer, HCA will be required to repurchase receivables under certain circumstances if it breaches certain of its servicing obligations with respect to those receivables. If HCA becomes unable to repurchase any of such receivables and make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, HCA is a subsidiary of Hyundai Motor America, which is a wholly-owned subsidiary of Hyundai Motor Company. Although neither Hyundai Motor America nor Hyundai Motor Company are guaranteeing the obligations of the issuing entity, if Hyundai Motor Company ceased to manufacture vehicles or support the sale of vehicles or if Hyundai Motor America or Hyundai Motor Company faced financial or operational difficulties, such events may reduce the market value of Hyundai vehicles. Similarly, if Kia Motors Corporation ceased to manufacture vehicles or support the sale of vehicles or if Kia Motors America, Inc. or Kia Motors Corporation faced financial or operational difficulties, such events may reduce the market value of Kia vehicles. Any reduction in the market value of Hyundai or Kia vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles and as a result, reduce amounts available to pay the notes.

If HCA is no longer the servicer, you may experience delays in payment or losses on your notes.	If HCA is removed as the servicer or is no longer able to act as the servicer, there may be delays in processing payments or losses on the receivables because of the disruption of transferring servicing to the successor servicer, or because the successor servicer is not as experienced in servicing as HCA. This might cause you to experience delays in payments or losses on your notes.

The servicer’s commingling of funds with its own funds could result in a loss.	HCA, as the servicer, may commingle funds relating to this transaction such as collections from the receivables and proceeds from the disposition of any repossessed financed vehicles with its own funds prior to deposit into the collection account. If the monthly remittance condition is satisfied, HCA may continue to commingle such funds during the collection period and may make a single deposit to the collection account on the applicable payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

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Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers. Due to the reduction in the servicing fee as a result of the expected decline in the principal balance of the receivables, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes.	If a servicer default occurs, the indenture trustee or the noteholders evidencing more than 50% of the voting interest of the controlling class may remove the servicer without the consent of the owner trustee or the certificateholder. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

• the cost of the transfer of servicing to the successor;

• the ability of the successor to perform the obligations and duties of the servicer under the sale and servicing agreement; or

• the servicing fees charged by the successor.

In addition, the noteholders evidencing more than 50% of the voting interest of the controlling class have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.	To the extent that physical contracts exist for any receivable, the servicer will maintain possession of any and all original contracts for that receivable. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the notes, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

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The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.	Upon the origination of a receivable, the seller takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, the seller will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles to the indenture trustee for the notes. Except in limited circumstances, the lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity or the indenture trustee as the new secured party. In the absence of an amendment or reissuance, the issuing entity or the indenture trustee may not have a perfected security interest in the financed vehicles securing the receivables in some states. The seller may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the financed vehicle in the name of the seller. The servicer or the seller may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the noteholders and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of that holder of a perfected security interest. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor the seller will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the indenture trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles.”

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Repurchase obligations are limited.

The seller will be obligated to repurchase from the issuing entity, any receivable if there is a breach of the representations or warranties with respect to such receivable (and such breach is not cured) which materially and adversely affects the interests of the issuing entity or the noteholders. Any inaccuracy in the representations or warranties will be deemed not to constitute a breach if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. The seller will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles. While the seller is obligated to remove or repurchase any receivable if there is a breach of any of its representations and warranties relating thereto which materially and adversely affects the interests of the issuing entity, or the noteholders, there can be no assurance given that the seller will financially be in a position to fund its repurchase obligation.

The servicer will be obligated to repurchase from the issuing entity, any receivable if there is a breach of certain covenants relating to such receivables that materially adversely affects the interests of the issuing entity or the noteholders. While the servicer is obligated to remove or repurchase any receivable if there is a breach of certain covenants relating thereto which materially and adversely affects the interests of the issuing entity, or the noteholders, there can be no assurance given that the servicer will financially be in a position to fund its repurchase obligation.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled maturity date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives and marketing incentive programs.	Discount pricing incentives or other marketing incentive programs on new vehicles by HCA, Hyundai Motor America, Kia Motors America, Inc. or by their competitors that effectively reduce the cost of purchasing new vehicles may have the effect of reducing demand by consumers for used vehicles. The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by HCA, Hyundai Motor America, Kia Motors America, Inc. or any of their competitors may reduce the prices consumers will be willing to pay for used vehicles, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any foreclosures of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables.

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Your notes may not be repaid on their final scheduled maturity date.	It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled maturity dates. Failure to make final payment of any class of notes on or prior to the respective final scheduled maturity dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the final scheduled maturity date. If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled maturity date for that class.

Failure to pay principal on your notes will not constitute an event of default until maturity.	The amount of principal required to be paid to the noteholders will be limited to cash available in the collection account and any reserve account. Therefore, the failure to pay principal of your notes on any payment date will not result in the occurrence of an event of default until the stated maturity date for your notes. See “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default.”

Amounts in the reserve account may not be liquid.	Funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date if each Hired Agency shall have been given 10 days’ prior notice of such investment and each such Hired Agency shall not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current ratings of any class of notes. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.

If you own Class B notes, you are subject to greater credit risk because the Class B notes are subordinate to the Class A notes.	The Class B notes bear greater risk than the Class A notes because payments of interest and principal on the Class B notes are subordinate, to the extent described below, to payments of interest and principal on the Class A notes.

Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes and an allocation of principal payments to the Class A notes to the extent the sum of the principal balances of the Class A notes exceeds the adjusted pool balance.

Principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes, and no principal will be paid to the Class B notes until the Class A notes have been paid in full.

If you own Class C notes, you are subject to greater credit risk because the Class C notes are subordinate to the Class A notes and the Class B notes.	The Class C notes bear greater risk than the Class A notes and the Class B notes because payments of interest and principal on the Class C notes are subordinate, to the extent described below, to payments of interest and principal on the Class A notes and the Class B notes.

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Interest payments on the Class C notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes and an allocation of principal payments to the Class A notes and the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance.

Principal payments on the Class C notes will be fully subordinated to principal payments on the Class A notes and Class B notes, and no principal will be paid on the Class C notes until the Class A notes and the Class B notes have been paid in full.

If you own Class D notes, you are subject to greater credit risk because the Class D notes are subordinate to the Class A notes, the Class B notes and the Class C notes.	The Class D notes bear greater risk than the Class A notes, the Class B notes and the Class C notes because payments of interest and principal on the Class D notes are subordinate, to the extent described below, to payments of interest and principal on the Class A notes, the Class B notes and the Class C notes.

Interest payments on the Class D notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes, an allocation of principal payments to the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance, interest payments on the Class C notes and an allocation of principal payments to the Class C notes to the extent the sum of the outstanding principal amounts of the Class A notes, the Class B notes and the Class C notes exceeds the adjusted pool balance.

Principal payments on the Class D notes will be fully subordinated to principal payments on the Class A notes, Class B notes and Class C notes, and no principal will be paid on the Class D notes until the Class A notes, the Class B notes and the Class C notes have been paid in full.

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The failure to pay interest on the subordinated classes of notes is not an event of default.	The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes — for example, for so long as any of the Class A notes are outstanding, the Class B notes, Class C notes and Class D notes, after the Class A notes have been paid in full but the Class B notes, the Class C notes and the Class D notes are still outstanding, the Class C notes and the Class D notes, and after the Class A notes and the Class B notes have been paid in full but the Class C notes and the Class D notes are still outstanding, the Class D notes — will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not a controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.	Payment defaults or the insolvency or dissolution of the depositor may result in prepayment of the notes, which may result in losses. If the issuing entity fails to pay principal on the notes of a class of notes on its final scheduled maturity date, or fails to pay interest on the notes of the controlling class within thirty-five days of the due date, the indenture trustee or the holders of the controlling class of notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the indenture trustee may be directed to sell the assets of the issuing entity and prepay the notes. In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

Subordinated noteholders may not be able to direct the indenture trustee upon an event of default under the indenture.	If certain events of default occur under the indenture, only the holders of the controlling class of notes may waive that event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding subordinate class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been repaid in full.

The occurrence of an event of default under the indenture may delay payments on the Class B notes, the Class C notes and the Class D notes.	The issuing entity will not make any distributions of principal or interest on a subordinate class of notes until payment in full of principal and interest on the outstanding senior class(es) of notes following:

• an event of default under the indenture relating to the payment of principal of any note or the payment of interest on the controlling class of notes which has resulted in acceleration of the notes;

• an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the issuing entity which has resulted in an acceleration of the notes; or

• a liquidation of the issuing entity assets following any event of default under the indenture.

This may result in a delay or default in making payments on the Class B notes, the Class C notes or the Class D notes.

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Holders of the Class B Notes, the Class C Notes and the Class D Notes may suffer losses because they have limited control over actions of the issuing entity and conflicts between classes of notes may occur.

Because the issuing entity has pledged the issuing entity property to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the required percentage of the controlling class (which will be the Class A notes for so long as any Class A notes are outstanding, the Class B notes after the Class A notes have been paid in full and for so long as the Class B notes are outstanding, the Class C notes after the Class B notes have been paid in full and for so long as the Class C notes are outstanding, and the Class D notes after the Class C notes have been paid in full) will, take one or more of the actions specified in the indenture.

The rights of the controlling class will include the following:

•      to direct the indenture trustee to exercise one or more of the remedies relating to the issuing entity property, including a sale of the assets of the issuing entity following an event of default;

•      to waive events of servicer termination or terminate the servicer following a servicer default;

•      to remove the indenture trustee and appoint a successor; and

•      to consent to specified types of amendments to the transaction documents.

In exercising any rights or remedies under the indenture, the controlling class may act solely in its own interests. Therefore, holders of the Class B notes, the Class C notes or the Class D notes that are subordinated to the controlling class will not be able to participate in the determination of any proposed actions that are within the purview of the controlling class, and the controlling class could take actions that would adversely affect the Class B notes, the Class C notes or the Class D notes

The holders of the Class B notes, the Class C notes and the Class D notes will not have the ability to take actions with regard to the above actions until the more senior class or classes of notes have been paid in full.

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Because the notes are in book-entry form, your rights can only be exercised indirectly.	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking société anonyme or the Euroclear System (in Europe or Asia). Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures.” Unless and until the notes cease to be held in book-entry form, neither the indenture trustee nor the owner trustee will recognize you as a “noteholder,” as such term is used in the indenture and the trust agreement.

As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (in the United States) and its participating organizations, or Clearstream Banking société anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the note.

You may suffer delays in payment as a result of the manner in which principal of the notes is paid.	Principal of and interest on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes.	The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect the related Hired Agency’s assessment of the creditworthiness of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the receivables and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

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The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under the SEC rules, information provided to a Hired Agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the Hired Agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the Hired Agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any Hired Agency for the purpose of assigning or monitoring the ratings on the notes, a Hired Agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Under certain circumstances, an amendment may be made to certain transaction documents or other changes may be made affecting your notes by, among other things, delivering prior notice to the Hired Agencies. The delivery of prior notification to any Hired Agency does not imply any duty on the part of such Hired Agency to review any notice given with respect to any event, or to review any such notice within any specified time period. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

The absence of a secondary market for the notes could limit your ability to resell your notes.	If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

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Lack of liquidity in the secondary market may adversely affect the ability to sell your notes.	Recent and, in some cases, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, the lowering of rates on certain asset-backed securities and the current uncertainty surrounding the future of the United Kingdom’s relationship with the European Union, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. This period of illiquidity may continue, and even worsen, and may adversely affect the value of your notes. As a result of the foregoing, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price you wish to receive. See “Risk Factors—The absence of a secondary market for the notes could limit your ability to resell your notes” in this prospectus.

Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes.	All or a portion of a class of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

Vehicle recalls could negatively affect the issuing entity’s assets.	From time to time an automobile manufacturer, one of its suppliers or the National Highway Traffic Safety Administration may discover a component or feature of a vehicle that might affect the safety, comfort or aesthetics of such vehicle. Such discovery may cause the manufacturer and/or the National Highway Traffic Safety Administration to conduct a recall or service campaign to repair such component or feature.

Obligors that own vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

Significant increases in the inventory of used vehicles subject to a recall may also depress the prices at which repossessed vehicles may be sold or delay the timing of those sales and as a result you may experience delays in payments or principal losses on your notes.

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In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the notes earlier than you expected.

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USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the Notes to:

•	purchase the Receivables from the seller; and

•	make the initial deposit into the Reserve Account.

The issuing entity will use the net proceeds from the offering of the Notes to purchase the Receivables from the depositor.

The seller or its affiliates may use all or a portion of the net proceeds of the offering of the Notes to pay their respective debts, including “warehouse” debt secured by the Receivables prior to their transfer to the issuing entity, and for general purposes. Any “warehouse” debt may be owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Hyundai Auto Receivables Trust 2016-B is a statutory trust formed on February 8, 2016 under the laws of the State of Delaware by the depositor for the purpose of issuing the Notes. The issuing entity will be operated pursuant to a trust agreement among the depositor, the administrator and the owner trustee. Hyundai Capital America, a California corporation (“HCA”), will be the administrator of the issuing entity.

On or prior to the Closing Date, the depositor will sell and assign the Receivables and other issuing entity property to the issuing entity in exchange for cash and the Certificate issued by the issuing entity.

The issuing entity will not engage in any activity other than:

•	purchasing the pool of retail installment sale contracts (the “Receivables”), funding the Reserve Account, paying organizational, start-up and transactional expenses of the issuing entity and to pay the balance of such proceeds to the depositor pursuant to the sale and servicing agreement;

•	assigning, granting, transferring, pledging, mortgaging and conveying the trust estate pursuant to the indenture and holding, managing and distributing to the Certificateholder pursuant to the terms of the trust agreement and the sale and servicing agreement any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

•	entering into and performing its obligations under the transaction documents to which it is or will be a party;

•	subject to compliance with the transaction documents, engaging in such other activities as may be required in connection with conservation of the trust estate and the making of distributions to the Certificateholder and the Noteholders;

•	issuing the Notes and the Certificate and selling, transferring and exchanging the Notes and the Certificate;

•	making payments on the Notes and distributions on the Certificate, all in accordance with the transaction documents;

•	entering into derivative transactions upon satisfaction of the Rating Agency Condition with respect to Moody’s and S&P receives Rating Agency Notification with respect to such derivative transactions, at any time or from time to time after the issuance of the Notes (the notional amount of those derivatives may (but need not) exceed the amount of the Notes and need not relate to or counteract risks associated

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with the Notes or the Receivables); provided, however, that any payments to the applicable counterparties to the derivative transactions are to be made only after all required payments to the Noteholders and deposits to the Reserve Account on such Payment Date; and

•	engaging in other activities that are necessary, including entering into agreements, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

The issuing entity will not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the transaction documents. The preceding permissible activities, as well as the trust agreement generally, can only be amended as follows:

The owner trustee and depositor may, with the consent of the holders of a majority of the Controlling Class and the holders of a majority of percentage interests in the outstanding Certificate, but with prior notice to the Hired Agencies, amend the trust agreement to add provisions to, change in any manner or eliminate any provisions of, the trust agreement, or modify (except as provided below) in any manner the rights of the Noteholders or Certificateholder. Without the consent of the holder of each outstanding affected Note or Certificate, no amendment will:

1.	reduce the interest rate or principal amount of any Note or the percentage interest of any Certificate or delay the Final Scheduled Maturity Date of any Note without the consent of the holder of such Note; or

2.	reduce the percentage of the outstanding principal balance of the Notes and Certificate balance required to consent to any such amendment described in clause (1) above.

The owner trustee and the depositor may amend the trust agreement, without obtaining the consent of the Noteholders or Certificateholder but with prior notice to the Hired Agencies for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of those Noteholders or the Certificateholder subject to the satisfaction of one of the following conditions:

1.	the depositor delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders (and, if the Certificate is then held by anyone other than the depositor or a U.S. affiliate of the depositor, the Certificateholder); or

2.	the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P) with respect to such action.

The trust agreement may be amended by the depositor and the owner trustee to change the permitted purposes and powers of the issuing entity only if (i) the indenture trustee receives an opinion of counsel that such amendment will not have a material adverse effect on the Noteholders, (ii) S&P receives Rating Agency Notification and (iii) such amendment will not, as evidenced by the satisfaction of the Rating Agency Condition in the case of Moody’s with respect to such amendment, materially and adversely affect in any material respect the interests of any Noteholder.

The trust agreement only allows the issuing entity to issue the Notes and the Certificate as described herein. The indenture prohibits the issuing entity from borrowing money, making loans or guaranteeing another’s payment or performance, other than the Notes discussed herein, or pursuant to advances made to it by the servicer, or otherwise in accordance with the transaction documents. The indenture can be amended as described under “Description of the Indenture—Modification of Indenture” in this prospectus. Other than as permitted by the transaction documents, the issuing entity is not permitted to own, purchase or acquire any stock, obligations, assets or securities. The issuing entity’s fiscal year end is December 31 of each year and its principal offices are in Delaware, in care of U.S. Bank Trust National Association, as owner trustee, at the address listed in “The Owner Trustee” below.

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The servicer will have limited discretionary authority with respect to the Receivables as described under “Description of the Transaction Documents—Servicing Procedures” and “Receivables Underwriting and Servicing Procedures” herein. The servicer also has the discretion to exercise the clean-up call as described under “Description of the Transaction Documents—Optional Early Redemption of the Notes.”

The depositor or its affiliate may retain all or a portion of a class or classes of Notes for its own account. Some or all of such retained Notes may be resold by the depositor or its affiliate at any time on or after the Closing Date in one or more negotiated transactions at varying prices to be determined at the time of sale. Notes owned by the issuing entity, the depositor and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the transaction documents.

The depositor, on behalf of the issuing entity, will file with the SEC periodic reports of the issuing entity required to be filed with the SEC under the 1934 Act, and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information.”

Capitalization and Liabilities of the Issuing Entity

At the time the Notes are issued, the issuing entity will be capitalized with the proceeds of the Notes. The proceeds from the issuance of the Notes will be used to purchase the Receivables from the depositor under the sale and servicing agreement and to make the initial deposit into the Reserve Account.

The following table illustrates the expected capitalization and/or liabilities of the issuing entity as of the Closing Date as if the issuance and sale of the Notes(1) had taken place on that date:

Class A-1 Notes	$225,000,000.00
Class A-2 Notes	$475,000,000.00
Class A-3 Notes	$328,000,000.00
Class A-4 Notes	$94,900,000.00
Class B Notes	$21,840,000.00
Class C Notes	$32,770,000.00
Class D Notes	$26,710,000.00
Yield Supplement Overcollateralization Amount	$47,130,071.23
Overcollateralization(2)	$9,123,509.49
Total	$1,260,473,580.72

(1) The depositor or one of its affiliates may initially retain some or all of one or more classes of notes.

(2) In addition to the Yield Supplement Overcollateralization Amount.

The following table illustrates the expected assets of the issuing entity as of the Closing Date as if the issuance and sale of the Notes had taken place on that date:

Receivables	$1,260,473,580.72
Reserve Account	$3,033,358.77
Total	$1,263,506,939.49

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THE DEPOSITOR

The depositor, Hyundai ABS Funding, LLC, a wholly-owned special purpose subsidiary of HCA, was incorporated in the State of Delaware on August 14, 2001, as a Delaware corporation. The depositor converted from a Delaware corporation to a Delaware limited liability company on December 8, 2015. The depositor was organized solely for the limited purpose of purchasing portfolios of retail installment sale contracts from HCA and entering into securitization programs with respect to such assets. The depositor’s limited liability company agreement provides that the activities of the depositor are:

•	to purchase, receive contributions of or otherwise acquire from time to time portfolios of retail installment sale contracts and any related rights (“Depositor Assets”) and to enter into securitization programs and other financing arrangements with respect to such Depositor Assets;

•	to service and collect, or to retain a servicer to service and collect, the Depositor Assets and the collections attributable thereto, and any related assets;

•	to enter into and perform obligations under such other agreements reasonably related to the purposes permitted thereunder; and

•	to engage in any other lawful acts and activities and to exercise any powers permitted to Delaware limited liability companies that are incidental, necessary, convenient or advisable for the accomplishment of the foregoing.

The limited liability company agreement also requires that at least one director of the depositor must qualify as an “independent director” and restricts the depositor’s ability to voluntarily declare bankruptcy without the prior unanimous affirmative vote of all of its directors.

The depositor has filed registration statements, including certain amendments and exhibits, under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC in connection with each offering of securities backed by the receivables of HCA. For more information regarding these transactions, you should review the registration statements and other reports filed by the depositor with the SEC at http://www.sec.gov.

Since its formation in August 2001, the depositor has been the depositor in each of HCA’s Hyundai Auto Receivables Trust securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding HCA’s securitization program, you should refer to “The Sponsor, the Seller, the Administrator and the Servicer—HCA Responsibilities in Securitization Program.”

The principal place of business of the depositor is at 3161 Michelson Drive, Irvine, California 92612. You may also reach the depositor by telephone at (949) 732-2697.

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THE SPONSOR, THE SELLER, THE ADMINISTRATOR AND THE SERVICER

HCA was incorporated in the State of California on September 6, 1989. Hyundai Motor America (“HMA”), the primary distributor of Hyundai vehicles in the United States, owns approximately 80% of the outstanding common stock of HCA. Kia Motors America, Inc. (“KMA”) has a minority interest in HCA, owning approximately 20% of HCA’s outstanding common stock. HCA has retail dealer agreements with Hyundai, Kia and a small number of non-Hyundai and non-Kia dealerships (the “Dealers”), all of which are located within the United States.

HCA provides indirect retail automobile, light-duty truck and minivan loan and lease financing by purchasing retail installment sale contracts and leases from Dealers. HCA also provides direct wholesale financing to many of these Dealers by financing inventories and making loans for facilities refurbishment, real estate purchases, construction and working capital requirements.

HCA will be the sponsor of this transaction and the seller under the receivables purchase agreement. HCA also will be the servicer of the Receivables and the administrator for the issuing entity. HCA will be responsible for paying the costs of forming the issuing entity, legal fees of certain transaction parties, rating agency fees for rating the Notes and other transaction costs. Underwriting, servicing and collection activities are performed from HCA’s service centers in Newport Beach, California, Plano, Texas and Atlanta, Georgia.

The principal place of business of HCA is at 3161 Michelson Drive, Irvine, California 92612. You may also reach HCA by telephone at (949) 468-4000.

HCA Responsibilities in Securitization Program

One of HCA’s funding sources has been the packaging and sale of receivables through asset-backed securitization transactions. As described in more detail below, HCA’s primary responsibilities consist of acquiring the retail installment sale contracts from Dealers, selling the retail installment sale contracts to the depositor in connection with each securitization, and servicing the retail installment sale contracts. The retail installment sale contracts purchased by HCA (each, a “receivable”) are underwritten using HCA’s standard underwriting procedures, which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed. HCA, as servicer, will handle all collections, administer defaults and delinquencies and otherwise service the receivables.

See “Description of the Transaction Documents—Accounts” and “Description of the Transaction Documents—The Collection Account” below for a description of the manner in which collections will be maintained and the extent to which commingling is permitted under the transaction documents. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus for a discussion of the delinquency, loss and credit loss experience of the servicer’s serviced portfolio.

No Cross-Default /Cross-Collateralization

The occurrence of an event of default with respect to one series of notes issued by a separate issuing entity does not automatically result in a default under any other series of notes or other indebtedness of HCA, but may result in a default under certain other indebtedness of HCA if an event of default with respect to a series of notes occurs and is not cured within any applicable grace period. In addition, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against HCA, may constitute a servicer default or an event of default under one or more series of notes issued by a separate issuing entity, as well as other indebtedness of HCA. If any such event or any such uncured event of default occurs, HCA’s financial condition, cash flow and its ability to service the receivables or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment.

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RECEIVABLES UNDERWRITING AND SERVICING PROCEDURES

The following is a description of the underwriting and servicing of retail installment sale contracts by HCA.

Underwriting Procedures

HCA purchases retail installment sale contracts from dealers in the ordinary course of business in accordance with HCA’s underwriting standards. Contracts originated by a dealer are acquired by HCA under an agreement between HCA and each such dealer.

HCA’s underwriting procedures are intended to assess an applicant’s willingness and ability to repay the amounts when due on the contract as well as the value of the vehicle to be financed. The creditworthiness of any co-purchaser or guarantor is also considered. Each applicant for a retail installment sale contract completes a credit application that includes the applicant’s name, income, expenses, residential status, bank account information, credit and employment history, and other personal and financial information. Dealers submit applications together with information about the proposed terms of the retail installment sale contract to HCA through website based systems or by facsimile. If an individual applicant has sufficient credit history, HCA obtains a credit bureau report on the applicant, including the “credit bureau score,” or a FICO® score, which is generated using statistical models created by Fair Isaac Corporation. The FICO® score measures the likelihood an applicant will repay an obligation as expected.

HCA also evaluates credit applications using proprietary credit scoring algorithms referred to as scorecards. The scorecards are used to assess the creditworthiness of each applicant using the information provided on the credit application, the proposed terms of the retail installment sale contract and the applicant’s credit bureau data to assign the applicant a proprietary credit score. HCA improves and modifies the scorecards from time to time based on actual historical portfolio experience.

Credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a HCA credit analyst based on HCA’s electronic decisioning model. The model uses the HCA derived credit score and a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality. The model also identifies incomplete or inconsistent data such as an address or social security number mismatch, which is often caused by incorrect data entry but could possibly be a sign of fraud. In some cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related items is not within prescribed automatic approval levels. In such cases, a credit analyst evaluates the credit application to make a purchase decision using the company’s written underwriting guidelines. The credit analyst considers the same information included in the electronic decisioning model and weighs other factors, such as the prospective purchaser’s prior experience with HCA. If data entry or inconsistent information is the reason an application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or to obtain proof of the inconsistent data. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the analyst will then either approve the application, reject the application or forward the application for review by a HCA credit analyst with higher approval authority.

HCA uses competitive risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If HCA considers an applicant to be relatively less credit worthy and, as a result, a greater risk, HCA will assign the applicant a higher interest rate and lower permissible advance rates. HCA makes its final credit decision based upon the degree of credit risk with respect to each applicant.

HCA regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, HCA may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.

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Servicing Procedures and Requirements

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by the issuing entity and will, consistent with the sale and servicing agreement, follow the collection procedures it follows with respect to comparable retail installment sale contracts it services for itself and others.

The servicer will covenant in the sale and servicing agreement that, except as otherwise required by law or provided in the transaction documents and to the extent consistent with the servicer’s customary servicing practices and its credit and collection policies:

1.	it will not release any financed vehicle from the security interest granted under the related contract, in whole or in part, except (i) in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (ii) in connection with repossession and sale of the financed vehicle or (iii) as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle;

2.	it will not take actions which impair the rights of the issuing entity in the issuing entity property;

3.	it will not extend the date for final payment by the obligor of any Receivable beyond the last day of the Collection Period prior to the last scheduled maturity date for the Notes; and

4.	it will not reduce the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law.

Each of the issuing entity, the depositor, the servicer and the indenture trustee has agreed to inform each other party in writing promptly upon the discovery of any breach by the servicer of the above obligations; provided, that delivery of a Servicer’s Certificate will be deemed to be prompt notice to the other party. If the servicer does not correct or cure such breach on or prior to the Payment Date following the end of the Collection Period which includes the 60th day (or, if the servicer elects, an earlier Payment Date) after the date that the servicer became aware or was notified of such breach, then the servicer shall purchase any Receivable materially and adversely affected by such breach from the issuing entity on or before the Payment Date following the end of such Collection Period. The servicer is required to purchase the Receivable affected by such breach (an “Administrative Receivable”) from the issuing entity at a price equal to the Administrative Purchase Payment for such Receivable. The “Administrative Purchase Payment” for an Administrative Receivable will be equal to its unpaid principal balance, plus interest on that Receivable at a rate equal to that Receivable’s APR to the last day of the Collection Period that Receivable is repurchased.

Upon the purchase of any Administrative Receivable, the servicer will for all purposes of the sale and servicing agreement, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the Noteholders, the Certificateholder, the indenture trustee, the owner trustee or the issuing entity for any uncured breach by the servicer.

If the servicer determines that eventual payment in full of a Receivable is unlikely, the servicer will follow its normal practices and procedures to recover amounts due on that Receivable, including repossessing and disposing of the related financed vehicle at a public or private sale, or taking any other action permitted under applicable law. However, the servicer may elect not to repossess a financed vehicle if in its good judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would not be greater than the expense of such repossession.

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Collection and Repossession Procedures

The customer billing process is initiated by the mailing of invoices on a monthly basis. Monthly payments are received at a lockbox account, mailed directly to HCA, or are paid electronically, including through direct debit or telephonic payment systems. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to HCA and processed through HCA’s servicing system for the application of payments to the appropriate accounts.

HCA measures delinquency by the number of days elapsed from the date a payment is due under the contract. Collection activities with respect to delinquent contracts generally begin shortly after the payment due date. HCA uses a behavioral scoring model to assess the probability and severity of payment default for accounts and implemented collection efforts based on its determination of the credit risk associated with each customer. The model assesses the risk of the delinquent obligor through a behavioral scoring algorithm. This algorithm prioritizes the obligors from high to low risk and calling campaigns are structured to target high-risk obligors. The collection team is able to focus resources on higher risk obligors based on the assessment of the score.

The collection process is divided into primary and secondary collection teams. The primary collection team starts as early as 6 days delinquent and continues through about 59 days. The primary collection team uses a predictive dialer to cycle customer names through the dialer continuously until the contact is made. Once contact is made, the customer is cycled back into the system and, if payment is not received by the date promised, the customer is called again until such time as either the payment is received, or the account exceeds 59 days past due. The secondary collection team continues the collection effort, beginning at about 60 days past due and continuing until the account is brought current, repossessed, paid off or charged off at approximately 120 days past due. If the delinquent vehicle cannot be brought current or completely collected by around 75 days delinquent, HCA generally attempts to repossess the vehicle. Vehicles generally are sold at auction within 75 days of repossession. Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of HCA to the extent practicable and legally permitted. HCA attempts to contact customers and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

Extensions

HCA will grant extensions or deferments of contracts in accordance with its customary servicing procedures and the sale and servicing agreement.

Insurance

Each applicant for a contract is required to maintain specific levels and types of insurance with respect to the financed vehicle. The issuing entity will be entitled to proceeds from any insurance policies relating to the financed vehicles to the extent identified by HCA. There is no formal follow-up for written evidence of insurance or for evidence of continued coverage. HCA has no obligation, and in fact does not track or monitor whether there is insurance coverage in effect with respect to financed vehicles. HCA does not maintain a back-up or blanket insurance policy which would take effect if the insurance coverage maintained by a financed vehicle’s owner is terminated, nor does HCA purchase insurance for the account of a financed vehicle owner upon such a termination.

Collection Account

All payments and other proceeds of any type and from any source on or with respect to the Receivables shall be the property of the issuing entity, subject to the lien of the indenture and the rights of the indenture trustee thereunder. The servicer shall, no later than the second Business Day after the identification of such collections, remit such collections to the collection account maintained in the name of the indenture trustee with the account bank (the “Collection Account”). Pursuant to the terms of the sale and servicing agreement, payments identified by the servicer are to be deposited in the Collection Account within two (2) Business Days after identification. However, so long as certain conditions are satisfied, the servicer may retain such amounts identified during a Collection Period until the Business Day prior to the related Payment Date. Notwithstanding the foregoing, the servicer may remit collections to the Collection Account on any other alternate remittance schedule (but not later

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than the related Payment Date) if certain rating agency conditions specified in the sale and servicing agreement are satisfied. Pending deposit into the Collection Account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

The Collection Account will be established by the servicer in accordance with the terms of the sale and servicing agreement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The issuing entity and the depositor are affiliates of HCA. Neither the indenture trustee nor the owner trustee is an affiliate of any of the foregoing parties. Additionally, neither the indenture trustee nor the owner trustee is an affiliate of the other.

DESCRIPTION OF THE TRUSTEES

The owner trustee’s or the indenture trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of that owner trustee or indenture trustee set forth in the trust agreement, sale and servicing agreement or indenture, as applicable. The owner trustee or indenture trustee may resign at any time, in which event the administrator, in the case of the owner trustee, and the issuing entity, in the case of the indenture trustee, will be obligated to appoint a successor thereto. The administrator or the holders of a majority of the Controlling Class of Notes then outstanding may also remove the owner trustee or indenture trustee, respectively, that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the trust agreement, sale and servicing agreement or indenture, as applicable. Any resignation or removal of the owner trustee or indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

THE OWNER TRUSTEE

U.S. Bank Trust National Association (“U.S. Bank Trust”), will act as owner trustee (“owner trustee”) under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $438 billion as of June 30, 2016, is the parent company of U.S. Bank. As of June 30, 2016, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of June 30, 2016, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of automobile-backed securities since 2000. As of June 30, 2016, U.S. Bank Trust was acting as owner trustee on 77 issuances of automobile-backed securities.

U.S. Bank Trust has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, U.S. Bank Trust has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The owner trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates. The fees and expenses of the owner trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under “The Notes─Payment of Distributable Amounts.”

Neither the owner trustee nor the indenture trustee will independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal of Receivables, or the underlying data used for such determinations.

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THE INDENTURE TRUSTEE

The indenture trustee is Citibank, N.A. (“Citibank”), a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as indenture trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2016, Citibank’s Agency and Trust group manages in excess of $4.9 trillion in fixed income and equity investments on behalf of over 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2016, Citibank acts as indenture trustee and/or paying agent for approximately 226 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

 Citibank is acting as indenture trustee of this ABS transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee of certain RMBS transactions. Certain of these Citibank as trustee related matters are disclosed herein.

 On June 18, 2014, a civil action was filed against Citibank in the Supreme Court of the State of New York by a group of investors in 48 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, asserting claims for purported violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, filed a new civil action against Citibank in the United States District Court for the Southern District of New York asserting similar claims as the prior action filed in state court. In January 2015, the court closed plaintiffs’ original state court action. Citibank’s motion to dismiss the federal complaint was fully briefed as of May 13, 2015. On September 8, 2015, the federal court dismissed all claims as to 24 of the 27 trusts and allowed certain of the claims to proceed as to the other three trusts. That case, involving the three remaining trusts, is pending.

On November 24, 2015, the same investors that brought the federal case brought a new civil action in the Supreme Court of the State of New York related to 25 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee. This case includes the 24 trusts previously dismissed in the federal action, and one additional trust. The investors assert claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of New York's Streit Act. Citibank’s motion to dismiss was fully briefed as of April 15, 2016. Following oral argument on Citibank’s motion to dismiss, plaintiffs filed an amended complaint on August 5, 2016.

 On August 19, 2015, the Federal Deposit Insurance Corporation (FDIC) as Receiver for a financial institution filed a civil action against Citibank in the Southern District of New York. This action relates to one private-label RMBS trust for which Citibank formerly served as trustee. FDIC asserts claims for breach of contract, violation of the Streit Act, and violation of the Trust Indenture Act. Citibank jointly briefed a motion to dismiss with The Bank of New York Mellon and U.S. Bank, entities that have also been sued by FDIC in their capacity as trustee, and whose cases are also in front of Judge Carter. Defendants’ joint motion to dismiss was fully briefed as of March 22, 2016.

 There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee or the RMBS trusts. However, Citibank denies liability and continues to vigorously defend against these litigations. Furthermore, neither the above-disclosed litigations nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as indenture trustee under the Indenture for this ABS transaction.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. Each month the servicer receives bank statements with respect to the Accounts and reviews the balances and account activity in such Accounts, including withdrawals and deposits by the indenture trustee. The

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fees and expenses of the indenture trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under “The Notes―Payment of Distributable Amounts.”

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be appointed as asset representations reviewer pursuant to an agreement among the servicer, the issuer and the asset representations reviewer. Clayton has offices at 1700 Lincoln Street, Suite 2600, Denver, CO 80203. Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN) and has provided independent due diligence loan review and servicer oversight services to its clients since 1989. Clayton has been engaged as the asset representations reviewer on more than 30 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton is a provider of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton has performed over 12 million loan reviews and has provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies. Clayton has performed these services primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton has also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the Receivables. The asset representations reviewer may not resign unless the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or any underwriter to perform pre-closing due diligence work on the Receivables. Upon the occurrence of such an event, the asset representations reviewer will promptly resign and the servicer will appoint a successor asset representations reviewer. All reasonable costs and expenses (including the fees and expenses of counsel) incurred in connection with the required resignation of the asset representations reviewer will be paid by the predecessor asset representations reviewer.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “Description of the Transaction Documents—Asset Representations Review”) for compliance with the Pool Asset Representations. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “—Fees and Expenses” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described in this section. The servicer is required under the asset representations review agreement to provide the asset representations reviewer copies of the receivable files and to make available to the asset representations reviewer the related contracts and records maintained by such person during normal business hours upon reasonable prior written notice in connection with a review of the Receivables. The asset representations reviewer will be required to keep all information about the Receivables obtained by it confidential and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. The servicer will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer’s performance of its obligations under the asset representations review agreement unless caused by the willful misconduct, bad faith or negligence of the asset representations reviewer or as a result of any breach of representations made by the asset representations reviewer in the asset representations review agreement. The asset representations reviewer will not be liable for actions taken in good faith under the asset representations review agreement, including actions based upon the exercise of judgment or discretion.

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OVERVIEW OF HCA RETAIL LOAN FINANCING OPERATIONS

Securitization

HCA is the sponsor of this securitization transaction and is primarily responsible for structuring the transaction. The Receivables being securitized were purchased by HCA from dealers in the ordinary course of HCA’s business.

HCA purchases receivables from dealers and generally holds or ages these receivables for an interim period prior to transferring them in connection with a securitization transaction. During this interim period, HCA’s financing needs are met, in part, through the use of warehouse finance and other loan facilities. These loan facilities are provided by a number of financial institutions and provide liquidity to fund HCA’s acquisition of receivables.

HCA’s auto receivables asset-backed securitization program was first established and utilized for the Hyundai Auto Receivables Trust 1993-A transaction. For more information regarding HCA’s experience with respect to its entire portfolio of retail installment sale contracts, you should refer to “Delinquencies, Repossessions and Credit Loss Information” and “Static Pool Data.”

Repurchases and Replacements

No assets securitized by the sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ending August 31, 2016.

Please refer to the Form ABS-15G filed by the depositor on February 3, 2016 for additional information. The CIK number of the depositor is 0001260125.

Servicing

General. HCA is the servicer for all of the retail installment sale contracts that it finances. As the servicer, HCA generally handles all collections, administers defaults and delinquencies and otherwise services the retail installment sale contracts.

HCA started servicing retail installment sale contracts shortly after it was incorporated in September 1989. Although HCA may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable transaction documents), HCA generally expects to service the sold receivables in a securitization for the life of that transaction. For more information regarding the circumstances under which HCA may be replaced or removed as servicer of the Receivables, you should refer to “Description of the Transaction Documents” below. If the servicing of any receivables was to be transferred from HCA to another servicer, there may be an increase in overall delinquencies and defaults that would typically be seen during such a transition period. Although HCA expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the receivables and the financed vehicles as a result of any servicing transfer. See “Risk Factors—If HCA is no longer the servicer, you may experience delays in payment or losses on your notes” and “—Adverse events with respect to HCA or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes.”

In the normal course of its servicing business, HCA outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that HCA believes would materially affect the amounts realized or collected with respect to the Receivables or the timing of receipt of such amounts. Moreover, HCA retains ultimate responsibility for those administrative functions under the sale and servicing agreement and should any of those third parties not be able to provide those functions, HCA believes those third parties could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in HCA’s ability to perform its servicing functions under the sale and servicing agreement.

Servicer Advances. The servicer may make advances if payment on retail installment sale contracts has not been identified in full by the end of the month. See “Advances” below.

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Prepayments, Delinquencies, Repossessions and Net Losses. For a discussion of HCA’s delinquency and loss experience with respect to its portfolio of receivables, you should refer to “Delinquencies, Repossessions and Credit Loss Information.” For a description of the roles and responsibilities of the servicer, see “Description of the Transaction Documents.”

For more information regarding HCA’s servicing obligations with respect to the Receivables, you should refer to “Description of the Transaction Documents” in this prospectus. HCA believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving HCA as servicer.

CREDIT RISK RETENTION

The depositor, a wholly owned subsidiary of HCA, will be the initial holder of the issuing entity’s Certificate. HCA, through its ownership of the depositor, intends but is not required to and does not commit to continue to retain an interest in the transaction in the form of the Certificate. The Certificate represents 100% of the beneficial interest in the issuing entity.

THE ISSUING ENTITY PROPERTY

The Notes will be collateralized by the assets of the issuing entity (the “issuing entity property”). The primary assets of the issuing entity will be the Receivables, which are amounts owed by obligors under retail installment sale contracts, secured by new and used automobiles, light-duty trucks and minivans that are financed by those contracts. The depositor will sell and assign the Receivables and the other issuing entity property to the issuing entity in exchange for cash and the Certificate. The seller will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Receivables for inclusion in the pool; however, it is possible that delinquencies or losses on the Receivables could exceed those on other retail installment sale contracts included in the seller’s portfolio of retail installment sale contracts for new and used automobiles, light-duty trucks and minivans.

After giving effect to the transactions described in this prospectus, the property of the issuing entity will include:

1.	the Receivables and all amounts identified on the Receivables after the close of business on the Cut-off Date;

2.	security interests in the Financed Vehicles and any related property;

3.	all proceeds from liquidation of Receivables (net of certain liquidation expenses) or from claims on any physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the related Obligors, including any vendor’s single interest or other collateral protection insurance policy;

4.	any property that secures a Receivable and that has been acquired by or on behalf of the depositor, HCA or the issuing entity;

5.	all documents and other items contained in the Receivable files;

6.	the rights of the issuing entity under the sale and servicing agreement and the rights of the depositor under the receivables purchase agreement;

7.	all right, title and interest in the Collection Account, Reserve Account and any amounts deposited therein and all securities or other assets credited thereto and all investments therein (including investment earnings on amounts on deposit in the Reserve Account);

8.	any proceeds from any Receivable repurchased by a dealer pursuant to a dealer agreement; and

9.	all proceeds of the foregoing.

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The Receivables to be transferred to the issuing entity have been or will be purchased by HCA from dealers pursuant to dealer agreements entered into by HCA and the dealers. See “Receivables Underwriting and Servicing Procedures.”

HCA purchased the Receivables from dealers in the ordinary course of business in accordance with HCA’s underwriting standards. On or before the Closing Date, HCA will sell the Receivables to the depositor. The depositor will, in turn, sell the Receivables to the issuing entity on the Closing Date pursuant to the sale and servicing agreement. The purchase price paid by the issuing entity for each Receivable included in the issuing entity property will reflect the outstanding principal balance of the Receivable as of the Cut-off Date calculated under the Simple Interest Method. The Receivables to be held by the issuing entity will be selected from those retail installment sale contracts in HCA’s portfolio that meet several criteria. These criteria provide that each Receivable has the following individual characteristics as of the Cut-off Date:

•	is secured by a new or used automobile, light-duty truck or minivan;

•	provides for fixed level monthly payments that fully amortize the amount financed over the original term of the applicable Receivable;

•	is a Simple Interest Receivable;

•	has an obligor which is not an affiliate of HCA, is not listed on HCA’s electronic records related to receivables as a government or governmental subdivision or agency and is not shown on HCA’s electronic records related to receivables as a debtor in a pending bankruptcy proceeding;

•	had a remaining term of at least 8 months and not more than 75 months;

•	had a remaining principal balance of at least $5,000.00 and not greater than $69,815.40;

•	had a contract rate of at least 0.00%;

•	had an original term to maturity of 12 months to 75 months; and

•	was not more than 30 days past due;

Each of the Receivables was selected using selection procedures that were not known or intended by HCA to be adverse to the issuing entity.

Some of the Receivables are for obligors who are either small businesses or individuals who use the related Financed Vehicles for retail business purposes, but, in each case, such related contracts are accompanied by an individual obligor’s personal guarantee.

Calculation Methods

Each of the Receivables included as property of the issuing entity will be a contract where the allocation of each payment between interest and principal is calculated using the Simple Interest Method.

“Simple Interest Method” means the method of calculating interest due on a retail installment sale contract on a daily basis based on the actual outstanding principal balance of the Receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is identified by HCA and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued and then the remaining payment is applied to the unpaid outstanding principal balance due and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an

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obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment.

Pool Underwriting

Evaluation and Approval. As described in “Receivables Underwriting and Servicing Procedures—Underwriting Procedures” under HCA’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a HCA credit analyst based on HCA’s electronic decisioning model. Applications that are not automatically approved or rejected are ultimately reviewed by a HCA credit analyst with appropriate approval authority. 33,699 Receivables, having an aggregate principal balance of $664,823,993.13 (approximately 52.74% of the aggregate principal balance of the Receivables as of the Cut-off Date) were automatically approved, while 30,092 Receivables, having an aggregate principal balance of $595, 649,587.59 (approximately 47.26% of the aggregate principal balance of the Receivables as of the Cut-off Date) were evaluated and approved by a HCA credit analyst with appropriate authority in accordance with HCA’s written underwriting guidelines. HCA determined that whether a receivable was approved automatically based on HCA’s electronic decisioning model or was approved following review by a HCA credit analyst was not indicative of the receivable’s quality. None of the Receivables in the pool were originated with exceptions to HCA’s written underwriting guidelines.

Credit Scores. HCA uses FICO® scores designed specifically for automotive financing, which is developed by Fair Isaac Corporation. FICO® scores are based solely on independent third party information from the credit reporting agency. The accuracy of independent third-party information provided to the credit reporting agency cannot be verified. An applicant’s credit score is one of several factors that are used by HCA to determine its credit decisions. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. See “Receivables Underwriting and Servicing Procedures — Underwriting Procedures.” The table below entitled “Distribution of the Receivables as of the Cut-off Date by FICO®” illustrates the distribution of Receivables by FICO® Score. Beginning December 8, 2014, HCA may use a FICO® score retrieved from an alternate credit bureau to make credit decisions. An alternate credit bureau FICO® score may be retrieved when a HCA credit analyst determines that it may give a more accurate assessment of the creditworthiness of an applicant, and when used in a credit decision, it generally results in a higher FICO® score than the primary credit bureau FICO® score for the same applicant.

Representations, Warranties and Covenants

In the receivables purchase agreement, HCA as seller will make representations and warranties with respect to each Receivable as described below and under “Description of the Transaction Documents—Sale of the Receivables; Pledge of the Receivables.” As described under “Description of the Transaction Documents—Sale of the Receivables; Pledge of the Receivables” and “Receivables Underwriting and Servicing Procedures—Servicing Procedures and Requirements”, the servicer may be required to repurchase Receivables as to which the servicer has breached its servicing covenants. There will be no independent verification of the servicer’s or the seller’s determination that such Receivables must be repurchased.

The sale and servicing agreement will also provide that if the servicer, the issuing entity or the depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph, that materially and adversely affects the Noteholders or the issuing entity’s interests, which breach is not cured on or prior to the Payment Date following the end of the Collection Period which includes the 60th day following such discovery (or, if the servicer or the seller, as applicable, elects, an earlier Payment Date), the seller or servicer, as applicable, will repurchase such Receivable. See “Material Legal Aspects of the Receivables—Repurchase Obligation.”

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The composition, distribution by annual percentage rate (“APR”), geographic distribution by state, FICO®, vehicle type, distribution by remaining term to scheduled maturity, and distribution by remaining Principal Balance in each case of the Receivables as of the Cut-off Date are set forth in the tables below. The percentages in some of the tables may not total 100% due to rounding.

THE RECEIVABLES POOL

Composition of the Receivables as of the Cut-off Date

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,260,473,580.72	$665,955,967.63	$586,113,281.44
Number of Receivables	63,791	33,546	29,759
Average Principal Balance	$19,759.43	$19,852.02	$19,695.33
Average Original Amount Financed	$21,914.27	$21,138.34	$22,852.61
Original Amount Financed (range)	$5,000.00 to $69,815.40	$5,000.00 to $69,815.40	$5,000.00 to $64,731.56
Principal Balances (range)	$5,000.00 to $69,815.40	$5,000.00 to $69,815.40	$5,000.00 to $62,889.42
Weighted Average APR	3.22%	3.15%	3.22%
APR (range)	0.00% to 17.99%	0.00% to 17.99%	0.00% to 17.99%
Weighted Average Original Term	64.85 months	63.51	66.41
Original Term (range)	12 months to 75 months	12 months to 75 months	24 months to 75 months
Percentage of Receivables with an Original Term of 73 Months or Longer	5.02%	5.75%	4.28%
Weighted Average Remaining Term	59.71 months	60.66	58.64
Remaining Term (range)	8 months to 75 months	8 months to 75 months	9 months to 75 months
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	91.99%	92.36%	92.76%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	8.01%	7.64%	7.24%
Percentage of Receivables Financed through Hyundai Dealers (by Principal Balance of Receivables)	52.83%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers (by Principal Balance of Receivables)	46.50%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers (by Principal Balance of Receivables)	0.67%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	743	756	730
Weighted Average FICO of Receivables with an Original Term of 73 Months or Longer(2)(3)	769	771	766
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	655 to 844	646 to 854	663 to 817

(1)	May not equal 100% due to a limited number of vehicles other than Hyundai and Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the Receivables with valid FICO scores) exceed 844 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the Receivables with valid FICO scores) fall below 655.

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term” and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

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Distribution of the Receivables as of the Cut-off Date by “APR”

APR	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	18,377	$400,258,899.87	31.75%
1.00% to 1.99%	8,515	172,341,716.70	13.67
2.00% to 2.99%	10,109	188,763,137.93	14.98
3.00% to 3.99%	6,781	126,164,827.77	10.01
4.00% to 4.99%	6,486	116,052,770.17	9.21
5.00% to 5.99%	4,155	75,362,025.11	5.98
6.00% to 6.99%	2,515	47,963,114.95	3.81
7.00% to 7.99%	1,586	31,077,630.86	2.47
8.00% to 8.99%	1,397	28,286,350.10	2.24
9.00% to 9.99%	1,520	29,271,783.96	2.32
10.00% to 10.99%	610	11,378,758.50	0.90
11.00% to 11.99%	748	14,472,978.82	1.15
12.00% to 12.99%	413	7,838,029.52	0.62
13.00% to 13.99%	221	4,214,596.24	0.33
14.00% to 14.99%	107	2,036,893.13	0.16
15.00% to 15.99%	180	3,472,042.89	0.28
16.00% to 16.99%	62	1,403,870.31	0.11
17.00% to 17.99%	9	114,153.89	0.01
Total	63,791	$1,260,473,580.72	100.00%

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Geographic Distribution of the Receivables as of the Cut-off Date by State

State(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Alabama	929	$17,706,129.12	1.40%
Alaska	31	586,273.87	0.05
Arizona	1,994	38,971,154.16	3.09
Arkansas	723	14,502,019.91	1.15
California	8,355	166,547,129.60	13.21
Colorado	739	15,017,345.82	1.19
Connecticut	578	10,892,027.57	0.86
Delaware	174	3,507,458.74	0.28
Florida	6,724	132,345,862.57	10.50
Georgia	2,073	43,046,419.16	3.42
Hawaii	273	5,601,947.86	0.44
Idaho	140	2,617,272.13	0.21
Illinois	3,392	67,801,781.13	5.38
Indiana	724	14,900,493.92	1.18
Iowa	391	7,846,023.09	0.62
Kansas	462	9,786,550.62	0.78
Kentucky	645	13,099,037.71	1.04
Louisiana	909	18,924,510.53	1.50
Maine	174	3,176,139.75	0.25
Maryland	2,078	41,761,651.63	3.31
Massachusetts	1,102	20,367,749.67	1.62
Michigan	465	8,933,319.18	0.71
Minnesota	760	15,297,169.73	1.21
Mississippi	597	12,756,008.19	1.01
Missouri	1,159	22,493,379.01	1.78
Montana	45	904,069.58	0.07
Nebraska	195	3,649,519.74	0.29
Nevada	872	19,217,029.76	1.52
New Hampshire	362	6,693,534.26	0.53
New Jersey	1,832	35,184,205.03	2.79
New Mexico	299	6,013,105.24	0.48
New York	2,352	44,358,995.37	3.52
North Carolina	2,273	44,548,437.35	3.53
North Dakota	111	2,140,852.08	0.17
Ohio	1,856	36,364,861.66	2.89
Oklahoma	425	8,016,999.91	0.64
Oregon	423	7,186,252.52	0.57
Pennsylvania	2,669	50,007,008.23	3.97
Rhode Island	103	1,904,048.57	0.15
South Carolina	1,137	21,483,206.49	1.70
South Dakota	102	2,144,978.29	0.17
Tennessee	1,247	25,541,708.66	2.03
Texas	6,466	130,131,468.38	10.32
Utah	421	8,601,257.00	0.68
Vermont	106	1,868,802.24	0.15
Virginia	2,525	50,262,939.60	3.99
Washington	1,083	20,078,081.10	1.59
West Virginia	426	9,003,628.05	0.71
Wisconsin	821	15,570,559.31	1.24
Wyoming	49	1,113,177.63	0.09
Total	63,791	$1,260,473,580.72	100.00%

(1)	Based solely on the addresses of the originating dealers.

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Distribution of the Receivables as of the Cut-off Date
by Remaining Term to Scheduled Maturity

Remaining Term to Scheduled Maturity	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
8 months to 12 months	447	$2,554,369.33	0.20%
13 months to 24 months	670	5,099,543.83	0.40
25 months to 36 months	4,049	53,805,889.09	4.27
37 months to 48 months	7,467	119,469,750.16	9.48
49 months to 60 months	26,771	523,934,965.65	41.57
61 months to 72 months	22,679	520,068,126.77	41.26
Greater than 72 months	1,708	35,540,935.89	2.82
Total	63,791	$1,260,473,580.72	100.00%

Distribution of the Receivables as of the Cut-off Date by Principal Balance

Principal Balance	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
$5,000.00	6	$30,000.00	0.00	%(1)
$5,000.01 to $10,000.00	5,355	41,491,334.33	3.29
$10,000.01 to $15,000.00	11,314	145,308,548.73	11.53
$15,000.01 to $20,000.00	18,463	324,122,924.14	25.71
$20,000.01 to $25,000.00	14,979	333,904,019.88	26.49
$25,000.01 to $30,000.00	8,327	226,538,235.49	17.97
$30,000.01 to $35,000.00	3,291	105,519,008.40	8.37
$35,000.01 to $40,000.00	1,141	42,356,820.75	3.36
$40,000.01 to $45,000.00	560	23,664,916.27	1.88
$45,000.01 to $50,000.00	235	11,072,405.57	0.88
$50,000.01 and over	120	6,465,367.16	0.51
Total	63,791	$1,260,473,580.72	100.00%

(1)	Less than 0.01% but greater than 0.00%.

Distribution of the Receivables as of the Cut-off Date by FICO®

FICO®	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Not Available	774	$12,543,924.00	1.00%
Less than or equal to 600	262	4,008,528.75	0.32
601 to 650	2,182	41,266,516.85	3.27
651 to 700	13,211	268,363,405.63	21.29
701 to 750	20,245	416,171,773.99	33.02
751 to 800	13,968	275,338,930.09	21.84
801 to 850	10,874	202,362,905.85	16.05
Greater than or equal to 851	2,275	40,417,595.56	3.21
Total	63,791	$1,260,473,580.72	100.00%

52

Distribution of the Receivables as of the Cut-off Date by Vehicle Type

Vehicle Type	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Car	41,132	$760,790,507.70	60.36%
CUV/SUV	20,838	455,773,240.37	36.16
Minivan	1,335	35,505,501.00	2.82
Other	486	8,404,331.65	0.67
Total	63,791	$1,260,473,580.72	100.00%

DELINQUENCIES, REPOSSESSIONS AND CREDIT LOSS INFORMATION

Set forth below is information concerning HCA’s experience with respect to its entire portfolio of retail installment sale contracts, which includes contracts sold by but still being serviced by HCA. Also set forth below is information concerning HCA’s experience with respect to those portions of its portfolio of retail installment sale contracts (including contracts sold by but still being serviced by HCA) that relate to vehicles sold by Hyundai dealers and Kia dealers, respectively. Credit losses are an expected cost in the business of extending credit and are considered in HCA’s rate-setting process.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of HCA. There is no assurance that HCA’s delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the issuing entity with respect to the Receivables, will be similar to that set forth below. If economic conditions in the future differ from those during the periods referenced in the tables below, HCA’s delinquency, repossession and loss experience may be adversely affected.

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of HCA’s portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of Receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

The following tables set forth the historical delinquency experience and net credit loss and repossession experience of HCA’s portfolio of contracts for new and used automobiles, light-duty trucks and minivans.

In the following tables, the delinquency for the years ended December 31, 2011, 2012, 2013, 2014 and 2015 is based on the number of days more than 17% of a scheduled payment or payments (on a cumulative basis) is contractually past due. Delinquency is calculated on the principal amount of a receivable for which a monthly payment is over 29 days contractually past due. The information included below under the headings “61-90 Days Delinquent,” “91-120 Days Delinquent,” “121+ Days Delinquent” and “Total Delinquencies 30+ Days” excludes vehicles that have been repurchased or charged-off and those in repossession or bankruptcy status. There is no assurance that the behavior of the Receivables will be comparable to HCA’s experience shown in the following tables.

53

Serviced Portfolio Delinquency Experience

	Serviced At June 30,
	2016		2015
Total Serviced	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$13,944,037,676	886,329	$12,218,925,855	829,888
30-60 Days Delinquent	$296,637,868	17,159	$217,257,710	13,101
61-90 Days Delinquent	$80,963,433	4,459	$58,715,003	3,328
91-120 Days Delinquent	$8,173,277	923	$11,992,646	701
121+ Days Delinquent	$226,381	37	$51,469	5
Total Delinquencies 30+ days	$386,000,959	22,578	$288,016,828	17,135
Total Delinquencies 30+ days (%)	2.77%	2.55%	2.36%	2.06%

	Serviced At December 31,
	2015		2014
Total Serviced	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$13,110,617,188	856,127	$12,178,656,886	842,424
30-60 Days Delinquent	$302,931,743	17,665	$243,586,415	14,445
61-90 Days Delinquent	$84,479,066	4,757	$61,209,805	3,640
91-120 Days Delinquent	$22,836,429	1,240	$14,638,512	908
121+ Days Delinquent	$1,846,462	104	$197,590	20
Total Delinquencies 30+ days	$412,093,700	23,766	$319,632,323	19,013
Total Delinquencies 30+ days (%)	3.14%	2.78%	2.62%	2.26%

	Serviced At December 31,
	2013		2012		2011
Total Serviced	Dollars	Number of Receivables	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$11,895,430,406	825,850	$10,391,408,567	719,022	$8,055,079,946	580,339
30-60 Days Delinquent	$198,406,748	12,716	$146,493,138	10,525	$108,890,251	9,194
61-90 Days Delinquent	$49,846,308	3,272	$34,431,212	2,419	$26,914,144	2,236
91-120 Days Delinquent	$13,947,810	935	$9,206,539	667	$6,680,059	571
121+ Days Delinquent	$467,235	26	$4,498	1	$28,190	1
Total Delinquencies 30+ days	$262,668,101	16,949	$190,135,387	13,612	$142,512,643	12,002
Total Delinquencies 30+ days (%)	2.21%	2.05%	1.83%	1.89%	1.77%	2.07%

54

Hyundai Delinquency Experience

	Serviced At June 30,
	2016		2015
Total Hyundai(1)	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$6,175,454,824	433,573	$6,563,233,840	482,079
30-60 Days Delinquent	$151,612,339	9,185	$131,411,137	8,056
61-90 Days Delinquent	$40,943,638	2,358	$35,517,699	2,033
91-120 Days Delinquent	$2,419	501	$7,141,620	417
121+ Days Delinquent	$114,148	32	$33,050	2
Total Delinquencies 30+ days	$192,672,544	12,076	$174,103,505	10,508
Total Delinquencies 30+ days (%)	3.12%	2.79%	2.65%	2.18%

	Serviced At December 31,
	2015		2014
Total Hyundai(1)	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$6,191,607,818	446,390	$7,171,917,313	527,449
30-60 Days Delinquent	$169,179,662	10,183	$150,025,620	8,975
61-90 Days Delinquent	$46,813,635	2,718	$37,424,471	2,246
91-120 Days Delinquent	$12,723,219	705	$9,396,412	563
121+ Days Delinquent	$1,187,517	70	$151,984	16
Total Delinquencies 30+ days	$229,904,033	13,676	$196,998,487	11,800
Total Delinquencies 30+ days (%)	3.71%	3.06%	2.75%	2.24%

	Serviced At December 31,
	2013		2012		2011
Total Hyundai(1)	Dollars	Number of Receivables	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$7,693,300,328	555,527	$7,125,561,999	496,829	$5,813,925,477	411,844
30-60 Days Delinquent	$123,889,451	7,969	$95,185,415	6,677	$73,298,245	5,996
61-90 Days Delinquent	$31,373,464	2,023	$21,655,349	1,516	$17,119,625	1,397
91-120 Days Delinquent	$8,229,785	563	$5,989,906	423	$4,030,086	336
121+ Days Delinquent	$255,081	16	$4,498	1	$-	0
Total Delinquencies 30+ days	$163,747,780	10,571	$122,835,168	8,617	$94,447,956	7,729
Total Delinquencies 30+ days (%)	2.13%	1.90%	1.72%	1.73%	1.62%	1.88%

(1)	Includes a limited number of vehicles other than Hyundai which account for less than 1% of the portfolio.

55

Kia Delinquency Experience

	Serviced At June 30,
	2016		2015
Total Kia(1)	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$7,768,582,851	452,756	$5,655,692,015	347,809
30-60 Days Delinquent	$145,025,529	7,974	$85,846,573	5,045
61-90 Days Delinquent	$40,019,795	2,101	$23,197,304	1,295
91-120 Days Delinquent	$8,170,858	422	$4,851,026	284
121+ Days Delinquent	$112,233	5	$18,419	3
Total Delinquencies 30+ days	$193,328,415	10,502	$113,913,322	6,627
Total Delinquencies 30+ days (%)	2.49%	2.32%	2.01%	1.91%

	Serviced At December 31,
	2015		2014
Total Kia(1)	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$6,919,009,370	409,737	$5,006,739,573	314,975
30-60 Days Delinquent	$133,752,082	7,482	$93,560,796	5,470
61-90 Days Delinquent	$37,665,431	2,039	$23,785,334	1,394
91-120 Days Delinquent	$10,113,209	535	$5,242,101	345
121+ Days Delinquent	$658,945	34	$45,606	4
Total Delinquencies 30+ days	$182,189,667	10,090	$122,633,836	7,213
Total Delinquencies 30+ days (%)	2.63%	2.46%	2.45%	2.29%

	Serviced At December 31,
	2013		2012		2011
Total Kia(1)	Dollars	Number of Receivables	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$4,202,130,078	270,323	$3,265,846,568	222,193	$2,241,154,468	168,495
30-60 Days Delinquent	$74,517,298	4,747	$51,307,723	3,848	$35,592,005	3,198
61-90 Days Delinquent	$18,472,844	1,249	$12,775,863	903	$9,794,519	839
91-120 Days Delinquent	$5,718,025	372	$3,216,633	244	$2,649,972	235
121+ Days Delinquent	$212,154	10	$-	0	$28,190	1
Total Delinquencies 30+ days	$98,920,321	6,378	$67,300,220	4,995	$48,064,687	4,273
Total Delinquencies 30+ days (%)	2.35%	2.36%	2.06%	2.25%	2.14%	2.54%

(1)	Includes a limited number of vehicles other than Kia which account for less than 1% of the portfolio.

The information in the tables below includes contracts for new and used automobiles, light-duty trucks and minivans. All amounts and percentages, except as indicated, are based on the Principal Balances of the contracts net of unearned finance and other charges. Averages are computed by taking an average of month-end outstanding amounts for each month in the periods presented in the tables. The information set forth under the heading “Gross Charge-offs” represents the aggregate Principal Balance of contracts, net of unearned and other finance charges, determined to be uncollectible in the period. The information set forth under the heading “Recoveries” generally includes amounts received from customers with respect to contracts previously charged-off and proceeds from the disposition of related vehicles. There is no assurance that the behavior of the Receivables will be comparable to HCA’s experience shown in the following tables.

The information set forth under the heading “Number of Repossessions Sold” means the number of repossessed financed vehicles that have been sold by HCA in a given period.

56

Serviced Portfolio Loss Experience

	For the six months ended June 30,
Total Serviced	2016		2015
Number of Receivables	886,329		829,888
Average Number of Receivables	871,504		833,835
Period End Outstandings ($)	$13,944,037,676		$12,218,925,855
Average Outstandings ($)	$13,387,543,190		$12,100,292,859
Gross Charge-offs ($)(1)	$211,439,703		$148,879,505
Gross Charge-offs as a % of Period End Outstandings	3.03	%(3)	2.44	%(3)
Gross Charge-offs as a % of Average Outstandings	3.16	%(3)	2.46	%(3)
Recoveries ($)(2)	$122,254,916		$91,493,706
Net Charge-offs ($)	$89,184,788		$57,385,798
Net Charge-offs as a % of Period End Outstandings	1.28	%(3)	0.94	%(3)
Net Charge-offs as a % of Average Outstandings	1.33	%(3)	0.95	%(3)
Number of Repossession Sold	7,045		4,820
Number of Repossession Sold as a % of Average Outstandings	1.62	%(3)	1.16	%(3)

	For the year ended December 31,
Total Serviced	2015	2014	2013	2012	2011
Number of Receivables	856,127	842,424	825,850	719,022	580,339
Average Number of Receivables	835,786	819,732	785,440	655,565	525,862
Period End Outstandings ($)	$13,110,617,188	$12,178,656,886	$11,895,430,406	$10,391,408,567	$8,055,079,946
Average Outstandings ($)	$12,168,115,256	$11,393,750,573	$10,924,454,471	$8,722,997,350	$6,618,869,845
Gross Charge-offs ($)(1)	$332,193,610	$255,502,690	$205,682,868	$143,833,613	$121,563,008
Gross Charge-offs as a % of Period End Outstandings	2.53%	2.10%	1.73%	1.38%	1.51%
Gross Charge-offs as a % of Average Outstandings	2.73%	2.24%	1.88%	1.65%	1.84%
Recoveries ($)(2)	$195,499,584	$155,256,600	$137,789,648	$105,738,725	$91,475,970
Net Charge-offs ($)	$136,694,026	$100,246,089	$67,893,220	$38,094,888	$30,087,038
Net Charge-offs as a % of Period End Outstandings	1.04%	0.82%	0.57%	0.37%	0.37%
Net Charge-offs as a % of Average Outstandings	1.12%	0.88%	0.62%	0.44%	0.45%
Number of Repossession Sold	10,441	7,883	7,528	6,389	6,293
Number of Repossession Sold as a % of Average Outstandings	1.25%	0.96%	0.96%	0.97%	1.20%

(1)	Contracts are generally charged off at the earlier of 120 days past due, the sale of the repossessed vehicle or 30 days from the repossession. See “Receivables Underwriting and Servicing Procedures—Collection and Repossession Procedures” in this prospectus for additional information regarding HCA's charge-off policy. Gross charge-offs are calculated after the sale of the vehicle and include full balance charge-offs which occur at 120 days plus delinquent.
(2)	Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after charge-off.
(3)	Annualized.

57

Hyundai Loss Experience

	For the six months ended June 30,
Total Hyundai(3)	2016		2015
Number of Receivables	433,573		482,079
Average Number of Receivables	436,582		502,592
Period End Outstandings ($)	$6,175,454,824		$6,563,233,840
Average Outstandings ($)	$6,122,993,767		$6,910,484,959
Gross Charge-offs ($)(1)	$104,882,167		$89,696,995
Gross Charge-offs as a % of Period End Outstandings	3.40	%(4)	2.73	%(4)
Gross Charge-offs as a % of Average Outstandings	3.43	%(4)	2.60	%(4)
Recoveries ($)(2)	$62,345,369		$54,892,130
Net Charge-offs ($)	$42,536,797		$34,804,866
Net Charge-offs as a % of Period End Outstandings	1.38	%(4)	1.06	%(4)
Net Charge-offs as a % of Average Outstandings	1.39	%(4)	1.01	%(4)
Number of Repossession Sold	3,787		2,922
Number of Repossession Sold as a % of Average Outstandings	1.73	%(4)	1.16	%(4)

	For the year ended December 31,
Total Hyundai(3)	2015	2014	2013	2012	2011
Number of Receivables	446,390	527,449	555,527	496,829	411,844
Average Number of Receivables	479,523	533,864	535,278	452,865	385,572
Period End Outstandings ($)	$6,191,607,818	$7,171,917,313	$7,693,300,328	$7,125,561,999	$5,813,925,477
Average Outstandings ($)	$6,769,418,147	$7,231,575,871	$7,341,648,997	$6,097,485,929	$5,138,741,942
Gross Charge-offs ($)(1)	$191,193,882	$153,785,142	$127,106,481	$95,303,955	$79,479,218
Gross Charge-offs as a % of Period End Outstandings	3.09%	2.14%	1.65%	1.34%	1.37%
Gross Charge-offs as a % of Average Outstandings	2.82%	2.13%	1.73%	1.56%	1.55%
Recoveries ($)(2)	$113,564,291	$93,355,610	$85,897,527	$70,032,246	$60,185,739
Net Charge-offs ($)	$77,629,591	$60,429,533	$41,208,953	$25,271,709	$19,293,479
Net Charge-offs as a % of Period End Outstandings	1.25%	0.84%	0.54%	0.35%	0.33%
Net Charge-offs as a % of Average Outstandings	1.15%	0.84%	0.56%	0.41%	0.38%
Number of Repossession Sold	6,144	4,805	4,605	4,040	4,114
Number of Repossession Sold as a % of Average Outstandings	1.28%	0.90%	0.86%	0.89%	1.07%

(1)	Contracts are generally charged off at the earlier of 120 days past due, the sale of the repossessed vehicle or 30 days from the repossession. See “Receivables Underwriting and Servicing Procedures—Collection and Repossession Procedures” in this prospectus for additional information regarding HCA's charge-off policy. Gross charge-offs are calculated after the sale of the vehicle and include full balance charge-offs which occur at 120 days plus delinquent.
(2)	Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after charge-off.
(3)	Includes a limited number of vehicles other than Hyundai which account for less than 1% of the portfolio.
(4)	Annualized.

58

Kia Loss Experience

	For the six months ended June 30,
Total Kia(3)	2016		2015
Number of Receivables	452,756		347,809
Average Number of Receivables	434,922		331,243
Period End Outstandings ($)	$7,768,582,851		$5,655,692,015
Average Outstandings ($)	$7,264,549,424		$5,189,807,900
Gross Charge-offs ($)(1)	$106,557,536		$59,182,509
Gross Charge-offs as a % of Period End Outstandings	2.74	%(4)	2.09	%(4)
Gross Charge-offs as a % of Average Outstandings	2.93	%(4)	2.28	%(4)
Recoveries ($)(2)	$59,909,546		$36,601,577
Net Charge-offs ($)	$46,647,990		$22,580,932
Net Charge-offs as a % of Period End Outstandings	1.20	%(4)	0.80	%(4)
Net Charge-offs as a % of Average Outstandings	1.28	%(4)	0.87	%(4)
Number of Repossession Sold	3,258		1,898
Number of Repossession Sold as a % of Average Outstandings	1.50	%(4)	1.15	%(4)

	For the year ended December 31,
Total Kia(3)	2015	2014	2013	2012	2011
Number of Receivables	409,737	314,975	270,323	222,193	168,495
Average Number of Receivables	356,262	285,868	250,162	202,701	140,290
Period End Outstandings ($)	$6,919,009,370	$5,006,739,573	$4,202,130,078	$3,265,846,568	$2,241,154,468
Average Outstandings ($)	$5,398,697,109	$4,162,174,702	$3,582,805,474	$2,625,511,421	$1,480,127,904
Gross Charge-offs ($)(1)	$140,999,728	$101,717,548	$78,576,387	$48,529,657	$42,083,790
Gross Charge-offs as a % of Period End Outstandings	2.04%	2.03%	1.87%	1.49%	1.88%
Gross Charge-offs as a % of Average Outstandings	2.61%	2.44%	2.19%	1.85%	2.84%
Recoveries ($)(2)	$81,935,293	$61,900,991	$51,892,121	$35,706,479	$31,290,231
Net Charge-offs ($)	$59,064,435	$39,816,557	$26,684,266	$12,823,179	$10,793,559
Net Charge-offs as a % of Period End Outstandings	0.85%	0.80%	0.64%	0.39%	0.48%
Net Charge-offs as a % of Average Outstandings	1.09%	0.96%	0.74%	0.49%	0.73%
Number of Repossession Sold	4,297	3,078	2,923	2,349	2,179
Number of Repossession Sold as a % of Average Outstandings	1.21%	1.08%	1.17%	1.16%	1.55%

(1)	Contracts are generally charged off at the earlier of 120 days past due, the sale of the repossessed vehicle or 30 days from the repossession. See “Receivables Underwriting and Servicing Procedures—Collection and Repossession Procedures” in this prospectus for additional information regarding HCA's charge-off policy. Gross charge-offs are calculated after the sale of the vehicle and include full balance charge-offs which occur at 120 days plus delinquent.
(2)	Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after charge-off.
(3)	Includes a limited number of vehicles other than Kia which account for less than 1% of the portfolio.
(4)	Annualized.

See “Description of the Transaction Documents” for additional information regarding the servicer.

59

POOL FACTORS, NOTE FACTORS AND POOL INFORMATION

Each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

The Pool Factor will be a seven-digit decimal indicating the Pool Balance at the end of the month as a fraction of the Pool Balance of Receivables as of the Cut-off Date. The Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a Noteholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s Note by the Pool Factor for that month.

The Note Factor with respect to any class of Notes will be a seven-digit decimal indicating the outstanding principal balance of the class of Notes at the end of the month as a fraction of the original principal balance of that class of Notes as of the Closing Date. The Note Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding principal balance of the Notes or a class of Notes, as applicable. The amount of a Noteholder’s pro rata share of the outstanding principal balance of the Notes or a class of Notes, as applicable, for a given month can be determined by multiplying the original denomination of the holder’s Note by the Note Factor for that month.

The indenture trustee will make available to the Noteholders of record monthly reports concerning payments received on the Receivables, the Pool Balance and/or the Note Balance, the Pool Factor and/or the Note Factor, and other relevant information. The Depository Trust Company (“DTC”) (or its successors) will supply these reports to Noteholders in accordance with its procedures. Since owners of beneficial interests in a global note will not be recognized as Noteholders, the indenture trustee will not make monthly reports available to those owners. Access to monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the indenture trustee. Noteholders of record during any calendar year will have access to information for tax reporting purposes not later than the latest date permitted by applicable law. See “The Notes—Reports by the Indenture Trustee to the Noteholders.”

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STATIC POOL DATA

Appendix A to this prospectus (“Appendix A”) sets forth in tabular format static pool information about prior pools of retail installment sale contracts that were securitized by HCA, including those receivables acquired by HCA that were included in the Hyundai Auto Receivables Trust 2011-A, 2011-B, 2011-C, 2012-A, 2012-B, 2012-C, 2013-A, 2013-B, 2013-C, 2014-A, 2014-B, 2015-A, 2015-B, 2015-C and 2016-A transactions. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of Receivables as of the related Cut-off Date. The characteristics of the securitized pools included in Appendix A may vary somewhat from the characteristics of the Receivables in this transaction.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables in this transaction and the social, economic and other conditions existing at the time when the Receivables in this transaction were originated and those that will exist in the future when the Receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

HCA’s underwriting standards and procedures have remained stable over time; thus, the prior securitized portfolios are generally comparable to the pool of receivables described in this prospectus. Nevertheless, the original characteristics of each prior securitized portfolio will likely differ in certain respects from the pool of receivables described in this prospectus, and the losses, prepayments and delinquencies for the pool of receivables described in this prospectus may differ from the information shown in Appendix A for prior securitized portfolios.

REVIEW OF POOL ASSETS

In connection with the offering of the Notes, the depositor has performed a review of the Receivables in the pool and the disclosure regarding those Receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, HCA identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by HCA’s senior management to ensure the accuracy of such descriptions. HCA also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. HCA also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.

In addition, HCA also performed a review of the Receivables in the pool to confirm that those Receivables satisfied the criteria set forth under “The Receivables Pool.” The first aspect of that review tested the accuracy of the individual Receivables data contained in HCA’s data tape. The data tape is an electronic record maintained by HCA, which includes certain attributes of the Receivables. HCA selected a random sample of 150 receivable files to confirm certain data points such as FICO® score, APR and origination date conformed to the applicable information on the data tape. Of the 2,100 aggregate data points checked, no variances were noted. A second aspect of that review consisted of a comparison of the information contained under “The Receivables Pool” to data in, or derived from, the data tape. Statistical information relating to the Receivables in the pool was recalculated using the applicable information on the data tape. In addition to this review, HCA performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor

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had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the Notes will generally be influenced by the rate at which the outstanding principal balances of the Receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each Receivable is prepayable in full by the obligor at any time. Full and partial prepayments on retail installment sale contracts included in the issuing entity property will be paid or distributed to the Noteholders on the Payment Date immediately following the Collection Period in which they are identified by HCA. To the extent that any Receivable included in the issuing entity property is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by the seller or otherwise, the actual weighted average life of the Receivables included in the issuing entity property will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a Receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of a breach of representations and warranties with respect to the Receivables or purchases made by the servicer as a result of a breach of a covenant made by it related to its servicing duties in the transaction documents. In addition, early retirement of the Notes may be effected at the option of the servicer or the depositor, as described in this prospectus, to purchase the remaining Receivables included in the issuing entity property when the outstanding balance of the Receivables has declined to or below the level specified in this prospectus. See “Description of the Transaction Documents—Optional Early Redemption of the Notes.”

The rate of full prepayments by obligors on the Receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of the portfolio, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a Receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the Receivables.

HCA can make no prediction as to the actual prepayment rates that will be experienced on the Receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the Receivables included in the issuing entity property.

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WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on retail installment sale contracts can be measured against prepayment standards or models. The model used in this prospectus, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 contracts, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of Receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled payment on the Receivables is scheduled to be made and is made on the last day of each month beginning in August 2016 or September 2016, as applicable, and each month has 30 days;

•	the original principal amounts of each class of Notes are equal to the original principal amounts set forth on the front cover of this prospectus;

•	payments on the Notes are paid in cash on each Payment Date commencing October 15, 2016, and on the 15th calendar day of each subsequent month;

•	the Closing Date is September 21, 2016;

•	interest accrues on the Class A-1 Notes at 0.65000%, Class A-2 Notes at 1.34%, Class A-3 Notes at 1.50%, Class A-4 Notes at 1.67%; Class B Notes at 2.01%;Class C Notes at 2.37%; and Class D Notes at 2.81%;

•	the Servicing Fee for any Payment Date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first Payment Date, 48, divided by 360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cut-off Date); and

•	the servicer exercises its opportunity to purchase the Receivables at the earliest Payment Date it is permitted to do so, except as specifically provided.

The ABS Tables also assume that the Receivables have been aggregated into 28 hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity, remaining term to maturity and next Payment Date as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

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Hypothetical Pool	Aggregate Principal Balance	APR	Next Payment	Original Term To Maturity (in Months)	Remaining Term To Maturity (in Months)	Age (in Months)
1	$320,368.61	3.473%	September 2016	71	11	60
2	$1,071,805.34	2.157%	September 2016	32	20	12
3	$16,336,764.16	1.691%	September 2016	42	34	8
4	$30,268,551.92	1.457%	September 2016	54	45	9
5	$172,123,607.38	1.310%	September 2016	61	57	4
6	$106,863,960.57	1.939%	September 2016	70	67	3
7	$5,980,785.25	3.456%	September 2016	75	74	1
8	$545,218.97	6.383%	September 2016	72	11	61
9	$687,495.72	5.828%	September 2016	61	17	44
10	$4,550,088.19	5.510%	September 2016	60	33	27
11	$13,743,103.38	5.702%	September 2016	67	44	23
12	$32,519,380.38	6.497%	September 2016	63	57	6
13	$82,011,651.66	7.282%	September 2016	72	69	3
14	$7,978,737.98	4.964%	September 2016	75	74	1
15	$535,719.96	3.421%	August 2016	69	11	58
16	$1,797,265.65	2.488%	August 2016	37	20	17
17	$24,805,676.63	1.803%	August 2016	44	33	11
18	$49,077,117.44	1.616%	August 2016	55	45	10
19	$260,849,994.34	1.318%	August 2016	61	57	4
20	$188,080,780.04	1.864%	August 2016	70	67	3
21	$10,265,067.53	3.450%	August 2016	75	74	1
22	$1,153,061.79	6.480%	August 2016	72	12	60
23	$1,542,977.12	6.095%	August 2016	70	15	55
24	$8,113,360.11	5.767%	August 2016	63	33	30
25	$26,380,977.42	5.778%	August 2016	67	44	23
26	$58,441,983.55	6.515%	August 2016	63	56	7
27	$143,111,734.50	7.417%	August 2016	72	69	3
28	$11,316,345.13	5.024%	August 2016	75	74	1
Total	$1,260,473,580.72

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal amounts of each class of Notes that would be outstanding after each of the listed Payment Dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of Notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “Weighted Average Life” of a class of Notes is determined by:

•	multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

•	adding the results; and

•	dividing the sum by the related original principal amount of the Note.

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Percentage of Class A-1 and A-2 Notes Principal at Various ABS Percentages

Payment	Class A-1 Notes						Class A-2 Notes
Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	83.94%	79.40%	74.57%	71.47%	69.19%	62.38%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	74.34%	67.13%	59.46%	54.55%	50.95%	41.15%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	65.17%	55.36%	44.94%	38.27%	33.42%	20.68%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	56.59%	44.30%	31.25%	22.90%	16.87%	1.30%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	47.98%	33.30%	17.72%	7.77%	0.62%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	91.62%
March 2017	39.33%	22.36%	4.35%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	96.63%	92.75%	82.82%
April 2017	30.65%	11.48%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	95.81%	89.69%	85.37%	74.22%
May 2017	21.93%	0.67%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	89.65%	82.87%	78.13%	65.80%
June 2017	13.18%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	95.22%	83.56%	76.17%	71.02%	57.58%
July 2017	4.40%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	90.16%	77.55%	69.58%	64.05%	49.54%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	97.92%	85.14%	71.63%	63.11%	57.22%	41.69%
September 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	93.77%	80.18%	65.82%	56.77%	50.52%	34.04%
October 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	89.61%	75.25%	60.09%	50.54%	43.95%	26.57%
November 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	85.43%	70.35%	54.44%	44.43%	37.52%	19.29%
December 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	81.25%	65.50%	48.89%	38.43%	31.23%	12.21%
January 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	77.06%	60.69%	43.41%	32.55%	25.06%	5.32%
February 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	72.86%	55.90%	38.02%	26.78%	19.04%	0.00%
March 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	68.64%	51.15%	32.71%	21.12%	13.14%	0.00%
April 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	64.41%	46.43%	27.48%	15.58%	7.39%	0.00%
May 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	60.18%	41.75%	22.35%	10.16%	1.78%	0.00%
June 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	55.94%	37.12%	17.31%	4.87%	0.00%	0.00%
July 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	51.69%	32.52%	12.34%	0.00%	0.00%	0.00%
August 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	47.42%	27.95%	7.46%	0.00%	0.00%	0.00%
September 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	43.14%	23.41%	2.66%	0.00%	0.00%	0.00%
October 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	38.84%	18.89%	0.00%	0.00%	0.00%	0.00%
November 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	34.52%	14.42%	0.00%	0.00%	0.00%	0.00%
December 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	30.18%	9.97%	0.00%	0.00%	0.00%	0.00%
January 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	25.82%	5.55%	0.00%	0.00%	0.00%	0.00%
February 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	21.45%	1.16%	0.00%	0.00%	0.00%	0.00%
March 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	17.06%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	12.66%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	8.23%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	4.01%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	0.43	0.33	0.26	0.23	0.21	0.17	1.89	1.56	1.28	1.13	1.05	0.87

Weighted Average Life to Maturity (years)(2)	0.43	0.33	0.26	0.23	0.21	0.17	1.89	1.56	1.28	1.13	1.05	0.87

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

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Percentage of Class A-3 and A-4 Notes Principal at Various ABS Percentages

	Class A-3 Notes						Class A-4 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2018	100.00%	100.00%	100.00%	100.00%	100.00%	98.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2018	100.00%	100.00%	100.00%	100.00%	100.00%	88.59%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2018	100.00%	100.00%	100.00%	100.00%	100.00%	79.46%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2018	100.00%	100.00%	100.00%	100.00%	100.00%	70.66%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2018	100.00%	100.00%	100.00%	100.00%	94.66%	62.16%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2018	100.00%	100.00%	100.00%	99.54%	86.94%	53.92%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2018	100.00%	100.00%	100.00%	92.20%	79.41%	45.97%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2018	100.00%	100.00%	100.00%	85.02%	72.08%	38.31%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2018	100.00%	100.00%	97.02%	78.01%	64.96%	30.92%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2018	100.00%	100.00%	90.31%	71.17%	58.03%	23.82%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2018	100.00%	100.00%	83.71%	64.49%	51.30%	17.10%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2019	100.00%	100.00%	77.24%	57.98%	44.77%	10.71%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	70.88%	51.63%	38.44%	4.58%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	95.37%	64.65%	45.46%	32.32%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	95.53%
April 2019	100.00%	89.11%	58.53%	39.45%	26.39%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	76.13%
May 2019	100.00%	82.90%	52.54%	33.62%	20.68%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	57.64%
June 2019	100.00%	76.98%	46.86%	28.09%	15.26%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	40.15%
July 2019	99.71%	71.15%	41.32%	22.74%	10.04%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	23.54%
August 2019	93.74%	65.48%	35.98%	17.62%	5.08%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	7.88%
September 2019	87.75%	59.86%	30.76%	12.66%	0.30%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 2019	81.73%	54.27%	25.65%	7.86%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	85.20%	0.00%
November 2019	75.69%	48.74%	20.65%	3.21%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	69.99%	0.00%
December 2019	69.62%	43.24%	15.77%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	95.60%	55.45%	0.00%
January 2020	63.53%	37.78%	11.01%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	80.65%	41.56%	0.00%
February 2020	57.41%	32.37%	6.35%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	66.25%	28.33%	0.00%
March 2020	51.27%	27.01%	1.82%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	52.41%	15.77%	0.00%
April 2020	45.11%	21.68%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	91.00%	39.12%	3.88%	0.00%
May 2020	39.12%	16.55%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	76.41%	26.52%	0.00%	0.00%
June 2020	33.56%	11.81%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	62.95%	14.88%	0.00%	0.00%
July 2020	28.19%	7.26%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	50.19%	3.97%	0.00%	0.00%
August 2020	22.79%	2.75%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	37.78%	0.00%	0.00%	0.00%
September 2020	17.37%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	94.03%	25.72%	0.00%	0.00%	0.00%
October 2020	11.93%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	78.70%	14.00%	0.00%	0.00%	0.00%
November 2020	6.47%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	63.50%	2.62%	0.00%	0.00%	0.00%
December 2020 0	0.99%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	48.43%	0.00%	0.00%	0.00%	0.00%
January 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	84.38%	33.49%	0.00%	0.00%	0.00%	0.00%
February 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	65.27%	18.69%	0.00%	0.00%	0.00%	0.00%
March 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	46.08%	4.02%	0.00%	0.00%	0.00%	0.00%
April 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	26.82%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	8.76%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	3.55	3.19	2.76	2.49	2.32	1.92	4.51	4.27	3.87	3.55	3.32	2.73

Weighted Average Life to Maturity (years)(2)	3.55	3.19	2.76	2.49	2.32	1.92	4.51	4.27	3.87	3.55	3.32	2.73

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

66

Percentage of Class B and Class C Notes Principal at Various ABS Percentages

	Class B Notes						Class C Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2019	100.00%	100.00%	100.00%	100.00%	100.00%	69.92%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2019	100.00%	100.00%	100.00%	100.00%	100.00%	9.30%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	68.29%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May 2020	100.00%	100.00%	100.00%	100.00%	68.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 2020	100.00%	100.00%	100.00%	100.00%	22.85%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 2020	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	87.26%	0.00%
August 2020	100.00%	100.00%	100.00%	71.87%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	60.92%	0.00%
September 2020	100.00%	100.00%	100.00%	28.59%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 2020	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	91.59%	0.00%	0.00%
November 2020	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	65.52%	0.00%	0.00%
December 2020	100.00%	100.00%	63.48%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
January 2021	100.00%	100.00%	17.10%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 2021	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	81.50%	0.00%	0.00%	0.00%
March 2021	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
April 2021	100.00%	54.32%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
May 2021	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	97.12%	0.00%	0.00%	0.00%	0.00%
June 2021	80.90%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	68.57%	0.00%	0.00%	0.00%	0.00%
July 2021	40.81%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2021	0.50%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	73.34%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	4.84	4.61	4.30	3.98	3.73	3.05	5.04	4.79	4.47	4.20	3.94	3.21

Weighted Average Life to Maturity (years)(2)	4.84	4.61	4.30	3.98	3.73	3.05	5.10	4.86	4.53	4.25	3.98	3.23

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

67

Percentage of Class D Notes Principal at Various ABS Percentages

	Class D Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 2020	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 2020	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 2020	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 2020	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
January 2021	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 2021	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 2021	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
April 2021	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
May 2021	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 2021	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 2021	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2021	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2021	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	5.07	4.82	4.48	4.23	3.98	3.23

Weighted Average Life to Maturity (years)(2)	5.37	5.24	4.92	4.61	4.34	3.48

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

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THE NOTES

The following information summarizes material provisions of the Notes and the indenture.

General

The Notes will be issued pursuant to the terms of the indenture to be dated as of the Closing Date between the issuing entity and the indenture trustee. Holders of the Notes will have the right to receive payments made with respect to the Receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. Citibank, N.A. will be the indenture trustee. You may contact the indenture trustee at 388 Greenwich Street, 14th Floor, New York, New York 10013 (facsimile no. 212-816-5527) Attention: Agency & Trust or by calling 1-800-422-2066.

All payments required to be made on the Notes will be made monthly on the 15th day of each month or, if that day is not a Business Day, then the next Business Day (a “Payment Date”), beginning October 17, 2016.

The indenture trustee will distribute principal and interest on each Payment Date to holders in whose names the Notes were registered at the latest record date.

The original principal amount, interest rate and Final Scheduled Maturity Date for each class of the Notes is set forth on the cover page to this prospectus. The permissible denominations of the Notes are set forth above in “Summary of Terms—The Offered Notes.”

The Notes will be available for purchase in book-entry form only. Noteholders will be able to receive Notes in definitive registered form only in the limited circumstances described in this prospectus. See “The Notes—Definitive Notes.”

Payments of interest to all Noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available could be less than the amount of interest payable on the Notes of a particular class on any Payment Date, in which case each Noteholder of such class will receive its ratable share of the aggregate amounts available to be distributed on the Notes of that class.

Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of that class.

Payments of Interest

Interest on the outstanding principal amount of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus (each, an “Interest Rate”) and will be payable to the Noteholders on each Payment Date, commencing October 17, 2016.

Interest on the outstanding principal amount of Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Interest Period) to but excluding the current Payment Date. Interest on each other class of Notes will accrue at the related Interest Rate from and including the 15th day of the previous month (or from and including the Closing Date with respect to the first Interest Period) to but excluding the 15th day of the current calendar month.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on each other class of Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and unreimbursed Advances have been paid.

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Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case the holders of the Notes will receive the aggregate amount available to be paid in respect of interest on the Notes in the order of priority set forth below under “—Payment of Distributable Amounts.” Interest payments to holders of the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes. Interest payments to holders of the Class C Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes and the Class B Notes. Interest payments to holders of the Class D Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes, the Class B Notes and the Class C Notes. To the extent a holder of Notes does not receive the entire amount of interest payable to such holder on any Payment Date, the amount of interest not paid to such holder, together with interest on such amount at the applicable Interest Rate, to the extent lawful, will be payable on the next Payment Date.

Payments of Principal

The issuing entity will generally make principal payments to the Noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The Principal Distribution Amount with respect to any Payment Date equals the sum of:

•	the First Priority Principal Distribution Amount;

•	the Second Priority Principal Distribution Amount;

•	the Third Priority Principal Distribution Amount; and

•	the Regular Principal Distribution Amount.

The issuing entity will pay principal of the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described below under “—Payment of Distributable Amounts.”

Payments of the Principal Distribution Amount will generally be made on each Payment Date in the following order of priority:

•	to the Class A-1 Notes until paid in full;

•	to the Class A-2 Notes until paid in full;

•	to the Class A-3 Notes until paid in full;

•	to the Class A-4 Notes until paid in full;

•	to the Class B Notes until paid in full;

•	to the Class C Notes until paid in full;

•	to the Class D Notes until paid in full; and

•	to the Certificateholder, any remaining amounts.

The actual Payment Date on which the outstanding principal amount of any class of Notes is paid in full may be significantly earlier than its Final Scheduled Maturity Date based on a variety of factors.

If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Maturity Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available

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Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date. We refer you to “—Payment of Distributable Amounts” below.

Event of Default Payment Priority

Following the occurrence and during the continuation of an event of default described in the first, second and fifth bullets under “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default” that has resulted in an acceleration of the Notes, and upon the liquidation of the Receivables after any event of default, the priority of payments changes. In particular, after required payments to the trustees, the asset representations reviewer and the servicer, payments will generally be made on the Notes on each Payment Date in the following order of priority:

1.	to interest on the Class A Notes ratably;

2.	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

3.	to the principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, until such principal amount is paid in full;

4.	to interest on the Class B Notes;

5.	to the principal amount of the Class B Notes until such principal amount is paid in full;

6.	to interest on the Class C Notes;

7.	to the principal amount of the Class C Notes until such principal amount is paid in full;

8.	to interest on the Class D Notes;

9.	to the principal amount of the Class D Notes until such principal amount is paid in full; and

10.	to the Certificateholder, any remaining amounts.

Payments on the Notes

On or before the second Business Day prior to each Payment Date, the servicer will inform the owner trustee, the indenture trustee and the depositor (with a copy to each Hired Agency) in writing (the “Servicer’s Certificate”) of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. In addition, the Servicer’s Certificate will set forth the following:

1.	Available Amounts;

2.	Class A Noteholders’ interest distribution;

3.	Class B Noteholders’ interest distribution;

4.	Class C Noteholders’ interest distribution;

5.	Class D Noteholders’ interest distribution;

6.	Principal Distribution Amount, First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount, Third Priority Distribution Amount and Regular Principal Distribution Amount;

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7.	the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders; and

8.	any other information that the indenture trustee is required to deliver to Noteholders in the statement described below under “—Reports by the Indenture Trustee to the Noteholders.”

The indenture trustee will make payments to the Noteholders from the Collection Account based solely on the Servicer’s Certificate. The amounts to be distributed to the Noteholders will be determined in the manner described below under the heading “—Payment of Distributable Amounts.”

The ability of the servicer to make modifications on the Receivables is not expected to have a material impact on the distributions on the notes described under “Payment of Distributable Amounts” below. For a description of the servicer’s ability to make modifications to the Receivables, see “Description of the Transaction Documents—Servicing Procedures.”

Servicer Reports

The servicer will perform monitoring and reporting functions with respect to the Receivables Pool, including the preparation and delivery of a statement described below under “―Reports by the Indenture Trustee to the Noteholders.”

Reports by the Indenture Trustee to the Noteholders

On or before each Payment Date, the servicer will provide to the indenture trustee (with a copy to each Hired Agency) for the indenture trustee to make available to each Noteholder of record as of the most recent record date a statement setting forth at least the following information as to the securities to the extent applicable:

•	the amount of Collections identified with respect to the Receivables during the related Collection Period and allocable to principal allocable to each class of Notes on such Payment Date;

•	the amount of Collections identified with respect to the Receivables during the related Collection Period and allocable to interest allocable to each class of Notes on such Payment Date;

•	the outstanding principal amount of each class of Notes and the note factor for each such class as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under the first bullet point above;

•	the amount of the Servicing Fee paid to the servicer and the amount of any fees payable to the owner trustee, or the indenture trustee with respect to the related Collection Period;

•	the aggregate amounts of realized losses, if any, with respect to the related Collection Period;

•	the balance of the Reserve Account on the related Payment Date after giving effect to deposits and withdrawals to be made on such Payment Date, if any;

•	the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under the first bullet above;

•	the amount of any deposit to the Reserve Account and the amount and application of any funds withdrawn from the Reserve Account, in each case with respect to such Payment Date;

•	the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

•	delinquency information as to the Receivables as of the last day of the related Collection Period;

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•	any Available Amounts Shortfall after giving effect to payments on such Payment Date, and any change in such amounts from the preceding statement;

•	the aggregate Purchased Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period;

•	the aggregate Principal Balance and number of all Receivables with respect to which the related Financed Vehicle was repossessed;

•	the aggregate Principal Balance and number of Receivables with respect to which the servicer granted an extension;

•	the Yield Supplement Overcollateralization Amount for the next Collection Period;

•	any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

•	any material modifications, extensions or waivers to Receivables, terms, fees, penalties or payments during such Collection Period;

•	any material breaches of representations, warranties or covenants contained in the Receivables;

•	any new issuance of notes or other securities backed by the Receivables;

•	if applicable, a statement that the servicer has received a communication request from a Noteholder interested in communicating with other Noteholders regarding the possibility exercise of rights under the transaction documents, the name and contact information for the requesting Noteholder and the date such request was received;

•	whether the Delinquency Trigger has been met or exceeded;

•	a summary of the findings and conclusions of any asset representations review conducted by the asset representations reviewer;

•	whether and when Investors have elected to initiate a vote of the Investors with respect to an asset representations review to determine whether the asset representations reviewer will conduct an asset representations review;

•	whether and when the requisite percentage of Investors have voted to direct an asset representations review of the applicable Subject Receivables;

•	any material change in the underwriting, origination or acquisition of Receivables;

•	any amounts distributed to the Certificateholder; and

•	if applicable, information with respect to any change in the asset representations reviewer as required by Item 1121(d)(2) of Regulation AB.

Unless definitive notes are issued, DTC (or its successors) will supply these reports to Noteholders in accordance with its procedures. Since owners of beneficial interests in a global note will not be recognized as Noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the owner trustee or indenture trustee, as applicable.

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Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by applicable law, the indenture trustee will furnish any required tax information with respect to the Notes to each person who on any Record Date during the calendar year was a registered Noteholder.

The indenture trustee may make any statements that it is required to provide to the Noteholders, including, without limitation, all information as may be required to enable each Noteholder to prepare its respective U.S. federal and state income tax returns (or additional files containing the same information in an alternative format), via its internet web site (initially located at www.sf.citidirect.com). The indenture trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders and the indenture trustee shall provide timely and adequate notification to the Noteholders regarding any such changes; provided, however, that the indenture trustee will also mail copies of any such statements to any Noteholder who provides a written request therefor. If required by TIA Section 313(a), within 60 days after each March 31, beginning in 2017, the indenture trustee will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

For so long as filings described under “Where You Can Find More Information About Your Notes” and amendments to those filings will be publicly available at the SEC’s website at http://www.sec.gov, the indenture trustee will not make available at its website address set forth in the preceding paragraph any of such issuing entity’s filings. The servicer will provide electronic or paper copies of such filings and other reports free of charge upon request.

Noteholder Communication

A Noteholder or a beneficial owner of a note (collectively, the “Investors”) may send a request to the depositor at any time notifying the depositor that the Investor would like to communicate with other Investors with respect to an exercise of their rights under the terms of the transaction documents, including the right to request an asset representations review as set forth under “—Asset Representations Review” above.  The depositor will include in each Form 10-D disclosure regarding any request received during the related Collection Period from an Investor to communicate with other Investors related to the Investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the Investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the Investor, stating that the Investor is interested in communicating with other Investors with regard to the possible exercise of rights under the transaction documents and a description of the method other Investors may use to contact the requesting Investor.

The servicer will bear any costs associated with including the above information in the Form 10-D.

List of Noteholders

Three or more holders of the Notes of any class or one or more holders of Notes of that class evidencing not less than 25% of the aggregate outstanding principal amount of notes may, by written request to the indenture trustee, obtain access to the list of all Noteholders of record maintained by the indenture trustee for the purpose of communicating with other Noteholders with respect to their rights under the indenture or under those Notes.  The indenture trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

The indenture trustee or the owner trustee, as the case may be, will provide to the servicer within 15 days after receipt of a written request from the servicer, a list of the names of all Noteholders of record as of the most recent applicable record date.

Payment of Distributable Amounts

Prior to each Payment Date, except as set forth above under “The Notes—Event of Default Payment Priority”, the servicer will calculate the amount to be paid to the Class A Noteholders, Class B Noteholders, Class C

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Noteholders and Class D Noteholders. On each Payment Date, the servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the indenture trustee in its Servicer’s Certificate to make the following payments and distributions from Available Amounts on deposit in the Collection Account and amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

1.	to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods and unreimbursed Advances;

2.	to the Class A Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

3.	to the Noteholders, the First Priority Principal Distribution Amount, if any;

4.	to the Class B Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Interest Rate on the Class B Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

5.	to the Noteholders, the Second Priority Principal Distribution Amount, if any;

6.	to the Class C Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the Interest Rate on the Class C Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

7.	to the Noteholders, the Third Priority Principal Distribution Amount, if any;

8.	to the Class D Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class D Notes at the Interest Rate on the Class D Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class D Noteholders on the preceding Payment Date; and

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•	the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

9.	to the Noteholders, the Regular Principal Distribution Amount;

10.	to the Reserve Account, from Available Amounts remaining, the amount necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

11.	first, to the indenture trustee and the owner trustee, pro rata, and second, to the asset representations reviewer, any accrued and unpaid amounts due, in each case to the extent such expenses have not been previously paid by the servicer and to the securities intermediary, any accrued and unpaid indemnification expenses owed to it; and

12.	to the Certificateholder, all remaining funds.

Each of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Third Priority Principal Distribution Amount and the Regular Principal Distribution Amount will be allocated among the Notes as described above under “—Payments of Principal.” Amounts deposited into the Reserve Account will be available to make payments on the subsequent Payment Dates to the extent of amounts on deposit therein and as provided under “Credit Enhancement—Reserve Account” below. Amounts distributed to the Certificateholder will not be available in later periods to make payments on Notes or to fund chargeoffs or the Reserve Account.

For the purposes of this prospectus, the following terms will have the following respective meanings:

“Adjusted Pool Balance” means, with respect to any Payment Date, the Pool Balance as of the end of the previous Collection Period less the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

“First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date; provided that the First Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of each class of Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such Class A Notes to zero.

“Interest Period” means:

•	with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Interest Period, the Closing Date) to but excluding the current Payment Date; and

•	with respect to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, the period from and including the 15th day of the previous calendar month (or, in the case of the first Interest Period, from and including the Closing Date) to but excluding the 15th day of the current calendar month.

“Principal Distribution Amount” means with respect to any Payment Date, the sum of (i) the First Priority Principal Distribution Amount, (ii) the Second Priority Principal Distribution Amount, (iii) the Third Priority Principal Distribution Amount and (iv) the Regular Principal Distribution Amount, in each case, with respect to that Payment Date.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (1) the excess, if any, of (i) the aggregate outstanding principal amount of the Notes immediately

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preceding such Payment Date over (ii)(a) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Payment Date; minus (2) the First Priority Principal Distribution Amount minus (3) the Second Priority Principal Distribution Amount minus (4) the Third Priority Principal Distribution Amount; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Third Priority Principal Distribution Amount, if any); provided further, that the Regular Principal Distribution Amount on or after the Final Scheduled Maturity Date of the Class D Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D Notes to zero.

“Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) an amount equal to (A) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that preceding Payment Date), minus (B) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (ii) the First Priority Principal Distribution Amount; provided, that the Second Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

“Target Overcollateralization Amount” means, with respect to any Payment Date, 1.50% of the Adjusted Pool Balance as of the Cut-off Date. Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance on such Payment Date.

“Third Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) an amount equal to (A) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on that preceding Payment Date), minus (B) the Adjusted Pool Balance at the end of the Collection Period, minus (ii) the sum of (A) the First Priority Principal Distribution Amount, plus (B) the Second Priority Principal Distribution Amount; provided, however, that the Third Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); provided further, that the Third Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

See “Risk Factors” herein for a discussion of certain factors that could impact timing or amount of payments on your Notes.

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures

Book-Entry Registration. Each class of Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC Noteholders may hold beneficial interests in the Notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants of those systems.

No Noteholder will be entitled to receive a definitive note representing that person’s interest in the Notes, except as set forth below. Unless and until Notes are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by Noteholders will refer to actions taken by DTC upon instructions from Direct Participants, and all references in this prospectus to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede & Co., the nominee of DTC. Noteholders will not be recognized by the owner trustee or indenture trustee as Noteholders as those terms will be used in the relevant agreements will

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only be able to exercise their collective rights as holders of Notes of the related class indirectly through DTC, the Direct Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, Noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede & Co. Notwithstanding the foregoing, Noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against the Direct Participant or Indirect Participant parties thereto.

Under a book-entry format, DTC can only act on behalf of Direct Participants that in turn can only act on behalf of Indirect Participants. Therefore, the ability of a Noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical notes for such book-entry securities. In addition, issuance of the Notes in book-entry form may reduce the liquidity of the Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of physical securities. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust company, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (“NSCC,” “GSCC,” “MBSCC” and “EMCC,” also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of Notes under the DTC system must be made by or through direct participants, which will receive a credit for those Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive definitive notes representing their ownership interest in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

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Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the related indenture trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the indenture trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or the indenture trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the indenture trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the indenture trustee. Under such circumstances, in the event that a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue those procedures and those procedures may be discontinued at any time.

None of the servicer, the depositor, the administrator, the indenture trustee or owner trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede & Co., DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global notes holding Notes through Clearstream, Euroclear or DTC will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons (as defined below), unless:

•	each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner, unless otherwise able to establish an exemption from withholding, takes one of the following steps to obtain an exemption or reduced withholding tax rate:

Exemption for non-U.S. Persons (Form W-8BEN or W-8BEN-E, as applicable). Beneficial owners of global notes that are non-U.S. Persons generally can, if such non-U.S. Person does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuing entity’s or depositor’s equity, obtain a complete exemption from the withholding tax by providing a properly completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), depending on the beneficial owner’s circumstances.

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Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by providing a properly completed Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN or W-8BEN-E, as applicable). Non-U.S. Persons that are beneficial owners of global notes residing in a country that has a tax treaty with the United States and that are eligible for the benefits of such tax treaty can obtain an exemption or reduced tax rate, depending on the treaty terms, by providing a properly completed Form W-8BEN or Form W-8BEN-E, depending on the beneficial owner’s circumstances.

Exemption for U.S. Persons (Form W-9). U.S. Persons can generally obtain a complete exemption from the withholding tax by providing a properly completed Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global note files by submitting the appropriate form to the person through whom it holds the Note, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN or Form W-8BEN-E, if furnished with a taxpayer identification number (“TIN”), will under certain circumstances remain in effect indefinitely until a change in circumstances makes any information on the form incorrect. A Form W-8BEN or Form W-8BEN-E, if furnished without a TIN, and a Form W-8ECI, will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

The term “U.S. Person” means:

•	a citizen or resident of the United States;

•	an entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or a trust that has validly elected to be treated as a U.S. Person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global notes who are not U.S. Persons. Beneficial owners of Notes are advised to consult their own tax advisers for specific tax advice regarding withholding and certification matters in light of their specific circumstances and in connection with the disposition of the Notes.

Definitive Notes

The Notes will be issued in fully registered, certificated form to owners of beneficial interests in one or more global notes or their nominees rather than to DTC or its nominee, only if:

•	the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes, and the administrator is unable to locate a qualified successor; or

•	after a default under the transaction documents, beneficial owners representing in the aggregate not less than a majority of the aggregate outstanding principal amount of the Notes, voting together as a single class, advise the indenture trustee through DTC and its participating members in writing that

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the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all owners of beneficial interests in a global note, through DTC participants, of the availability through DTC of Notes in definitive registered form. Upon surrender by DTC of the definitive global notes representing the Notes and instructions for re-registration, the indenture trustee will reissue the Notes in definitive registered form, and thereafter the indenture trustee will recognize the holders of the definitive registered notes as Noteholders.

Payments or distributions of principal of, and interest on, the Notes will be made by a paying agent directly to holders of Notes in definitive registered form in accordance with the procedures set forth herein and in the indenture. Payments or distributions on each Payment Date and on the final scheduled maturity date will be made to holders in whose names the definitive notes were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each Noteholder as it appears on the register maintained by the indenture trustee. The final payment or distribution on any Note, whether Notes in definitive registered form or Notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final payment or distribution to Noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of Notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Restrictions on Ownership and Transfer

There are no restrictions on ownership or transfer of any Note, other than as set forth in the following paragraph. However, the Notes are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any Notes. See “Risk Factors―The notes may not be a suitable investment for you.” In addition, because the Notes will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors―The absence of a secondary market for the notes could limit your ability to resell your notes.”

Notes Owned by the Depositor, HCA or Affiliates

Notes owned by the depositor, HCA or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of Notes have taken any action under the indenture or any other transaction document.

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CREDIT ENHANCEMENT

The presence of credit enhancement for the benefit of any class of Notes is intended to enhance the likelihood of receipt by the Noteholders of that class of the full amount of principal and interest due thereon and to decrease the likelihood that those Noteholders will experience losses. The credit enhancement for a class of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders may suffer a loss on their investment in those Notes, as described in this prospectus. In addition, if a form of credit enhancement covers more than one class of Notes, Noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of Noteholders of other classes.

The protection afforded to the Class A Noteholders will be effected by the subordination of the Class B Notes, the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization (in addition to the Yield Supplement Overcollateralization Amount), the Yield Supplement Overcollateralization Amount and excess interest. The protection afforded to the Class B Noteholders will be effected by the subordination of the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization (in addition to the Yield Supplement Overcollateralization Amount), the Yield Supplement Overcollateralization Amount and excess interest. The protection afforded to the Class C Noteholders will be effected by the subordination of the Class D Notes, the establishment of the Reserve Account, overcollateralization (in addition to the Yield Supplement Overcollateralization Amount), the Yield Supplement Overcollateralization Amount and excess interest. The protection afforded to the Class D Noteholders will be effected by the establishment of the Reserve Account, overcollateralization (in addition to the Yield Supplement Overcollateralization Amount), the Yield Supplement Overcollateralization Amount and excess interest.

Subordination

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes. If there are not enough funds to pay interest on and/or principal of a subordinated class or classes, Noteholders in such subordinated Notes may not receive those payments in a timely manner or may experience a loss.

As long as the Class A Notes remain outstanding, payments of interest on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated to payments of interest on the Class A Notes and, to the extent described in this prospectus, payments of principal of the Class A Notes; and payments of principal of the Class B Notes, the Class C Notes and the Class D Notes will be subordinated to payment of principal of and interest on the Class A Notes.

As long as the Class A Notes or Class B Notes remain outstanding, payments of interest on the Class C Notes and the Class D Notes will be subordinated to payments of interest on the Class A Notes and the Class B Notes and, to the extent described in this prospectus, payments of principal of the Class A Notes and the Class B Notes; and payments of principal of the Class C Notes and the Class D Notes will be subordinated to payment of principal of and interest on the Class A Notes and the Class B Notes.

As long as the Class A Notes, Class B Notes or Class C Notes remain outstanding, payments of interest on the Class D Notes will be subordinated to payments of interest on the Class A Notes, the Class B Notes and the Class C Notes and, to the extent described in this prospectus, payments of principal of the Class A Notes, the Class B Notes and the Class C Notes; and payments of principal of the Class D Notes will be subordinated to payment of principal of and interest on the Class A Notes, the Class B Notes and the Class D Notes.

The Certificate will be in definitive form. Payments on the Certificate will be subordinated to payments on the Notes to the extent described in this prospectus. The Certificate will not bear interest.

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Reserve Account

On the Closing Date, the issuing entity will establish a separate account (the “Reserve Account”) and will make a deposit thereto of an amount equal to $3,033,358.77. The Reserve Account shall be held by the indenture trustee for so long as it is an Eligible Institution and will be pledged to the indenture trustee for the benefit of the Noteholders. Amounts on deposit in the Reserve Account will be invested as provided in the sale and servicing agreement in Eligible Investments.

The Reserve Account is intended to assist with the payment of interest on and/or principal of the Notes and other expenses and amounts owed by the issuing entity in the manner specified below.

The “Reserve Account Required Amount” with respect to any Payment Date will be 0.25% of the Adjusted Pool Balance as of the Cut-off Date. However, in no event will the Reserve Account Required Amount be more than the then aggregate outstanding principal amount of the Notes. As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Reserve Account Required Amount.

Except as set forth below, all amounts on deposit in the Reserve Account on any Payment Date will be available to the extent of any Available Amounts Shortfall on such Payment Date. Upon the occurrence of certain events specified in the sale and servicing agreement, all amounts in the Reserve Account will be deposited into the Collection Account and used to make payments of principal of the Notes. On each Payment Date, amounts on deposit in the Reserve Account in excess of the Reserve Account Required Amount shall be paid to the Certificateholder. The Noteholders will have no further interest in or rights with respect to any amounts so released from the Reserve Account.

Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders. Except as set forth below, on each Payment Date, funds will be withdrawn from the Reserve Account to the extent the Total Required Payment for such Payment Date exceeds the Available Amounts for such Payment Date and will be deposited in the Collection Account for distribution to the Noteholders or the servicer, in the priority set forth under “The Notes—Payment of Distributable Amounts.”

Funds in the Reserve Account may be invested in Eligible Investments that will not mature prior to the next Payment Date upon satisfaction of the Rating Agency Condition, in the case of Moody’s, and Rating Agency Notification, in the case of S&P. These Eligible Investments will not be sold to cover any shortfalls that occur on a Payment Date.

None of the Noteholders, the indenture trustee, the owner trustee or the Certificateholder will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

Overcollateralization

Overcollateralization is the amount by which the Adjusted Pool Balance exceeds the initial principal amount of the Notes. On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by $9,123,509.49, which is approximately 0.75% of the Adjusted Pool Balance as of the Cut-off Date. The application of funds on each Payment Date according to clause (9) under “The Notes—Payment of Distributable Amounts” is designed to achieve and maintain the level of overcollateralization at a target level equal to the Target Overcollateralization Amount. The Target Overcollateralization Amount will be available to absorb losses on the Receivables. The overcollateralization will provide credit enhancement since Receivables in excess of the aggregate principal amount of the Notes will support such Notes.

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Yield Supplement Overcollateralization Amount

On the Closing Date, in addition to the Overcollateralization Amount, there will be an initial Yield Supplement Overcollateralization Amount in the amount of $47,130,071.23, which is approximately 3.74% of the aggregate Principal Balance of the Receivables as of the Cut-off Date. The Yield Supplement Overcollateralization Amount will decline on each Payment Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables by decreasing the portion of collections on the Receivables that are allocated to principal payments on the Notes (which results in a greater portion of collections being available to pay interest on the Notes).

With respect to any Payment Date, the “Yield Supplement Overcollateralization Amount” is the amount specified below with respect to that Payment Date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$47,130,071.23
October 2016	$44,649,178.52
November 2016	$43,143,009.34
December 2016	$41,661,666.02
January 2017	$40,205,250.12
February 2017	$38,773,863.53
March 2017	$37,367,608.53
April 2017	$35,986,587.76
May 2017	$34,630,904.23
June 2017	$33,300,660.77
July 2017	$31,995,960.02
August 2017	$30,716,903.93
September 2017	$29,463,588.26
October 2017	$28,236,102.24
November 2017	$27,034,537.41
December 2017	$25,858,989.75
January 2018	$24,709,561.06
February 2018	$23,586,355.82
March 2018	$22,489,476.83
April 2018	$21,419,024.83
May 2018	$20,375,095.08
June 2018	$19,357,773.66
July 2018	$18,367,143.49
August 2018	$17,403,289.18
September 2018	$16,466,286.64
October 2018	$15,556,218.06
November 2018	$14,673,176.26
December 2018	$13,817,262.14
January 2019	$12,988,568.03
February 2019	$12,187,185.30
March 2019	$11,413,195.16
April 2019	$10,666,654.78
May 2019	$9,947,471.08
June 2019	$9,255,422.27
July 2019	$8,590,252.75
August 2019	$7,951,688.03
September 2019	$7,339,435.50
October 2019	$6,753,256.71
November 2019	$6,193,097.34
December 2019	$5,659,015.17

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Payment Date	Yield Supplement Overcollateralization Amount
January 2020	$5,151,074.18
February 2020	$4,669,339.10
March 2020	$4,213,880.08
April 2020	$3,784,734.46
May 2020	$3,381,860.82
June 2020	$3,005,095.19
July 2020	$2,654,123.58
August 2020	$2,328,375.09
September 2020	$2,027,180.48
October 2020	$1,749,934.65
November 2020	$1,496,382.94
December 2020	$1,266,505.10
January 2021	$1,060,244.71
February 2021	$877,396.85
March 2021	$717,633.26
April 2021	$580,688.90
May 2021	$465,592.16
June 2021	$370,505.83
July 2021	$293,091.60
August 2021	$230,897.96
September 2021	$180,711.79
October 2021	$139,525.05
November 2021	$105,585.07
December 2021	$78,008.43
January 2022	$56,027.78
February 2022	$38,985.62
March 2022	$26,254.49
April 2022	$16,787.06
May 2022	$9,832.62
June 2022	$5,067.35
July 2022	$2,131.61
August 2022	$678.37
September 2022	$204.52
October 2022	$65.97
November 2022	$10.50
December 2022 (and thereafter)	$0.00

The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on that Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and 3.95%. For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the Receivables than is necessary to pay the sum of the amounts payable under the priority of payments with higher priority than principal, there is expected to be excess interest. Any such excess interest will serve as additional credit enhancement. Any excess interest will be applied on each Payment Date, as a component of Available Amounts, as described under “The

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Notes—Payment of Distributable Amounts” above to increase over time the amount of overcollateralization as of any Payment Date to the Target Overcollateralization Amount.

ADVANCES

The servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors, with respect to the Receivables, during the related Collection Period that remained unpaid at the end of such Collection Period. The servicer has not made such advances historically but retains the right to do so in the future. We refer to such a payment herein as an advance. The servicer shall not make an advance with respect to any Defaulted Receivable. Advances made by the servicer with respect to any Receivable shall be repaid from available amounts in the Collection Account and any amounts available from the Reserve Account. The servicer will not charge interest on amounts advanced. Advances are designed to increase the likelihood of timely payment of amounts due on the Notes by providing additional amounts to be available for distributions although such Advances must be reimbursed.

THE CERTIFICATE

The issuing entity will issue the Certificate, which represents the residual interest in the issuing entity and is not offered hereby, under the trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Certificate will be in definitive form and payments on the Certificate will be subordinated to payments on the Notes as set forth above under “The Notes—Payment of Distributable Amounts.” The Certificate will not bear interest.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	the receivables purchase agreement pursuant to which the depositor will purchase the Receivables from HCA (the “receivables purchase agreement”);

•	the sale and servicing agreement, pursuant to which the issuing entity will purchase the Receivables from the depositor and the servicer will agree to service those Receivables (the “sale and servicing agreement”); and

•	the “administration agreement” pursuant to which HCA will undertake specified administrative duties with respect to the issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement. A copy of the finalized indenture, together with the other transaction documents, will be filed with the SEC on Form 8-K on or prior to the date the final prospectus is required to be filed.

Sale of the Receivables; Pledge of the Receivables

Sale by HCA. Prior to the issuance of the Notes by the issuing entity, pursuant to the receivables purchase agreement, HCA will sell and assign to the depositor, without recourse except for breaches of representations and warranties, its entire interest in the Receivables, including its security interest in the related financed vehicles. Prior to such sale and assignment, HCA may have acquired all or a portion of the transferred receivables from dealers.

The receivables purchase agreement is intended to grant the depositor an ownership interest in the seller’s interest in the Receivables and the security interests in the related financed vehicles, but also provides a back-up security interest in the seller’s interest in the Receivables and the security interests in the related financed vehicles and in either case, such ownership or security interests will be first-priority security interests (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) in favor of the depositor.

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The receivables purchase agreement may be amended with the written consent of the seller and depositor with prior written notice to the Hired Agencies but without the consent of the Noteholders or the Certificateholder for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the receivables purchase agreement or of modifying in any manner the rights of Noteholders or Certificateholder, subject to the satisfaction of one of the following conditions: (a) the depositor or the seller delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder (and, if the Certificate is then held by anyone other than the depositor or a U.S. affiliate of the depositor, the Certificateholder) or (b) the Rating Agency Condition is satisfied, in the case of Moody’s, and with Rating Agency Notification, in the case of S&P, with respect to such action. The receivables purchase agreement may also be amended by the seller and depositor with the written consent of the Certificateholder evidencing at least a majority of the aggregate outstanding principal amount of the Certificate and Noteholders evidencing at least a majority of the aggregate outstanding principal amount of Notes, and with prior written notice to the Hired Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the receivables purchase agreement or for the purpose of modifying in any manner the rights of Noteholders or Certificateholder; provided that no such amendment may (a) reduce the interest rate or principal amount of any Note or the percentage interest of any Certificate or delay the final scheduled maturity date of any Note without the consent of any holder of such Note or (b) reduce the aforesaid percentage of the holders of Notes and the Certificate which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and the Certificate.

Sale by the Depositor. Prior to the issuance of the Notes by the issuing entity, the depositor will sell and assign to the issuing entity, without recourse, pursuant to the sale and servicing agreement, the depositor’s entire interest in the Receivables, including its security interest in the related financed vehicles. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any Receivables. The indenture trustee will, concurrently with the sale and assignment of the Receivables to the issuing entity, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes will be applied to the purchase of the Receivables from the depositor and to make the required initial deposit into the Reserve Account.

The sale and servicing agreement grants the issuing entity an ownership interest in the depositor’s interest in the Receivables and the security interests in the related financed vehicles, but also provides a back-up security interest in the depositor’s interest in the Receivables and the security interests in the related financed vehicles and, in either case (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) in favor of the issuing entity.

Pledge by Issuing Entity. On the Closing Date, the issuing entity will pledge the Receivables and the other issuing entity property to the indenture trustee for the benefit of the Noteholders pursuant to the indenture. The indenture will provide a first priority (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) security interest in the Receivables and the related financed vehicles in favor of the indenture trustee.

The receivables purchase agreement requires the seller to file and maintain financing statements as necessary to preserve, maintain and protect the security interests granted in the Receivables under the transaction documents to the depositor, issuing entity and indenture trustee.

Representations and Warranties of HCA. Pursuant to the receivables purchase agreement, HCA will represent to the depositor, and the depositor will assign the representations and warranties pursuant to the sale and servicing agreement to the issuing entity, and the issuing entity will grant a security interest in such rights to the indenture trustee, for the benefit of the noteholders, that, among other things:

•	under the terms of each Receivable, the obligor is required to maintain physical damage insurance covering the financed vehicle;

•	each Receivable has created or will create a first priority security interest in favor of HCA in the financed vehicle, which security interest has been assigned by HCA to the depositor and by the depositor to the issuing entity;

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•	immediately prior to the transfer and assignments from HCA to the depositor pursuant to the receivables purchase agreement, HCA will have good and marketable title to each Receivable free and clear of all security interests, liens, charges and encumbrances (except for permitted liens and liens that will be released prior to the assignment under the receivables purchase agreement) and the Receivable does not reflect any right of rescission, setoff, counterclaim or defense asserted or threatened;

•	each Receivable complied at the time it was originated or made in all material respects with all requirements of law in effect at that time and applicable to such Receivable;

•	as of the Cut-off Date, HCA’s electronic records related to receivables do not indicate that any Receivable was satisfied, subordinated or rescinded, or that any Financed Vehicle was released from the lien of the related Receivable and none of the material terms of any Receivable has been expressly waived, altered or modified in any material respect since its origination, except by instruments or documents identified in HCA’s receivables system;

•	HCA’s electronic records related to receivables do not reflect any right or rescission, setoff counterclaim or defense asserted or threatened by any Obligor for any Receivable;

•	as of the Cut-off Date, HCA’s receivables system did not disclose that there was any payment default under the terms of any Receivable (other than payment delinquencies of not more than 30 days);

•	each Receivable constitutes “chattel paper” within the meaning of the UCC as in effect in the state of origination; and

•	each Receivable contains provisions that permit the repossession and sale of the financed vehicle upon a default under the Receivable by the obligor.

As of the Payment Date following the end of the Collection Period, which includes the 60th day (or, if the seller elects, an earlier Payment Date) after the date that the seller became aware of or was notified of a breach of any representation or warranty of the seller that materially and adversely affects the interests of the issuing entity or the Noteholders, the seller, unless the breach is cured, will repurchase that Receivable (a “Warranty Receivable”) from the issuing entity at a price equal to the Warranty Purchase Payment for that Receivable. The “Warranty Purchase Payment” for a Warranty Receivable will be equal to its unpaid principal balance, plus interest on that Receivable at a rate equal to that Receivable’s APR to last day of the Collection Period that Receivable is repurchased. Any inaccuracy of the representations or warranties will be deemed not to constitute a breach if such inaccuracy does not affect the ability of the issuing entity to receive and retain payment in full on such Receivable.

This repurchase obligation will constitute the sole remedy available to the Noteholders, the indenture trustee, the owner trustee, the Certificateholder or the issuing entity for any uncured breach by the seller.

Upon discovery of a breach of certain of the representations and warranties by the seller and certain covenants of the servicer made in the sale and servicing agreement, such party is obligated to promptly notify the other parties thereto, which includes the indenture trustee; provided, that delivery of a Servicer’s Certificate will be deemed to be prompt written notice to the other parties.

Pursuant to the sale and servicing agreement, the depositor and the issuing entity will designate the servicer as custodian to maintain possession as the issuing entity’s agent of the related tangible retail installment sale contracts. To assure uniform quality in servicing both the Receivables and the servicer’s own portfolio of retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other retail installment sale contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the issuing entity as long as HCA is servicing the Receivables. However, Uniform Commercial Code (“UCC”) financing statements reflecting the sale and assignment of the Receivables by HCA to the depositor and by the depositor to the issuing entity will be filed, and the respective accounting records and computer files of HCA and the depositor will reflect that sale and assignment. Because these Receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity, if a subsequent purchaser were able to take physical

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possession of these Receivables without knowledge of the assignment, the issuing entity’s interest in the Receivables could be defeated. In addition, in some cases, the issuing entity’s security interest in collections that have been identified by the servicer but not yet remitted to the Collection Account could be defeated.

Asset Representations Review

As discussed above under “―Sale of the Receivables; Pledge of the Receivables,” the seller will make certain representations and warranties regarding the Receivables. The asset representations reviewer will be responsible for reviewing the Receivables for compliance with these representations and warranties (the “Pool Asset Representations”) when the following asset review conditions (the “Review Conditions”) have been satisfied:

•	The Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger for that Payment Date, as described below under “—Delinquency Trigger”; and

•	The required percentage of investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting.”

If the Review Conditions are satisfied (the first date on which the Review Conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform a review of the Subject Receivables for compliance with the Pool Asset Representations as described below under “—Asset Review.”

Delinquency Trigger

On or prior to each Payment Date, the servicer will calculate the Delinquency Percentage for the preceding calendar month. The “Delinquency Percentage” for each Payment Date is an amount equal to the ratio (expressed as a percentage) of (i) the Pool Balance of all 61-Day Delinquent Receivables as of the last day of the calendar month immediately preceding such Payment Date to (ii) the Pool Balance of all outstanding Receivables held by the issuing entity as of the last day of the calendar month immediately preceding such Payment Date. “61-Day Delinquent Receivables” means all Receivables outstanding and held by the issuing entity (other than repurchased Receivables, charged-off Receivables and Receivables in repossession or bankruptcy status) that are 61 or more days delinquent, as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any Payment Date and the related preceding calendar month is 9.5%.

HCA developed the Delinquency Trigger from an analysis of the historical 61 day or more delinquency rate over the life of HCA’s other public securitization transactions since 2006. HCA then applied a multiple of 5 to the previous historical peak highest delinquency percentage observed. The multiple derived from this analysis corresponds generally to the multiple of expected cumulative net losses that the Class A Notes are expected to be able to withstand before realizing their first dollar loss and is intended to account for future volatility and stressed economic conditions. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak Delinquency Percentage to ensure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy.

For prior pools of retail installment sale contracts that were securitized by HCA since 2006, the percentage of Receivables that have been 61 or more days delinquent have ranged from 0.00% to 1.92%. The following chart shows the monthly percentages of receivables 61 or more days delinquent in HCA’s prior securitized pools from 2006 through 2016.

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For more information regarding 61 day or more delinquent asset statistics for certain of HCA’s prior securitized pools of retail installment sale contracts, see “Appendix A—Static Pool Data.”

The servicer will monitor delinquent receivables and will include on the monthly statement to Noteholders the delinquency information as to the Receivables as of the last day of the related Collection Period and whether the Delinquency Trigger has been met or exceeded for the related Collection Period. If the Delinquency Trigger has been met or exceeded for the related Collection Period, the servicer will provide a notice to HCA, the depositor and the indenture trustee, and will include a notice on the monthly servicer report and on the Form 10-D, that such trigger has been met.

“Subject Receivables” means, for any asset review, all Receivables outstanding and held by the issuing entity which are 60 or more days delinquent as of the related Review Satisfaction Date. However, any Receivable that becomes a repurchased Receivable or is paid off after the Review Satisfaction Date will no longer be a Subject Receivable.

Asset Review Voting

If the Delinquency Percentage on any Payment Date exceeds the Delinquency Trigger for that Payment Date, the servicer will notify the Investors of that occurrence on the periodic report filed by the depositor on Form 10-D. Investors in the aggregate holding at least 5% of the aggregate outstanding principal balance of all the outstanding Notes, with noteholders voting together as a single class (the “Instituting Noteholders”) may then elect to initiate a vote of the Investors to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote. Notice of the initiation of such vote will be provided to Investors on Form 10-D. If any Instituting Noteholder is not a record holder as reflected on the note register, the indenture trustee may require that Investor to provide verification documents to confirm that the investor that it is, in fact, a Beneficial Owner. Any such vote will be (i) initiated no later than 90 days after the filing of a Form 10-D reporting to Investors that the Delinquency Percentage on the related Payment Date exceeded the Delinquency Trigger for that Payment Date (the “Delinquency Trigger Notice Date”) and (ii) completed no later than 150 days after the Delinquency Trigger Notice Date.

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If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the noteholder direction will be deemed to have occurred if Investors representing at least a majority of the voting Investors vote in favor of directing a review by the asset representations reviewer. If the Instituting Noteholders elect to initiate a vote, then the servicer will pay the costs, expenses and liabilities incurred by the indenture trustee, the owner trustee and the issuing entity in connection with the voting process, including the costs and expenses of counsel (as described below under “—Fees and Expenses for Asset Review”). The servicer and the issuing entity are required under the indenture to cooperate with the indenture trustee to facilitate the voting process. The indenture trustee may set a record date for purposes of determining the identity of Investors entitled to vote in accordance with TIA Section 316(c).

Promptly after the occurrence of the Review Satisfaction Date, the indenture trustee will send a notice to the servicer and the asset representations reviewer specifying that the Review Conditions have been satisfied and providing the applicable Review Satisfaction Date. Within 10 Business Days of receipt of such notice, the servicer will provide the asset representations reviewer, with a copy to the indenture trustee, a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $7,500 by the servicer, and to the extent not so paid, as set forth under “The Notes—Payment of Distributable Amounts” in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee in connection with the asset review of $200 for each Subject Receivable (the “Review Expenses”). The Review Expenses will be paid by the servicer.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Pool Asset Representations (an “Asset Review”) to determine whether the Pool Asset Representations with respect to each Subject Receivable were accurate in all material respects.

The Asset Review will be performed in accordance with the procedures set forth in the asset representations review agreement.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after receiving access to the review materials, which the servicer will furnish to the asset representations reviewer within 60 days after receiving notice of the Review Satisfaction Date; provided that such review period will be extended for 30 days if missing or additional review materials are provided to the asset representations reviewer. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the servicer and the issuer of the findings and conclusions of the review of the Subject Receivables, and the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions.

The asset representations reviewer will not be responsible for determining whether noncompliance with the Pool Asset Representations constitutes a breach of the receivables purchase agreement or the sale and servicing agreement or whether the seller would be required to repurchase a Subject Receivable. If the asset representations reviewer determines that there is an instance of noncompliance with the Pool Asset Representations, the servicer will then, after reviewing the report of the asset representations reviewer, determine whether it constitutes a breach of the Pool Asset Representations that the seller would be required to repurchase a Subject Receivable.

Amendment of the Asset Representations Review Agreement

The asset representations review agreement may be amended by the issuing entity, the servicer and the asset representations reviewer, but without the consent of the depositor, the indenture trustee, the owner trustee, any of the noteholders or the certificateholder to cure any ambiguity, to correct or supplement any provisions the asset

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representations review agreement, or for the purpose of correcting any inconsistency with this prospectus, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the asset representations review agreement or of modifying in any manner the rights of the noteholders or the certificateholders, subject to the satisfaction of one of the following conditions: (a) servicer delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interest of any noteholder (and, if the certificate is then held by anyone other than the depositor or a U.S. affiliate of the depositor, the certificateholder) or (b) the Rating Agency Condition is satisfied, in the case of Moody’s, and with Rating Agency Notification, in the case of S&P. The asset representations review agreement may also be amended with the consent of the holders of the Notes evidencing at least a majority of the outstanding amount of the Controlling Class.

Dispute Resolution

The seller is required to repurchase from the pool any receivables that do not meet certain representations and warranties as described under “Issuing Entity Property—Representations, Warranties and Covenants” and “Description of the Transaction Documents—Sale of the Receivables; Pledge of the Receivables.” Any Investor (each, a “requesting party”) may request that the seller repurchase any receivable that does not satisfy the representations and warranties described under “Issuing Entity Property—Representations, Warranties and Covenants” and “Description of the Transaction Documents—Sale of the Receivables; Pledge of the Receivables.” In order to make a repurchase request, an Investor will be required to provide a notice stating the request to the seller. If the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the seller, the requesting party may refer the matter, at its discretion, to either mediation (including non-binding arbitration) or binding arbitration, whether or not the applicable receivables have previously been the subject of an asset representations review.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects non-binding or binding arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association selected jointly by the parties (or, if the parties are unable to agree on an association, by the AAA). The arbitrator will be appointed from a list of neutrals maintained by the AAA according to its arbitration rules then in effect. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions and additional terms, which will not prevent disclosure of information required by any applicable securities law, set forth in the receivables purchase agreement. Any settlement agreement reached in a mediation and any decision by an arbitrator in binding arbitration will be binding upon the requesting party, the depositor, the issuing entity, the owner trustee and the indenture trustee with respect to the receivable that is the subject matter of the repurchase request, and, in that situation, issues relating to that Receivable may not be re-litigated by the requesting party or the seller or become the subject of a subsequent repurchase request by the requesting party in mediation, arbitration, court or otherwise. By requesting binding arbitration, such requesting party will waive the right to sue in court, including the right to a trial by jury.

Accounts

With respect to the issuing entity, the servicer will establish and maintain with the indenture trustee a Collection Account, in the name of the indenture trustee for the benefit of the Noteholders, into which payments made on or with respect to the related Receivables and amounts released from the Reserve Account will be deposited for payment to the Noteholders. The servicer will also establish and will maintain with the indenture trustee the Reserve Account in the name of the indenture trustee for the benefit of the Noteholders. The servicer will

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account to the indenture trustee and to the Noteholders as if all of the deposits and payments into the Collection Account were made individually.

The servicer will deposit all amounts identified during a Collection Period into the Collection Account on the second Business Day following identification. However, so long as the Monthly Remittance Condition is satisfied, the servicer may retain such amounts identified during a Collection Period until one Business Day prior to the related Payment Date. The “Monthly Remittance Condition” will be satisfied if (i) HCA or one of its affiliates is the servicer, (ii) no servicer termination event has occurred and is continuing and (iii) HCA has a short-term debt rating of at least “Prime-1” from Moody’s and at least “A-1” from S&P. Notwithstanding the foregoing, the servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than one Business Day prior to the related Payment Date) if each Hired Agency, after having been given notice of the alternate remittance schedule, does not notify the issuing entity or the indenture trustee in writing that use of the alternative remittance schedule will result in the qualification, reduction or withdrawal of the then-current rating on each class of Notes. Pending deposit into the Collection Account, Collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Funds in the Collection Account and the Reserve Account (collectively, the “Accounts”) will be invested by the indenture trustee as directed by the servicer and as provided in the sale and servicing agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the relevant Hired Agency rating the Notes as being consistent with the rating of the Notes, including obligations of the servicer and its affiliates, to the extent consistent with that rating. Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date. However, upon satisfaction of the Rating Agency Condition, in the case of Moody’s, and with Rating Agency Notification, in the case of S&P, with respect to such investments, funds in any Account may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in the Accounts at any time may be less than the balance of the Accounts. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in Collections on the related Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholder could result, which could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Collection Account, net of losses and investment expenses, shall be released to the servicer on each Payment Date and shall be the property of the servicer.

The Accounts will be maintained with the indenture trustee so long as it is an “Eligible Institution”, which is:

(a)          a depository institution or trust company

(i)          whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated “Prime-1” by Moody’s and “A-1+” by S&P, if the deposits are to be held in the account for 30 days or less, or

(ii)         whose long-term unsecured debt obligations are rated at least “Aa3” by Moody’s and “AA-” by S&P, if the deposits are to be held in the account more than 30 days, or

(b)          the trust department of a federal or state-chartered depository institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), so long as the long-term unsecured debt of such depository institution shall have a credit rating from S&P of at least “BBB”, or

(c)          any other institution with respect to which the Rating Agency Condition shall be satisfied, in the case of Moody’s, and with Rating Agency Notification, in the case of S&P.

Any Eligible Institution’s deposit’s are required to be insured by the Federal Deposit Insurance Company.

If the indenture trustee ceases to be an Eligible Institution, then the servicer will, with the assistance of the indenture trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

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Collection Account

The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings.

The servicer or the seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the issuing entity during the related Collection Period, if any, to the Collection Account on the Business Day preceding the related Payment Date.

If the servicer or the seller were unable to remit the funds as described above, Noteholders might incur a loss.

Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or other similar fees or charges will be applied in accordance with the sale and servicing agreement.

Servicing Procedures

The servicer will be authorized to grant, in accordance with its customary servicing practices, rebates, deferrals, amendments, modifications, adjustments or extensions with respect to a Receivable. However, if the servicer extends the maturity of a Receivable beyond the last day of the Collection Period prior to the Final Scheduled Maturity Date of the Notes or reduces the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law, the servicer will be obligated to purchase such Receivable.

Servicing Compensation

The servicer will be entitled to a monthly Servicing Fee as compensation for the performance of its obligations under the sale and servicing agreement. The Servicing Fee for the calendar month immediately preceding any Payment Date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first Payment Date, 48/360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cut-off Date (the “Servicing Fee”). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees, non-sufficient funds charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account. The servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. The Servicing Fee will be paid from Available Amounts in accordance with the priority of payments set forth under “The Notes—Payment of Distributable Amounts.” Other than the Servicing Fee, the servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreement, except to the extent specified in the transaction documents. The servicer will be required to pay all of the indenture trustee’s and owner trustee’s fees, expenses, reimbursements and indemnifications.

Optional Early Redemption of the Notes

The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises, at its option, a “clean-up call” and purchases the Receivables from the issuing entity. The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance declines to 5% or less of the Pool Balance as of the Cut-off Date. To exercise the option, the servicer must deposit into the Collection Account the redemption price, which will be an amount equal to the aggregate outstanding Pool Balance plus accrued and unpaid interest on the Receivables. The exercise of the clean-up call by the Servicer will effect a redemption, in whole but not in part, of all outstanding Notes. The issuing entity is not obligated to pay any redemption premium or make-whole amount.

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Indemnification by and Limitation of Liability of the Servicer

The sale and servicing agreement provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity, the depositor, the indenture trustee, the owner trustee, the Noteholders or the Certificateholder, except as provided in the sale and servicing agreement, for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach of the sale and servicing agreement or willful misfeasance or bad faith in the performance of the servicer’s duties.

The servicer will indemnify, defend and hold harmless the issuing entity, the owner trustee, the indenture trustee, and any of the officers, directors, employees or agents of the issuing entity, the owner trustee and the indenture trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such person through, the negligence or willful misfeasance of the servicer in the performance of its duties or by failure to perform its obligations under the sale and servicing agreement or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

Removal of Servicer

A default by the servicer under the sale and servicing agreement will include the following (each, a “servicer termination event”) :

(i)          any failure by the servicer to deliver or cause to be delivered any required payment to the owner trustee or indenture trustee for distribution to the Noteholders, which failure continues unremedied for five Business Days after discovery of that failure by a responsible officer of the servicer or after the receipt by the servicer of notice of that failure;

(ii)          any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the Noteholders and the Certificateholder, and which failure continues unremedied for 60 days after discovery of that failure by a responsible officer of the servicer or written notice of that failure is given to the servicer by (A) the owner trustee, (B) the indenture trustee or (C) the holders of the Notes representing not less than 50% of the aggregate outstanding principal amount of the Controlling Class of Notes;

(iii)         if any representation or warranty of the servicer, in its capacity as servicer, shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation or warranty has a material adverse effect on the Issuer or the Noteholders and such failure continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the Noteholders representing not less than 50% of the aggregate outstanding principal amount of the Notes; and

(iv)         the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the servicer;

provided, however, that a delay or failure of performance referred to under clause (i) above for a period of 10 days or clause (ii) or (iii) above for a period of 30 days will not constitute a servicer termination event if such delay or failure was caused by force majeure or other similar occurrence.

The indenture trustee or Noteholders evidencing more than 50% of the voting interests of the Controlling Class may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of a servicer termination event, which termination and removal will be the sole remedy available to the issuing entity and Noteholders. Noteholders evidencing 50% or more of the voting interests of the Controlling Class may also, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations

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under the sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts as required under the sale and servicing agreement.

Under the circumstances in the first sentence of the preceding paragraph, authority and power shall, without further action, pass to and be vested in the successor servicer appointed by the indenture trustee under the sale and servicing agreement. The successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the Noteholders from effecting a transfer of servicing. In the event that the indenture trustee and the Noteholders are unable to appoint a successor servicer, the indenture trustee may petition a court of competent jurisdiction to appoint a successor servicer. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding termination of the servicer, the servicer shall be entitled to payment of amounts payable to it prior to termination, for services rendered prior to termination. Upon payment in full of the principal of and interest on the Class A Notes, the Class B Noteholders will succeed to the rights of the Class A Noteholders with respect to removal of the servicer. Upon payment in full of the principal of and interest on the Class B Notes, the Class C Noteholders will succeed to the rights of the Class B Noteholders with respect to removal of the servicer. Upon payment in full of the principal of and interest on the Class C Notes, the Class D Noteholders will succeed to the rights of the Class C Noteholders with respect to removal of the servicer.

This servicer may not resign except upon a determination that the performance of its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer assumes the servicer’s duties under the sale and servicing agreement. Upon notice of a termination or resignation of the servicer, the indenture trustee or Noteholders evidencing 50% or more of the voting interests of the Controlling Class will appoint a successor servicer. If no successor servicer has been appointed within 30 days of resignation or removal, the servicer, as the case may be, may petition any court of competent jurisdiction for such appointment. The original servicer must pay any and all fees and expenses incurred as a result of a transfer of servicing.

The servicer will deliver to the owner trustee, the indenture trustee, and each Hired Agency written notice in the form of an officer’s certificate of any event that with the giving of notice or lapse of time or both would become a servicer termination event.

Evidence as to Compliance

The sale and servicing agreement provides for the delivery by the servicer to each of the Hired Agencies, the indenture trustee, the owner trustee of an annual certificate, signed by an officer of the servicer, stating that a review of the activities of the servicer during the preceding 12-month period (or such shorter period in the case of the first servicer certificate) and of the performance of its obligations under the sale and servicing agreement has been made under such officer’s supervision, and, to such officer’s knowledge, the servicer has performed in all material respects its obligations under the sale and servicing agreement throughout the year. If there has been a material default in the servicer’s performance of any obligation under the sale and servicing agreement during that year, the report will describe the nature and status of that default.

The sale and servicing agreement requires the servicer to furnish to the issuing entity, the depositor and the indenture trustee any report or information required to facilitate compliance by the issuing entity and depositor with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

The Owner Trustee and the Indenture Trustee

For the purpose of meeting the legal requirements of some jurisdictions, the administrator and the owner trustee, acting jointly, (or, in some instances, the owner trustee acting alone) or the indenture trustee will have the

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power to appoint co-trustees or separate trustees of all or any part of the issuing entity. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement or the indenture trustee by the indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

The owner trustee and the indenture trustee may resign at any time and may be removed under the circumstances, each as described under “Description of the Indenture―Replacement of the Indenture Trustee” and “Description of the Trust Agreement―Resignation and Removal of the Owner Trustee” below. Any resignation or removal of the owner trustee or the indenture trustee and appointment of a successor owner trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor.

The servicer will be obligated to pay the fees of the owner trustee and the indenture trustee in connection with their duties under the trust agreement and the indenture, respectively. The servicer will also reimburse the indenture trustee for all reasonable out-of-pocket compensation and expenses, advances and disbursements of the indenture trustee’s agents, counsel, accountants and experts. The owner trustee and the indenture trustee will be entitled to indemnification by the administrator and the servicer (on behalf of the issuing entity), respectively, for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the owner trustee or the indenture trustee not resulting from its own bad faith or negligence. In addition, the indenture trustee will not be liable for any error of judgment made by it in good faith, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, or for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of the indenture or any other transaction document.

HCA, the servicer and the depositor may maintain commercial banking and investment banking relationships with the owner trustee and indenture trustee and their respective affiliates.

The owner trustee, the indenture trustee and any of their respective affiliates may hold Notes in their own names or as pledgees.

The Administration Agreement

HCA, in its capacity as administrator under the administration agreement to be dated as of the Closing Date, will agree to provide the notices and to perform other administrative obligations required to be performed under the indenture or trust agreement, as applicable, and the other transaction documents. The administrator will not be paid a separate fee for the performance of its duties as administrator.

The administration agreement will be governed by the laws of the State of New York.

Amendment of the Administration Agreement

The administration agreement may be amended by the issuing entity, the administrator and the indenture trustee, but without the consent of the owner trustee, any of the Noteholders or the Certificateholder to cure any ambiguity, to correct or supplement any provisions in the administration agreement or to add any provisions to or change or eliminate any of the provisions of the administration agreement or modify the rights of the Noteholders or the Certificateholder, subject to the satisfaction of one of the following conditions: (a) the issuing entity or the administrator delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder (and, if the Certificate is then held by anyone other than the depositor or a U.S. affiliate of the depositor, the Certificateholder) or (b) the Rating Agency Condition is satisfied, in the case of Moody’s, and with Rating Agency Notification, in the case of S&P. The administration agreement may also be amended with the consent of the indenture trustee and holders of the Notes evidencing at least a majority of the Controlling Class, to add any provisions to or change or eliminate any of the provisions of the administration agreement or modify the rights of the Noteholders or the Certificateholder; provided that no such amendment may (i) reduce in any manner the interest rate or principal amount of any Note or

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delay the stated maturity date of any Note without the consent of the holders of such Note or (ii) reduce the percentage of the Notes which is required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and the Certificate.

Bankruptcy Provisions

Each of the parties to the transaction documents, and each Noteholder, by accepting the Note or a beneficial interest in the Notes, will covenant and agree that it will not prior to the date that is one year and one day after the termination of the transaction document to which they are a party (or, with respect to the indenture trustee, the owner trustee, the Certificateholder and the Noteholders, will not ever), institute against, or join in any institution against the depositor or the issuing entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law.

DESCRIPTION OF THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the Notes will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture.

Modification of Indenture

The issuing entity and the indenture trustee may, with the consent of the Noteholders evidencing not less than a majority of the principal amount of those Notes of the Controlling Class then outstanding,, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying (except as provided below) in any manner the rights of the Noteholders.

Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will:

•	change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust estate to payment of principal of or interest on any Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor, as provided in the indenture, to the payment of any such amount due on any Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of the outstanding amount of Notes or the Controlling Class, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture;

•	modify or alter (i) the provisions of the proviso as to the definition of the term “Outstanding” as defined in the indenture or (ii) the definition of “Controlling Class”;

•	reduce the percentage of the outstanding amount of Notes or the Controlling Class required to direct the indenture trustee to direct the issuing entity to sell or liquidate the trust estate pursuant to the indenture;

•	modify the provisions described in this paragraph except to increase any percentage specified herein or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby;

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•	modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in the indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject hereto or deprive the holder of any Note of the security provided by the lien of the indenture.

The issuing entity and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those Noteholders subject to the satisfaction of one of the following conditions: (a) the issuing entity delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder or (b) the Rating Agency Condition is satisfied, in the case of Moody’s, and with Rating Agency Notification, in the case of S&P.

Events of Default Under the Indenture; Rights Upon Event of Default

An “event of default” under the indenture consists of:

•	a default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and that default continues for a period of thirty-five days;

•	a default in the payment of the principal of or any installment of the principal of any Note on its stated maturity date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture, and which continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or Noteholders evidencing at least 25% of the aggregate outstanding principal amount of the Notes of the Controlling Class;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, and which failure continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or Noteholders evidencing at least 25% of the aggregate outstanding principal amount of the Notes of the Controlling Class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

However, the amount of principal required to be paid to Noteholders under the indenture will be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay any principal on any class of Notes will not result in the occurrence of an event of default until the final scheduled maturity date for that class of Notes. See “Risk Factors―Failure to pay principal on your notes will not constitute an event of default until maturity.” The failure to pay interest to holders of a subordinated class of Notes (unless it is the Controlling Class of Notes) on a particular Payment Date will generally not constitute an event of default. In addition, as described below, following the occurrence of an event of default and acceleration of the maturity of the Notes, the indenture trustee is not required to sell the assets of the issuing entity, and the indenture trustee may sell the assets of the issuing entity only after meeting requirements specified in the indenture and described below. Under those circumstances, even if the maturity of the Notes has been accelerated, there may not be any funds to pay the principal owed on the Notes.

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If an event of default should occur and be continuing with respect to a class of Notes, the indenture trustee may or, if directed by the holders of a majority in principal amount of the Controlling Class of Notes then outstanding shall, declare the Notes to be immediately due and payable. This declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class of Notes then outstanding (or relevant class or classes of Notes) if:

1.	the issuing entity has deposited with that indenture trustee an amount sufficient to pay (1) all interest on and principal of the Notes and all other amounts that would then be due as if the event of default giving rise to that declaration had not occurred and (2) all expenses and indemnities due to the indenture trustee and the owner trustee; and

2.	all events of default – other than the nonpayment of principal of the Notes that has become due solely due to that acceleration – have been cured or waived.

If the Notes are due and payable following an event of default, the indenture trustee may:

1.	institute proceedings to collect amounts due or foreclose on the issuing entity property;

2.	exercise remedies as a secured party;

3.	sell the assets of the issuing entity; or

4.	elect to have the issuing entity maintain possession of the Receivables and continue to apply collections on the Receivables as if there had been no declaration of acceleration.

The indenture trustee is prohibited from selling the assets of the issuing entity following an event of default (other than a default in the payment of any principal on the most senior class of Notes or a default for thirty-five days or more in the payment of any interest on the most senior class of Notes), unless:

1.	with respect to the events of default described in the third and fourth bullets under the definition of “event of default” above:

•	the holders of all outstanding Notes and the Certificate consent to the sale; or

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes and the Certificate at the date of the sale; or

2.	with respect to the events of default described in the fifth bullet under the definition of “event of default” above:

•	the holders of the Controlling Class of Notes consent to the sale; or

•	the indenture trustee determines that the proceeds from the sale of the issuing entity estate will not be sufficient on an ongoing basis to make all payments on the outstanding Notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the Controlling Class of Notes then outstanding.

The indenture trustee may, but is not required to, obtain and rely upon at other than its own expense an opinion of an independent accountant or investment banking firm as to the sufficiency of the issuing entity property to pay interest on and principal of the Notes on an ongoing basis. Even if the maturity of the Notes has been accelerated, there may not be any funds or enough funds to pay principal of the Notes.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the Notes

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unless the holders of such Notes have offered the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and other limitations contained in the indenture, the holders of a majority of the principal amount of the Controlling Class of Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of at least a majority of the aggregate principal amount of the Controlling Class of Notes may, in some cases, waive a default, except a default in any required payment from amounts held in the issuing entity accounts in respect of amounts due on the Notes, payments of principal or interest or a default in respect of a covenant or provision of the indenture which cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

No holder of a Note will have the right to institute any proceeding with respect to the indenture, unless:

1.	the holder or holders of Notes previously has given to the indenture trustee written notice of a continuing event of default;

2.	the event of default arises from the servicer’s failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of the Controlling Class of Notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

3.	the holder or holders of Notes have offered the indenture trustee reasonable indemnity;

4.	the indenture trustee has for 60 days failed to institute a proceeding; and

5.	no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holders of a majority of the aggregate principal amount of the Controlling Class of Notes.

With respect to the issuing entity, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in that issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the issuing entity contained in the indenture.

Duties of the Indenture Trustee

The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the Notes (other than authentication of the Notes) or of any Receivables or the transaction documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the Notes or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The indenture trustee will not independently verify the Receivables. If no event of default has occurred, the indenture trustee is required to perform only those duties specifically required of it under the indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. Except during the continuance of an event of default of which a responsible officer of the indenture trustee has actual knowledge, the indenture trustee will (i) rely as to the truth of the statements and the correctness of the opinions expressed therein on certificate or opinions furnished to the indenture trustee that conform to the requirements of the indenture; and (ii) if pursuant to the sale and servicing agreement, the indenture trustee discovers a representation or warranty with respect to a Receivable is incorrect or that a covenant of the servicer has been breached with respect to a Receivable, the indenture trustee shall give prompt written notice to the servicer, depositor and issuing entity of such incorrectness or breach. The indenture trustee will not be responsible for knowing about any event unless a responsible officer of the indenture trustee has actual knowledge of the event or has received written notice of the event. See “Receivables Underwriting and Servicing Procedures—Servicing Procedures and Requirements.”

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If an event of default has occurred and is continuing of which one of certain officers of the indenture trustee has actual knowledge, the indenture trustee must exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

In addition, the issuing entity will give the indenture trustee and the Hired Agencies prompt written notice of an event of default, and of each default on the part of the servicer or the seller of its obligations under the sale and servicing agreement.

Other than in connection with an asset representations review or a dispute resolution proceeding, the indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture or that litigation at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights. No Noteholder will have any right under the indenture to institute any proceeding with respect to the indenture, other than with respect to the failure by the depositor or the servicer, as applicable to remit payment. A Noteholder’s right to institute any proceeding with respect to the indenture trustee is conditioned upon the Noteholder providing the indenture trustee with written notice of the event of default, and the holders of the Controlling Class evidencing not less than 25% of the voting interests of the Controlling Class having made written request upon the indenture trustee to institute that proceeding in its own name as the indenture trustee under the indenture. No proceeding shall commence unless the Noteholders have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.

Replacement of the Indenture Trustee

The indenture trustee may resign at any time by notifying the issuing entity, the servicer and the administrator (and the administrator will notify the Hired Agencies). The holders of a majority in outstanding amount of the Controlling Class of Notes may remove the indenture trustee if the indenture trustee:

1.	ceases to be eligible to continue as the indenture trustee;

2.	is adjudged to be bankrupt or insolvent;

3.	has a receiver or other public officer take charge of the indenture trustee or its property;

4.	otherwise becomes incapable of acting; or

5.	breaches any representation, warranty or covenant made by it under any transaction document.

Upon the resignation or removal of the indenture trustee, the issuing entity will promptly appoint a successor indenture trustee. All reasonable costs and expenses incurred in connection with removing and replacing the indenture trustee will be paid by the servicer.

Any successor indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 and the time deposits of the successor must have a rating of at least “BBB-” by S&P or “Baa3” by Moody’s or “A-1” by S&P and “Prime-1” by Moody’s.

Material Covenants

The indenture will provide that the issuing entity will not, among other things:

•	except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement, the administration agreement or the other transaction documents with respect to the issuing entity, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

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•	claim any offset from the principal and interest payable in respect of the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state or local law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state; (ii) that entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the issuing entity under the indenture; (iii) no default or event of default shall have occurred and be continuing immediately after the merger or consolidation; (iv) each Hired Agency is given 10 days’ prior written notice of such consolidation or merger and each such Hired Agency has not notified the issuing entity or the indenture trustee in writing that such consolidation or merger will result in a qualification, reduction or withdrawal of its then current rating on any class of Notes; (v) the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any Noteholder; (vi) the parties take any action necessary to maintain the lien and security interest created by the indenture; and (vii) the indenture trustee has received an officer’s certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the indenture and all conditions precedent provided in the indenture have been complied with;

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the financed vehicles and arising solely as a result of an action or omission of the related obligor); or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the indenture, or otherwise in accordance with the transaction documents with respect to the issuing entity.

The issuing entity may not engage in any activity other than as specified in the indenture.

Annual Compliance Statement

The issuing entity will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

If required by TIA Section 313(a), the indenture trustee will mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of specified indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the Notes or the issuing entity property and that has not been previously disclosed.

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Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the indenture trustee for cancellation all the Notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes.

Notices

The administrator, on behalf of the issuing entity, will give the indenture trustee and the Hired Agencies prompt written notice of each event of default under the indenture, and of each default on the part of the servicer or the seller of its obligations under the sale and servicing agreement.

The Noteholders will be notified in writing by the indenture trustee of any event of default, servicer termination event or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer (as defined in the sale and servicing agreement) obtaining actual knowledge of such events.

If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of the related Noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Such notices will be deemed to have been given on the date of that publication or mailing.

Access to Noteholder Lists

The registrar shall furnish or cause to be furnished to the indenture trustee, the owner trustee, the servicer or the administrator, within 15 days after receipt by the registrar of a written request therefrom, a list of the names and addresses of the Noteholders of record of any class as of the most recent Record Date. If three or more Noteholders of any class, or one or more holders of such class evidencing not less than 25% of the outstanding amount of such class, apply in writing to the indenture trustee, and such application states that such Noteholders desire to communicate with other Noteholders with respect to their rights under the indenture or under the Notes and such application is accompanied by a copy of the communication that such Noteholders propose to transmit, then the indenture trustee shall, within five Business Days after the receipt of such application, afford such Noteholders access, during normal business hours, to the current list of Noteholders. The indenture trustee may elect not to afford the Noteholders of record access to the list of Noteholders if it agrees to mail the desired communication by proxy, on behalf of and at the expense of such Noteholders, to all Noteholders of record. Every Noteholder, by receiving and holding a Note, agrees with the indenture trustee and the issuing entity that none of the indenture trustee, the owner trustee, the issuing entity, the servicer or the administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders under the indenture, regardless of the source from which such information was derived. If the indenture trustee shall cease to be the registrar, then thereafter the administrator will furnish or cause to be furnished to the indenture trustee not more than five days after the most recent Record Date or at such other times as the indenture trustee reasonably may request in writing, a list, in such form as the indenture trustee reasonably may require, of the names and addresses of the holders of Notes as of such Record Date.

Governing Law

The indenture and the Notes will be governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

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DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the trust agreement pursuant to which the issuing entity will be operated and the Certificate will be issued. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to all the provisions of the trust agreement.

Authority and Duties of the Owner Trustee

The owner trustee will administer the issuing entity in the interest of the holders of the Certificate (each, a “Certificateholder”), subject to the lien of the indenture, in accordance with the trust agreement and the other transaction documents. In addition, the owner trustee will cooperate with the administrator in carrying out the administrator’s obligation to qualify and preserve the issuing entity’s qualification to do business in each jurisdiction, if any, in which such qualification is or shall be necessary to protect the validity and enforceability of the indenture, the Notes, the Receivables and any other instrument and agreement included in the trust estate; provided that the owner trustee may rely on advice of counsel with respect to such obligation.

The owner trustee will not be required to perform any of the obligations of the issuing entity under the trust agreement or the other transaction documents that are required to be performed by the administrator under the administration agreement. In addition, the owner trustee shall have no liability or obligation to perform the obligations of the issuing entity under the transaction documents other than as set forth in the trust agreement. The owner trustee is required to perform only those duties specifically required of it under the trust agreement. In addition to making distributions to the depositor, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The trust agreement may say that the owner trustee will not be responsible for knowing about any event unless an officer of the owner trustee has actual knowledge of the event or has received written notice of the event.

The owner trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the issuing entity property except in accordance with (i) the powers granted to and the authority conferred upon the owner trustee pursuant to the trust agreement, (ii) the other transaction documents to which the issuing entity or the owner trustee is a party, and (iii) any document or instruction delivered to the owner trustee pursuant to the trust agreement.

The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the Notes or of any Receivables or transaction documents and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the Notes or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The owner trustee will not independently verify the Receivables.

Restrictions on Actions by the Owner Trustee

The owner trustee may not:

1.	initiate or settle any claim or lawsuit involving the issuing entity (except claims or lawsuits brought in connection with the collection of the Receivables);

2.	file an amendment to the certificate of trust for the issuing entity (unless such amendment is required to be filed under applicable law);

3.	amend the indenture in circumstances where the consent of any Noteholder is required;

4.	amend the indenture where Noteholder consent is not required if such amendment materially adversely affects the Certificateholder;

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5.	amend the administration agreement, if such amendment materially adversely affects the interests of the Certificateholder;

6.	appoint a successor note registrar, certificate registrar or indenture trustee or consent to assignment of their respective obligations under the indenture and trust agreement, as applicable, by the note registrar, certificate registrar, paying agent or indenture trustee;

7.	consent to the calling or waiver of any default of any transaction document;

8.	consent to the assignment by the indenture trustee or servicer of their respective obligations under any transaction document, unless permitted in the transaction documents;

9.	except as provided in the trust agreement, dissolve, terminate or liquidate the issuing entity in whole or in part;

10.	merge or consolidate the issuing entity with or into any other entity, or convey or transfer all or substantially all of the issuing entity’s assets to any other entity;

11.	cause the issuing entity to incur, assume or guaranty any indebtedness other than as set forth in the trust agreement or the transaction documents;

12.	do any act that conflicts with any other transaction document;

13.	do any act that would make it impossible to carry on the ordinary business of the issuing entity as described in the trust agreement;

14.	confess a judgment against the issuing entity;

15.	possess issuing entity assets, or assign the issuing entity’s right to property, for other than a trust purpose;

16.	cause the issuing entity to lend any funds to any entity, unless permitted in the transaction documents; or

17.	change the issuing entity’s purpose and powers from those set forth in the trust agreement;

unless (1) the owner trustee provides 30 days’ written notice thereof to the servicer and (2) the servicer does not object in writing any such proposed amendment within 30 days of that notice.

In addition, the issuing entity may not commingle its assets with those of any other entity. The issuing entity must maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth in the trust agreement, the issuing entity shall not pay the indebtedness, operating expenses and liabilities of any other entity. The issuing entity shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the depositor and the servicer.

The owner trustee shall not have the power, except upon the direction of the servicer and to the extent otherwise consistent with the transaction documents, to (i) remove or replace the indenture trustee, (ii) institute proceedings to have the issuing entity declared or adjudicated a bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the issuing entity, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity, (vi) make any assignment for the benefit of the issuing entity’s creditors, (vii) cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, (viii) take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”). So long as the indenture remains in effect, to the extent permitted by applicable law, no Certificateholder shall have the power to take, and shall not

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take, any Bankruptcy Action with respect to the issuing entity or direct the owner trustee to take any Bankruptcy Action with respect to the issuing entity.

Restrictions on Servicer’s Powers

The servicer will not direct the owner trustee, and the owner trustee is not obligated to follow any direction from the servicer, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligation of the issuing entity or the owner trustee under the trust agreement or any of the other transaction documents or (ii) would be contrary to the purpose of the issuing entity.

Liabilities and Indemnification

The administrator will indemnify the owner trustee for any and all liabilities, obligations, losses, damages, taxes (excluding any net income, profits, franchise or similar taxes on income earned by the owner trustee), claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever, which may at any time be imposed on, incurred by, or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the transaction documents, the trust estate, the administration of the trust estate or the action or inaction of the owner trustee under the trust agreement. The administrator will not indemnify the owner trustee for expenses resulting from the willful misconduct or negligence of that owner trustee, or for the inaccuracy of any representation or warranty of such owner trustee in the trust agreement. The owner trustee will not be liable for:

1.	any error in judgment of any officer of the owner trustee;

2.	any action taken or omitted to be taken in accordance with the instructions of any Certificateholder, the administrator or the servicer.

3.	indebtedness evidenced by or arising under any of the transaction documents, including the principal of and interest on the Notes; or

4.	the default or misconduct of the administrator, the servicer, the depositor or the indenture trustee or any other person under any of the transaction documents or otherwise.

Other than in connection with an asset representations review or a dispute resolution proceeding, the owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement, or to institute, conduct or defend any litigation under the trust agreement or otherwise or in relation to the trust agreement or any transaction document, at the request, order or direction of the servicer unless such servicer has offered to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee therein or thereby. In addition, the owner trustee will not be responsible for or in respect of the validity or sufficiency of the trust agreement or for the due execution thereof by the depositor or for the form, character, genuineness, sufficiency, value or validity of any of the trust estate or for or in respect of the validity or sufficiency of the other transaction documents, other than the certificate of authentication of the Certificate, and the owner trustee will in no event be deemed to have assumed or incurred any liability, duty or obligation to any Noteholder or any Certificateholder, other than as expressly provided for in the trust agreement or expressly agreed to in the other transaction documents.

Resignation and Removal of the Owner Trustee

The owner trustee may resign at any time upon written notice to the administrator and the indenture trustee, whereupon the administrator will be obligated to appoint a successor owner trustee. The administrator may remove the owner trustee if that owner trustee becomes bankrupt or insolvent or a receiver of the owner trustee or its property is appointed, or any public officer takes charge or control of the owner trustee or its property for the purpose of rehabilitation, conservation or liquidation, or becomes legally unable to act. Upon removal of the owner trustee, the administrator will appoint a successor owner trustee. The administrator will be required to deliver notice of such resignation or removal of the owner trustee and the appointment of a successor owner trustee to each Hired Agency.

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The owner trustee and any successor thereto must at all times:

1.	be a corporation or banking association satisfying the provisions of Section 3807(a) of the Statutory Trust Act of Delaware;

2.	be authorized to exercise corporate trust powers;

3.	be subject to supervision or examination by federal or state authorities; and

4.	have a combined capital and surplus of at least $50 million.

Actions by Certificateholder and Owner Trustee with Respect to Certain Matters

The owner trustee may not, except upon the directions of the Certificateholder and the servicer, remove or appoint a successor administrator pursuant to the administration agreement, remove the servicer pursuant to the sale and servicing agreement, or sell the Receivables after the termination of the indenture, except as expressly provided in the transaction documents. However, the owner trustee will not be required to follow any directions of the servicer if doing so would be contrary to any obligation of the owner trustee or the issuing entity. The owner trustee may not commence a voluntary proceeding in bankruptcy relating to the issuing entity without the unanimous prior approval of the Certificateholder and a delivery to the owner trustee of a written certification by the Certificateholder that it reasonably believes that the issuing entity is insolvent. See “Description of the Trust Agreement―Restrictions on Actions by Owner Trustee” for a discussion of the limitations of the Certificateholder to direct the owner trustee with respect to an issuing entity bankruptcy proceeding.

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FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Amounts and amounts on deposit in the Reserve Account for the related Collection Period.

Party	Amount of Fee	Priority in Distribution

Servicer(1)	An amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first Payment Date, 48/360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cut-off Date)	Payable prior to payment of principal of and interest on the Notes

Indenture Trustee	Expenses and indemnification payments(2)	Prior to an event of default and acceleration of the Notes, payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

Owner Trustee	$3,000 per annum plus expenses and indemnification payments(2)	Prior to an event of default and acceleration of the Notes, payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

Asset Representations Reviewer	$7,500 per annum plus expenses and indemnification payments(2)	Prior to an event of default and acceleration of the Notes, payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

Asset Representations Review Expenses	Up to $200 for each Subject Receivable on completion of an asset representations review	Prior to an event of default and acceleration of the Notes, payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

(1)	The formula for calculating the Servicing Fee may not be changed without an amendment to the sale and servicing agreement as described under “Description of the Transaction Documents—Servicing Compensation.”
(2)	HCA, as servicer, is required to pay the fees, expenses and indemnity payments of the indenture trustee, the owner trustee and the asset representations reviewer pursuant to the transaction documents. To the extent not paid by HCA any amounts due to the indenture trustee, the owner trustee or the asset representations reviewer for reimbursement of expenses or in respect of indemnification owed will be paid as described under “The Notes—Payment of Distributable Amounts.”

AFFILIATED ENTITIES PARTY TO TRANSACTION

The seller/sponsor/servicer/administrator, the depositor and the issuing entity are all affiliated. A portion of the Receivables purchased by the issuing entity pursuant to the sale and servicing agreement were previously financed through a warehouse financing facility. See “Overview of HCA Retail Loan Financing Operations—Securitization” and “Use of Proceeds” above.

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REPORTS TO BE FILED WITH THE SEC

Filings with the SEC relating to the Notes will be made under both the names of the depositor and the issuing entity, under the SEC file numbers 333-205844 and 333-205844-02. The reports to be filed with the SEC include the monthly reports to be filed under Form 10-D, annual reports filed under Form 10-K and current reports filed under Form 8-K. In addition, the registration statement of which this prospectus is a part and any Rule 424 (of the Securities Act of 1933, as amended) prospectuses will also be on file with the SEC. See “The Notes–Reports by the Indenture Trustee to the Noteholders” for a discussion regarding availability of reports filed with the SEC. The reports and the registration statement may be read or copied at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549 on official business days between the hours of 10 a.m. and 3 p.m. Copies of those documents may be requested upon payment of a duplicating fee, by writing to the SEC. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the issuing entity, the sponsor, the servicer, the depositor, the asset representations reviewer, the owner trustee or the indenture trustee that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the Notes.

RATINGS

The sponsor expects that the Notes will receive credit ratings from two Hired Agencies. The ratings of the Notes will address the likelihood of the payment of principal and interest on the Notes according to their terms. Each Hired Agency rating the Notes will monitor the ratings using its normal surveillance procedures. Any Hired Agency may change or withdraw an assigned rating at any time. Any rating action taken by one Hired Agency may not necessarily be taken by the other Hired Agency. No transaction party will be responsible for monitoring any changes to the ratings on the Notes.

ANNUAL STATEMENTS AS TO COMPLIANCE

The issuing entity will be required to provide an annual officer’s certificate certifying its compliance with the indenture as described above under “Description of the Indenture—Annual Compliance Statement.” In addition, the servicer will be required to provide an annual officer’s certificate certifying its compliance with the sale and servicing agreement and an annual report by a firm of independent certified public accountants to the effect that servicing has been conducted in compliance with the sale and servicing agreement, each as described under “Description of the Transaction Documents—Evidence as to Compliance” to the extent required by Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) (“Regulation AB”) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time. The servicer is also obligated to annually provide a servicer compliance statement and a certification as to servicing criteria, each of which must be attested to by an accountant, each as described under “Description of the Transaction Documents—Evidence as to Compliance” to the extent required by Regulation AB. There will not otherwise be any general periodic evidence of the absence of a default or compliance with the terms of the transaction documents.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 has been

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amended recently to include additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of the Class A-1 Notes, you or your advisor should consider these requirements before making a purchase.

Requirements for Certain European Investors and Their Affiliates

Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), place certain conditions on investments in asset-backed securities by credit institutions and investment firms (together referred to as “institutions”) regulated in European Union (EU) member states and in other countries in the European Economic Area (EEA) and by certain affiliates of those institutions. Articles 404-410 of CRR are supplemented by regulatory technical standards contained in Commission Delegated Regulation (EU) No. 625/2014 of March 13, 2014 and by implementing technical standards contained in Commission Implementing Regulation (EU) No 602/2014 of June 4, 2014, which provide greater detail on the interpretation and implementation of those Articles. CRR has direct effect in EU member states and is expected to be implemented by national legislation or rulemaking in the other EEA countries.

CRR Article 405 requires an institution not to invest in any securitization position (as defined in CRR) unless the sponsor, originator or original lender has disclosed to investors that it will retain a material net economic interest of not less than 5 percent in the securitization transaction. Prior to investing in a securitization position, and on an ongoing basis thereafter, the regulated institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406. Under CRR Article 407, an institution that fails to comply with the requirements of CRR Article 405 or 406 will be subject to an additional regulatory capital charge.

Risk retention and due diligence requirements similar to those in CRR Articles 405 and 406 apply to alternative investment fund managers that are required to become authorized under EU Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”), pursuant to Article 17 of the AIFMD and Chapter III, Section 5 of Regulation 231/2013 supplementing the AIFMD, and to insurance and reinsurance companies subject to regulation under EU Directive 2009/138/EC, as amended (“Solvency II” ), pursuant to Article 135(2) of Solvency II and Articles 254-257 of Commission Delegated Regulation (EU) 2015/35 supplementing Solvency II. Similar requirements are expected to apply in future to other types of EEA-regulated institutional investors such as undertakings for collective investments in transferrable securities (UCITS) funds. All such existing and similar requirements together are referred to in this prospectus as “EU Retention Rules”). EU Retention Rules, when implemented, may apply to investments in securities already issued, including the notes offered by this prospectus. The EU Retention Rules for different types of regulated investors are not identical to those in CRR Articles 405 and 406, and, in particular, additional due diligence obligations apply to alternative investment fund managers and to insurance and reinsurance companies.

On September 30, 2015, the European Commission published a legislative proposal for an EU regulatory framework for securitization that, if finalized and adopted as proposed, would repeal the current EU Retention Rules and replace them with a single regime that would apply to the various types of regulated institutional investors. Until the proposed regulatory framework is considered and adopted by the European Parliament and Council, it is not possible to tell what effect it might have in relation to investments in the notes offered by this prospectus. Prospective investors are themselves responsible for monitoring and assessing any changes to the EU Retention Rules.

None of the originator, the depositor nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus or to provide any additional information that may be required to enable a credit institution, investment firm, alternative investment fund manager or other investor to satisfy the due diligence and monitoring requirements of any EU Retention Rules.

Failure by an investor or investment manager to comply with any applicable EU Retention Rules with respect to an investment in the notes offered by this prospectus may result in the imposition of a penalty regulatory

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capital charge on that investment or of other regulatory sanctions. EU Retention Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of affected investors and investment managers and have an adverse impact on the value and liquidity of the notes offered by this prospectus. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable EU Retention Rules or other applicable regulations and the suitability of the offered notes for investment.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will be relying on an exclusion of exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the Receivables by HCA to the depositor, and by the depositor to the issuing entity, and the pledge thereof to the indenture trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the Receivables.

Under the sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the Receivables. The servicer or a subservicer, as the custodian, will have physical possession of the Receivables. While the Receivables will not be physically marked to indicate the ownership interest thereof by the issuing entity, appropriate UCC financing statements reflecting the transfer and assignment of the Receivables by HCA to the depositor and by the depositor to the issuing entity will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the Receivables. If, through inadvertence or otherwise, any of the Receivables were sold or pledged to another party who purchased the Receivables in the ordinary course of its business and took possession of the original physical contracts (or “chattel paper”) for the Receivables, the purchaser would acquire an interest in the Receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the Receivables for value, in good faith, in the ordinary course of business and without actual knowledge that the purchase violated the rights of the issuing entity or the indenture trustee, as applicable, in the Receivables, which could cause investors to suffer losses on their Notes.

Generally, the rights held by assignees of the Receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the Receivable and any defense or claim in recoupment arising from the transaction giving rise to the Receivables; and

•	any other defense or claim of the obligor against the assignor of such Receivable which accrues before the obligor receives notification of the assignment. Because the depositor is not obligated to, and does not intend to, give the obligors notice of the assignment of any of the Receivables, the issuing entity and the indenture trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the Receivable.

HCA typically takes physical possession of the signed original retail installment sale contracts to assure that it has priority in its rights under the Receivables against the dealers and their respective creditors. Under the

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UCC, a purchaser of tangible chattel paper who takes physical possession of the chattel paper has priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment sale contract is amended and the purchaser does not or is unable to take physical possession of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuer’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the Receivables have been originated, retail installment sale contracts such as the Receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The Receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle certificate of title laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by the notation of the secured party’s lien on the vehicle’s certificate of title. In most cases, the certificate of title exists in physical form and will be held by the servicer. In certain other states, certificates of title and the notation of the related lien may be maintained in the electronic records of the applicable Department of Motor Vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. HCA will warrant to the depositor that the originating vehicle dealer has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the Receivables and that the security interest has been assigned to the issuing entity or that all steps will be taken to obtain such security interest and other such assignments. If, because of clerical errors or otherwise, the notation of the security interest on the certificate of title relating to a financed vehicle is not effected or maintained, the issuing entity may not have a first priority security interest in that financed vehicle.

If the originating vehicle dealer did not take the steps necessary to cause its security interest to be noted on the certificate of title for a financed vehicle until after 30 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related Receivable becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case HCA, and subsequently, the depositor, the issuing entity and the indenture trustee would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. HCA will sell the Receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the Receivables and assign the security interest in each financed vehicle to the issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity, except where applicable law requires, will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, HCA will continue to be named as the secured party on the certificates of title relating to the financed vehicles. Under the UCC, assignments such as those under the receivables purchase agreement or sale and servicing agreement are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the issuing entity as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuing entity could be released, another person may acquire ownership of the motor vehicle free of the security interest of the depositor, the issuing entity and the indenture trustee, or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity.

In the absence of fraud, forgery or neglect by the financed vehicle owner or the servicer or administrative error by state recording officials, notation of the lien of HCA generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which HCA has failed to perfect the security interest assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

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Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, HCA would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts, HCA takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. For example, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the Receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. The Code also grants priority to specified U.S. federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. HCA will represent and warrant to the depositor in the receivables purchase agreement and the depositor will represent and warrant to the issuing entity in the sale and servicing agreement that, as of the Closing Date, each security interest is prior to all other present liens. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee or any Noteholder in respect of the issuing entity if a lien arises or confiscation occurs that would not give rise to the seller’s or the servicer’s, as the case may be, repurchase obligation under the sale and servicing agreement or the seller’s repurchase obligation under the receivables purchase agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except as specifically limited by other state laws. Among the UCC remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless the exercise of that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession or it is not possible to exercise self-help without breaching the peace (e.g. where the vehicle is stored in a locked garage), or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of

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conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the repossession of the vehicle and be given a time period within which the obligor may cure the default and resume performance of the contract prior to liquidation. Generally, this right of reinstatement may be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due on the contract. Additionally, in every state, the obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid outstanding principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of resale (except where state law may require crediting the account with the fair market value of the vehicle) of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment.

The UCC also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the UCC permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

On rare occasions, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of credit terms and limitations on credit terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, Regulations B

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and Z promulgated by the Consumer Financial Protection Bureau (“CFPB”), the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sale contracts, retail installment sale contracts, unfair or deceptive practices acts including requirements regarding the adequate disclosure of credit terms and limitations on credit terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for or may be subject to claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “holder-in-due-course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

Most of the Receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims are limited to a maximum liability equal to the amounts paid by the obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the seller’s and servicer’s representations and warranties under the sale and servicing agreement and a breach of the seller’s warranties under the receivables purchase agreement and would, if the breach materially and adversely affects the interests of the Noteholders in such Receivable, create an obligation of the seller or the servicer, as the case may be, to repurchase the Receivable unless the breach is cured. The seller will represent in the receivables purchase agreement that each of the Receivables, and the sale of the related financed vehicle thereunder, complied at the time it was originated or made in all material respects with all requirements of law in effect at that time and applicable to such Receivable.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the Noteholders from amounts available under a credit enhancement mechanism, could result in losses to Noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the

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United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and retail automobile leases. HCA is subject to the CFPB’s supervisory and enforcement authority. The CFPB has issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulation, for automobile lenders that permit automobile dealers to charge the consumer an interest rate that is higher than the rate the lender provides the dealer for a consumer. This increased rate is typically called a “dealer markup.” The CFPB, the New York State Department of Financial Services and the Department of Justice have contacted HCA and other auto finance providers to request information about discretionary pricing practices, including allowing dealer markups. In addition, we understand that the CFPB has also begun investigations of other auto finance providers concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products. If any of these practices with respect to any of the Receivables were found to violate the Equal Credit Opportunity Act or other laws, the seller or the sponsor could be obligated to repurchase from the issuing entity any Receivable that fails to comply with law. In addition, the depositor, the sponsor or the issuing entity could possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the Receivables or your investment in the securities, see “Risk Factors—The failure of receivables to comply with consumer protection laws may result in losses on your investment.”

Certain Matters Relating to Bankruptcy

In structuring the transactions contemplated by this prospectus, the depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by HCA, under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”), will result in consolidation of the assets and liabilities of the depositor with those of HCA. These steps include the creation of the depositor as a limited purpose entity pursuant to organizational documents containing limitations (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the depositor granted a security interest in the Receivables to the issuing entity, and that interest was validly perfected before the bankruptcy or insolvency of HCA and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud HCA or its creditors, that security interest should not be subject to avoidance, and payments to the issuing entity with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of HCA.

However, delays in payments on the Notes and possible reductions in the amount of those payments could occur if:

1.	a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of HCA in the event of the application of applicable Insolvency Laws to HCA;

2.	a filing were made under any Insolvency Law by or against the depositor; or

3.	an attempt were to be made to litigate any of the foregoing issues.

On the Closing Date, counsel to the depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a bankruptcy case in respect of HCA under Title 11 of the United States Bankruptcy Code, the property of the depositor would not properly be substantively consolidated with the property of the bankruptcy estate of HCA. Among other things, that opinion will assume that each of the depositor and HCA will follow specified procedures

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in the conduct of its respective affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and HCA intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of HCA.

HCA will warrant in the receivables purchase agreement that the sale of the Receivables by it to the depositor is a valid sale. Notwithstanding the foregoing, if HCA were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the depositor should instead be treated as a pledge of those receivables to secure a borrowing by HCA. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes (and possible reductions in the amount of payments) could occur. In addition, if the transfer of Receivables to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of HCA arising before the transfer of a Receivable to the depositor may have priority over the depositor’s interest in that Receivable. Also, while HCA is the servicer, cash collections on the Receivables may be commingled with general funds of HCA and, in the event of a bankruptcy of HCA, a court may conclude that the issuing entity does not have a perfected interest in those collections.

HCA and the depositor will treat the transactions described in this prospectus as a sale of the Receivables to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the receivables if HCA were to become a debtor in a bankruptcy case.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including HCA, the depositor or the issuing entity, or its creditors.

Potential Applicability to HCA, the Depositor and the Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of HCA. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of HCA (1) the FDIC would have to be appointed as receiver for HCA under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of HCA. If the FDIC is appointed as receiver under OLA for the issuing entity or the depositor as a covered subsidiary of HCA, the FDIC will have all the powers and rights with respect to the issuing entity or the depositor that it has with respect to a covered financial company under OLA.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of HCA would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given

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that OLA would not apply to HCA, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of HCA or of a covered subsidiary under OLA, including the issuing entity or the depositor, the FDIC would have various powers under OLA, including the power to repudiate any contract to which HCA or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of HCA’s affairs. In January 2011, the then acting-General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include HCA or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include HCA or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. The advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, it remains in effect as of the date of this prospectus. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving HCA or its subsidiaries (including the depositor or the issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Among the contracts that might be repudiated are the receivables purchase agreement between HCA, as seller and the depositor, the sale and servicing agreement and the administration agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect HCA’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of HCA or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

We will structure the transfer of Receivables under the receivables purchase agreement between HCA and the depositor with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, HCA believes that the FDIC would not be able to recover the Receivables transferred under the receivables purchase agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the receivables purchase agreement would be treated as having made a loan to HCA, secured by the transferred Receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the issuing entity were placed in receivership under OLA, this repudiation power would extend to the Notes. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

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Regardless of whether the transfers under the receivables purchase agreement are respected as legal true sales, as receiver for HCA or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables; or

•	if the issuing entity were a covered subsidiary, require the indenture trustee or the Noteholders to go through an administrative claims procedure to establish its rights to payments on the Notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against HCA or a covered subsidiary (including the depositor or the issuing entity); or

•	repudiate HCA’s ongoing servicing obligations under the sale and servicing agreement, such as its duty to collect and remit payments or otherwise service the Receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which HCA or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of HCA or any covered subsidiary or affect any contractual rights of HCA or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If the issuing entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of the issuing entity. In such an event, the Noteholders would have a secured claim in the receivership of the issuing entity or “actual direct compensatory damages” as described above but delays in payments on such Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for HCA, the depositor or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If HCA or its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by HCA perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the FDIC Counsel issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the FDIC Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA and the final rule, the transfer of the receivables by HCA would not be avoidable by the FDIC as a preference under OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Repurchase Obligation

HCA will make representations and warranties in the transaction documents that each Receivable complied at the time it was originated or made in all material respects with all requirements of law in effect that that time and

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applicable to such Receivable. If any representation or warranty proves to be incorrect with respect to any Receivable, has certain material and adverse effects and is not timely cured, HCA will be required under the transaction documents to repurchase the affected Receivables. HCA is subject from time to time to litigation alleging that the Receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of HCA’s representations or warranties.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that an issuing entity could fail to have some required licenses or permits. In that event, the applicable issuing entity could be subject to liability or other adverse consequences.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status after a request for relief by the obligor. In addition, some states, including California, allow members of the National Guard to extend payments on any contract obligation if called into active service for a period exceeding 7 days by the governors of such states. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the Receivables. In addition, the Servicemembers Civil Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related financed vehicle during the obligor’s period of active duty status. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the issuing entity’s rights with respect to the Receivable and the related financed vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Noteholders from amounts on deposit in the reserve account, could result in losses to the Noteholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes of any series. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the conclusions set forth below, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties, or any other U.S. federal income tax laws, including U.S. federal estate and gift tax laws and laws relating to the Medicare unearned income tax. The following discussion also does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to the Noteholders in light of their particular investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the U.S. federal income tax laws, including:

•	financial institutions;

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•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	regulated investment companies and common trust funds;

•	persons that hold the notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	United States Holders (defined below) that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes at their issue price in the initial distribution thereof, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. The tax consequences to a partner of a partnership holding the notes generally depend on the status of the partner and the activities of the partnership. Such partner is encouraged to consult its own tax advisor as to such tax consequences.

PROSPECTIVE PURCHASERS OF THE NOTES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, IN ADDITION TO THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Tax Treatment of Issuing Entity

At closing the issuing entity will be disregarded as separate from its beneficial owner for U.S. federal income tax purposes but may be treated as a partnership should the beneficial owner transfer the certificate or should the issuing entity issue any additional certificates to another party (that is not treated as the same person as the current beneficial owner for U.S. federal income tax purposes) or should any of the notes be characterized by the IRS as equity of the issuing entity.

If the issuing entity is treated as a partnership for U.S. federal income tax purposes, new audit rules, currently scheduled to become effective for tax years beginning in 2018, would generally apply to the issuing entity. Under the new rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.

Opinions

Upon the issuance of each series of notes, in Special Federal Tax Counsel’s opinion, the notes (other than notes, if any, retained by: (i) the issuing entity or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes, (ii) a member of an expanded group (as defined in Proposed Treasury Regulation section 1.385-1(b)(3) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes), (iii) a “controlled partnership” (as defined in proposed Treasury Regulation section 1.385-1(b)(1)) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in preceding clause (ii) or (iii)) will be treated as debt for U.S. federal income tax purposes and the issuing entity will not be classified as an association taxable as

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a corporation or as a publicly traded partnership taxable as a corporation. This opinion is based in part on the fact that the depositor and each Noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, as well as on such other assumptions as may be described in such opinion.

In addition, as to any notes offered pursuant hereto, Special Federal Tax Counsel is of the opinion that the statements made in the following discussion, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date hereof.

The opinion of Special Federal Tax Counsel specifically addresses only those issues specifically identified above as being covered by that opinion. Special Tax Counsel has not been asked to opine on any other U.S. federal income tax matter or on any state or local income tax matter related to any issuer or any notes issued by such issuer. Special Federal Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “—State and Local Tax Consequences.”

The following discussion assumes that the notes will be treated as debt for U.S. federal income tax purposes.

United States Holders

For purposes of this discussion, “United States Holder” means a beneficial owner of notes who or that is:

•	an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	an entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, that has validly elected to be treated as a United States person.

The treatment of a partner in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) that owns notes will depend on the status of the partner and the activities of the partnership. Persons who are partners in a partnership that owns notes should consult their tax advisors regarding the consequences of the partnership’s investment in the notes.

Stated Interest

Each issuing entity will take the position that the possibility that payments of stated interest on the notes would be deferred pursuant to the terms of the notes is remote and such payments will be treated as “qualified stated interest” for purposes of determining the applicability of the OID (as defined below) rules to the notes, and the following discussion assumes that such position is respected. Payments of stated interest on the notes (other than Short-Term Notes (as defined below)) generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. If the possibility of interest deferral on all or certain classes of notes is determined to be not remote as of the issue date, or if interest with respect to a class of notes is not timely paid, then all stated interest on such notes, or interest accruing on such notes after the date on which interest is not timely paid, as the case may be, should be treated as original issue discount (“OID”) which would be required to be accrued annually into taxable income by all United States Holders regardless of whether they use the accrual or cash method of accounting.

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Original Issue Discount

Except as discussed below with respect to Short-Term Notes, it is not expected that any of the notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made on the note except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at an interest rate or rates that satisfy requirements under the Treasury Regulations. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a United States Holder would be required to include OID in income over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash payment on a note (other than qualified stated interest) would be treated as an amount already included in income to the extent of the accrued OID that has not been allocated to prior payments, or as a repayment of principal. Even if a note has OID that is subject to the de minimis exception, a United States Holder must include such OID in income (which will be treated as gain from a taxable disposition subject to the rules discussed below in “—Disposition of Notes”) proportionately as principal payments are made on that note.

If payments under the notes may be accelerated by reason of prepayments of other obligations securing such notes, Section 1272(a)(6) of the Code may apply to such notes, in which case the issuing entity will, in computing OID with respect to the notes, determine the amount of OID to be included in income annually by United States Holders under an income accrual method using an assumption as to the expected prepayments on the notes.

Notes that have a fixed maturity date of not more than one year from the issue date (“Short-Term Notes”) will be treated as “short-term obligations” that are subject to special rules under the Code. No interest on a Short-Term Note will be considered “qualified stated interest” and all payments on such note in excess of such note’s issue price will be treated as OID. United States Holders that use an accrual method of accounting for U.S. federal income tax purposes and certain other United States Holders, including certain pass-through entities, generally are required to accrue such OID on a straight-line basis. However, United States Holders accruing OID on Short-Term Notes may irrevocably elect (on an obligation-by-obligation basis) to accrue OID under a constant yield method based on daily compounding. A United States Holder that uses the cash method of accounting and is not otherwise required under the rules applicable to short-term obligations to accrue interest in respect of a Short-Term Note, may recognize OID when payments thereof are actually or constructively received. However, such taxpayers may elect to accrue OID (on a straight-line basis unless an election is made to accrue on a constant yield basis as described above), and this election will apply to all short-term obligations acquired by the taxpayer on or after the first day of the taxable year to which such election applies, unless revoked with the consent of the IRS. If a United States Holder is not required, and does not elect, to accrue OID with respect to its short-term obligations, any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, the OID accrued on a constant yield method based on daily compounding) through the date of sale, exchange, redemption, retirement or other taxable disposition. In addition, United States Holders that are not required, and do not elect, to accrue OID on a Short-Term Note are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount equal to the deferred income with respect to such note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred income is recognized.

Amortizable Bond Premium

No series of notes will be issued with amortizable bond premium. If a United States Holder purchases a note for an amount in excess of the stated redemption price at maturity, the holder will be considered to have purchased the note with “amortizable bond premium” equal in amount to the excess. Generally, a United States Holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method, over the remaining term of the

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note (ignoring any issuing entity option to redeem the notes at 100% of the principal amount). If the notes are subject to call provisions at the issuing entity’s option, a United States Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If such holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss it would otherwise recognize on disposition of the note. A United States Holder who elects to amortize bond premium must reduce the holder’s tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS. If the notes are subject to Section 1272(a)(6) of the Code, it is unclear whether a Prepayment Assumption should be taken into account in determining the term of the notes. United States Holders should note that the Treasury Regulations on amortizing bond premium do not apply to notes that are subject to Section 1272(a)(6) of the Code and are encouraged to consult their own tax advisors regarding the amortization of any such bond premium.

Sale or other Taxable Disposition of Notes

If a United States Holder sells a note or otherwise disposes of a note in a taxable transaction, such holder will recognize gain or loss in an amount equal to the difference between the amount realized for the note (excluding an amount for accrued interest not previously included in income which will be treated as ordinary) and such holder’s adjusted tax basis in the note. The adjusted tax basis of the note will equal such holder’s cost for the note, increased by any OID previously included by such holder in income from the note and decreased by any bond premium previously amortized and any payments previously received by such holder on the note other than qualified stated interest. Any gain or loss will be capital gain or loss if the note was held as a capital asset. Capital gain or loss will be long-term if the note was held by the United States Holder for more than one year. The deductibility of capital losses by a United States Holder is subject to limitations.

Information Reporting and Backup Withholding

Each issuing entity, its paying agent, or in certain circumstances, an intermediary, generally will be required to report annually to the IRS, and to each United States Holder of record, the amount of interest (and OID) relating to the notes, and the amount withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts. Each United States Holder will be required to provide to the issuing entity, its paying agent or, in certain circumstances, an intermediary, IRS Form W-9 or other similar form signed under penalties of perjury and containing such holder’s name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt United States Holder fails to provide the required certification, backup withholding at the currently applicable rate will apply to amounts otherwise payable to such holder. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS. United States Holders are encouraged to consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Non-United States Holders

A “Non-United States Holder” is a beneficial owner of the notes (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) who or that is not a United States Holder.

Stated Interest and Original Issue Discount

Subject to the discussions below regarding FATCA and backup withholding, interest (including OID, if any) paid to a Non-United States Holder will not be subject to U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuing entity’s or depositor’s equity;

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•	such holder is not a controlled foreign corporation that is related to the issuing entity or depositor through stock ownership and is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	either (1) the Non-United States Holder certifies in a statement provided to the issuing entity or its paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-United States Holder certifies to the issuing entity or its paying agent under penalties of perjury that it, or the financial institution between it and the Non-United States Holder, has received from the Non-United States Holder a statement, under penalties of perjury, that such holder is not a “United States person” and provides the issuing entity or its paying agent with a copy of such statement or (3) the Non-United States Holder holds its notes directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a Non-United States Holder may be entitled to an exemption from withholding tax if the interest is effectively connected to a United States trade or business as described below, or to a reduction in, or an exemption from, withholding tax on interest under a tax treaty between the United States and the Non-United States Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a Non-United States Holder must generally complete IRS Form W-8BEN or Form W-8BEN-E, depending on the beneficial owner’s circumstances, and claim this exemption on the form. In some cases, a Non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

The certification requirements described above may require a Non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that:

•	the certification described above be provided by the partners; and

•	the partnership provide certain information.

Further, a look-through rule will apply in the case of tiered partnerships. Special rules are applicable to intermediaries. Prospective investors are encouraged to consult their tax advisors regarding the certification requirements applicable to their specific situation.

Sale or Other Taxable Disposition of the Notes

Subject to the discussions below regarding FATCA and backup withholding, a Non-United States Holder will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note so long as (i) the gain is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States (or if a tax treaty applies, the gain is not attributable to a permanent establishment maintained by such Non-United States Holder in the United States) and (ii) in the case of a Non-United States Holder who is an individual, such Non-United States Holder is not present in the United States for 183 days or more in the taxable year of the disposition or certain other conditions are met.

United States Trade or Business

If interest or gain from a disposition of the notes is effectively connected with a Non-United States Holder’s conduct of a United States trade or business, or if an income tax treaty applies and the Non-United States Holder maintains a United States “permanent establishment” to which the interest or gain is generally attributable, the Non-United States Holder may be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of

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its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Information Reporting and Backup Withholding

Backup withholding will likely not apply to payments of principal or interest made by the issuing entity or its paying agents, in their capacities as such, to a Non-United States Holder of a note if the holder is exempt from withholding tax on interest as described above. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition by a Non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a United States person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

Payment of the proceeds from a disposition by a Non-United States Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

Non-United States Holders are encouraged to consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the issuing entity or its agent (or other payor) knows or has reasons to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and any excess may be refundable, provided the required information is furnished timely to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code and the regulations thereunder (“FATCA”), withholding may be required on certain payments —including payments of U.S. source dividends, interest and other fixed payments and, beginning January 1, 2019, proceeds from the disposition of property producing such payments—to holders of notes (including intermediaries) who do not provide certain information to the trust or other applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the trust nor any paying agent nor any other person would, pursuant to the conditions of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected.  Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the

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withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. Noteholders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

Related-Party Note Acquisition Considerations

The U.S. Treasury and the IRS recently issued Treasury Regulations in proposed form that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). If these proposed Treasury Regulations are published as final in their current form or substantially similar form, it is expected that any notes treated as stock under these rules would be automatically converted back to debt when acquired by a beneficial owner that is not an applicable related party, although the application of the proposed Treasury Regulations in this regard is not entirely clear. In the event that such conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time, it is possible that such instrument could constitute equity in the issuing entity for U.S. federal income tax purposes. In this regard, you should consider the discussion in “—Possible Alternative Treatments of the Notes and the Issuing Entity”. In the event that such conversion results in a debt instrument, the tax treatment of such a note may not be entirely clear and may have tax characteristics differing from notes of the same class that were not previously held by a related party. It is impossible to predict if or when the proposed Treasury Regulations may be adopted as final Treasury Regulations. The proposed Treasury Regulations are complex and may be changed before they are finalized. We urge you to consult your tax advisors regarding the possible effects of the new rules.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, it is the opinion of Special Federal Tax Counsel to the issuing entity that the notes will be characterized as debt for U.S. federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for U.S. federal income tax purposes, such notes might be treated as equity interests in the issuing entity. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership. Additionally, even if all the notes were treated as debt for U.S. federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for U.S. federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership.

A partnership is generally not subject to an entity level tax for U.S. federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected Holders, according to their respective interests therein. Under current law, the income reportable by Holders as partners in such a partnership could differ from the income reportable by the Holders as holders of debt. Generally, such differences are not expected to be material; however, certain Holders may have adverse tax consequences. For example, cash basis Holders might be required to report income when it accrues to the partnership rather than when it is received by the Holders. All U.S. Holders would be taxed on the partnership income regardless of when distributions are made to them. An individual U.S. Holder’s ability to deduct the U.S. Holder’s share of partnership expenses would be subject to the 2% miscellaneous itemized deduction floor. Any income allocated to a Holder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt holder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a Non-U.S. Holder might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or

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eliminated pursuant to an applicable tax treaty or (ii) such person may be subject to tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty).

In addition, as described above, new rules for tax years beginning in 2018 were enacted that apply to the audit of partnerships and entities treated as partnerships. As described above, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the Holders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to Holders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Holders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes. To the extent distributions on such notes were treated as dividends, a non-U.S. Holder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

State and Local Tax Considerations

The above discussion does not address the tax treatment of the issuing entity, notes or noteholders under any state or local tax laws.  The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such state, and/or require that a noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding on related income). Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that prospective investors consult their tax advisor with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

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CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans that are governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any entity holding “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) or certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that acquired Notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor and found at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change (i.e., they could be treated as equity) if the issuing entity incurs losses or the rating of the Notes changes. The risk of recharacterization is enhanced for subordinate classes of Notes. Unless the Notes have a current investment grade rating from at least one nationally recognized statistical rating organization, the acquisition of Notes (or interests therein) by a benefit plan or other plan that is subject to Similar Law is prohibited.

However, without regard to whether the Notes are treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if any of the issuing entity, the seller, the depositor, the sponsor/servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes and the relationship of the party in interest or disqualified person to the benefit plan. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 84-14, regarding transactions effected by “qualified professional asset managers;” and Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, each for certain transactions between a benefit plan and a person that is a party in interest or disqualified person to such benefit plan solely by reason of providing services to the benefit plan or being affiliated with such service provider, but only if the benefit plan pays no more, or receives no less, than adequate consideration. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes, and prospective purchasers that are benefit plans should consult with their legal advisors regarding the applicability of any such exemption.

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By acquiring a Note (or interest therein), each purchaser or transferee (and if the purchaser or transferee is a benefit plan or other employee benefit plan, its fiduciary or trustee) will be deemed to (a) represent and warrant that either (i) such purchaser or transferee is not acquiring such Note (or interest therein) with the assets of a benefit plan or any other plan that is subject to Similar Law or (ii) the acquisition and holding of such Note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law and (b) acknowledge and agree that the Notes (or interest therein) are not eligible for acquisition by benefit plans or other plans that are subject to Similar Law at any time that the Notes do not have a current investment grade rating from at least one nationally recognized statistical rating organization.

A plan fiduciary considering the acquisition of Notes (or interest therein) should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

The sale of Notes (or interest therein) to a plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by plans generally or for any particular plan, or that this investment is appropriate for plans generally or any particular plan.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the depositor has agreed to cause the issuing entity to sell to the underwriters, and the underwriters severally have agreed to purchase the Notes, subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
J.P. Morgan Securities LLC	$77,103,000	$162,781,000	$112,408,000	$32,524,000	$8,736,000	$13,108,000	$10,684,000
Barclays Capital Inc.	$38,543,000	$81,367,000	$56,186,000	$16,256,000	$4,368,000	$6,554,000	$5,342,000
HSBC Securities (USA) Inc.	$38,543,000	$81,367,000	$56,186,000	$16,256,000	$4,368,000	$6,554,000	$5,342,000
Mizuho Securities USA Inc.	$38,543,000	$81,367,000	$56,186,000	$16,256,000	$4,368,000	$6,554,000	$5,342,000
BNP Paribas Securities Corp.	$5,378,000	$11,353,000	$7,839,000	$2,268,000	$0	$0	$0
BNY Mellon Capital Markets, LLC	$5,378,000	$11,353,000	$7,839,000	$2,268,000	$0	$0	$0
Credit Agricole Securities (USA) Inc.	$5,378,000	$11,353,000	$7,839,000	$2,268,000	$0	$0	$0
MUFG Securities Americas Inc.	$5,378,000	$11,353,000	$7,839,000	$2,268,000	$0	$0	$0
TD Securities (USA) LLC	$5,378,000	$11,353,000	$7,839,000	$2,268,000	$0	$0	$0

In the underwriting agreement, each underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the Notes offered by this prospectus if any of those Notes are purchased. In the event of a default by any underwriter, the underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. The closing of the sale of any class of Notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of Notes.

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate Dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	0.084%	0.042%
Class A-2 Notes	0.108%	0.054%
Class A-3 Notes	0.132%	0.066%
Class A-4 Notes	0.168%	0.084%
Class B Notes	0.192%	0.096%
Class C Notes	0.216%	0.108%
Class D Notes	0.276%	0.138%

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Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. The underwriters may act through one or more of their affiliates when selling securities outside the United States.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

HCA and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. The underwriters have agreed to indemnify HCA, the depositor and the issuing entity against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which HCA, the depositor and the issuing entity may be required to make in respect thereof. In the opinion of the SEC, certain indemnifications are against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the depositor pursuant to the depositor Certificate of Incorporation, By-laws and the Delaware General Corporation Law, the depositor has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the Receivables prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender”, and may receive a portion of the proceeds as a repayment of the warehouse debt.

The servicer, on behalf of the indenture trustee, may from time to time invest the funds in accounts in Eligible Investments acquired from the underwriters or their affiliates.

The underwriters tell us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Notes.

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The issuing entity will receive aggregate proceeds of $1,201,669,402.55 from the sale of the Notes after paying the aggregate underwriting discount of $2,468,046.00 on the Notes. HCA estimates that it will spend approximately $640,000 for printing, registration fees, legal fees, accounting fees, rating agency fees and other expenses (other than estimated discounts of the underwriters) related to the offering of the notes. The underwriters have agreed with HCA and the depositor to pay certain legal expenses of counsel to the underwriters incurred in connection with the issuance and distribution of the Notes.

Some or all of one or more classes of notes initially may be retained by HCA, the depositor or an affiliate of the depositor on the Closing Date (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

United Kingdom

Each underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b)          it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(i)          to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii)         to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(iii)        in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the issuing entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

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FORWARD-LOOKING STATEMENTS

This prospectus includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the issuing entity or the depositor. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The depositor has no obligation to update or revise any such forward-looking statement.

REPORTS TO NOTEHOLDERS

Unless and until Notes in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global notes, pursuant to the sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of HCA to Noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently filed information rather than contradictory information included in this prospectus.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Hyundai ABS Funding, LLC, 3161 Michelson Drive, Irvine, California 92612 or calling us at: (949) 732-2697.

LEGAL OPINIONS

Certain legal matters relating to the Notes will be passed upon for the issuing entity, depositor, the seller and the servicer by Mayer Brown LLP. In addition, certain U.S. federal tax and other matters will be passed upon for the issuing entity by Mayer Brown LLP. Certain legal matters will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP.

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GLOSSARY

“APR” of a Receivable means the annual rate of finance charges stated in the related retail installment sales contract.

“Available Amounts” for a Payment Date will equal the sum of the following amounts (without duplication) with respect to the related Collection Period: (i) all Collections on Receivables, (ii) the Purchased Amount of each Receivable that became a Purchased Receivable, (iii) Advances and (iv) Recoveries and amounts paid by the servicer as the redemption price in connection with a clean-up call.

“Available Amounts Shortfall” means the positive difference, if any, of Total Required Payment minus Available Amounts.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware or New York are authorized or obligated by law or executive order to be closed.

“Certificate” means the certificate issued by the issuing entity, which represents the residual interest in the issuing entity and is not offered hereby.

“Certificateholder” means the holder of the Certificate.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A Noteholders” means the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.

“Class A-1 Noteholders” means the holders of record of the Class A-1 Notes.

“Class A-2 Noteholders” means the holders of record of the Class A-2 Notes.

“Class A-3 Noteholders” means the holders of record of the Class A-3 Notes.

“Class A-4 Noteholders” means the holders of record of the Class A-4 Notes.

“Class B Noteholders” means the holders of record of the Class B Notes.

“Class C Noteholders” means the holders of record of the Class C Notes.

“Class D Noteholders” means the holders of record of the Class D Notes.

“Closing Date” means on or about September 21, 2016.

“Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.

“Collection Period” means each fiscal month of the servicer during the term of the sale and servicing agreement; provided however that the first Collection Period is the period from but excluding the Cut-off Date through and including September 30, 2016. With respect to any Payment Date, the “related Collection Period” means the Collection Period preceding the fiscal month in which such Payment Date occurs.

“Collections” means, with respect to any Receivable and to the extent identified by the servicer after the Cut-off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) full or partial prepayment of that Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts identified by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable; provided, however, that the term “Collections” in no event

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will include (1) any amounts in respect of any Receivable purchased by the servicer, the seller or the depositor on a prior Payment Date, or (2) any late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and payable to the servicer.

“Controlling Class” means with respect to any outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding, then the Class C Notes for so long as any Class C Notes are outstanding and then the Class D Notes for so long as any Class D Notes are outstanding, excluding, in each case, Notes held by the depositor, the servicer or their affiliates.

“Cut-off Date” means close of business on August 12, 2016.

“Defaulted Receivable” means a Receivable (a) with respect to which any payment is unpaid more than sixty (60) days past its original due date or (b) the Obligor of which has suffered an insolvency event.

“Eligible Investments” shall mean any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a rating from each Rating Agency in the highest investment category granted thereby for such obligations;

•	commercial paper (including commercial paper of any affiliate of depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby for such obligations;

•	investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from each Rating Agency in the highest investment category granted thereby for such obligations;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment with respect to which the Rating Agency Condition is satisfied, in the case of Moody’s, and with Rating Agency Notification, in the case of S&P.

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“Final Scheduled Maturity Date” means, for each class of Notes, the respective dates set forth on the cover page of this prospectus or, if such date is not a Business Day, the next succeeding Business Day.

“Financed Vehicles” means the vehicles financed by the Receivables.

“Hired Agency” means any nationally recognized statistical rating organization hired by the sponsor to assign ratings on the Notes.

“Liquidated Receivable” means a Receivable with respect to which the earliest of the following shall have occurred:

•	the related Financed Vehicle has been repossessed and liquidated;

•	the related Financed Vehicle has been repossessed in excess of 30 days and has not yet been liquidated;

•	the servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received; or

•	the end of the Collection Period in which the Receivable becomes more than 120 days past due.

“Liquidation Proceeds” means, with respect to any Liquidated Receivable, all proceeds of the liquidation of such Liquidated Receivable, net of the sum of any out-of-pocket expenses of the servicer reasonably allocated to the auction, repossession, transport, reconditioning and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on such Liquidated Receivable.

“Note Balance“ means, as of any date of determination, the aggregate outstanding principal amount of the Notes.

“Note Factor“ means, with respect to any class of Notes, a seven-digit decimal which the servicer may compute each month indicating the Note Balance of that class of Notes at the end of the month as a fraction of the original outstanding principal balance of that class of Notes.

“Noteholders” means the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders.

“Notes” means the Class A Notes, Class B Notes, Class C Notes and Class D Notes.

“Obligors” means persons who obtained installment credit for purchases of Financed Vehicles the terms of which are evidenced by retail installment sale contracts, and any other person obligated to make payments thereunder.

“Pool Balance” means, with respect to any Payment Date, an amount equal to the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal identified from Obligors and Purchased Amounts to be remitted by the servicer for such Collection Period and reduction to zero of the aggregate outstanding Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period.

“Pool Factor“ means a seven-digit decimal which the servicer may compute each month indicating the Pool Balance at the end of the month as a fraction of the aggregate outstanding principal balance of the Receivables as of the Cut-off Date plus the aggregate outstanding principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent Cut-off Date.

“Principal Balance” means, as of any time, for any Receivable, the principal balance of that Receivable as of the last day of the preceding Collection Period under the terms of the Receivable determined in accordance with the customary servicing practices.

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“Purchased Amount” means with respect to any Purchased Receivable, the unpaid principal balance owed by the Obligor thereon plus interest on such amount at the applicable APR accrued to and including the last day of the Collection Period preceding the date that such Purchased Receivable was purchased by the seller or the servicer, as applicable.

“Purchased Receivable” means a Receivable purchased by or on behalf of the servicer pursuant to the sale and servicing agreement or by or on behalf of the seller pursuant to the sale and servicing agreement or the receivables purchase agreement.

“Rating Agency Condition” means with respect to any action, that each Hired Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to each Hired Agency) prior notice thereof and that each Hired Agency shall not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes.

“Rating Agency Notification” means with respect to any action, that each Hired Agency shall have been given prior written notice of such action.

“Receivables Pool” means the pool of Receivables.

“Record Date“ means, with respect to any Payment Date or redemption date, (i) for any definitive notes, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or redemption date occurs and (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such Payment Date or redemption date.

“Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable (other than Liquidation Proceeds), from whatever source, net of the sum of any amounts expended (and not otherwise reimbursed) by the servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.

“SEC“ means the Securities and Exchange Commission.

“Total Required Payment” means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes, an amount equal to the lesser of (i) the change in the Adjusted Pool Balance during the related Collection Period and (ii) the Principal Distribution Amount, and on or after the Final Scheduled Maturity Date of any class of Notes, an amount necessary to reduce the outstanding principal amount of such class of Notes to zero; provided, however, that following the occurrence and during the continuation of an event of default which has resulted in an acceleration of the Notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the specified amounts payable to the indenture trustee, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.

“Trust Expenses” means any amounts due to the trustees for reimbursement of expenses or in respect of indemnification.

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INDEX OF PRINCIPAL TERMS

61-Day Delinquent Receivables	89
AAA	92
ABS	63
ABS Tables	63
Accounts	93
Adjusted Pool Balance	76
administration agreement	86
Administrative Purchase Payment	40
Administrative Receivable	40
AIFMD	111
Appendix A	61
APR	49, 135
Asset Review	91
Available Amounts	135
Available Amounts Shortfall	135
Bankruptcy Action	106
Beneficial Owner	78
benefit plan	130
Business Day	135
Certificate	135
Certificateholder	105
Certificateholder	135
CFPB	18, 115
chattel paper	112
Citibank	43
Class A Noteholders	135
Class A Notes	135
Class A-1 Noteholders	135
Class A-2 Noteholders	135
Class A-3 Noteholders	135
Class A-4 Noteholders	135
Class B Noteholders	135
Class C Noteholders	135
Class D Noteholders	135
clean-up call	94
Clearstream Banking Luxembourg	77
closing date	2
Closing Date	135
Code	102, 130
Collection Account	41, 135
Collection Period	135
Collections	135
Controlling Class	136
CRR	111
cut-off date	2
Cut-off Date	136
Dealers	38
Defaulted Receivable	136
Delinquency Percentage	89
Delinquency Trigger	89
Delinquency Trigger Notice Date	90
depositor	1
Depositor Assets	37
Direct Participants	78
Dodd-Frank Act	17, 118
DTC	60
DTCC	78
Eligible Institution	93
Eligible Investments	136
EMCC	78
ERISA	130
EU Retention Rules	111
Euroclear	77
Euroclear Operator	77
event of default	7, 99
Exchange Act	78, 132
FATCA	127
FDIC	118
FDIC Counsel	118
Final Scheduled Maturity Date	137
financed vehicles	2
Financed Vehicles	137
First Priority Principal Distribution Amount	76
FSMA	v
FTC Rule	116
GSCC	78
HCA	1, 34
HDC Rule	116
Hired Agencies	10
Hired Agency	137
HMA	38
Indirect Participants	78
Insolvency Laws	117
Instituting Noteholders	90
institutions	111
Interest Period	76
Interest Rate	69
Investors	9, 74
IRS	121
issuing entity	1
issuing entity property	46
KMA	38
Liquidated Receivable	137
Liquidation Proceeds	137
MBSCC	78
Monthly Remittance Condition	93
Non-United States Holder	125
Note Balance	137
Note Factor	137
Noteholders	137
Notes	137
NRSRO	31
NSCC	78
obligors	2
Obligors	137
OID	123
OLA	118
Order	v
owner trustee	42
Payment Date	69

139

Plan Assets Regulation	130
Pool Asset Representations	88
Pool Balance	137
Pool Factor	137
Principal Balance	137
Principal Distribution Amount	76
Prospectus Directive	vi, 133
PTCE	130
Purchased Amount	138
Purchased Receivable	138
qualified stated interest	123
Rating Agency Condition	138
Rating Agency Notification	138
receivable	38
receivables	2
Receivables	34
receivables pool	2
Receivables Pool	138
receivables purchase agreement	86
Record Date	138
Recoveries	138
Regular Principal Distribution Amount	76
Regulation AB	110
Relevant Member State	vi
Relevant Persons	v
requesting party	92
Reserve Account	82
Reserve Account Required Amount	83
retail installment sale contracts	1
Retained Notes	133
Review Conditions	88
Review Expenses	91
Review Satisfaction Date	89
Rule 193 Information	61
sale and servicing agreement	86
SEC	138
Second Priority Principal Distribution Amount	77
Securities Act	37, 132
securitized pool	61
servicer termination event	95
Servicer’s Certificate	71
Servicing Fee	94
Short-Term Notes	124
Similar Law	130
Simple Interest Method	47
Simple Interest Receivables	47
Solvency II	111
Special Federal Tax Counsel	9
Subject Receivables	90
Target Overcollateralization Amount	77
Third Priority Principal Distribution Amount	77
TIA	102
TIN	80
Total Required Payment	138
Trust Expenses	138
U.S. Bank	42
U.S. Bank Trust	42
U.S. Person	80
UCC	88
United States Holder	123
Volcker Rule	10, 112
Warranty Purchase Payment	88
Warranty Receivable	88
Weighted Average APR	49
Weighted Average FICO	49
Weighted Average Life	64
Weighted Average Original Term	49
Weighted Average Remaining Term	49
Yield Supplement Overcollateralization Amount	84

140

APPENDIX A

STATIC POOL DATA

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Receivables

The retail installment sale contracts in each of HCA’s securitized portfolios consisted of retail installment sale contracts originated by a Dealer in such Dealer’s ordinary course of business and assigned to HCA on or prior to the applicable cut-off date, in accordance with the underwriting procedures described under “Receivables Underwriting and Servicing Procedures.” As of the relevant cut-off date, the retail installment sale contracts in the securitized portfolios consisted of the characteristics provided below.

Hyundai Auto Receivables 2011-A (“HART 2011-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	January 27, 2011
Cut-off Date	January 1, 2011

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$982,362,180.37	$862,069,970.29	$119,709,487.94
Number of Receivables	64,626	56,694	7,833
Average Principal Balance Outstanding	$15,200.73	$15,205.66	$15,282.71
Average Original Amount Financed	$18,674.51	$18,667.68	$18,710.86
Original Amount Financed (range)	$2,453.88 to $57,002.49	$2,453.88 to $57,002.49	$3,682.80 to $43,470.02
Outstanding Principal Balances (range)	$2,000.09 to $56,355.31	$2,000.09 to $56,355.31	$2,002.15 to $42,524.30
Weighted Average APR	4.74%	4.70%	4.99%
APR (range)	0.00% to 25.00%	0.00% to 24.75%	0.00% to 25.00%
Weighted Average Original Term	64.55 months	65.36 months	58.75 months
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	58.35 months	59.15 months	52.76 months
Remaining Term (range)	4 months to 72 months	4 months to 72 months	4 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	98.57%	98.70%	97.85%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	1.43%	1.30%	2.15%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	87.75%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	12.19%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.06%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	747	747	744
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	644 to 835	646 to 835	631 to 835

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(8)

State(5)	Percentage of Total Principal Balance
Florida	9.25%
Texas	8.69%
New York	7.92%
California	7.27%

A-2

Distribution of the HART 2011-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	4,661	$64,943,947.38	6.61%
0.01% to 0.99%	752	$16,692,400.56	1.70%
1.00% to 1.99%	1,058	$19,634,994.08	2.00%
2.00% to 2.99%	11,422	$200,381,834.46	20.40%
3.00% to 3.99%	16,087	$267,500,095.77	27.23%
4.00% to 4.99%	11,284	$180,619,148.81	18.39%
5.00% to 5.99%	5,063	$84,034,315.17	8.55%
6.00% to 6.99%	1,020	$9,706,681.02	0.99%
7.00% to 7.99%	2,348	$19,619,707.03	2.00%
8.00% to 8.99%	2,436	$20,768,087.76	2.11%
9.00% to 9.99%	2,246	$25,039,995.79	2.55%
10.00% to 10.99%	1,500	$17,811,088.98	1.81%
11.00% to 11.99%	1,110	$14,485,797.58	1.47%
12.00% to 12.99%	961	$9,487,261.65	0.97%
13.00% to 13.99%	1,171	$12,820,100.75	1.31%
14.00% to 14.99%	353	$4,957,681.32	0.50%
15.00% to 15.99%	214	$2,614,218.63	0.27%
16.00% to 16.99%	177	$2,150,521.84	0.22%
17.00% to 17.99%	325	$3,577,718.66	0.36%
18.00% to 18.99%	91	$1,076,811.38	0.11%
19.00% to 19.99%	90	$1,268,257.96	0.13%
20.00% to 20.99%	104	$1,088,167.73	0.11%
21.00% to 21.99%	57	$794,843.78	0.08%
22.00% to 22.99%	63	$838,702.45	0.09%
23.00% to 23.99%	30	$418,762.85	0.04%
24.00% to 24.99%	2	$16,705.30	0.00	%(7)
25.00% and over	1	$14,331.68	0.00	%(7)
Total(6)	64,626	$982,362,180.37	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 835 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 644.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Less than 0.01% but greater than 0.00%.
(8)	Based solely on the addresses of the originating dealers.

A-3

Hyundai Auto Receivables 2011-B (“HART 2011-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	May 18, 2011
Cut-off Date	April 22, 2011

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,620,558,479.51	$1,310,372,135.47	$309,682,210.73
Number of Receivables	90,350	73,547	16,762
Average Principal Balance Outstanding	$17,936.45	$17,816.80	$18,475.25
Average Original Amount Financed	$18,933.57	$18,860.84	$19,259.95
Original Amount Financed (range)	$2,458.27 to $82,450.59	$2,458.27 to $82,450.59	$3,267.85 to $46,786.59
Outstanding Principal Balances (range)	$2,000.99 to $81,219.18	$2,000.99 to $81,219.18	$2,009.93 to $46,274.05
Weighted Average APR	4.54%	4.62%	4.20%
APR (range)	0.00% to 25.00%	0.00% to 25.00%	0.00% to 25.00%
Weighted Average Original Term	63.23 months	63.50 months	62.10 months
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	59.94 months	60.01 months	59.67 months
Remaining Term (range)	2 months to 72 months	2 months to 72 months	6 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	98.64%	98.57%	99.02%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	1.36%	1.43%	0.98%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	80.86%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	19.11%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.03%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	746	744	754
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	641 to 834	640 to 834	646 to 836

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(8)

State(5)	Percentage of Total Principal Balance
Florida	9.70%
California	9.52%
Texas	7.68%
New Jersey	5.88%
New York	5.51%
Illinois	5.29%
Pennsylvania	5.23%

A-4

Distribution of the HART 2011-B Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	2,755	$67,417,020.72	2.86%
0.01% to 0.99%	3,758	$46,326,841.15	4.16%
1.00% to 1.99%	8,977	$148,713,223.30	9.18%
2.00% to 2.99%	17,412	$321,676,664.62	19.85%
3.00% to 3.99%	23,257	$434,602,058.95	26.82%
4.00% to 4.99%	15,796	$283,472,260.67	17.49%
5.00% to 5.99%	6,327	$115,501,008.90	7.13%
6.00% to 6.99%	1,023	$17,810,834.98	1.10%
7.00% to 7.99%	1,336	$23,642,375.75	1.46%
8.00% to 8.99%	1,145	$19,718,962.26	1.22%
9.00% to 9.99%	1,416	$25,228,658.58	1.56%
10.00% to 10.99%	1,155	$20,543,369.49	1.27%
11.00% to 11.99%	1,113	$19,822,746.85	1.22%
12.00% to 12.99%	774	$13,489,563.40	0.83%
13.00% to 13.99%	1,286	$21,957,957.33	1.35%
14.00% to 14.99%	432	$6,590,877.85	0.41%
15.00% to 15.99%	357	$5,446,648.49	0.34%
16.00% to 16.99%	408	$5,699,359.44	0.35%
17.00% to 17.99%	826	$11,369,220.98	0.70%
18.00% to 18.99%	166	$2,367,013.05	0.15%
19.00% to 19.99%	183	$2,812,195.64	0.17%
20.00% to 20.99%	168	$2,403,774.96	0.15%
21.00% to 21.99%	115	$1,727,223.96	0.11%
22.00% to 22.99%	117	$1,569,127.48	0.10%
23.00% to 23.99%	40	$563,035.62	0.03%
24.00% to 24.99%	7	$75,344.20	0.00	%(7)
25.00% and over	1	$11,110.89	0.00	%(7)
Total(6)	90,350	$1,620,558,479.51	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 834 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 641.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Less than 0.01% but greater than 0.00%.
(8)	Based solely on the addresses of the originating dealers.

A-5

Hyundai Auto Receivables 2011-C (“HART 2011-C”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	October 5, 2011
Cut-off Date	September 16, 2011

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,109,375,752.57	$824,465,361.59	$284,743,837.67
Number of Receivables	63,426	46,789	16,624
Average Principal Balance Outstanding	$17,490.87	$17,620.92	$17,128.48
Average Original Amount Financed	$19,433.88	$19,679.23	$18,745.37
Original Amount Financed (range)	$2,477.50 to $73,655.08	$3,039.64 to $73,655.08	$2,477.50 to $44,137.79
Outstanding Principal Balances (range)	$2,000.16 to $69,246.97	$2,000.16 to $69,246.97	$2,080.08 to $42,017.26
Weighted Average APR	4.38%	4.62%	3.65%
APR (range)	0.00% to 25.00%	0.00% to 23.99%	0.00% to 25.00%
Weighted Average Original Term	62.09 months	62.60 months	60.64 months
Original Term (range)	12 months to 72 months	24 months to 72 months	12 months to 72 months
Weighted Average Remaining Term	55.82 months	55.88 months	55.63 months
Remaining Term (range)	5 months to 71 months	5 months to 71 months	6 months to 70 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	99.14%	98.99%	99.62%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	0.86%	1.01%	0.38%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	74.32%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	25.67%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.02%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	748	742	766
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	644 to 837	639 to 836	678 to 840

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(8)

State(5)	Percentage of Total Principal Balance
Florida	9.20%
California	8.34%
Texas	7.82%
New York	5.79%
New Jersey	5.23%
Pennsylvania	5.20%
Illinois	5.02%

A-6

Distribution of the HART 2011-C Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	1,456	$27,014,062.99	2.44%
0.01% to 0.99%	3,802	$58,483,939.59	5.27%
1.00% to 1.99%	10,233	$158,765,529.89	14.31%
2.00% to 2.99%	12,165	$210,368,061.28	18.96%
3.00% to 3.99%	14,069	$262,886,288.70	23.70%
4.00% to 4.99%	9,116	$167,242,849.81	15.08%
5.00% to 5.99%	4,238	$79,680,686.99	7.18%
6.00% to 6.99%	631	$11,041,301.98	1.00%
7.00% to 7.99%	1,024	$18,192,782.22	1.64%
8.00% to 8.99%	961	$16,923,312.82	1.53%
9.00% to 9.99%	1,286	$23,124,549.05	2.08%
10.00% to 10.99%	885	$16,267,795.18	1.47%
11.00% to 11.99%	894	$16,365,124.52	1.48%
12.00% to 12.99%	585	$10,138,494.83	0.91%
13.00% to 13.99%	824	$13,792,721.04	1.24%
14.00% to 14.99%	244	$3,682,560.42	0.33%
15.00% to 15.99%	178	$3,149,922.49	0.28%
16.00% to 16.99%	263	$4,047,083.90	0.36%
17.00% to 17.99%	182	$2,603,123.36	0.23%
18.00% to 18.99%	55	$845,469.75	0.08%
19.00% to 19.99%	83	$1,232,732.51	0.11%
20.00% to 20.99%	95	$1,282,189.08	0.12%
21.00% to 21.99%	79	$1,191,453.47	0.11%
22.00% to 22.99%	53	$717,880.98	0.06%
23.00% to 23.99%	22	$292,746.31	0.03%
24.00% to 24.99%	2	$32,590.13	0.00	%(7)
25.00% and over	1	$10,499.28	0.00	%(7)
Total(6)	63,426	$1,109,375,752.57	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 837 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 644.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Less than 0.01% but greater than 0.00%.
(8)	Based solely on the addresses of the originating dealers.

A-7

Hyundai Auto Receivables 2012-A (“HART 2012-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	March 7, 2012
Cut-off Date	February 11, 2012

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,397,373,464.10	$947,893,081.32	$448,926,405.09
Number of Receivables	83,457	56,938	26,436
Average Principal Balance Outstanding	$16,743.63	$16,647.81	$16,981.63
Average Original Amount Financed	$20,106.50	$20,472.38	$19,316.39
Original Amount Financed (range)	$2,769.55 to $79,053.93	$2,913.00 to $79,053.93	$2,769.55 to $48,228.54
Outstanding Principal Balances (range)	$2,000.48 to $65,798.05	$2,000.48 to $65,798.05	$2,008.58 to $44,827.82
Weighted Average APR	4.60%	4.57%	4.65%
APR (range)	0.00% to 24.19%	0.00% to 24.19%	0.00% to 24.15%
Weighted Average Original Term	61.57 months	60.70 months	63.43 months
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	53.44 months	52.14 months	56.22 months
Remaining Term (range)	4 months to 69 months	4 months to 69 months	4 months to 68 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	97.61%	96.83%	99.31%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	2.39%	3.17%	0.69%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	67.83%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	32.13%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.04%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	741	738	747
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	636 to 837	632 to 833	649 to 834

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(8)

State(5)	Percentage of Total Principal Balance
Florida	13.04%
California	9.48%
Texas	8.52%
New York	5.69%

A-8

Distribution of the HART 2012-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	1,717	$36,313,105.11	2.59%
0.01% to 0.99%	3,274	$50,117,210.49	3.60%
1.00% to 1.99%	13,882	$193,846,151.72	13.87%
2.00% to 2.99%	13,577	$225,965,491.79	16.17%
3.00% to 3.99%	16,110	$290,902,648.46	20.82%
4.00% to 4.99%	12,090	$233,758,230.53	16.73%
5.00% to 5.99%	7,027	$139,685,742.64	10.00%
6.00% to 6.99%	2,876	$35,296,423.29	2.53%
7.00% to 7.99%	2,580	$36,218,275.15	2.59%
8.00% to 8.99%	2,439	$37,584,377.85	2.69%
9.00% to 9.99%	1,931	$25,226,262.99	1.81%
10.00% to 10.99%	1,773	$28,605,534.63	2.05%
11.00% to 11.99%	905	$13,397,729.53	0.96%
12.00% to 12.99%	995	$12,774,767.22	0.91%
13.00% to 13.99%	876	$15,963,891.94	1.14%
14.00% to 14.99%	220	$3,426,326.43	0.25%
15.00% to 15.99%	267	$5,004,408.98	0.36%
16.00% to 16.99%	211	$3,277,389.26	0.23%
17.00% to 17.99%	365	$5,095,200.44	0.36%
18.00% to 18.99%	93	$1,350,521.88	0.10%
19.00% to 19.99%	91	$1,405,055.66	0.10%
20.00% to 20.99%	58	$702,982.52	0.05%
21.00% to 21.99%	47	$723,130.31	0.05%
22.00% to 22.99%	30	$405,681.70	0.03%
23.00% to 23.99%	21	$299,378.27	0.02%
24.00% to 24.99%	2	$27,545.31	0.00	%(7)
25.00% and over	0	$0.00	0.00%
Total(6)	83,457	$1,397,373,464.10	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 837 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 636.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Less than 0.01% but greater than 0.00%.
(8)	Based solely on the addresses of the originating dealers.

A-9

Hyundai Auto Receivables 2012-B (“HART 2012-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	July 19, 2012
Cut-off Date	June 30, 2012

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,523,858,247.26	$984,583,596.28	$538,833,341.46
Number of Receivables	85,474	54,590	30,854
Average Principal Balance Outstanding	$17,828.32	$18,035.97	$17,463.97
Average Original Amount Financed	$20,234.23	$20,474.87	$19,812.40
Original Amount Financed (range)	$3,274.85 to $79,531.96	$3,274.85 to $79,531.96	$3,281.92 to $48,909.48
Outstanding Principal Balances (range)	$2,000.30 to $72,602.07	$2,000.30 to $72,602.07	$2,00.94 to $45,648.34
Weighted Average APR	4.43%	4.22%	4.79%
APR (range)	0.00% to 22.99%	0.00% to 22.99%	0.00% to 22.99%
Weighted Average Original Term	60.61 months	59.04 months	63.47 months
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	53.55 months	52.17 months	56.06 months
Remaining Term (range)	5 months to 69 months	5 months to 69 months	5 months to 69 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	94.10%	91.97%	98.08%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	5.90%	8.03%	1.92%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	64.61%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	35.36%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.03%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	737	736	739
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	631 to 834	627 to 834	640 to 833

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Florida	14.29%
California	12.39%
Texas	8.33%

A-10

Distribution of the HART 2012-B Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	2,094	$38,292,135.09	2.51%
0.01% to 0.99%	6,246	$104,062,601.85	6.83%
1.00% to 1.99%	15,768	$227,968,109.87	14.96%
2.00% to 2.99%	13,746	$233,305,351.06	15.31%
3.00% to 3.99%	12,779	$227,827,305.36	14.95%
4.00% to 4.99%	12,697	$248,103,013.49	16.28%
5.00% to 5.99%	9,300	$193,154,397.13	12.68%
6.00% to 6.99%	2,819	$54,892,213.94	3.60%
7.00% to 7.99%	2,458	$47,071,042.73	3.09%
8.00% to 8.99%	2,300	$47,309,680.75	3.10%
9.00% to 9.99%	1,320	$24,623,409.47	1.62%
10.00% to 10.99%	1,436	$30,611,418.71	2.01%
11.00% to 11.99%	620	$11,782,731.67	0.77%
12.00% to 12.99%	656	$12,888,621.48	0.85%
13.00% to 13.99%	391	$7,539,446.18	0.49%
14.00% to 14.99%	106	$1,909,526.97	0.13%
15.00% to 15.99%	238	$4,830,023.65	0.32%
16.00% to 16.99%	134	$2,312,321.44	0.15%
17.00% to 17.99%	187	$2,825,789.40	0.19%
18.00% to 18.99%	37	$482,138.40	0.03%
19.00% to 19.99%	43	$633,383.12	0.04%
20.00% to 20.99%	39	$547,757.35	0.04%
21.00% to 21.99%	26	$431,614.44	0.03%
22.00% to 22.99%	34	$454,213.71	0.03%
23.00% and over	0	$0.00	0.00%
Total(6)	85,474	$1,523,858,247.26	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 834 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 631.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-11

Hyundai Auto Receivables 2012-C (“HART 2012-C”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	October 17, 2012
Cut-off Date	September 22, 2012

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,580,559,886.92	$1,022,962,891.85	$557,295,583.21
Number of Receivables	84,244	53,179	31,044
Average Principal Balance Outstanding	$18,761.69	$19,236.22	$17,951.80
Average Original Amount Financed	$20,398.10	$20,782.40	$19,742.83
Original Amount Financed (range)	$3,000.00 to $78,815.91	$3,000 to $78,815.91	$3,319.73 to $48,218.19
Outstanding Principal Balances (range)	$2,000.24 to $71,229.18	$2,000.24 to $71,229.18	$2,003.15 to $45,654.13
Weighted Average APR	3.91%	3.53%	4.60%
APR (range)	0.00% to 22.99%	0.00% to 22.99%	0.00% to 22.99%
Weighted Average Original Term	61.27 months	59.49 months	64.54 months
Original Term (range)	12 months to 72 months	12 months to 72 months	12 months to 72 months
Weighted Average Remaining Term	56.26 months	54.96 months	58.65 months
Remaining Term (range)	5 months to 71 months	6 months to 71 months	5 months to 70 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	95.48%	93.77%	98.64%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	4.52%	6.23%	1.36%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	64.72%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	35.26%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.02%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	741	743	736
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	630 to 847	627 to 852	635 to 835

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	12.32%
Florida	11.05%
Texas	9.01%
Illinois	5.09%

A-12

Distribution of the HART 2012-C Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	7,144	$120,709,988.49	7.64%
0.01% to 0.99%	7,228	$117,873,784.45	7.46%
1.00% to 1.99%	16,098	$276,729,641.04	17.51%
2.00% to 2.99%	15,327	$298,183,298.75	18.87%
3.00% to 3.99%	11,055	$215,254,313.31	13.62%
4.00% to 4.99%	9,323	$185,668,131.34	11.75%
5.00% to 5.99%	6,088	$126,656,175.87	8.01%
6.00% to 6.99%	2,697	$54,551,607.21	3.45%
7.00% to 7.99%	1,950	$37,879,908.90	2.40%
8.00% to 8.99%	2,259	$47,284,557.99	2.99%
9.00% to 9.99%	1,515	$27,846,233.21	1.76%
10.00% to 10.99%	1,378	$29,781,572.02	1.88%
11.00% to 11.99%	561	$11,433,944.05	0.72%
12.00% to 12.99%	596	$12,213,738.93	0.77%
13.00% to 13.99%	287	$5,574,378.59	0.35%
14.00% to 14.99%	112	$1,988,553.16	0.13%
15.00% to 15.99%	216	$4,482,692.58	0.28%
16.00% to 16.99%	120	$2,125,746.33	0.13%
17.00% to 17.99%	154	$2,328,228.05	0.15%
18.00% to 18.99%	29	$403,161.61	0.03%
19.00% to 19.99%	34	$570,640.62	0.04%
20.00% to 20.99%	25	$326,119.73	0.02%
21.00% to 21.99%	18	$262,660.18	0.02%
22.00% to 22.99%	30	$430,810.51	0.03%
23.00% and over	0	$0.00	0.00%
Total(6)	84,244	$1,580,559,886.92	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 847 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 630.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-13

Hyundai Auto Receivables 2013-A (“HART 2013-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	January 30, 2013
Cut-off Date	December 15, 2013

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,555,688,377.99	$996,984,234.00	$558,253,822.79
Number of Receivables	79,529	49,238	30,269
Average Principal Balance Outstanding	$19,561.27	$20,248.27	$18,443.09
Average Original Amount Financed	$20,921.78	$21,575.07	$19,858.54
Original Amount Financed (range)	$5,000.00 to 84,087.00	$5,000.00 to 84,087.00	$5,308.00 to $49,857.00
Outstanding Principal Balances (range)	$5,000.00 to $81,172.13	$5,000.00 to $81,172.13	$5,006.41 to $47,438.47
Weighted Average APR	3.88%	3.42%	4.70%
APR (range)	0.00% to 17.99%	0.00% to 17.99%	0.00% to 17.99%
Weighted Average Original Term	62.24	61.62	63.34
Original Term (range)	12 months to 72 months	12 months to 72 months	20 months to 72 months
Weighted Average Remaining Term	58.16	57.81	58.80
Remaining Term (range)	8 months to 72 months	8 months to 72 months	8 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	95.47%	94.24%	97.73%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	4.53%	5.76%	2.27%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	64.09%	100%	0%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	35.88%	0%	100%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.03%	0%	0%
Weighted Average FICO® as of origination(2)(3)	740	744	735
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	625 to 854	625 to 855	628 to 852

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	13.74%
Florida	9.78%
Texas	9.71%
Illinois	5.23%

A-14

Distribution of the HART 2013-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	5,079	$102,396,533.16	6.58%
0.01% to 0.99%	6,215	103,630,548.90	6.66%
1.00% to 1.99%	11,052	196,939,183.99	12.66%
2.00% to 2.99%	18,988	392,660,076.34	25.24%
3.00% to 3.99%	12,960	257,118,941.89	16.53%
4.00% to 4.99%	8,122	160,433,341.43	10.31%
5.00% to 5.99%	6,654	137,476,467.51	8.84%
6.00% to 6.99%	2,625	52,700,237.65	3.39%
7.00% to 7.99%	1,989	38,370,845.35	2.47%
8.00% to 8.99%	1,700	34,413,920.23	2.21%
9.00% to 9.99%	1,421	25,891,093.16	1.66%
10.00% to 10.99%	958	20,409,069.91	1.31%
11.00% to 11.99%	596	11,282,824.09	0.73%
12.00% to 12.99%	305	5,958,282.50	0.38%
13.00% to 13.99%	327	6,215,063.21	0.40%
14.00% to 14.99%	105	1,969,543.21	0.13%
15.00% to 15.99%	180	3,662,141.99	0.24%
16.00% to 16.99%	101	1,757,520.40	0.11%
17.00% to 17.99%	152	2,402,743.07	0.15%
18.00% and over	0	0.00	0.00%
Total(6)	79,529	$1,555,688,377.99	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 854 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 625.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-15

Hyundai Auto Receivables 2013-B (“HART 2013-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	June 27, 2013
Cut-off Date	June 1, 2013

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,547,772,942.62	$982,844,560.01	$564,601,158.01
Number of Receivables	80,923	52,890	28,015
Average Principal Balance Outstanding	$19,126.49	$18,582.81	$20,153.53
Average Original Amount Financed	$21,406.77	$20,913.03	$22,339.96
Original Amount Financed (range)	$5,272.95 to 72,317.00	$5,272.95 to $72,317.00	$5,346.68 to $52,085.03
Outstanding Principal Balances (range)	$5,000.00 to $64,565.40	$5,000.00 to $64,565.40	$5,005.80 to $49,562.72
Weighted Average APR	3.53%	3.52%	3.54%
APR (range)	0.00% to 17.99%	0.00% to 17.99%	0.00% to 17.99%
Weighted Average Original Term	62.78	61.61	64.82
Original Term (range)	12 months to 72 months	12 months to 72 months	13 months to 72 months
Weighted Average Remaining Term	56.05	54.80	58.21
Remaining Term (range)	7 months to 70 months	7 months to 70 months	9 months to 70 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	95.69%	94.31%	98.14%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	4.31%	5.69%	1.86%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	63.50%	100%	0%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	36.48%	0%	100%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.02%	0%	0%
Weighted Average FICO® as of origination(2)(3)	740	741	739
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	623 to 854	622 to 855	624 to 853

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	12.54%
Texas	9.76%
Florida	9.65%
New York	6.24%
Illinois	5.11%

A-16

Distribution of the HART 2013-B Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	7,718	168,712,124.23	10.90%
0.01% to 0.99%	12,919	223,022,753.88	14.41%
1.00% to 1.99%	9,375	161,235,353.47	10.42%
2.00% to 2.99%	18,407	339,331,674.17	21.92%
3.00% to 3.99%	11,822	244,535,534.89	15.80%
4.00% to 4.99%	4,709	93,817,260.16	6.06%
5.00% to 5.99%	4,797	97,513,480.15	6.30%
6.00% to 6.99%	2,703	54,324,219.56	3.51%
7.00% to 7.99%	1,771	33,380,209.88	2.16%
8.00% to 8.99%	2,095	42,876,662.40	2.77%
9.00% to 9.99%	1,347	24,521,178.70	1.58%
10.00% to 10.99%	1,228	25,578,463.77	1.65%
11.00% to 11.99%	614	12,057,335.19	0.78%
12.00% to 12.99%	667	12,915,255.76	0.83%
13.00% to 13.99%	308	5,897,952.65	0.38%
14.00% to 14.99%	63	1,155,732.77	0.07%
15.00% to 15.99%	195	3,956,257.97	0.26%
16.00% to 16.99%	93	1,568,310.16	0.10%
17.00% to 17.99%	92	1,373,182.86	0.09%
18.00% and over	0	0.00	0.00%
Total(6)	80,923	1,547,772,942.62	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 854 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 623.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-17

Hyundai Auto Receivables 2013-C (“HART 2013-C”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	September 18, 2013
Cut-off Date	August 17, 2013

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,341,935,073.70	$843,663,878.62	$498,112,166.47
Number of Receivables	70,050	45,263	24,781
Average Principal Balance Outstanding	$19,156.82	$18,639.15	$20,100.57
Average Original Amount Financed	$20,879.79	$20,374.46	$21,801.01
Original Amount Financed (range)	$5,239.54 to $65,924.70	$5,239.54 to $65,924.70	$5,372.79 to $53,434.16
Outstanding Principal Balances (range)	$5,003.52 to $58,136.41	$5,003.52 to $58,136.41	$5,004.14 to $51,734.04
Weighted Average APR	3.55%	3.76%	3.19%
APR (range)	0.00% to 17.99%	0.00% to 17.99%	0.00% to 17.99%
Weighted Average Original Term	64.33	64.08	64.75
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	58.76	58.38	59.42
Remaining Term (range)	9 months to 71 months	9 months to 71 months	11 months to 70 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	96.42%	95.25%	98.44%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	3.58%	4.75%	1.56%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	62.87%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	37.12%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.01%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	740	737	745
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	621 to 854	616 to 853	628 to 854

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	12.90%
Texas	9.71%
Florida	9.37%
New York	5.43%
Illinois	5.04%

A-18

Distribution of the HART 2013-C Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	5,314	114,473,779.69	8.53%
0.01% to 0.99%	8,317	160,044,971.47	11.93%
1.00% to 1.99%	6,980	130,827,138.39	9.75%
2.00% to 2.99%	20,719	339,760,720.48	25.32%
3.00% to 3.99%	14,525	303,997,035.72	22.65%
4.00% to 4.99%	3,137	68,275,203.71	5.09%
5.00% to 5.99%	2,667	56,432,525.85	4.21%
6.00% to 6.99%	1,872	37,787,725.54	2.82%
7.00% to 7.99%	1,238	23,557,612.53	1.76%
8.00% to 8.99%	1,669	34,768,837.97	2.59%
9.00% to 9.99%	1,059	19,528,108.76	1.46%
10.00% to 10.99%	1,029	22,348,333.64	1.67%
11.00% to 11.99%	415	8,464,098.67	0.63%
12.00% to 12.99%	448	8,975,224.87	0.67%
13.00% to 13.99%	314	6,080,672.81	0.45%
14.00% to 14.99%	53	1,041,000.80	0.08%
15.00% to 15.99%	169	3,503,262.70	0.26%
16.00% to 16.99%	63	1,080,049.07	0.08%
17.00% to 17.99%	62	988,771.03	0.07%
18.00% and over	0	0.00	0.00%
Total(6)	70,050	1,341,935,073.70	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 854 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 621.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-19

Hyundai Auto Receivables 2014-A (“HART 2014-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	February 5, 2014
Cut-off Date	January 4, 2014

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,194,774,929.46	$742,007,257.84	$452,046,706.56
Number of Receivables	62,651	39,620	22,996
Average Principal Balance Outstanding	$19,070.32	$18,728.10	$19,657.62
Average Original Amount Financed	$20,511.78	$20,117.83	$21,189.41
Original Amount Financed (range)	$5,000.00 to $57,827.02	$5,000.00 to $57,827.02	$5,210.94 to $56,408.00
Outstanding Principal Balances (range)	$5,000.00 to $56,165.35	$5,000.00 to $56,165.35	$5,000.00 to $55,077.47
Weighted Average APR	3.36%	3.63%	2.90%
APR (range)	0.00% to 17.99%	0.00% to 17.99%	0.00% to 17.99%
Weighted Average Original Term	64.97	65.71	63.74
Original Term (range)	24 months to 72 months	24 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	60.38	61.11	59.19
Remaining Term (range)	12 months to 72 months	12 months to 72 months	12 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	95.03%	93.65%	97.44%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	4.97%	6.35%	2.56%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	62.10%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	37.84%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.06%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	743	734	759
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	622 to 852	620 to 849	628 to 855

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	12.59%
Texas	10.73%
Florida	9.50%
Illinois	5.01%

A-20

Distribution of the HART 2014-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	7,717	166,588,234.75	13.94%
0.01% to 0.99%	6,464	127,779,040.64	10.69%
1.00% to 1.99%	5,124	98,620,962.49	8.25%
2.00% to 2.99%	16,047	244,263,172.20	20.44%
3.00% to 3.99%	14,901	295,841,562.24	24.76%
4.00% to 4.99%	3,270	68,215,886.90	5.71%
5.00% to 5.99%	2,298	48,054,144.56	4.02%
6.00% to 6.99%	1,889	41,723,648.89	3.49%
7.00% to 7.99%	1,741	37,233,534.25	3.12%
8.00% to 8.99%	875	18,558,927.66	1.55%
9.00% to 9.99%	757	14,727,862.36	1.23%
10.00% to 10.99%	715	15,185,090.61	1.27%
11.00% to 11.99%	319	6,998,355.64	0.59%
12.00% to 12.99%	222	4,744,097.63	0.40%
13.00% to 13.99%	131	2,702,006.93	0.23%
14.00% to 14.99%	79	1,556,150.49	0.13%
15.00% to 15.99%	47	964,637.47	0.08%
16.00% to 16.99%	32	600,706.94	0.05%
17.00% to 17.99%	23	416,906.81	0.03%
18.00% and over	0	0.00	0.00%
Total(6)	62,651	1,194,774,929.46	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 852 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 622.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-21

Hyundai Auto Receivables 2014-B (“HART 2014-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	May 14, 2014
Cut-off Date	April 18, 2014

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,364,737,771.94	$838,033,782.70	$525,825,096.15
Number of Receivables	72,146	44,845	27,249
Average Principal Balance Outstanding	$18,916.33	$18,687.34	$19,297.04
Average Original Amount Financed	$20,790.76	$20,550.51	$21,192.18
Original Amount Financed (range)	$5,000.00 to $67,675.86	$5,000.00 to $67,675.86	$5,000.00 to $61,154.81
Outstanding Principal Balances (range)	$5,000.00 to $67,564.76	$5,000.00 to $67,564.76	$5,000.00 to $59,685.40
Weighted Average APR	3.40%	3.57%	3.11%
APR (range)	0.00% to 17.99%	0.00% to 17.99%	0.00% to 17.99%
Weighted Average Original Term	65.02	65.72	63.92
Original Term (range)	20 months to 72 months	20 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	59.23	59.82	58.30
Remaining Term (range)	8 months to 72 months	8 months to 72 months	13 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	94.57%	92.57%	97.90%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	5.43%	7.43%	2.10%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	61.41%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	38.53%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.06%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	744	736	756
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	622 to 853	619 to 851	630 to 857

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	13.54%
Texas	11.46%
Florida	10.37%

A-22

Distribution of the HART 2014-B Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	9,980	213,063,390.85	15.61%
0.01% to 0.99%	7,869	144,216,695.71	10.57%
1.00% to 1.99%	6,893	125,523,248.00	9.20%
2.00% to 2.99%	16,277	253,562,045.29	18.58%
3.00% to 3.99%	15,250	298,411,825.32	21.87%
4.00% to 4.99%	4,342	90,459,641.46	6.63%
5.00% to 5.99%	3,029	64,259,819.99	4.71%
6.00% to 6.99%	2,447	54,239,260.67	3.97%
7.00% to 7.99%	1,078	21,986,715.89	1.61%
8.00% to 8.99%	1,034	20,967,091.54	1.54%
9.00% to 9.99%	1,592	29,171,375.66	2.14%
10.00% to 10.99%	965	20,678,901.20	1.52%
11.00% to 11.99%	516	10,558,571.70	0.77%
12.00% to 12.99%	431	9,469,542.68	0.69%
13.00% to 13.99%	167	3,197,113.39	0.23%
14.00% to 14.99%	122	2,345,123.34	0.17%
15.00% to 15.99%	64	1,139,879.96	0.08%
16.00% to 16.99%	42	744,710.68	0.05%
17.00% to 17.99%	48	742,818.61	0.05%
18.00% and over	0	0.00	0.00%
Total(6)	72,146	1,364,737,771.94	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 853 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 622.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-23

Hyundai Auto Receivables 2015-A (“HART 2015-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	January 21, 2015
Cut-off Date	December 26, 2014

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,300,588,453.92	$794,587,144.67	$502,977,273.98
Number of Receivables	71,733	42,765	28,778
Average Principal Balance Outstanding	$18,130.96	$18,580.31	$17,477.84
Average Original Amount Financed	$20,870.27	$21,422.09	$20,076.99
Original Amount Financed (range)	$5,129.95 to $69,878.74	$5,273.60 to $69,878.74	$5,310.63 to $56,340.32
Outstanding Principal Balances (range)	$5,000.00 to $67,408.86	$5,000.00 to $67,408.86	$5,002.19 to $51,476.49
Weighted Average APR	3.22%	3.18%	3.26%
APR (range)	0.00% to 17.99%	0.00% to 17.99%	0.00% to 17.99%
Weighted Average Original Term	65.39	66.42	63.82
Original Term (range)	24 months to 72 months	24 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	56.95	57.75	55.68
Remaining Term (range)	9 to 71 months	9 to 71 months	10 to 71 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	94.46%	92.93%	97.42%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	5.54%	7.07%	2.58%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	61.09%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	38.67%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.23%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	743	737	754
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	646 to 854	640 to 854	661 to 855

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	13.71%
Texas	11.62%
Florida	10.44%

A-24

Distribution of the HART 2015-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	8,844	178,470,140.03	13.72%
0.01% to 0.99%	6,359	114,962,558.68	8.84%
1.00% to 1.99%	8,140	136,090,441.87	10.46%
2.00% to 2.99%	15,968	254,737,603.20	19.59%
3.00% to 3.99%	16,462	297,957,384.95	22.91%
4.00% to 4.99%	7,086	140,203,528.48	10.78%
5.00% to 5.99%	3,944	81,791,126.07	6.29%
6.00% to 6.99%	1,495	31,025,261.92	2.39%
7.00% to 7.99%	671	13,264,485.60	1.02%
8.00% to 8.99%	694	14,093,675.54	1.08%
9.00% to 9.99%	1,413	24,736,828.36	1.90%
10.00% to 10.99%	273	5,592,896.83	0.43%
11.00% to 11.99%	214	4,791,324.56	0.37%
12.00% to 12.99%	67	1,246,778.79	0.10%
13.00% to 13.99%	26	435,952.41	0.03%
14.00% to 14.99%	27	422,103.26	0.03%
15.00% to 15.99%	14	241,852.38	0.02%
16.00% to 16.99%	10	153,074.02	0.01%
17.00% to 17.99%	26	371,436.97	0.03%
18.00% and over	0	0.00	0.00%
Total(6)	71,733	1,300,588,453.92	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 854 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 646.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-25

Hyundai Auto Receivables 2015-B (“HART 2015-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	April 22, 2015
Cut-off Date	March 20, 2015

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,235,672,536.05	$740,079,883.21	$491,100,106.98
Number of Receivables	62,912	37,583	25,018
Average Principal Balance Outstanding	$19,641.29	$19,691.88	$19,629.87
Average Original Amount Financed	$21,889.07	$22,346.36	$21,282.29
Original Amount Financed (range)	$5,000.00 to $69,373.59	$5,000.00 to $68,303.03	$5,000.00 to $69,373.59
Outstanding Principal Balances (range)	$5,000.00 to $66,974.20	$5,000.00 to $66,974.20	$5,000.00 to $62,875.70
Weighted Average APR	3.22%	3.65%	2.52%
APR (range)	0.00% to 17.99%	0.00% to 17.99%	0.00% to 17.99%
Weighted Average Original Term	65.55	67.27	63.05
Original Term (range)	12 months to 75 months	12 months to 75 months	24 months to 75 months
Percentage of Receivables with an Original Term of 73 Months or Longer	4.93%	5.11%	4.72%
Weighted Average Remaining Term	59.18	59.53	58.72
Remaining Term (range)	7 months to 75 months	9 months to 75 months	7 months to 75 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	92.76%	90.72%	96.68%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	7.24%	9.28%	3.32%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	59.89%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	39.74%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.36%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	745	733	764
Weighted Average FICO of Receivables with an Original Term of 73 Months or Longer(2)(3)	777	773	784
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	650 to 856	642 to 851	669 to 861

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	13.70%
Texas	11.19%
Florida	10.87%

A-26

Distribution of the HART 2015-B Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	7,881	184,905,916.64	14.96%
0.01% to 0.99%	6,359	115,496,950.53	9.35%
1.00% to 1.99%	9,373	172,337,802.44	13.95%
2.00% to 2.99%	12,478	208,965,355.85	16.91%
3.00% to 3.99%	13,239	257,994,087.28	20.88%
4.00% to 4.99%	4,775	99,873,524.08	8.08%
5.00% to 5.99%	3,111	66,459,284.48	5.38%
6.00% to 6.99%	1,977	42,744,055.17	3.46%
7.00% to 7.99%	1,102	24,448,034.79	1.98%
8.00% to 8.99%	931	19,238,534.89	1.56%
9.00% to 9.99%	1,091	20,146,775.36	1.63%
10.00% to 10.99%	383	8,153,292.92	0.66%
11.00% to 11.99%	321	7,314,180.93	0.59%
12.00% to 12.99%	141	3,259,522.40	0.26%
13.00% to 13.99%	56	1,123,964.24	0.09%
14.00% to 14.99%	76	1,367,732.59	0.11%
15.00% to 15.99%	22	372,715.90	0.03%
16.00% to 16.99%	40	700,008.35	0.06%
17.00% to 17.99%	48	770,797.21	0.06%
18.00% and over	0	0	0
Total(6)	62,912	1,235,672,536.05	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 856 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 650.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-27

Hyundai Auto Receivables 2015-C (“HART 2015-C”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	September 16, 2015
Cut-off Date	August 14, 2015

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,061,790,025.14	$605,166,369.74	$451,629,299.16
Number of Receivables	57,449	30,929	26,232
Average Principal Balance Outstanding	$18,482.31	$19,566.31	$17,216.73
Average Original Amount Financed	$20,822.02	$22,460.78	$18,919.84
Original Amount Financed (range)	$5,000.00 to $69,326.07	$5,000.00 to $69,326.07	$5,000.00 to $64,362.35
Outstanding Principal Balances (range)	$5,000.00 to $67,815.21	$5,000.00 to $67,815.21	$5,000.00 to $62,562.35
Weighted Average APR	3.31%	3.41%	3.15%
APR (range)	0.00% to 17.99%	0.00% to 17.99%	0.00% to 17.99%
Weighted Average Original Term	65.41 months	67.77 months	62.33 months
Original Term (range)	12 months to 75 months	12 months to 75 months	24 months to 75 months
Percentage of Receivables with an Original Term of 73 Months or Longer	5.03%	5.30%	4.73%
Weighted Average Remaining Term	58.28 months	59.38 months	56.84 months
Remaining Term (range)	11 months to 75 months	12 months to 75 months	11 months to 75 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	92.52%	91.76%	94.54%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	7.48%	8.24%	5.46%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	56.99%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	42.53%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.47%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	742	735	751
Weighted Average FICO of Receivables with an Original Term of 73 Months or Longer(2)(3)	770	767	774
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	655 to 853	655 to 846	657 to 859

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	13.08%
Texas	10.81%
Florida	10.46%

A-28

Distribution of the HART 2015-C Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	7583	167,859,321.81	15.81%
0.01% to 0.99%	3716	75,564,537.67	7.12%
1.00% to 1.99%	7,804	149,035,753.61	14.04%
2.00% to 2.99%	8,699	147,935,791.02	13.93%
3.00% to 3.99%	12,339	216,773,109.84	20.42%
4.00% to 4.99%	6,153	108,866,578.17	10.25%
5.00% to 5.99%	4,788	84,107,999.89	7.92%
6.00% to 6.99%	2,379	42,801,071.92	4.03%
7.00% to 7.99%	1,205	22,202,074.63	2.09%
8.00% to 8.99%	959	17,221,659.06	1.62%
9.00% to 9.99%	953	15,587,994.51	1.47%
10.00% to 10.99%	310	5,289,460.55	0.50%
11.00% to 11.99%	242	4,112,714.26	0.39%
12.00% to 12.99%	85	1,246,653.78	0.12%
13.00% to 13.99%	71	1,054,982.17	0.10%
14.00% to 14.99%	84	1,200,636.79	0.11%
15.00% to 15.99%	22	266,857.18	0.03%
16.00% to 16.99%	23	252,174.92	0.02%
17.00% to 17.99%	34	410,653.36	0.04%
18.00% and over	0	0	0
Total(6)	57,449	1,061,790,025.14	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 853 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 655.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-29

Hyundai Auto Receivables 2016-A (“HART 2016-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	March 30, 2016
Cut-off Date	February 19, 2016

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,019,892,644.82	$553,775,227.38	$458,963,021.91
Number of Receivables	54,573	28,045	26,052
Average Principal Balance Outstanding	$18,688.59	$19,745.95	$17,617.19
Average Original Amount Financed	$21,367.69	$22,396.33	$20,360.78
Original Amount Financed (range)	$5,000.00 to $68,896.04	$5,000.51 to $68,896.04	$5,000.00 to $63,268.92
Outstanding Principal Balances (range)	$5,000.00 to $68,896.04	$5,000.51 to $68,896.04	$5,000.00 to $63,268.92
Weighted Average APR	3.68%	3.48%	3.85%
APR (range)	0.00% to 17.99%	0.00% to 17.99%	0.00% to 17.99%
Weighted Average Original Term	64.83 months	65.05 months	64.68 months
Original Term (range)	12 months to 75 months	12 months to 75 months	24 months to 75 months
Percentage of Receivables with an Original Term of 73 Months or Longer	5.48%	6.01%	4.91%
Weighted Average Remaining Term	58.04 months	59.51 months	56.34 months
Remaining Term (range)	9 months to 75 months	10 months to 75 months	9 months to 75 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	92.04%	90.72%	95.07%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	7.96%	9.28%	4.93%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	54.30%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	45.00%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.70%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	743	747	738
Weighted Average FICO of Receivables with an Original Term of 73 Months or Longer(2)(3)	769	784	748
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	653 to 855	653 to 854	654 to 856

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	13.37%
Florida	10.91%
Texas	10.87%
Illinois	5.24%

A-30

Distribution of the HART 2016-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	7174	149,182,515.26	14.63%
0.01% to 0.99%	3794	92,280,088.78	9.05%
1.00% to 1.99%	9639	164,303,592.34	16.11%
2.00% to 2.99%	8955	160,369,701.45	15.72%
3.00% to 3.99%	6105	108,560,643.63	10.64%
4.00% to 4.99%	5655	98,258,472.86	9.63%
5.00% to 5.99%	4267	77,721,287.34	7.62%
6.00% to 6.99%	2017	39,020,846.15	3.83%
7.00% to 7.99%	1275	25,414,055.25	2.49%
8.00% to 8.99%	1517	30,262,579.51	2.97%
9.00% to 9.99%	1435	26,816,091.32	2.63%
10.00% to 10.99%	561	10,135,520.88	0.99%
11.00% to 11.99%	590	10,857,490.38	1.06%
12.00% to 12.99%	428	7,029,564.53	0.69%
13.00% to 13.99%	283	4,971,381.04	0.49%
14.00% to 14.99%	389	6,672,295.84	0.65%
15.00% to 15.99%	262	4,756,610.55	0.47%
16.00% to 16.99%	110	1,668,597.47	0.16%
17.00% to 17.99%	117	1,611,310.24	0.16%
18.00% and over	0	0	0
Total(6)	54,573	1,019,892,644.82	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceeds 855 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) falls below 653.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-31

Prepayment Speed Information

Set forth below is prepayment speed information relating to HCA’s securitized portfolios of retail installment sale contracts for the past five years. Prepayment speed information is present in the chart below for each series following each such series issuance and for as long as such series remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus.

HART 2011-A to HART 2016-A(1)(2)

Period	2011-A	2011-B	2011-C	2012-A	2012-B	2012-C	2013-A	2013-B	2013-C	2014-A	2014-B	2015-A	2015-B	2015-C	2016-A
1	3.51%	4.35%	2.15%	2.80%	1.36%	1.96%	2.84%	3.42%	2.42%	3.29%	2.36%	1.48%	2.19%	2.67%	2.37%
2	1.52%	1.27%	1.18%	1.47%	1.47%	1.19%	1.35%	1.25%	1.28%	1.34%	1.31%	1.06%	1.28%	1.31%	1.37%
3	1.40%	1.26%	1.18%	1.50%	1.32%	1.27%	1.49%	1.29%	1.14%	1.38%	1.33%	1.39%	1.30%	1.13%	1.32%
4	1.31%	1.17%	1.27%	1.52%	1.50%	1.35%	1.53%	1.22%	1.14%	1.33%	1.30%	1.44%	1.33%	1.22%	1.37%
5	1.31%	1.21%	1.26%	1.53%	1.41%	1.28%	1.47%	1.22%	1.32%	1.33%	1.23%	1.33%	1.21%	1.19%
6	1.35%	1.20%	1.42%	1.60%	1.46%	1.54%	1.45%	1.26%	1.16%	1.36%	1.30%	1.37%	1.25%	1.07%
7	1.44%	1.27%	1.42%	1.50%	1.61%	1.56%	1.51%	1.35%	1.47%	1.32%	1.06%	1.38%	1.24%	1.41%
8	1.33%	1.33%	1.49%	1.57%	1.40%	1.49%	1.45%	1.28%	1.48%	1.28%	1.23%	1.29%	1.11%	1.28%
9	1.28%	1.30%	1.46%	1.42%	1.67%	1.51%	1.42%	1.52%	1.47%	1.34%	1.35%	1.30%	1.28%	1.27%
10	1.31%	1.43%	1.47%	1.44%	1.60%	1.53%	1.44%	1.51%	1.41%	1.15%	1.14%	1.36%	1.22%	1.22%
11	1.25%	1.41%	1.59%	1.61%	1.70%	1.60%	1.28%	1.57%	1.41%	1.22%	1.48%	1.12%	1.21%
12	1.28%	1.45%	1.38%	1.50%	1.62%	1.46%	1.36%	1.54%	1.47%	1.31%	1.50%	1.35%	1.50%
13	1.34%	1.41%	1.49%	1.68%	1.75%	1.51%	1.45%	1.56%	1.35%	1.19%	1.39%	1.25%	1.33%
14	1.43%	1.40%	1.37%	1.69%	1.75%	1.34%	1.38%	1.60%	1.45%	1.57%	1.45%	1.17%	1.28%
15	1.40%	1.58%	1.43%	1.71%	1.57%	1.39%	1.57%	1.48%	1.21%	1.49%	1.48%	1.45%	1.41%
16	1.48%	1.34%	1.52%	1.71%	1.67%	1.58%	1.61%	1.51%	1.37%	1.47%	1.44%	1.36%
17	1.39%	1.55%	1.40%	1.71%	1.57%	1.45%	1.59%	1.31%	1.38%	1.46%	1.36%	1.37%
18	1.41%	1.30%	1.65%	1.66%	1.49%	1.63%	1.55%	1.45%	1.28%	1.54%	1.35%	1.42%
19	1.47%	1.40%	1.65%	1.56%	1.62%	1.64%	1.63%	1.48%	1.60%	1.48%	1.24%
20	1.33%	1.52%	1.63%	1.55%	1.51%	1.68%	1.62%	1.40%	1.50%	1.42%	1.39%
21	1.39%	1.36%	1.62%	1.46%	1.73%	1.59%	1.56%	1.56%	1.47%	1.38%	1.31%
22	1.23%	1.63%	1.63%	1.51%	1.67%	1.67%	1.56%	1.60%	1.45%	1.24%	1.20%
23	1.33%	1.62%	1.59%	1.58%	1.68%	1.67%	1.45%	1.53%	1.48%	1.41%	1.48%
24	1.39%	1.55%	1.50%	1.44%	1.67%	1.61%	1.50%	1.50%	1.39%	1.26%	1.33%
25	1.26%	1.53%	1.56%	1.62%	1.71%	1.63%	1.51%	1.57%	1.40%	1.25%	1.33%
26	1.45%	1.67%	1.45%	1.62%	1.67%	1.47%	1.38%	1.51%	1.36%	1.45%	1.38%
27	1.45%	1.56%	1.45%	1.61%	1.65%	1.54%	1.58%	1.50%	1.32%	1.30%
28	1.43%	1.45%	1.54%	1.55%	1.63%	1.57%	1.61%	1.48%	1.41%	1.33%
29	1.42%	1.52%	1.38%	1.57%	1.49%	1.48%	1.55%	1.36%	1.35%	1.38%
30	1.47%	1.35%	1.53%	1.50%	1.52%	1.66%	1.58%	1.44%	1.24%
31	1.40%	1.42%	1.53%	1.44%	1.49%	1.64%	1.59%	1.31%	1.42%

A-32

Period	2011-A		2011-B		2011-C		2012-A		2012-B	2012-C	2013-A	2013-B	2013-C	2014-A	2014-B	2015-A	2015-B	2015-C	2016-A
32	1.34%		1.47%		1.45%		1.36%		1.37%	1.54%	1.52%	1.22%	1.29%
33	1.31%		1.35%		1.40%		1.21%		1.49%	1.50%	1.46%	1.35%	1.26%
34	1.16%		1.46%		1.39%		1.30%		1.41%	1.45%	1.36%	1.27%	1.26%
35	1.21%		1.40%		1.41%		1.35%		1.37%	1.36%	1.21%	1.26%
36	1.29%		1.36%		1.34%		1.19%		1.35%	1.33%	1.28%	1.29%
37	1.16%		1.35%		1.38%		1.38%		1.41%	1.32%	1.28%
38	1.30%		1.39%		1.23%		1.36%		1.34%	1.26%	1.18%
39	1.26%		1.37%		1.31%		1.34%		1.34%	1.30%	1.36%
40	1.27%		1.35%		1.38%		1.35%		1.32%	1.26%	1.27%
41	1.27%		1.36%		1.31%		1.35%		1.25%	1.24%	1.27%
42	1.30%		1.22%		1.43%		1.32%		1.32%	1.41%	1.30%
43	1.31%		1.32%		1.34%		1.26%		1.26%	1.31%
44	1.29%		1.34%		1.33%		1.27%		1.24%	1.29%
45	1.29%		1.26%		1.32%		1.20%		1.34%	1.28%
46	1.17%		1.40%		1.35%		1.24%		1.24%
47	1.25%		1.33%		1.32%		1.27%		1.24%
48	1.25%		1.32%		1.31%		1.27%		1.27%
49	1.23%		1.31%		1.34%		1.36	%(3)
50	1.33%		1.37%		1.32	%(3)
51	1.37%		1.35%
52	1.34	%(3)	1.35	%(3)
53
54

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date minus the number of months since the cut-off-date.

(3)	Optional clean-up call exercised.

A-33

Delinquency Experience

Set forth below is delinquency information relating to HCA’s securitized portfolios of retail installment sale contracts for new and used automobiles for the past five years presented on a year-by-year basis.

HART 2011-A(1)(2)

		Number of		Number of		Number of		Number of		61+ Days
	Principal	Receivables 30-60		Receivables 61-90		Receivables 91-120	91-120	Receivables 121+		Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
11-Feb	$924,145,299.46	217	$2,565,855.38	35	$458,985.54	0	$0.00	0	$0.00	0.05%
11-Mar	$894,228,803.33	278	$3,438,016.99	39	$561,967.56	7	$76,237.01	0	$0.00	0.07%
11-Apr	$866,153,061.80	346	$4,065,321.84	48	$682,682.90	10	$139,486.13	0	$0.00	0.09%
11-May	$839,507,336.67	404	$4,951,650.64	72	$987,753.11	11	$185,026.61	0	$0.00	0.14%
11-Jun	$813,254,833.45	408	$4,989,351.72	88	$1,283,052.10	12	$213,074.63	0	$0.00	0.18%
11-Jul	$786,967,010.33	474	$5,919,723.11	100	$1,285,267.60	30	$450,005.92	0	$0.00	0.22%
11-Aug	$760,107,497.97	504	$6,377,204.38	97	$1,308,779.51	23	$345,269.27	0	$0.00	0.22%
11-Sep	$734,905,726.47	483	$6,090,506.29	86	$1,060,507.57	21	$211,729.99	1	$28,189.51	0.18%
11-Oct	$710,717,487.24	515	$6,430,135.34	101	$1,365,663.79	17	$176,690.02	1	$28,189.51	0.22%
11-Nov	$686,569,948.48	573	$6,775,451.09	94	$1,173,439.94	22	$323,000.17	1	$28,189.51	0.22%
11-Dec	$663,513,526.93	561	$6,911,959.95	113	$1,575,285.41	24	$274,111.46	1	$28,189.51	0.28%
12-Jan	$640,525,342.65	529	$6,696,663.89	126	$1,561,034.93	32	$346,835.08	1	$28,189.51	0.30%
12-Feb	$617,309,342.36	411	$5,056,921.16	78	$912,780.80	16	$130,766.16	2	$28,189.51	0.17%
12-Mar	$593,511,231.64	393	$4,965,736.35	63	$782,352.68	11	$94,650.30	0	$0.00	0.15%
12-Apr	$570,486,229.55	390	$4,592,153.87	77	$949,893.14	13	$166,640.16	0	$0.00	0.20%
12-May	$546,921,407.13	440	$5,506,952.61	90	$1,092,786.26	22	$215,822.02	1	$3,415.68	0.24%
12-Jun	$524,934,375.51	419	$5,367,726.16	104	$1,163,962.14	26	$296,925.26	0	$0.00	0.28%
12-Jul	$503,165,823.74	419	$5,084,454.20	101	$1,277,154.99	38	$383,364.42	0	$0.00	0.33%
12-Aug	$481,151,223.94	415	$5,392,712.53	102	$1,144,107.09	31	$290,875.97	0	$0.00	0.30%
12-Sep	$461,128,713.67	430	$5,633,099.59	95	$1,337,338.48	23	$223,002.39	1	$884.51	0.34%
12-Oct	$440,915,181.60	444	$5,858,081.51	88	$1,184,463.16	23	$258,028.71	0	$0.00	0.33%
12-Nov	$422,769,970.73	389	$5,093,115.23	103	$1,334,792.18	24	$236,990.41	0	$0.00	0.37%
12-Dec	$403,998,585.60	459	$6,224,042.35	119	$1,600,174.53	33	$420,044.90	0	$0.00	0.50%
13-Jan	$384,923,705.22	358	$4,958,859.08	94	$1,270,021.60	23	$296,749.50	0	$0.00	0.41%
13-Feb	$367,721,387.79	320	$4,301,631.79	67	$916,934.39	21	$254,707.55	0	$0.00	0.32%
13-Mar	$348,777,965.33	304	$4,009,889.86	52	$663,465.72	9	$122,632.66	0	$0.00	0.23%
13-Apr	$330,384,032.07	282	$3,651,728.29	74	$948,123.21	13	$180,070.91	0	$0.00	0.34%
13-May	$312,692,808.23	363	$4,623,058.71	60	$722,778.25	17	$209,240.88	0	$0.00	0.30%
13-Jun	$295,636,615.13	359	$4,389,688.52	82	$1,022,988.83	15	$205,334.28	0	$0.00	0.42%
13-Jul	$278,419,932.52	361	$4,303,536.50	68	$886,376.98	20	$257,639.09	0	$0.00	0.41%
13-Aug	$262,593,598.71	360	$4,164,937.68	56	$729,095.77	18	$239,759.52	0	$0.00	0.37%
13-Sep	$247,821,983.98	363	$4,182,383.47	56	$674,237.50	11	$120,751.70	0	$0.00	0.32%

A-34

13-Oct	$233,756,789.42	365	$4,109,170.22	60	$676,594.97	9	$108,835.18	1	$17,448.24	0.34%
13-Nov	$221,407,595.59	357	$3,973,008.63	76	$817,421.94	13	$128,979.05	0	$0.00	0.43%
13-Dec	$208,992,358.80	380	$4,094,844.62	80	$830,392.65	16	$179,764.66	0	$0.00	0.48%
14-Jan	$196,174,241.90	311	$3,156,043.28	74	$790,381.51	14	$152,459.49	0	$0.00	0.48%
14-Feb	$184,811,792.02	245	$2,433,006.90	46	$497,366.50	23	$245,453.63	0	$0.00	0.40%
14-Mar	$172,661,753.82	254	$2,503,138.85	39	$384,314.64	7	$80,918.51	1	$8,542.86	0.27%
14-Apr	$161,286,851.87	220	$2,131,070.14	43	$471,130.78	9	$72,306.62	1	$8,542.86	0.34%
14-May	$150,179,619.80	264	$2,453,397.82	49	$492,467.26	15	$136,893.45	0	$0.00	0.42%
14-Jun	$139,499,588.08	291	$2,576,812.31	50	$507,642.59	8	$59,814.04	0	$0.00	0.41%
14-Jul	$128,941,514.55	279	$2,382,544.82	54	$443,752.82	13	$109,573.36	0	$0.00	0.43%
14-Aug	$118,756,560.32	282	$2,406,627.28	51	$415,521.48	11	$79,822.10	0	$0.00	0.42%
14-Sep	$109,201,253.66	286	$2,282,311.72	51	$415,777.60	9	$72,963.24	0	$0.00	0.45%
14-Oct	$100,042,471.82	269	$2,117,359.61	64	$518,819.43	11	$81,183.48	0	$0.00	0.60%
14-Nov	$92,156,268.70	300	$2,288,353.73	66	$511,188.15	13	$102,112.25	1	$1,974.18	0.67%
14-Dec	$84,122,090.27	281	$2,089,734.21	64	$528,501.36	13	$106,605.20	0	$0.00	0.75%
15-Jan	$76,426,460.77	258	$1,794,527.28	60	$494,799.50	6	$39,586.60	0	$0.00	0.70%
15-Feb	$69,345,529.74	201	$1,332,380.89	45	$337,049.39	9	$61,639.24	0	$0.00	0.57%
15-Mar	$61,869,789.03	212	$1,300,667.48	33	$216,324.00	9	$44,895.52	0	$0.00	0.42%
15-Apr	$54,556,870.95	195	$1,190,341.62	39	$277,179.10	8	$29,235.29	0	$0.00	0.56%
15-May	$48,074,915.14	237	$1,345,691.67	45	$295,896.40	9	$45,962.50	0	$0.00	0.71%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-35

HART 2011-B(1)(2)

		Number of		Number of		Number of		Number of		61+ Days
	Principal	Receivables 30-60		Receivables 61-90		Receivables 91-120		Receivables 121+		Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	91-120 Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
11-Jun	$989,530,370.06	288	$4,922,203.47	61	$1,124,755.57	4	$61,539.00	0	$0.00	0.12%
11-Jul	$961,267,727.11	333	$5,609,304.93	69	$1,202,912.20	17	$322,662.43	0	$0.00	0.16%
11-Aug	$933,406,579.47	376	$6,290,227.90	86	$1,489,867.89	10	$171,850.74	0	$0.00	0.18%
11-Sep	$906,932,360.96	407	$6,810,771.90	90	$1,444,427.51	17	$319,869.30	0	$0.00	0.19%
11-Oct	$880,280,561.95	482	$7,929,387.48	85	$1,400,034.53	19	$298,572.28	0	$0.00	0.19%
11-Nov	$854,134,851.92	433	$7,425,105.42	138	$2,290,965.96	18	$272,844.07	0	$0.00	0.30%
11-Dec	$827,646,552.36	525	$8,683,901.10	112	$1,846,003.19	20	$337,671.84	0	$0.00	0.26%
12-Jan	$800,891,976.95	485	$8,185,940.97	119	$1,858,025.82	30	$559,244.98	0	$0.00	0.30%
12-Feb	$774,838,315.98	352	$5,664,463.77	60	$1,014,975.08	13	$215,216.45	0	$0.00	0.16%
12-Mar	$747,730,348.45	390	$6,245,335.14	50	$808,237.41	10	$167,546.33	0	$0.00	0.13%
12-Apr	$721,365,828.13	376	$5,932,477.56	68	$1,076,565.14	6	$104,090.73	0	$0.00	0.16%
12-May	$695,003,639.19	419	$6,600,954.46	85	$1,331,821.59	12	$169,921.43	0	$0.00	0.22%
12-Jun	$669,558,218.57	445	$7,047,680.78	103	$1,657,012.13	14	$207,346.54	0	$0.00	0.28%
12-Jul	$644,597,028.72	460	$7,159,781.92	118	$1,770,943.04	19	$313,311.59	0	$0.00	0.32%
12-Aug	$618,067,058.40	467	$7,338,159.70	105	$1,516,953.27	24	$345,869.98	0	$0.00	0.30%
12-Sep	$594,772,867.67	444	$6,824,840.44	92	$1,494,952.16	30	$364,240.41	0	$0.00	0.31%
12-Oct	$569,616,406.94	479	$7,335,441.31	103	$1,693,804.35	24	$316,193.10	0	$0.00	0.35%
12-Nov	$547,702,996.80	460	$6,771,813.50	99	$1,466,863.06	19	$288,736.66	0	$0.00	0.32%
12-Dec	$525,171,292.90	533	$7,879,815.37	115	$1,739,240.88	24	$336,504.84	0	$0.00	0.40%
13-Jan	$501,771,985.65	473	$7,116,703.13	115	$1,621,317.31	24	$343,542.52	0	$0.00	0.39%
13-Feb	$480,623,309.37	407	$5,695,446.17	71	$1,040,900.16	17	$248,930.93	0	$0.00	0.27%
13-Mar	$456,840,823.32	461	$6,431,422.81	79	$1,100,295.97	10	$175,134.73	0	$0.00	0.28%
13-Apr	$433,719,339.14	394	$5,410,994.00	96	$1,446,602.82	13	$165,438.36	0	$0.00	0.37%
13-May	$412,034,271.83	456	$6,102,368.48	91	$1,256,318.07	16	$245,028.47	0	$0.00	0.36%
13-Jun	$391,202,173.04	472	$6,406,612.79	106	$1,383,070.94	16	$219,549.87	0	$0.00	0.41%
13-Jul	$369,175,975.84	470	$6,043,479.26	107	$1,402,978.40	21	$274,926.70	0	$0.00	0.45%
13-Aug	$349,174,767.10	473	$5,827,354.92	99	$1,297,622.38	17	$204,528.93	0	$0.00	0.43%
13-Sep	$330,999,448.73	434	$5,387,320.98	116	$1,458,715.54	20	$251,721.71	0	$0.00	0.52%
13-Oct	$312,518,000.60	474	$5,791,879.01	88	$1,078,466.48	13	$152,612.37	0	$0.00	0.39%
13-Nov	$296,383,242.17	434	$5,263,227.12	102	$1,228,201.74	22	$288,256.76	1	$22,806.43	0.52%
13-Dec	$279,958,445.29	478	$5,617,504.76	108	$1,255,250.16	21	$248,157.09	0	$0.00	0.54%
14-Jan	$263,472,404.00	435	$4,894,895.85	91	$1,013,563.71	21	$196,379.08	0	$0.00	0.46%
14-Feb	$248,775,540.48	332	$3,783,216.20	52	$524,814.69	12	$115,254.34	0	$0.00	0.26%
14-Mar	$233,443,141.70	347	$3,817,396.45	64	$684,123.92	11	$97,062.13	1	$16,001.98	0.34%
14-Apr	$219,154,502.80	306	$3,373,603.34	80	$792,838.12	16	$162,630.10	0	$0.00	0.44%
14-May	$205,678,889.95	343	$3,655,914.38	64	$728,500.02	25	$213,119.64	0	$0.00	0.46%
14-Jun	$192,758,935.04	335	$3,469,805.51	81	$906,667.00	15	$149,854.56	0	$0.00	0.55%

A-36

14-Jul	$179,906,341.23	348	$3,483,342.76	76	$757,960.64	9	$121,036.38	0	$0.00	0.49%
14-Aug	$167,673,214.82	370	$3,547,330.78	70	$675,291.46	18	$177,078.58	0	$0.00	0.51%
14-Sep	$156,073,983.16	354	$3,320,326.27	93	$831,023.44	17	$180,700.95	0	$0.00	0.65%
14-Oct	$144,747,928.68	323	$2,970,122.29	87	$767,308.57	19	$150,757.47	0	$0.00	0.63%
14-Nov	$134,951,312.07	343	$3,067,997.60	85	$746,675.34	17	$133,765.68	1	$16,290.78	0.66%
14-Dec	$124,812,429.48	362	$3,036,032.76	81	$750,675.29	16	$99,581.47	0	$0.00	0.68%
15-Jan	$114,928,196.73	326	$2,761,254.57	63	$493,057.10	14	$106,988.65	0	$0.00	0.52%
15-Feb	$106,039,741.44	245	$1,985,160.14	59	$488,505.61	11	$67,817.72	0	$0.00	0.52%
15-Mar	$96,488,797.47	273	$2,075,687.25	49	$368,209.62	9	$63,866.50	0	$0.00	0.45%
15-Apr	$87,982,681.89	265	$1,981,143.65	58	$401,493.65	12	$77,629.19	0	$0.00	0.54%
15-May	$80,014,719.85	275	$1,916,783.08	69	$504,516.43	10	$54,652.73	0	$0.00	0.70%
15-Jun	$72,536,836.15	304	$2,007,885.43	51	$368,896.03	14	$101,594.77	0	$0.00	0.65%
15-Jul	$65,008,632.88	295	$1,954,455.56	70	$415,567.79	11	$85,729.68	0	$0.00	0.77%
15-Aug	$58,112,422.44	275	$1,707,464.23	62	$352,439.84	17	$122,174.86	0	$0.00	0.82%
15-Sep	$51,666,779.91	261	$1,488,558.25	76	$480,593.81	13	$68,319.94	0	$0.00	1.06%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-37

HART 2011-C(1)(2)

	Principal	Number of Receivables 30-60		Number of Receivables 61-90		Number of Receivables 91-120	91-120	Number of Receivables 121+		61+ Days Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
11-Oct	$1,064,393,276.85	316	$5,975,778.43	41	$759,008.97	0	0	0	$0.00	0.07%
11-Nov	$1,033,249,337.71	387	$7,127,204.26	73	$1,397,751.85	7	$116,500.50	0	$0.00	0.15%
11-Dec	$1,002,523,548.06	398	$7,312,915.86	90	$1,665,104.48	12	$229,270.59	0	$0.00	0.19%
12-Jan	$971,137,545.34	410	$7,616,848.28	100	$1,865,400.85	17	$304,614.17	0	$0.00	0.22%
12-Feb	$940,343,418.25	293	$5,378,350.16	79	$1,400,365.69	13	$230,482.91	0	$0.00	0.17%
12-Mar	$908,028,939.04	332	$5,907,637.47	60	$1,081,123.52	13	$213,084.00	1	$15,756.96	0.14%
12-Apr	$876,199,395.88	337	$5,916,571.43	74	$1,334,009.46	9	$147,579.72	0	$0.00	0.17%
12-May	$843,963,834.29	434	$7,563,857.26	60	$1,099,103.39	15	$247,961.83	0	$0.00	0.16%
12-Jun	$812,666,797.62	404	$6,925,322.27	89	$1,591,049.66	8	$142,672.79	0	$0.00	0.21%
12-Jul	$781,862,626.65	467	$7,794,190.97	88	$1,591,988.37	16	$281,520.75	0	$0.00	0.24%
12-Aug	$750,066,603.91	441	$7,487,847.20	115	$1,951,028.24	14	$252,529.54	0	$0.00	0.29%
12-Sep	$721,628,653.62	450	$7,423,757.00	87	$1,546,942.93	29	$507,886.84	0	$0.00	0.28%
12-Oct	$692,353,104.41	500	$8,156,364.50	88	$1,413,311.93	20	$368,704.71	0	$0.00	0.26%
12-Nov	$665,174,095.04	474	$7,654,444.34	115	$1,841,499.01	18	$270,300.87	0	$0.00	0.32%
12-Dec	$637,716,190.19	528	$8,445,909.26	118	$1,895,203.92	35	$552,564.90	0	$0.00	0.38%
13-Jan	$609,674,394.32	489	$7,697,762.73	119	$1,918,707.76	14	$196,505.38	0	$0.00	0.35%
13-Feb	$583,800,558.55	382	$5,889,163.75	69	$1,056,825.18	8	$137,738.95	0	$0.00	0.20%
13-Mar	$555,117,275.87	420	$6,301,027.63	74	$1,121,210.95	8	$142,320.81	0	$0.00	0.23%
13-Apr	$527,178,407.82	415	$6,406,351.97	70	$1,004,836.57	16	$277,033.03	0	$0.00	0.24%
13-May	$500,233,545.62	451	$6,643,802.05	80	$1,196,940.83	13	$203,057.20	0	$0.00	0.28%
13-Jun	$474,222,148.29	467	$6,789,557.57	116	$1,602,542.55	11	$167,250.30	0	$0.00	0.37%
13-Jul	$448,669,913.30	498	$7,137,361.52	117	$1,648,743.73	17	$222,292.87	1	$11,692.46	0.42%
13-Aug	$424,540,216.78	469	$6,483,948.21	100	$1,395,217.04	21	$285,520.59	0	$0.00	0.40%
13-Sep	$402,201,571.30	499	$6,935,697.73	91	$1,205,220.66	28	$446,228.69	0	$0.00	0.41%
13-Oct	$379,818,991.59	511	$6,658,105.42	121	$1,728,977.86	17	$196,592.22	2	$39,174.62	0.52%
13-Nov	$359,467,414.05	489	$6,354,038.86	109	$1,455,098.36	30	$384,476.43	1	$13,389.56	0.52%
13-Dec	$339,668,934.35	511	$6,565,461.33	115	$1,527,606.85	27	$327,198.02	2	$36,590.87	0.56%
14-Jan	$319,373,686.05	466	$5,775,285.88	81	$1,058,119.06	11	$113,831.52	0	$0.00	0.37%
14-Feb	$301,703,513.21	347	$4,198,652.19	70	$827,237.03	18	$244,315.36	2	$19,541.10	0.36%
14-Mar	$282,750,640.22	345	$4,180,866.33	63	$712,549.75	10	$107,554.06	2	$19,541.10	0.30%
14-Apr	$264,457,325.03	352	$4,108,635.84	62	$771,114.51	19	$231,256.05	1	$10,262.02	0.38%
14-May	$247,866,942.20	356	$4,041,079.98	59	$670,838.58	18	$199,547.18	0	$0.00	0.35%
14-Jun	$232,397,373.62	368	$4,032,305.14	77	$856,710.37	18	$177,066.25	0	$0.00	0.44%
14-Jul	$217,505,716.67	381	$4,259,059.74	76	$830,295.01	27	$287,870.24	0	$0.00	0.51%
14-Aug	$202,856,513.28	373	$3,935,009.44	86	$994,026.58	22	$217,616.67	0	$0.00	0.60%
14-Sep	$189,496,034.98	350	$3,669,505.83	81	$869,630.26	18	$164,278.42	1	$7.43	0.55%
14-Oct	$176,204,639.54	374	$3,641,883.62	83	$897,002.35	22	$218,547.10	0	$0.00	0.63%

A-38

14-Nov	$164,711,593.68	335	$3,270,131.65	89	$892,331.79	22	$245,349.47	0	$0.00	0.69%
14-Dec	$152,967,894.74	394	$3,724,187.67	88	$844,601.70	21	$179,219.40	0	$0.00	0.67%
15-Jan	$141,002,336.60	329	$2,959,596.34	73	$629,200.72	22	$218,712.97	0	$0.00	0.60%
15-Feb	$130,247,251.91	263	$2,315,274.88	56	$498,424.60	20	$144,849.60	1	$7,656.42	0.50%
15-Mar	$118,724,949.21	309	$2,663,230.76	48	$431,027.07	12	$119,435.34	0	$0.00	0.46%
15-Apr	$108,732,606.09	277	$2,285,204.28	58	$494,420.04	11	$99,412.22	1	$4,081.73	0.55%
15-May	$99,331,460.93	293	$2,302,154.50	64	$497,778.60	14	$107,451.38	1	$4,081.73	0.61%
15-Jun	$90,484,867.45	313	$2,219,132.45	64	$506,217.12	11	$71,423.02	1	$4,081.73	0.64%
15-Jul	$81,816,461.39	295	$2,032,254.33	78	$575,398.45	11	$93,768.34	0	$0.00	0.82%
15-Aug	$73,873,992.16	292	$1,984,415.40	69	$502,960.17	15	$98,326.22	0	$0.00	0.81%
15-Sep	$66,444,073.07	276	$1,826,366.18	71	$468,832.62	13	$94,317.73	1	$9,333.12	0.86%
15-Oct	$59,252,872.06	307	$1,938,226.46	56	$372,619.78	17	$96,598.64	0	$0.00	0.79%
15-Nov	$52,691,508.35	289	$1,641,276.10	81	$525,357.86	15	$98,215.83	0	$0.00	1.18%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-39

HART 2012-A(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
12-Mar	$1,324,012,236.43	341	$5,989,450.14	30	$600,713.90	0	$0.00	0	$0.00	0.05%
12-Apr	$1,279,108,465.58	351	$6,140,908.83	52	$1,016,276.91	6	$129,042.99	0	$0.00	0.09%
12-May	$1,234,325,368.31	452	$8,062,608.05	76	$1,383,073.78	18	$357,984.86	0	$0.00	0.14%
12-Jun	$1,190,087,944.13	503	$8,877,270.25	89	$1,700,525.68	17	$324,204.74	0	$0.00	0.17%
12-Jul	$1,146,351,524.84	568	$9,839,088.68	108	$2,014,718.90	20	$392,342.82	0	$0.00	0.21%
12-Aug	$1,102,181,953.07	579	$10,070,396.16	122	$2,126,168.75	30	$520,502.76	0	$0.00	0.24%
12-Sep	$1,060,693,159.80	627	$10,628,343.95	147	$2,631,179.28	29	$510,922.95	0	$0.00	0.30%
12-Oct	$1,018,837,056.19	660	$11,199,300.14	115	$2,003,357.49	30	$621,272.09	0	$0.00	0.26%
12-Nov	$980,336,858.74	681	$11,376,866.17	133	$2,281,935.27	27	$493,561.28	0	$0.00	0.28%
12-Dec	$942,310,146.56	741	$12,172,741.23	143	$2,506,618.73	43	$781,630.14	0	$0.00	0.35%
13-Jan	$902,052,816.24	702	$11,641,723.01	147	$2,486,038.43	21	$359,016.06	0	$0.00	0.32%
13-Feb	$864,586,473.32	556	$9,113,243.62	120	$2,040,528.20	20	$338,343.17	0	$0.00	0.28%
13-Mar	$824,641,255.91	561	$9,029,745.24	96	$1,592,545.10	20	$362,439.41	0	$0.00	0.24%
13-Apr	$785,459,578.21	550	$8,473,458.93	121	$2,080,081.68	26	$420,359.02	0	$0.00	0.32%
13-May	$747,014,665.83	602	$9,203,034.20	130	$2,011,401.82	22	$406,273.45	0	$0.00	0.32%
13-Jun	$709,480,403.88	654	$10,253,489.14	145	$2,172,972.07	33	$440,193.18	0	$0.00	0.37%
13-Jul	$672,860,286.14	749	$11,226,128.74	139	$2,062,263.33	30	$391,086.94	0	$0.00	0.36%
13-Aug	$638,160,164.85	694	$10,437,482.54	153	$2,263,705.03	31	$415,187.62	0	$0.00	0.42%
13-Sep	$606,288,057.56	690	$10,355,629.81	137	$2,094,240.73	36	$455,092.92	0	$0.00	0.42%
13-Oct	$575,521,890.19	686	$10,352,149.25	154	$2,332,800.73	27	$426,555.07	1	$15,791.52	0.48%
13-Nov	$547,012,353.65	685	$10,256,169.04	153	$2,289,517.49	38	$484,544.36	0	$0.00	0.51%
13-Dec	$518,588,369.39	714	$10,311,983.78	161	$2,261,647.10	44	$700,222.81	2	$17,781.81	0.57%
14-Jan	$489,632,102.05	643	$9,309,535.79	137	$1,878,664.81	31	$410,287.51	1	$15,170.99	0.47%
14-Feb	$463,969,024.19	460	$6,565,849.44	87	$1,263,915.48	25	$309,928.58	3	$31,657.87	0.35%
14-Mar	$435,879,971.72	493	$6,779,431.67	70	$1,003,555.04	17	$240,714.62	1	$15,170.99	0.29%
14-Apr	$408,705,753.60	454	$6,252,426.57	97	$1,347,502.35	13	$183,579.42	0	$0.00	0.37%
14-May	$382,718,928.30	507	$6,711,254.84	84	$1,157,305.78	23	$234,015.83	0	$0.00	0.36%
14-Jun	$358,864,713.44	542	$7,040,945.24	104	$1,310,872.52	22	$295,803.15	0	$0.00	0.45%
14-Jul	$335,409,649.78	577	$7,113,667.11	95	$1,242,809.69	27	$277,345.48	0	$0.00	0.45%
14-Aug	$314,086,364.30	556	$6,673,598.10	105	$1,335,354.15	21	$229,540.87	0	$0.00	0.50%
14-Sep	$294,417,825.47	554	$6,796,541.67	99	$1,224,286.84	23	$295,109.34	1	$13,038.76	0.52%
14-Oct	$276,452,963.97	530	$6,244,573.04	106	$1,292,916.98	20	$261,187.65	0	$0.00	0.56%
14-Nov	$260,777,091.56	544	$6,356,938.44	118	$1,396,544.52	21	$225,856.76	0	$0.00	0.62%
14-Dec	$244,637,318.60	621	$6,987,462.94	120	$1,376,737.54	22	$237,325.34	0	$0.00	0.66%
15-Jan	$228,344,023.59	517	$5,685,932.72	125	$1,457,488.51	23	$214,870.57	0	$0.00	0.73%
15-Feb	$214,358,798.59	376	$3,896,935.75	91	$1,014,005.64	15	$142,974.35	0	$0.00	0.54%
15-Mar	$198,691,389.93	414	$4,292,908.80	65	$681,001.52	11	$121,654.68	0	$0.00	0.40%

A-40

15-Apr	$183,983,497.37	393	$3,793,027.86	86	$898,828.83	12	$114,201.82	0	$0.00	0.55%
15-May	$170,133,586.23	422	$4,042,446.68	84	$757,181.38	16	$136,228.39	0	$0.00	0.53%
15-Jun	$156,773,718.99	460	$4,198,191.81	85	$821,030.51	12	$110,243.15	0	$0.00	0.59%
15-Jul	$143,920,136.32	475	$4,171,013.61	84	$758,477.20	14	$122,433.42	0	$0.00	0.61%
15-Aug	$132,090,486.07	447	$3,851,724.63	106	$948,692.24	17	$140,083.62	0	$0.00	0.82%
15-Sep	$121,394,287.20	418	$3,436,618.82	107	$974,213.90	19	$171,596.79	0	$0.00	0.94%
15-Oct	$111,007,166.15	451	$3,650,124.95	102	$787,835.46	10	$96,215.31	0	$0.00	0.80%
15-Nov	$101,778,528.14	428	$3,368,224.11	107	$881,336.17	18	$133,133.80	1	$883.86	1.00%
15-Dec	$92,595,946.22	471	$3,394,421.02	103	$765,008.62	17	$152,412.70	0	$0.00	0.99%
16-Jan	$83,657,114.78	428	$3,098,963.75	95	$714,355.10	17	$132,718.51	0	$0.00	1.01%
16-Feb	$75,289,168.03	353	$2,342,589.14	72	$529,746.32	9	$64,599.72	0	$0.00	0.79%
16-Mar	$66,455,856.91	322	$2,110,815.82	60	$398,530.10	9	$68,345.87	0	$0.00	0.70%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-41

HART 2012-B(1)(2)

		Number of		Number of		Number of		Number of		61+ Days
	Principal	Receivables 30-60		Receivables 61-90		Receivables 91-120	91-120	Receivables 121+		Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
12-Jul	$1,475,641,052.77	356	$7,505,979.73	3	$53,175.48	0	$0.00	0	$0.00	0.00%
12-Aug	$1,426,026,384.84	385	$8,229,188.99	47	$971,613.47	1	$24,983.47	0	$0.00	0.07%
12-Sep	$1,380,099,643.84	492	$10,335,914.32	79	$1,809,024.44	10	$196,549.02	0	$0.00	0.15%
12-Oct	$1,331,544,368.50	545	$11,549,459.22	82	$1,779,716.90	17	$396,972.72	1	$26,903.74	0.17%
12-Nov	$1,285,560,004.99	528	$10,634,936.56	117	$2,493,036.18	25	$532,202.85	0	$0.00	0.24%
12-Dec	$1,239,331,250.78	691	$13,968,534.92	122	$2,466,357.45	41	$876,311.85	0	$0.00	0.27%
13-Jan	$1,191,077,951.51	627	$12,452,869.47	112	$2,275,185.46	26	$494,544.64	0	$0.00	0.23%
13-Feb	$1,147,753,949.67	507	$9,625,236.24	98	$1,893,972.16	21	$422,643.19	0	$0.00	0.20%
13-Mar	$1,100,188,326.49	575	$10,853,064.09	78	$1,559,838.83	17	$337,781.44	0	$0.00	0.17%
13-Apr	$1,054,929,873.30	538	$10,231,971.75	101	$1,972,473.19	21	$425,178.69	0	$0.00	0.23%
13-May	$1,008,696,022.66	629	$11,678,070.21	123	$2,331,440.15	23	$474,991.61	0	$0.00	0.28%
13-Jun	$964,988,351.07	639	$11,617,023.36	169	$3,204,053.90	31	$588,968.40	0	$0.00	0.39%
13-Jul	$919,575,435.31	721	$12,712,713.36	147	$2,678,797.53	38	$723,450.82	1	$27,174.53	0.37%
13-Aug	$875,288,915.78	725	$12,931,248.59	158	$2,803,789.34	31	$560,162.42	0	$0.00	0.38%
13-Sep	$835,801,773.72	732	$12,998,546.52	159	$2,829,040.47	33	$575,673.33	0	$0.00	0.41%
13-Oct	$795,142,881.79	767	$13,233,803.72	156	$2,751,351.49	33	$615,281.90	0	$0.00	0.42%
13-Nov	$757,666,147.35	743	$12,279,173.74	169	$2,862,620.80	42	$787,743.10	1	$30,350.27	0.49%
13-Dec	$722,551,089.10	781	$12,892,083.07	198	$3,177,340.98	50	$913,217.45	4	$84,709.40	0.58%
14-Jan	$685,860,080.46	724	$11,565,033.90	174	$2,837,809.01	31	$471,248.22	3	$65,590.70	0.49%
14-Feb	$652,170,940.21	548	$8,648,904.17	131	$2,089,652.58	29	$462,418.77	3	$66,312.75	0.40%
14-Mar	$614,911,664.18	560	$8,675,064.07	94	$1,513,056.01	32	$454,780.17	1	$15,298.05	0.32%
14-Apr	$580,185,033.45	544	$8,328,294.51	105	$1,670,181.91	18	$252,394.72	0	$0.00	0.33%
14-May	$546,277,153.83	551	$8,359,311.56	108	$1,663,843.26	13	$165,985.04	1	$0.00	0.33%
14-Jun	$513,767,103.68	628	$9,154,447.16	99	$1,500,055.81	27	$413,280.96	0	$0.00	0.37%
14-Jul	$481,349,160.90	666	$9,696,081.24	131	$1,857,022.19	24	$334,788.17	0	$0.00	0.46%
14-Aug	$450,941,491.98	647	$9,222,592.98	136	$1,967,572.08	36	$505,353.24	0	$0.00	0.55%
14-Sep	$422,098,848.29	653	$9,182,280.59	129	$1,774,129.11	30	$449,531.31	0	$0.00	0.53%
14-Oct	$394,757,344.63	647	$8,767,433.77	137	$1,943,420.44	25	$284,127.99	0	$0.00	0.56%
14-Nov	$370,962,278.01	618	$8,212,126.36	155	$2,126,307.19	26	$359,807.42	0	$0.00	0.67%
14-Dec	$347,436,506.77	715	$9,143,994.08	144	$1,939,236.05	32	$443,255.60	0	$0.00	0.69%
15-Jan	$325,327,835.52	640	$7,925,872.36	115	$1,468,410.26	33	$436,657.16	0	$0.00	0.59%
15-Feb	$305,845,926.62	504	$5,956,468.62	103	$1,327,375.06	34	$395,044.41	0	$0.00	0.56%
15-Mar	$285,105,176.22	528	$6,061,017.79	90	$1,047,487.32	21	$231,633.33	0	$0.00	0.45%
15-Apr	$266,401,183.35	453	$5,310,592.38	109	$1,320,791.25	15	$152,128.84	0	$0.00	0.55%
15-May	$248,865,069.61	529	$6,021,504.61	96	$1,120,214.51	27	$260,182.74	0	$0.00	0.55%
15-Jun	$232,237,521.99	530	$5,986,378.03	92	$1,060,523.28	18	$201,544.77	0	$0.00	0.54%
15-Jul	$215,406,120.71	542	$5,777,420.34	104	$1,218,660.87	11	$125,020.52	0	$0.00	0.62%

A-42

15-Aug	$200,121,948.92	541	$5,653,693.01	112	$1,254,760.92	21	$234,421.79	0	$0.00	0.74%
15-Sep	$185,493,034.27	536	$5,420,337.47	125	$1,241,176.27	24	$281,343.07	0	$0.00	0.82%
15-Oct	$171,642,222.72	542	$5,295,522.40	105	$1,079,447.85	26	$279,405.67	0	$0.00	0.79%
15-Nov	$159,076,629.38	541	$5,057,222.29	114	$1,074,767.21	29	$311,376.59	0	$0.00	0.87%
15-Dec	$146,348,037.69	557	$5,048,492.49	107	$986,724.65	24	$228,299.61	1	$8,374.40	0.84%
16-Jan	$134,778,713.25	519	$4,635,227.16	116	$992,526.17	17	$162,062.18	2	$21,746.90	0.87%
16-Feb	$123,941,536.23	408	$3,347,884.41	91	$814,450.59	13	$130,946.48	0	$0.00	0.76%
16-Mar	$112,550,938.58	409	$3,287,751.56	58	$508,673.29	10	$91,804.03	1	$11,536.93	0.54%
16-Apr	$102,715,383.42	377	$2,965,452.67	80	$632,970.00	4	$32,565.59	0	$0.00	0.65%
16-May	$93,374,060.75	447	$3,322,357.83	69	$551,905.85	11	$75,623.38	0	$0.00	0.67%
16-Jun	$84,298,587.68	415	$2,895,601.37	89	$717,754.96	7	$47,934.20	0	$0.00	0.91%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-43

HART 2012-C(1)(2)

		Number of		Number of		Number of		Number of		61+ Days
	Principal	Receivables 30-60		Receivables 61-90		Receivables 91-120	91-120	Receivables 121+		Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
12-Oct	$1,521,152,239.86	385	$8,150,836.99	28	$632,413.83	1	$19,344.23	0	$0.00	0.04%
12-Nov	$1,476,918,463.84	389	$8,248,118.11	94	$2,011,223.68	4	$74,058.22	0	$0.00	0.14%
12-Dec	$1,431,774,146.39	511	$10,959,670.76	105	$2,144,773.52	22	$449,783.70	0	$0.00	0.18%
13-Jan	$1,386,033,939.80	535	$10,934,862.29	121	$2,597,429.84	19	$379,706.64	0	$0.00	0.21%
13-Feb	$1,342,143,527.02	395	$8,068,194.61	84	$1,710,835.87	29	$639,471.26	0	$0.00	0.18%
13-Mar	$1,294,306,661.78	476	$9,653,784.10	73	$1,561,248.32	14	$314,634.19	0	$0.00	0.14%
13-Apr	$1,246,951,162.10	463	$9,282,449.87	107	$2,186,576.47	16	$313,947.40	0	$0.00	0.20%
13-May	$1,201,658,746.20	549	$10,851,897.56	82	$1,649,204.37	27	$470,144.75	0	$0.00	0.18%
13-Jun	$1,156,856,934.74	611	$11,760,413.73	126	$2,488,619.51	22	$440,964.41	0	$0.00	0.25%
13-Jul	$1,112,472,177.31	661	$12,528,461.19	135	$2,580,644.66	31	$621,509.85	2	$34,333.85	0.29%
13-Aug	$1,067,601,602.55	675	$12,655,614.82	142	$2,686,209.33	28	$583,005.60	0	$0.00	0.31%
13-Sep	$1,026,330,399.17	680	$12,551,968.54	143	$2,763,997.19	35	$633,985.88	1	$15,105.00	0.33%
13-Oct	$984,820,105.76	800	$14,525,022.13	139	$2,457,085.90	24	$468,434.28	1	$15,105.00	0.30%
13-Nov	$947,154,105.68	780	$14,188,695.04	168	$3,017,014.06	32	$528,857.63	1	$15,105.00	0.38%
13-Dec	$909,400,129.62	795	$13,999,315.09	180	$3,203,259.19	51	$953,784.75	1	$13,658.14	0.46%
14-Jan	$869,058,275.74	735	$12,854,696.35	162	$2,883,520.66	43	$692,138.33	1	$18,689.55	0.41%
14-Feb	$831,962,993.47	534	$9,171,934.07	103	$1,802,932.43	31	$578,567.76	0	$0.00	0.29%
14-Mar	$792,248,846.09	561	$9,649,765.31	83	$1,365,706.19	16	$263,251.52	1	$20,105.36	0.21%
14-Apr	$753,435,623.94	523	$8,730,598.21	116	$1,939,225.63	18	$294,989.01	2	$20,105.36	0.30%
14-May	$714,714,581.36	616	$9,934,493.61	118	$1,924,336.34	26	$375,221.26	2	$37,438.35	0.33%
14-Jun	$678,974,431.23	582	$9,271,943.36	152	$2,485,373.42	19	$246,748.91	2	$37,438.35	0.41%
14-Jul	$642,507,198.08	650	$10,194,435.19	137	$2,232,059.08	28	$368,098.46	2	$34,257.01	0.41%
14-Aug	$607,029,944.80	736	$11,169,149.63	146	$2,278,596.08	25	$371,908.51	2	$34,257.01	0.44%
14-Sep	$573,897,199.96	667	$10,091,294.80	158	$2,421,159.27	27	$383,379.66	1	$17,332.99	0.49%
14-Oct	$541,292,539.80	686	$10,286,601.63	139	$2,027,992.82	29	$393,896.20	2	$18,572.21	0.45%
14-Nov	$512,706,261.82	677	$9,718,606.28	181	$2,705,118.89	39	$503,941.17	1	$17,332.99	0.63%
14-Dec	$483,817,055.64	708	$9,961,545.82	170	$2,458,210.07	34	$461,826.37	2	$29,407.49	0.61%
15-Jan	$455,267,755.63	667	$9,348,289.08	169	$2,305,688.93	39	$513,327.92	1	$17,332.99	0.62%
15-Feb	$429,255,895.31	520	$7,026,633.04	134	$1,809,927.10	22	$245,109.69	1	$17,332.99	0.48%
15-Mar	$400,592,809.73	570	$7,488,067.55	102	$1,312,528.10	18	$223,209.56	0	$0.00	0.38%
15-Apr	$373,486,577.84	545	$7,149,159.94	117	$1,504,028.89	22	$288,868.42	1	$205.85	0.48%
15-May	$349,319,465.09	606	$7,702,419.68	127	$1,576,518.41	31	$380,152.60	0	$0.00	0.56%
15-Jun	$326,816,865.14	569	$7,031,258.49	152	$2,002,476.24	26	$325,317.82	1	$1,125.48	0.71%
15-Jul	$305,829,380.58	586	$7,073,575.40	127	$1,577,583.49	16	$205,409.78	0	$0.00	0.58%
15-Aug	$286,911,145.74	607	$7,108,199.12	154	$1,801,849.98	25	$346,395.13	1	$14,827.16	0.75%
15-Sep	$269,032,825.68	594	$6,807,638.80	123	$1,426,376.95	35	$414,655.14	0	$0.00	0.68%
15-Oct	$251,847,440.59	641	$6,993,601.26	112	$1,299,987.22	27	$333,441.22	0	$0.00	0.65%

A-44

15-Nov	$235,923,198.12	638	$6,813,723.89	160	$1,743,223.58	26	$317,174.72	0	$0.00	0.87%
15-Dec	$220,061,291.95	667	$6,871,867.74	159	$1,697,101.66	23	$248,034.49	1	$11,308.99	0.89%
16-Jan	$205,205,421.78	616	$6,236,418.96	156	$1,607,336.57	19	$185,533.99	0	$0.00	0.87%
16-Feb	$191,140,096.46	485	$4,796,781.02	108	$1,075,944.51	17	$172,875.32	0	$0.00	0.65%
16-Mar	$175,501,305.85	472	$4,395,699.50	82	$807,754.76	14	$119,461.68	0	$0.00	0.53%
16-Apr	$161,894,462.01	461	$4,192,282.25	95	$867,285.06	14	$126,192.28	0	$0.00	0.61%
16-May	$149,067,535.20	478	$4,119,831.69	100	$937,161.07	26	$214,225.70	0	$0.00	0.77%
16-Jun	$136,919,835.01	515	$4,312,781.27	102	$887,320.12	15	$139,300.22	0	$0.00	0.75%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-45

HART 2013-A(1)(2)

		Number of		Number of		Number of		Number of		61+ Days
	Principal	Receivables 30-60		Receivables 61-90		Receivables 91-120	91-120	Receivables 121+		Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
13-Jan	$1,482,243,633.12	396	$8,301,335.67	48	$969,694.15	0	$0.00	0	$0.00	0.07%
13-Feb	$1,437,461,078.77	327	$6,989,870.62	52	$1,057,914.21	5	$82,740.75	0	$0.00	0.08%
13-Mar	$1,390,933,089.38	364	$7,654,846.77	64	$1,397,425.29	8	$167,874.55	0	$0.00	0.11%
13-Apr	$1,344,488,792.19	373	$7,724,552.64	82	$1,753,134.41	16	$334,250.61	0	$0.00	0.16%
13-May	$1,299,651,631.64	467	$9,532,491.72	99	$2,031,145.37	20	$414,866.02	0	$0.00	0.19%
13-Jun	$1,255,916,239.16	483	$9,724,458.50	132	$2,760,663.44	28	$566,984.95	0	$0.00	0.26%
13-Jul	$1,211,964,353.42	570	$11,300,377.64	131	$2,807,831.34	39	$758,747.79	0	$0.00	0.29%
13-Aug	$1,169,752,143.31	589	$11,415,140.98	146	$2,885,709.17	25	$525,933.73	0	$0.00	0.29%
13-Sep	$1,128,786,957.79	643	$12,568,701.00	129	$2,422,351.44	32	$616,100.17	0	$0.00	0.27%
13-Oct	$1,088,149,599.42	645	$12,182,588.92	144	$2,739,046.62	35	$664,167.17	0	$0.00	0.31%
13-Nov	$1,050,900,523.38	652	$12,238,688.00	150	$2,927,953.84	31	$527,951.66	2	$42,720.24	0.33%
13-Dec	$1,013,023,088.51	714	$12,922,210.29	177	$3,351,722.46	27	$512,211.15	0	$0.00	0.38%
14-Jan	$974,328,950.26	662	$11,881,978.12	168	$3,031,112.28	36	$621,360.19	0	$0.00	0.37%
14-Feb	$937,423,720.44	481	$8,522,533.55	97	$1,670,716.50	20	$313,264.53	2	$42,706.71	0.22%
14-Mar	$898,080,971.48	511	$8,962,683.49	75	$1,264,507.00	18	$287,575.38	1	$19,551.04	0.17%
14-Apr	$858,697,950.05	525	$9,004,693.75	101	$1,653,341.43	15	$186,998.46	0	$0.00	0.21%
14-May	$820,575,153.61	578	$9,811,141.28	137	$2,411,247.25	26	$328,839.30	0	$0.00	0.33%
14-Jun	$784,126,018.69	576	$9,742,560.22	138	$2,317,543.65	36	$629,965.46	0	$0.00	0.38%
14-Jul	$747,102,237.31	689	$11,616,031.69	142	$2,389,631.07	29	$444,797.81	1	$677.01	0.38%
14-Aug	$711,156,169.63	656	$10,640,727.05	196	$3,139,461.28	34	$496,689.32	0	$0.00	0.51%
14-Sep	$677,142,707.73	628	$10,242,808.55	144	$2,302,953.10	46	$720,440.69	1	$13,589.12	0.45%
14-Oct	$643,905,093.54	656	$10,283,199.20	153	$2,429,167.52	29	$429,978.80	1	$13,589.12	0.45%
14-Nov	$613,454,780.12	641	$9,848,581.17	178	$2,817,722.02	38	$604,768.91	2	$25,788.47	0.56%
14-Dec	$582,932,451.22	681	$10,389,286.20	172	$2,581,641.46	48	$755,869.29	1	$13,589.12	0.57%
15-Jan	$553,073,175.41	630	$9,228,240.85	146	$2,211,303.67	43	$584,146.98	1	$13,589.12	0.51%
15-Feb	$526,068,539.98	454	$6,556,826.83	130	$1,851,921.87	21	$285,149.65	0	$0.00	0.41%
15-Mar	$496,599,233.82	530	$7,451,975.19	94	$1,309,450.09	40	$526,005.78	1	$281.32	0.37%
15-Apr	$467,326,531.90	520	$7,151,309.81	108	$1,575,784.74	20	$236,151.30	1	$10,778.65	0.39%
15-May	$440,201,706.72	541	$7,261,229.21	114	$1,543,681.35	21	$295,334.86	0	$0.00	0.42%
15-Jun	$413,393,680.06	493	$6,431,341.17	112	$1,496,194.06	19	$248,916.67	0	$0.00	0.42%
15-Jul	$387,366,745.25	535	$6,840,859.26	99	$1,275,650.00	24	$301,767.08	0	$0.00	0.41%
15-Aug	$363,392,034.35	523	$6,497,598.20	144	$1,816,812.96	19	$214,084.84	0	$0.00	0.56%
15-Sep	$341,184,663.20	514	$6,284,942.16	133	$1,577,430.63	27	$324,199.55	0	$0.00	0.56%
15-Oct	$321,123,780.69	533	$6,269,649.92	105	$1,348,478.54	22	$223,183.44	0	$0.00	0.49%
15-Nov	$303,550,136.36	535	$6,255,503.02	131	$1,586,804.60	17	$243,678.44	1	$20,685.95	0.61%
15-Dec	$285,665,639.88	544	$6,186,961.92	149	$1,736,529.79	27	$338,771.74	2	$34,374.59	0.74%
16-Jan	$268,271,392.77	502	$5,637,684.32	153	$1,692,428.64	26	$288,289.56	1	$12,126.18	0.74%

A-46

16-Feb	$252,466,861.44	409	$4,380,788.44	93	$1,031,322.57	16	$166,370.64	0	$0.00	0.47%
16-Mar	$235,149,347.15	419	$4,409,187.02	88	$974,490.06	10	$109,405.99	0	$0.00	0.46%
16-Apr	$219,517,552.40	419	$4,228,900.76	75	$826,286.68	14	$164,423.30	0	$0.00	0.45%
16-May	$204,441,409.63	466	$4,514,246.84	89	$923,199.10	11	$117,723.72	0	$0.00	0.51%
16-Jun	$189,665,235.79	462	$4,331,910.07	104	$998,389.03	13	$136,056.29	0	$0.00	0.60%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-47

HART 2013-B(1)(2)

		Number of		Number of		Number of		Number of		61+ Days
	Principal	Receivables 30-60		Receivables 61-90		Receivables 91-120		Receivables 121+		Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	91-120 Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
13-Jul	$1,453,442,618.30	539	$11,090,797.58	83	$1,702,173.53	0	$0.00	0	$0.00	0.12%
13-Aug	$1,408,935,968.27	571	$11,778,342.48	93	$1,986,044.75	21	$413,206.18	0	$0.00	0.17%
13-Sep	$1,364,345,262.31	666	$13,658,879.82	109	$2,238,069.62	24	$525,898.03	0	$0.00	0.20%
13-Oct	$1,321,622,625.11	694	$14,034,209.51	130	$2,645,344.72	16	$344,025.65	1	$28,813.97	0.23%
13-Nov	$1,279,623,157.83	737	$14,717,727.13	148	$2,998,441.89	36	$697,026.49	0	$0.00	0.29%
13-Dec	$1,237,550,853.52	758	$15,014,575.72	155	$3,167,715.27	50	$1,010,903.32	0	$0.00	0.34%
14-Jan	$1,194,557,574.22	690	$13,318,490.86	155	$3,209,548.70	30	$587,645.97	2	$34,487.81	0.32%
14-Feb	$1,153,495,013.56	499	$9,563,045.47	113	$2,210,620.06	25	$534,620.12	0	$0.00	0.24%
14-Mar	$1,108,755,915.83	551	$10,323,616.07	92	$1,793,928.95	26	$469,837.67	1	$13,421.45	0.21%
14-Apr	$1,065,047,722.24	572	$10,699,682.11	118	$2,117,574.45	23	$373,133.56	1	$13,421.45	0.24%
14-May	$1,021,154,020.76	610	$11,221,395.37	121	$2,237,809.18	36	$600,438.86	0	$0.00	0.28%
14-Jun	$978,769,079.09	630	$11,214,870.64	137	$2,509,027.62	29	$484,395.25	0	$0.00	0.31%
14-Jul	$936,866,949.50	663	$11,602,383.79	142	$2,625,532.80	45	$717,209.52	0	$0.00	0.36%
14-Aug	$895,069,414.30	680	$11,647,491.17	149	$2,548,231.68	45	$727,350.94	0	$0.00	0.37%
14-Sep	$856,528,231.31	682	$11,605,518.34	154	$2,554,666.00	44	$799,112.78	1	$21,978.26	0.39%
14-Oct	$818,255,241.30	697	$11,674,303.66	162	$2,785,615.98	29	$451,742.93	1	$21,978.26	0.40%
14-Nov	$784,264,763.67	695	$11,464,649.08	166	$2,722,814.03	48	$817,550.23	1	$21,978.26	0.45%
14-Dec	$748,714,582.80	759	$12,490,526.75	167	$2,670,842.24	47	$747,653.09	2	$31,946.48	0.46%
15-Jan	$713,475,417.89	688	$11,078,963.56	162	$2,528,447.37	35	$532,548.62	1	$21,978.26	0.43%
15-Feb	$680,480,000.01	479	$7,287,446.34	129	$1,950,164.67	26	$348,285.00	1	$21,978.26	0.34%
15-Mar	$645,284,621.92	564	$8,529,271.11	97	$1,527,390.74	20	$210,620.42	1	$21,978.26	0.27%
15-Apr	$610,221,480.09	570	$8,755,956.18	101	$1,510,105.57	26	$375,125.47	1	$21,978.26	0.31%
15-May	$577,562,580.37	572	$8,558,592.76	131	$1,942,930.64	24	$353,246.17	1	$21,978.26	0.40%
15-Jun	$546,485,276.32	629	$9,280,601.75	133	$1,927,855.58	29	$455,900.95	1	$21,978.26	0.44%
15-Jul	$514,929,499.06	609	$8,772,718.62	136	$1,885,659.40	30	$443,418.70	1	$21,978.26	0.46%
15-Aug	$485,501,540.46	618	$8,651,873.88	138	$1,991,082.68	30	$429,184.93	1	$21,978.26	0.50%
15-Sep	$457,215,136.59	624	$8,539,010.95	133	$1,930,157.72	28	$390,829.35	0	$0.00	0.51%
15-Oct	$430,304,347.47	603	$8,013,484.22	124	$1,665,762.27	34	$494,269.49	0	$0.00	0.50%
15-Nov	$406,201,384.62	639	$8,216,297.99	140	$1,867,300.51	29	$392,350.04	0	$0.00	0.56%
15-Dec	$381,502,625.78	687	$8,645,766.42	132	$1,658,687.55	29	$405,662.92	2	$19,635.70	0.55%
16-Jan	$359,594,329.51	627	$7,577,365.63	161	$2,031,443.90	32	$414,512.31	2	$30,121.36	0.69%
16-Feb	$339,583,982.21	529	$6,272,476.30	95	$1,220,352.64	21	$264,094.14	0	$0.00	0.44%
16-Mar	$318,328,392.87	529	$6,238,274.64	89	$1,167,194.31	21	$231,608.53	0	$0.00	0.44%
16-Apr	$298,859,008.22	496	$5,727,313.77	104	$1,211,038.39	15	$191,208.28	0	$0.00	0.47%
16-May	$280,192,243.69	526	$5,886,530.78	102	$1,215,030.90	17	$190,233.92	0	$0.00	0.50%
16-Jun	$261,676,070.83	524	$5,632,262.80	104	$1,120,645.26	24	$283,221.63	0	$0.00	0.54%

A-48

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-49

HART 2013-C(1)(2)

		Number of		Number of		Number of		Number of		61+ Days
	Principal	Receivables 30-60		Receivables 61-90		Receivables 91-120	91-120	Receivables 121+		Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
13-Sep	$1,283,426,084.98	361	$8,034,898.80	46	$1,063,952.60	1	$27,061.02	0	$0.00	0.09%
13-Oct	$1,245,202,490.93	462	$10,254,875.21	77	$1,713,828.87	9	$224,968.34	1	$17,486.92	0.16%
13-Nov	$1,209,613,504.12	449	$9,680,648.02	105	$2,346,399.34	24	$545,879.24	1	$23,117.43	0.24%
13-Dec	$1,174,408,977.39	551	$11,801,887.22	110	$2,420,152.08	32	$702,322.74	1	$33,587.50	0.27%
14-Jan	$1,137,058,152.37	494	$10,379,152.47	116	$2,498,474.45	28	$561,667.91	0	$0.00	0.27%
14-Feb	$1,102,629,261.58	358	$7,519,440.48	79	$1,686,436.25	22	$450,539.98	3	$55,299.26	0.20%
14-Mar	$1,063,885,753.69	434	$9,039,465.03	65	$1,316,133.11	22	$458,843.48	2	$37,263.02	0.17%
14-Apr	$1,025,701,020.11	432	$8,834,001.77	86	$1,787,932.68	13	$211,169.94	1	$22,316.18	0.20%
14-May	$988,298,465.36	513	$10,214,952.47	74	$1,451,834.36	21	$400,792.81	1	$22,316.18	0.19%
14-Jun	$952,599,546.29	519	$10,277,982.87	126	$2,393,030.47	18	$338,208.19	1	$22,316.18	0.29%
14-Jul	$917,400,668.26	542	$10,513,176.68	127	$2,524,154.33	35	$595,195.13	1	$22,316.18	0.34%
14-Aug	$881,846,555.38	564	$10,500,667.00	128	$2,606,339.17	26	$401,803.66	1	$22,316.18	0.34%
14-Sep	$848,839,523.47	550	$10,395,248.74	131	$2,517,601.84	33	$587,094.79	1	$22,316.18	0.37%
14-Oct	$814,897,020.43	590	$10,698,043.89	129	$2,406,235.31	28	$478,431.81	2	$45,369.46	0.36%
14-Nov	$785,231,070.54	594	$10,788,118.09	141	$2,527,754.95	32	$530,183.00	1	$22,316.18	0.39%
14-Dec	$753,788,248.59	672	$11,880,471.13	140	$2,519,916.48	32	$507,840.69	1	$12,382.49	0.40%
15-Jan	$722,815,878.13	574	$10,202,958.92	145	$2,566,276.21	24	$420,928.82	0	$0.00	0.41%
15-Feb	$693,963,561.95	416	$7,358,858.65	111	$1,870,523.67	32	$498,463.20	0	$0.00	0.34%
15-Mar	$660,538,819.53	475	$8,091,474.99	91	$1,655,434.76	26	$363,375.92	1	$4,459.26	0.31%
15-Apr	$629,673,420.77	474	$7,848,257.81	110	$1,827,381.52	22	$361,172.81	1	$621.69	0.35%
15-May	$600,040,770.60	505	$8,380,730.18	120	$1,905,584.10	30	$408,890.32	0	$0.00	0.39%
15-Jun	$571,342,678.05	502	$8,196,697.34	102	$1,659,964.49	22	$352,401.51	0	$0.00	0.35%
15-Jul	$542,870,933.56	481	$7,887,389.55	105	$1,663,419.94	22	$365,776.23	0	$0.00	0.37%
15-Aug	$516,590,961.03	511	$8,097,796.45	111	$1,780,055.33	18	$277,723.52	0	$0.00	0.40%
15-Sep	$490,710,984.87	531	$8,339,502.41	128	$1,988,965.36	21	$315,203.59	2	$33,006.74	0.48%
15-Oct	$466,083,958.01	499	$7,613,413.76	129	$1,982,940.65	26	$394,627.40	2	$33,006.74	0.52%
15-Nov	$442,686,955.44	526	$7,799,867.84	127	$1,922,468.88	26	$451,829.01	1	$18,574.97	0.54%
15-Dec	$418,669,505.98	580	$8,233,453.81	128	$1,908,083.73	35	$533,729.73	1	$18,574.97	0.59%
16-Jan	$396,194,080.82	519	$7,241,300.05	136	$1,903,187.91	24	$333,486.25	1	$18,574.97	0.57%
16-Feb	$375,732,204.30	397	$5,536,452.61	80	$1,201,079.71	14	$191,491.23	0	$0.00	0.37%
16-Mar	$353,395,006.18	404	$5,273,242.25	77	$1,098,735.51	10	$158,093.12	0	$0.00	0.36%
16-Apr	$333,538,061.34	418	$5,430,534.44	76	$1,039,914.03	11	$124,351.79	0	$0.00	0.35%
16-May	$314,568,729.24	460	$5,862,371.97	107	$1,380,794.68	11	$138,702.99	0	$0.00	0.48%
16-Jun	$296,165,755.13	446	$5,529,995.61	108	$1,357,688.23	19	$209,716.10	0	$0.00	0.53%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the

A-50

Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-51

HART 2014-A(1)(2)

		Number of		Number of		Number of		Number of		61+ Days
	Principal	Receivables 30-60		Receivables 61-90		Receivables 91-120	91-120	Receivables 121+		Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
14-Feb	$1,129,961,681.70	174	$3,948,837.62	29	$638,376.11	0	$0.00	0	$0.00	0.06%
14-Mar	$1,095,941,551.60	228	$5,177,580.87	38	$837,439.73	12	$269,992.97	0	$0.00	0.10%
14-Apr	$1,061,907,255.10	249	$5,438,256.96	62	$1,341,273.52	12	$246,015.65	0	$0.00	0.15%
14-May	$1,029,092,430.51	297	$6,363,671.10	64	$1,334,792.42	22	$449,327.58	0	$0.00	0.17%
14-Jun	$996,670,805.06	343	$7,551,982.26	74	$1,451,312.34	17	$349,623.71	0	$0.00	0.18%
14-Jul	$964,344,067.10	411	$8,880,538.82	80	$1,700,728.28	25	$504,318.14	0	$0.00	0.23%
14-Aug	$933,102,066.20	440	$9,145,474.28	101	$2,040,483.90	21	$382,933.82	0	$0.00	0.26%
14-Sep	$902,861,697.95	428	$9,034,805.51	110	$2,177,352.51	24	$492,024.96	0	$0.00	0.30%
14-Oct	$872,294,290.09	410	$8,483,817.55	100	$2,010,060.54	28	$424,240.45	0	$0.00	0.28%
14-Nov	$844,549,769.73	413	$8,618,737.96	113	$2,197,673.94	23	$440,035.12	0	$0.00	0.31%
14-Dec	$816,438,135.43	486	$9,824,134.66	96	$2,014,559.18	28	$464,896.94	0	$0.00	0.30%
15-Jan	$787,655,870.91	441	$8,772,514.50	95	$1,896,139.81	24	$482,850.28	0	$0.00	0.30%
15-Feb	$760,791,581.31	345	$6,824,110.17	93	$1,756,099.15	18	$312,470.15	0	$0.00	0.27%
15-Mar	$729,377,287.96	391	$7,598,299.75	57	$1,131,512.06	22	$296,115.19	1	$13.97	0.20%
15-Apr	$699,756,711.51	338	$6,355,563.04	96	$1,785,752.44	9	$119,784.20	0	$0.00	0.27%
15-May	$670,882,211.45	410	$7,641,413.87	87	$1,543,753.40	29	$454,352.93	0	$0.00	0.30%
15-Jun	$642,790,985.62	424	$7,790,995.06	93	$1,795,783.56	26	$447,437.02	0	$0.00	0.35%
15-Jul	$614,175,134.88	443	$7,991,786.49	90	$1,735,444.01	25	$496,002.36	1	$24,995.89	0.37%
15-Aug	$587,047,573.44	426	$7,522,708.23	120	$2,180,964.06	19	$383,528.27	0	$0.00	0.44%
15-Sep	$561,342,258.24	442	$7,805,180.96	97	$1,708,721.86	25	$453,914.77	0	$0.00	0.39%
15-Oct	$536,641,295.39	446	$7,690,595.69	100	$1,691,577.55	27	$460,209.35	1	$1,453.04	0.40%
15-Nov	$514,205,929.36	471	$7,956,227.85	129	$2,218,270.35	31	$516,315.87	0	$0.00	0.53%
15-Dec	$490,209,276.52	532	$8,759,324.98	113	$1,904,293.28	35	$596,992.45	2	$36,291.26	0.52%
16-Jan	$468,556,161.29	432	$7,244,724.77	137	$2,250,555.51	25	$433,256.43	2	$44,367.87	0.58%
16-Feb	$447,522,707.46	350	$5,561,915.61	84	$1,422,647.47	19	$297,349.54	0	$0.00	0.38%
16-Mar	$424,398,164.28	341	$5,349,681.25	61	$993,549.86	10	$170,930.50	0	$0.00	0.27%
16-Apr	$403,822,892.43	333	$5,169,358.76	71	$1,101,764.66	9	$133,165.82	0	$0.00	0.31%
16-May	$383,480,085.56	375	$5,700,099.34	86	$1,347,439.12	6	$86,245.88	0	$0.00	0.37%
16-Jun	$362,962,561.02	438	$6,504,618.00	68	$1,053,435.09	25	$392,991.54	0	$0.00	0.40%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-52

HART 2014-B(1)(2)

		Number of		Number of		Number of		Number of		61+ Days
	Principal	Receivables 30-60		Receivables 61-90		Receivables 91-120		Receivables 121+		Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	91-120 Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
14-May	$1,306,467,464.53	326	$7,045,987.04	41	$937,246.01	0	$0.00	0	$0.00	0.07%
14-Jun	$1,267,229,202.24	413	$8,966,523.14	95	$2,089,718.17	13	$266,193.95	0	$0.00	0.19%
14-Jul	$1,228,130,040.43	482	$10,280,775.10	112	$2,348,772.34	30	$543,104.30	0	$0.00	0.24%
14-Aug	$1,190,030,817.92	495	$10,626,502.87	137	$2,776,734.84	27	$439,119.98	0	$0.00	0.27%
14-Sep	$1,153,572,480.58	533	$11,636,345.01	130	$2,683,679.88	32	$597,647.56	0	$0.00	0.28%
14-Oct	$1,116,634,717.29	559	$11,794,671.72	163	$3,486,263.86	36	$654,292.93	0	$0.00	0.37%
14-Nov	$1,083,886,727.96	586	$12,231,129.53	166	$3,503,674.55	57	$1,119,667.30	0	$0.00	0.43%
14-Dec	$1,049,070,653.67	634	$12,838,740.79	171	$3,641,159.41	49	$1,000,532.55	1	$9,835.98	0.44%
15-Jan	$1,012,896,961.03	558	$11,222,117.07	163	$3,155,557.07	36	$695,144.04	1	$0.01	0.38%
15-Feb	$980,432,641.45	434	$8,725,763.81	112	$2,150,181.24	41	$700,525.20	0	$0.00	0.29%
15-Mar	$943,277,692.52	523	$10,367,156.66	101	$1,820,303.36	27	$404,292.50	0	$0.00	0.24%
15-Apr	$906,501,263.98	476	$9,210,370.04	146	$2,707,769.89	31	$446,281.10	1	$2,024.55	0.35%
15-May	$872,101,067.05	563	$10,542,257.59	123	$2,370,829.74	48	$769,432.07	0	$0.00	0.36%
15-Jun	$837,363,805.73	552	$10,249,254.50	139	$2,707,623.66	28	$492,447.49	0	$0.00	0.38%
15-Jul	$802,816,457.65	574	$11,115,386.25	131	$2,324,744.17	33	$642,584.44	0	$0.00	0.37%
15-Aug	$769,665,414.65	570	$10,488,727.49	168	$3,191,177.13	28	$513,393.37	0	$0.00	0.48%
15-Sep	$738,500,923.53	591	$10,776,846.08	138	$2,484,345.38	37	$699,769.89	0	$0.00	0.43%
15-Oct	$708,030,052.02	584	$10,568,921.25	136	$2,460,676.19	32	$555,309.50	0	$0.00	0.43%
15-Nov	$679,877,294.20	616	$10,635,954.54	170	$3,156,293.84	38	$649,041.44	0	$0.00	0.56%
15-Dec	$650,079,710.37	657	$11,319,324.12	162	$2,821,985.59	51	$980,698.42	5	$63,438.35	0.59%
16-Jan	$622,147,315.00	634	$10,789,711.59	173	$3,018,626.86	41	$746,710.66	1	$18,408.68	0.61%
16-Feb	$596,287,193.41	452	$7,612,026.95	129	$2,133,708.38	28	$460,641.71	1	$11,118.48	0.44%
16-Mar	$566,804,858.52	475	$7,527,442.68	103	$1,758,544.85	19	$290,515.96	0	$0.00	0.36%
16-Apr	$540,453,451.66	454	$6,983,045.56	103	$1,624,860.13	24	$464,525.34	0	$0.00	0.39%
16-May	$514,649,209.87	534	$8,458,887.28	107	$1,625,952.06	25	$402,640.15	0	$0.00	0.39%
16-Jun	$488,735,819.97	532	$8,064,975.07	119	$1,818,561.69	25	$386,510.32	0	$0.00	0.45%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-53

HART 2015-A(1)(2)

		Number of		Number of		Number of		Number of		61+ Days
	Principal	Receivables 30-60		Receivables 61-90		Receivables 91-120	91-120	Receivables 121+		Delinquent as % of
	Balance Outstanding	Days Delinquent	30 – 60 Days Delinquent	Days Delinquent	61 – 90 Days Delinquent	Days Delinquent	Days Delinquent	Days Delinquent	121+ Days Delinquent	Ending Pool Balance
15-Jan	$1,257,911,678.48	225	$4,890,057.48	17	$428,579.90	0	$0.00	1	$0.00	0.03%
15-Feb	$1,222,479,027.52	188	$3,825,652.75	40	$852,721.37	4	$79,333.45	1	$0.00	0.08%
15-Mar	$1,182,410,502.75	232	$4,922,617.87	50	$1,047,269.39	12	$220,938.26	0	$0.00	0.11%
15-Apr	$1,142,154,979.57	265	$5,576,717.97	67	$1,402,853.23	18	$319,965.71	0	$0.00	0.15%
15-May	$1,104,364,838.19	310	$6,323,370.52	66	$1,381,099.86	18	$334,628.98	0	$0.00	0.16%
15-Jun	$1,066,411,748.92	329	$6,754,417.99	86	$1,793,469.09	17	$365,107.48	0	$0.00	0.20%
15-Jul	$1,028,961,299.69	403	$8,202,321.73	83	$1,672,127.78	22	$458,173.37	0	$0.00	0.21%
15-Aug	$993,577,794.13	368	$7,611,432.87	109	$2,191,336.81	16	$347,219.69	0	$0.00	0.26%
15-Sep	$958,699,716.45	400	$8,255,460.09	92	$1,880,539.93	26	$518,813.17	1	$6,127.98	0.25%
15-Oct	$923,483,003.32	432	$8,635,810.56	109	$2,236,186.86	30	$555,695.48	0	$0.00	0.30%
15-Nov	$892,420,379.51	459	$8,915,014.83	118	$2,414,342.53	42	$854,113.50	2	$34,953.48	0.37%
15-Dec	$858,519,761.11	508	$9,842,467.74	122	$2,309,924.35	33	$621,680.86	5	$115,427.24	0.35%
16-Jan	$826,684,422.74	493	$9,272,631.31	133	$2,590,914.79	31	$621,148.22	0	$0.00	0.39%
16-Feb	$796,621,551.40	386	$6,999,646.41	87	$1,825,426.17	25	$465,138.36	0	$0.00	0.29%
16-Mar	$762,672,920.31	364	$6,720,381.72	89	$1,622,041.90	19	$400,617.20	0	$0.00	0.27%
16-Apr	$730,990,781.75	361	$6,347,988.87	93	$1,723,500.38	20	$352,393.98	0	$0.00	0.28%
16-May	$699,829,341.53	415	$7,402,414.74	99	$1,901,173.80	22	$357,108.21	0	$0.00	0.32%
16-Jun	$668,508,214.08	441	$7,564,220.40	102	$1,952,418.31	22	$423,938.84	0	$0.00	0.36%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-54

HART 2015-B(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
15-Apr	$1,185,675,418.77	228	$4,961,826.76	23	$514,787.08	0	$0.00	0	$0.00	0.04%
15-May	$1,150,418,931.10	282	$5,858,633.97	74	$1,541,050.80	9	$208,327.00	0	$0.00	0.15%
15-Jun	$1,115,269,022.59	330	$7,145,771.93	82	$1,822,204.84	29	$607,220.24	0	$0.00	0.22%
15-Jul	$1,080,316,473.26	378	$8,155,811.68	100	$2,061,118.00	16	$278,487.40	0	$0.00	0.22%
15-Aug	$1,047,538,706.22	387	$8,356,834.91	112	$2,371,272.33	25	$523,349.16	0	$0.00	0.28%
15-Sep	$1,014,580,045.03	384	$8,232,509.28	131	$2,755,282.82	34	$751,439.49	0	$0.00	0.35%
15-Oct	$982,296,932.22	445	$9,484,100.79	96	$2,098,345.44	43	$892,453.81	1	$29,587.71	0.31%
15-Nov	$952,294,536.40	456	$9,560,328.24	122	$2,650,941.70	38	$801,290.31	0	$0.00	0.36%
15-Dec	$920,354,237.12	534	$11,057,774.55	120	$2,595,582.04	31	$694,452.93	4	$83,345.61	0.37%
16-Jan	$889,867,484.94	508	$10,403,838.53	131	$2,798,830.08	38	$824,481.20	1	$29,219.57	0.41%
16-Feb	$859,924,202.57	378	$7,453,546.42	81	$1,803,265.69	25	$508,565.48	0	$0.00	0.27%
16-Mar	$826,326,117.47	396	$8,018,475.33	76	$1,502,559.97	19	$375,093.19	0	$0.00	0.23%
16-Apr	$795,867,142.62	378	$7,642,109.92	90	$1,823,475.44	14	$263,898.50	0	$0.00	0.26%
16-May	$766,582,742.13	452	$8,733,690.97	104	$2,039,104.21	23	$452,292.91	0	$0.00	0.33%
16-Jun	$736,100,733.48	428	$7,960,285.15	111	$2,167,223.00	26	$511,321.46	0	$0.00	0.36%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-55

HART 2015-C(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
15-Sep	$1,010,609,672.54	237	$4,634,154.03	22	$426,127.08	0	$0.00	0	$0.00	0.04%
15-Oct	$979,649,320.58	266	$5,313,143.47	60	$1,302,814.44	5	$117,809.40	0	$0.00	0.15%
15-Nov	$951,310,584.09	302	$5,883,594.48	73	$1,450,395.10	18	$434,126.65	1	$24,657.23	0.20%
15-Dec	$922,254,754.34	361	$6,777,320.31	86	$1,707,655.34	24	$464,353.99	2	$46,714.79	0.24%
16-Jan	$894,042,853.91	373	$7,118,775.39	81	$1,517,318.85	21	$432,418.56	0	$0.00	0.22%
16-Feb	$867,613,760.38	304	$5,793,845.75	70	$1,275,019.64	16	$297,924.98	0	$0.00	0.18%
16-Mar	$837,455,131.94	301	$5,456,102.84	72	$1,540,320.27	18	$327,128.43	1	$24,800.42	0.23%
16-Apr	$809,423,420.82	287	$5,069,587.99	66	$1,293,565.70	15	$295,804.98	1	$24,800.42	0.20%
16-May	$781,895,050.24	376	$6,643,683.76	85	$1,513,184.56	23	$464,302.36	1	$24,800.42	0.26%
16-Jun	$755,380,013.39	364	$6,451,594.61	100	$1,825,580.83	20	$354,059.59	0	$0.00	0.29%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-56

HART 2016-A1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
16-Mar	$975,208,715.12	322	$6,276,941.26	31	$552,870.84	1	$26,014.75	1	$0.00	0.06%
16-Apr	$944,736,496.80	352	$6,704,851.72	89	$1,855,065.20	7	$115,557.08	0	$0.00	0.21%
16-May	$915,295,403.24	476	$9,173,532.39	92	$1,773,346.67	34	$742,412.37	0	$0.00	0.27%
16-Jun	$885,771,973.76	520	$9,743,371.29	124	$2,465,227.66	31	$637,610.71	0	$0.00	0.35%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-57

Credit Loss Experience

Set forth below is credit loss information relating to HCA’s securitized portfolios of retail installment sale contracts for new and used automobiles for the past five years presented on a year-by-year basis.

HART 2011-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

11-Feb	$175,868.59	$(93,683.56)	$82,185.03	0.01%
11-Mar	$275,489.66	$(189,697.68)	$85,791.98	0.02%
11-Apr	$628,993.81	$(343,205.25)	$285,788.56	0.05%
11-May	$495,600.32	$(310,090.82)	$185,509.50	0.07%
11-Jun	$496,539.21	$(390,416.26)	$106,122.95	0.08%
11-Jul	$908,542.44	$(433,501.94)	$475,040.50	0.12%
11-Aug	$815,106.80	$(518,057.35)	$297,049.45	0.15%
11-Sep	$951,075.33	$(558,639.87)	$392,435.46	0.19%
11-Oct	$919,015.36	$(683,094.93)	$235,920.43	0.22%
11-Nov	$604,990.12	$(407,104.52)	$197,885.60	0.24%
11-Dec	$874,701.49	$(529,408.24)	$345,293.25	0.27%
12-Jan	$695,432.54	$(500,733.71)	$194,698.83	0.29%
12-Feb	$665,612.60	$(579,062.46)	$86,550.14	0.30%
12-Mar	$634,339.16	$(615,249.47)	$19,089.69	0.30%
12-Apr	$465,355.50	$(452,940.97)	$12,414.53	0.31%
12-May	$576,697.96	$(475,857.11)	$100,840.85	0.32%
12-Jun	$827,098.26	$(466,903.55)	$360,194.71	0.35%
12-Jul	$733,303.05	$(413,074.11)	$320,228.94	0.39%
12-Aug	$625,538.27	$(542,994.90)	$82,543.37	0.39%
12-Sep	$593,145.07	$(359,410.78)	$233,734.29	0.42%
12-Oct	$557,752.48	$(407,265.47)	$150,487.01	0.43%
12-Nov	$672,694.59	$(378,812.54)	$293,882.05	0.46%
12-Dec	$663,238.71	$(404,046.95)	$259,191.76	0.49%
13-Jan	$677,985.48	$(431,615.56)	$246,369.92	0.51%
13-Feb	$516,816.03	$(513,757.60)	$3,058.43	0.51%
13-Mar	$753,603.96	$(432,251.46)	$321,352.50	0.55%
13-Apr	$486,022.41	$(556,597.82)	$(70,575.41)	0.54%
13-May	$308,509.80	$(372,267.17)	$(63,757.37)	0.53%
13-Jun	$435,704.32	$(282,945.02)	$152,759.30	0.55%
13-Jul	$393,661.33	$(346,113.33)	$47,548.00	0.55%
13-Aug	$385,431.67	$(222,866.84)	$162,564.83	0.57%
13-Sep	$449,122.60	$(252,292.75)	$196,829.85	0.59%
13-Oct	$268,345.52	$(209,114.86)	$59,230.66	0.60%
13-Nov	$331,124.88	$(282,571.10)	$48,553.78	0.60%
13-Dec	$290,481.87	$(231,859.93)	$58,621.94	0.61%
14-Jan	$241,719.98	$(215,268.23)	$26,451.75	0.61%
14-Feb	$236,508.07	$(164,197.25)	$72,310.82	0.62%
14-Mar	$275,233.88	$(304,532.09)	$(29,298.21)	0.61%
14-Apr	$212,008.78	$(210,102.26)	$1,906.52	0.61%
14-May	$184,461.02	$(238,436.79)	$(53,975.77)	0.61%
14-Jun	$243,800.67	$(163,612.47)	$80,188.20	0.62%
14-Jul	$136,881.47	$(100,127.25)	$36,754.22	0.62%
14-Aug	$193,639.24	$(140,870.15)	$52,769.09	0.63%
14-Sep	$113,042.23	$(177,453.67)	$(64,411.44)	0.62%
14-Oct	$121,098.55	$(119,641.50)	$1,457.05	0.62%
14-Nov	$136,072.63	$(181,976.53)	$(45,903.90)	0.62%
14-Dec	$147,124.79	$(101,258.03)	$45,866.76	0.62%
15-Jan	$128,444.64	$(137,357.78)	$(8,913.14)	0.62%
15-Feb	$81,608.82	$(110,357.88)	$(28,749.06)	0.62%
15-Mar	$108,098.90	$(182,590.06)	$(74,491.16)	0.61%
11-Feb	$41,688.97	$(107,079.82)	$(65,390.85)	0.60%
11-Mar	$22,493.21	$(130,322.06)	$(107,828.85)	0.59%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “—

A-58

Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-59

HART 2011-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

11-Jun	$211,999.52	$(128,503.46)	$83,496.06	0.01%
11-Jul	$305,761.68	$(132,900.18)	$172,861.50	0.02%
11-Aug	$1,086,366.62	$(515,293.85)	$571,072.77	0.08%
11-Sep	$724,777.87	$(418,843.63)	$305,934.24	0.11%
11-Oct	$933,295.96	$(612,945.79)	$320,350.17	0.14%
11-Nov	$745,903.02	$(411,717.05)	$334,185.97	0.17%
11-Dec	$845,323.96	$(469,588.71)	$375,735.25	0.20%
12-Jan	$1,208,433.11	$(741,059.23)	$467,373.88	0.25%
12-Feb	$1,156,734.34	$(824,969.72)	$331,764.62	0.28%
12-Mar	$1,104,471.00	$(968,519.56)	$135,951.44	0.29%
12-Apr	$630,530.05	$(484,615.30)	$145,914.75	0.31%
12-May	$721,442.34	$(652,945.77)	$68,496.57	0.31%
12-Jun	$646,393.73	$(451,142.60)	$195,251.13	0.33%
12-Jul	$566,582.96	$(401,801.39)	$164,781.57	0.35%
12-Aug	$981,849.36	$(627,580.93)	$354,268.43	0.38%
12-Sep	$671,339.44	$(436,468.49)	$234,870.95	0.40%
12-Oct	$928,714.06	$(458,691.10)	$470,022.96	0.45%
12-Nov	$798,190.42	$(455,036.21)	$343,154.21	0.48%
12-Dec	$898,040.80	$(512,210.52)	$385,830.28	0.52%
13-Jan	$788,638.24	$(527,401.24)	$261,237.00	0.54%
13-Feb	$660,524.51	$(527,404.93)	$133,119.58	0.55%
13-Mar	$677,112.58	$(577,485.71)	$99,626.87	0.56%
13-Apr	$556,553.88	$(491,628.94)	$64,924.94	0.57%
13-May	$586,861.09	$(575,786.93)	$11,074.16	0.57%
13-Jun	$582,186.73	$(463,428.08)	$118,758.65	0.58%
13-Jul	$557,912.55	$(330,867.70)	$227,044.85	0.60%
13-Aug	$475,033.69	$(384,907.14)	$90,126.55	0.61%
13-Sep	$470,484.42	$(352,847.47)	$117,636.95	0.62%
13-Oct	$571,314.81	$(335,089.41)	$236,225.40	0.64%
13-Nov	$425,567.53	$(262,372.88)	$163,194.65	0.66%
13-Dec	$362,651.52	$(307,144.55)	$55,506.97	0.67%
14-Jan	$341,669.89	$(250,949.52)	$90,720.37	0.67%
14-Feb	$366,030.03	$(275,716.13)	$90,313.90	0.68%
14-Mar	$346,256.59	$(483,446.86)	$(137,190.27)	0.67%
14-Apr	$213,565.66	$(252,389.57)	$(38,823.91)	0.67%
14-May	$245,973.95	$(272,386.63)	$(26,412.68)	0.66%
14-Jun	$318,406.42	$(193,651.77)	$124,754.65	0.68%
14-Jul	$303,715.79	$(150,661.57)	$153,054.22	0.69%
14-Aug	$251,350.28	$(184,236.32)	$67,113.96	0.70%
14-Sep	$278,799.44	$(203,387.10)	$75,412.34	0.70%
14-Oct	$185,068.22	$(169,642.21)	$15,426.01	0.70%
14-Nov	$170,885.06	$(158,039.92)	$12,845.14	0.71%
14-Dec	$200,701.33	$(215,232.33)	$(14,531.00)	0.70%
15-Jan	$164,054.19	$(209,363.40)	$(45,309.21)	0.70%
15-Feb	$97,448.49	$(165,813.17)	$(68,364.68)	0.69%
15-Mar	$94,219.72	$(169,005.56)	$(74,785.84)	0.69%
15-Apr	$148,742.53	$(112,504.07)	$36,238.46	0.69%
15-May	$124,307.33	$(154,992.68)	$(30,685.35)	0.69%
15-Jun	$61,965.59	$(109,876.42)	$(47,910.83)	0.68%
15-Jul	$93,943.07	$(129,944.10)	$(36,001.03)	0.68%
15-Aug	$66,202.41	$(106,104.03)	$(39,901.62)	0.68%
15-Sep	$100,301.11	$(87,678.70)	$12,622.41	0.68%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-60

HART 2011-C(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

11-Oct	$70,603.20	$(19,441.44)	$51,161.76	0.00%
11-Nov	$132,354.41	$(63,072.71)	$69,281.70	0.01%
11-Dec	$450,834.59	$(140,856.44)	$309,978.15	0.04%
12-Jan	$792,123.36	$(401,522.08)	$390,601.28	0.07%
12-Feb	$838,027.76	$(559,369.78)	$278,657.98	0.10%
12-Mar	$981,734.95	$(702,512.51)	$279,222.44	0.12%
12-Apr	$999,679.77	$(594,208.35)	$405,471.42	0.16%
12-May	$1,023,063.14	$(834,456.08)	$188,607.06	0.18%
12-Jun	$796,483.98	$(462,172.17)	$334,311.81	0.21%
12-Jul	$753,738.07	$(571,790.99)	$181,947.08	0.22%
12-Aug	$684,220.63	$(527,460.85)	$156,759.78	0.24%
12-Sep	$836,733.24	$(429,025.84)	$407,707.40	0.28%
12-Oct	$1,069,150.39	$(524,024.60)	$545,125.79	0.32%
12-Nov	$926,418.81	$(545,233.52)	$381,185.29	0.36%
12-Dec	$996,942.57	$(674,516.87)	$322,425.70	0.39%
13-Jan	$974,838.12	$(493,187.20)	$481,650.92	0.43%
13-Feb	$775,409.95	$(558,734.97)	$216,674.98	0.45%
13-Mar	$691,816.51	$(698,657.06)	$(6,840.55)	0.45%
13-Apr	$556,549.39	$(639,193.62)	$(82,644.23)	0.44%
13-May	$729,621.63	$(447,013.03)	$282,608.60	0.47%
13-Jun	$511,188.03	$(387,664.83)	$123,523.20	0.48%
13-Jul	$587,703.10	$(427,307.76)	$160,395.34	0.49%
13-Aug	$577,760.31	$(479,139.11)	$98,621.20	0.50%
13-Sep	$781,142.33	$(385,089.46)	$396,052.87	0.54%
13-Oct	$682,772.46	$(404,567.79)	$278,204.67	0.56%
13-Nov	$560,253.90	$(301,562.89)	$258,691.01	0.59%
13-Dec	$522,688.95	$(366,363.76)	$156,325.19	0.60%
14-Jan	$648,188.86	$(423,082.69)	$225,106.17	0.62%
14-Feb	$276,082.11	$(325,864.06)	$(49,781.95)	0.62%
14-Mar	$290,259.91	$(358,548.18)	$(68,288.27)	0.61%
14-Apr	$245,829.12	$(315,185.14)	$(69,356.02)	0.60%
14-May	$244,623.47	$(346,134.01)	$(101,510.54)	0.60%
14-Jun	$282,903.12	$(135,940.39)	$146,962.73	0.61%
14-Jul	$226,710.49	$(166,843.17)	$59,867.32	0.61%
14-Aug	$362,691.42	$(197,346.72)	$165,344.70	0.63%
14-Sep	$306,334.12	$(188,725.12)	$117,609.00	0.64%
14-Oct	$281,775.04	$(145,117.24)	$136,657.80	0.65%
14-Nov	$212,643.53	$(205,842.01)	$6,801.52	0.65%
14-Dec	$347,486.20	$(263,920.77)	$83,565.43	0.66%
15-Jan	$290,839.86	$(182,448.80)	$108,391.06	0.67%
15-Feb	$217,149.61	$(184,874.10)	$32,275.51	0.67%
15-Mar	$187,514.02	$(143,910.36)	$43,603.66	0.68%
15-Apr	$117,294.92	$(179,887.29)	$(62,592.37)	0.67%
15-May	$121,376.27	$(179,048.66)	$(57,672.39)	0.67%
15-Jun	$145,488.10	$(136,390.39)	$9,097.71	0.67%
15-Jul	$159,223.91	$(161,461.36)	$(2,237.45)	0.67%
15-Aug	$139,020.54	$(138,238.22)	$782.32	0.67%
15-Sep	$95,612.69	$(126,990.74)	$(31,378.05)	0.66%
15-Oct	$99,377.90	$(104,959.01)	$(5,581.11)	0.66%
15-Nov	$123,440.79	$(80,932.84)	$42,507.95	0.67%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-61

HART 2012-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

12-Mar	$92,592.97	$(42,757.87)	$49,835.10	0.00%
12-Apr	$247,982.40	$(153,488.35)	$94,494.05	0.01%
12-May	$672,932.46	$(303,700.03)	$369,232.43	0.04%
12-Jun	$1,016,759.59	$(453,333.47)	$563,426.12	0.08%
12-Jul	$822,699.78	$(506,685.64)	$316,014.14	0.10%
12-Aug	$1,251,210.48	$(678,856.21)	$572,354.27	0.14%
12-Sep	$1,447,418.27	$(570,741.97)	$876,676.30	0.20%
12-Oct	$1,238,477.40	$(729,911.04)	$508,566.36	0.24%
12-Nov	$1,384,898.44	$(669,803.53)	$715,094.91	0.29%
12-Dec	$1,256,222.99	$(842,938.56)	$413,284.43	0.32%
13-Jan	$1,416,358.72	$(962,633.13)	$453,725.59	0.35%
13-Feb	$1,292,835.81	$(800,843.95)	$491,991.86	0.39%
13-Mar	$1,143,678.14	$(901,026.86)	$242,651.28	0.41%
13-Apr	$1,025,211.82	$(881,594.02)	$143,617.80	0.42%
13-May	$915,215.22	$(769,169.68)	$146,045.54	0.43%
13-Jun	$1,085,909.82	$(594,723.13)	$491,186.69	0.46%
13-Jul	$995,834.05	$(729,337.60)	$266,496.45	0.48%
13-Aug	$967,708.02	$(822,404.75)	$145,303.27	0.49%
13-Sep	$1,046,700.61	$(691,635.14)	$355,065.47	0.52%
13-Oct	$775,240.10	$(644,553.29)	$130,686.81	0.53%
13-Nov	$905,601.96	$(548,231.87)	$357,370.09	0.55%
13-Dec	$852,496.16	$(387,610.30)	$464,885.86	0.58%
14-Jan	$957,430.08	$(585,243.13)	$372,186.95	0.61%
14-Feb	$655,413.07	$(430,748.89)	$224,664.18	0.63%
14-Mar	$605,233.90	$(735,123.28)	$(129,889.38)	0.62%
14-Apr	$408,158.35	$(404,802.61)	$3,355.74	0.62%
14-May	$497,489.27	$(473,598.02)	$23,891.25	0.62%
14-Jun	$386,663.28	$(384,617.52)	$2,045.76	0.62%
14-Jul	$558,966.33	$(228,680.23)	$330,286.10	0.64%
14-Aug	$586,572.09	$(337,787.14)	$248,784.95	0.66%
14-Sep	$493,598.78	$(319,392.99)	$174,205.79	0.67%
14-Oct	$529,385.90	$(255,929.94)	$273,455.96	0.69%
14-Nov	$429,027.89	$(332,248.23)	$96,779.66	0.70%
14-Dec	$527,829.63	$(376,604.17)	$151,225.46	0.71%
15-Jan	$614,734.54	$(393,479.41)	$221,255.13	0.73%
15-Feb	$303,486.29	$(392,743.67)	$(89,257.38)	0.72%
15-Mar	$285,054.69	$(298,207.26)	$(13,152.57)	0.72%
15-Apr	$241,686.29	$(373,835.31)	$(132,149.02)	0.71%
15-May	$217,640.22	$(259,201.61)	$(41,561.39)	0.71%
15-Jun	$201,738.67	$(244,409.86)	$(42,671.19)	0.70%
15-Jul	$225,274.37	$(359,533.89)	$(134,259.52)	0.69%
15-Aug	$268,116.17	$(263,663.37)	$4,452.80	0.69%
15-Sep	$143,685.54	$(146,254.93)	$(2,569.39)	0.69%
15-Oct	$173,410.52	$(165,881.87)	$7,528.65	0.70%
15-Nov	$170,224.18	$(150,983.45)	$19,240.73	0.70%
15-Dec	$139,765.19	$(158,644.59)	$(18,879.40)	0.70%
16-Jan	$194,197.81	$(177,097.50)	$17,100.31	0.70%
16-Feb	$130,036.07	$(191,705.20)	$(61,669.13)	0.69%
16-Mar	$145,610.24	$(222,341.61)	$(76,731.37)	0.69%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-62

HART 2012-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

12-Jul	$12,104.42	$(4,483.17)	$7,621.25	0.00%
12-Aug	$211,425.65	$(147,780.35)	$63,645.30	0.00%
12-Sep	$538,317.02	$(140,251.49)	$398,065.53	0.03%
12-Oct	$1,007,161.70	$(481,821.94)	$525,339.76	0.07%
12-Nov	$1,520,330.08	$(656,556.71)	$863,773.37	0.12%
12-Dec	$1,450,738.62	$(769,807.07)	$680,931.55	0.17%
13-Jan	$2,094,413.21	$(808,673.09)	$1,285,740.12	0.25%
13-Feb	$1,692,242.11	$(1,037,503.75)	$654,738.36	0.29%
13-Mar	$1,422,759.39	$(1,091,413.31)	$331,346.08	0.32%
13-Apr	$1,007,915.24	$(978,453.68)	$29,461.56	0.32%
13-May	$1,157,046.98	$(855,559.11)	$301,487.87	0.34%
13-Jun	$1,302,122.97	$(896,199.27)	$405,923.70	0.36%
13-Jul	$1,327,744.30	$(635,159.72)	$692,584.58	0.41%
13-Aug	$1,805,913.09	$(1,053,053.41)	$752,859.68	0.46%
13-Sep	$1,241,495.23	$(866,341.51)	$375,153.72	0.48%
13-Oct	$1,141,857.32	$(744,239.41)	$397,617.91	0.51%
13-Nov	$1,168,233.50	$(661,724.06)	$506,509.44	0.54%
13-Dec	$1,173,946.32	$(579,351.53)	$594,594.79	0.58%
14-Jan	$1,213,274.55	$(716,077.01)	$497,197.54	0.61%
14-Feb	$985,684.87	$(686,065.67)	$299,619.20	0.63%
14-Mar	$1,259,997.68	$(1,115,796.72)	$144,200.96	0.64%
14-Apr	$828,798.97	$(715,447.73)	$113,351.24	0.65%
14-May	$613,570.20	$(591,440.48)	$22,129.72	0.65%
14-Jun	$669,674.41	$(567,639.64)	$102,034.77	0.66%
14-Jul	$780,689.67	$(248,037.79)	$532,651.88	0.69%
14-Aug	$768,252.92	$(551,557.88)	$216,695.04	0.71%
14-Sep	$854,422.39	$(448,083.52)	$406,338.87	0.74%
14-Oct	$915,337.21	$(435,979.66)	$479,357.55	0.77%
14-Nov	$552,266.73	$(454,651.95)	$97,614.78	0.77%
14-Dec	$707,637.54	$(551,176.11)	$156,461.43	0.78%
15-Jan	$783,930.93	$(548,004.46)	$235,926.47	0.80%
15-Feb	$508,085.31	$(464,980.91)	$43,104.40	0.80%
15-Mar	$442,267.32	$(365,910.52)	$76,356.80	0.81%
15-Apr	$478,510.60	$(417,028.77)	$61,481.83	0.81%
15-May	$484,038.95	$(368,085.97)	$115,952.98	0.82%
15-Jun	$419,858.99	$(291,726.51)	$128,132.48	0.83%
15-Jul	$411,918.76	$(359,506.56)	$52,412.20	0.83%
15-Aug	$252,282.96	$(420,406.08)	$(168,123.12)	0.82%
15-Sep	$324,541.35	$(238,745.84)	$85,795.51	0.82%
15-Oct	$331,533.71	$(213,066.47)	$118,467.24	0.83%
15-Nov	$359,851.28	$(216,469.40)	$143,381.88	0.84%
15-Dec	$320,333.51	$(227,021.75)	$93,311.76	0.85%
16-Jan	$268,658.91	$(266,648.71)	$2,010.20	0.85%
16-Feb	$237,733.88	$(278,331.52)	$(40,597.64)	0.85%
16-Mar	$159,612.18	$(316,783.25)	$(157,171.07)	0.84%
16-Apr	$174,229.59	$(232,473.24)	$(58,243.65)	0.83%
16-May	$71,057.64	$(206,057.43)	$(134,999.79)	0.82%
16-Jun	$104,019.31	$(192,891.65)	$(88,872.34)	0.82%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-63

HART 2012-C(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

12-Oct	$34,762.61	$(16,780.52)	$17,982.09	0.00%
12-Nov	$259,258.14	$(79,753.81)	$179,504.33	0.01%
12-Dec	$757,182.93	$(335,676.60)	$421,506.33	0.04%
13-Jan	$1,285,754.60	$(411,854.07)	$873,900.53	0.09%
13-Feb	$1,377,625.27	$(637,023.49)	$740,601.78	0.14%
13-Mar	$1,716,937.93	$(898,426.17)	$818,511.76	0.19%
13-Apr	$1,239,827.92	$(899,917.08)	$339,910.84	0.21%
13-May	$1,088,152.32	$(869,907.14)	$218,245.18	0.23%
13-Jun	$1,464,497.86	$(898,411.19)	$566,086.67	0.26%
13-Jul	$1,126,418.00	$(771,848.42)	$354,569.58	0.29%
13-Aug	$1,476,271.23	$(756,627.88)	$719,643.35	0.33%
13-Sep	$1,352,607.01	$(735,145.55)	$617,461.46	0.37%
13-Oct	$1,533,413.45	$(888,485.35)	$644,928.10	0.41%
13-Nov	$1,190,634.20	$(668,226.50)	$522,407.70	0.45%
13-Dec	$1,175,056.75	$(608,908.88)	$566,147.87	0.48%
14-Jan	$1,313,633.83	$(799,811.80)	$513,822.03	0.51%
14-Feb	$1,116,912.97	$(659,698.03)	$457,214.94	0.54%
14-Mar	$1,195,244.53	$(1,157,454.14)	$37,790.39	0.54%
14-Apr	$861,310.53	$(865,204.16)	$(3,893.63)	0.54%
14-May	$850,987.93	$(822,995.64)	$27,992.29	0.55%
14-Jun	$846,186.48	$(513,168.22)	$333,018.26	0.57%
14-Jul	$735,866.55	$(352,049.59)	$383,816.96	0.59%
14-Aug	$1,146,559.42	$(483,482.72)	$663,076.70	0.63%
14-Sep	$782,470.85	$(497,283.87)	$285,186.98	0.65%
14-Oct	$1,048,227.23	$(417,361.83)	$630,865.40	0.69%
14-Nov	$867,926.84	$(681,705.83)	$186,221.01	0.70%
14-Dec	$758,907.45	$(645,544.26)	$113,363.19	0.71%
15-Jan	$674,360.66	$(527,786.30)	$146,574.36	0.72%
15-Feb	$552,443.89	$(475,087.05)	$77,356.84	0.72%
15-Mar	$572,926.76	$(588,395.48)	$(15,468.72)	0.72%
15-Apr	$565,420.21	$(450,233.93)	$115,186.28	0.73%
15-May	$537,153.92	$(379,739.56)	$157,414.36	0.74%
15-Jun	$493,943.63	$(333,441.59)	$160,502.04	0.75%
15-Jul	$469,210.07	$(369,821.57)	$99,388.50	0.76%
15-Aug	$432,422.24	$(348,822.37)	$83,599.87	0.76%
15-Sep	$455,707.70	$(295,113.97)	$160,593.73	0.77%
15-Oct	$516,839.35	$(386,164.06)	$130,675.29	0.78%
15-Nov	$396,165.68	$(344,426.52)	$51,739.16	0.78%
15-Dec	$355,374.17	$(290,541.04)	$64,833.13	0.79%
16-Jan	$370,261.18	$(224,639.12)	$145,622.06	0.80%
16-Feb	$368,053.10	$(284,957.40)	$83,095.70	0.80%
16-Mar	$360,216.59	$(421,922.02)	$(61,705.43)	0.80%
16-Apr	$292,751.50	$(333,674.99)	$(40,923.49)	0.80%
16-May	$273,253.00	$(219,267.11)	$53,985.89	0.80%
16-Jun	$267,131.98	$(276,965.13)	$(9,833.15)	0.80%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-64

HART 2013-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

13-Jan	$56,165.79	$(9,153.51)	$47,012.28	0.00%
13-Feb	$299,855.76	$(62,258.43)	$237,597.33	0.02%
13-Mar	$594,933.00	$(279,923.25)	$315,009.75	0.04%
13-Apr	$861,547.28	$(470,151.91)	$391,395.37	0.06%
13-May	$1,321,324.69	$(548,035.95)	$773,288.74	0.11%
13-Jun	$1,286,597.02	$(821,398.09)	$465,198.93	0.14%
13-Jul	$1,472,944.79	$(560,162.36)	$912,782.43	0.20%
13-Aug	$1,548,265.84	$(881,128.19)	$667,137.65	0.24%
13-Sep	$1,723,818.15	$(876,086.35)	$847,731.80	0.30%
13-Oct	$1,446,978.44	$(1,152,538.67)	$294,439.77	0.32%
13-Nov	$1,180,300.95	$(619,720.21)	$560,580.74	0.35%
13-Dec	$1,298,947.21	$(674,733.54)	$624,213.67	0.39%
14-Jan	$1,066,259.09	$(634,885.99)	$431,373.10	0.42%
14-Feb	$1,316,274.02	$(680,639.83)	$635,634.19	0.46%
14-Mar	$1,162,492.83	$(1,229,144.80)	$(66,651.97)	0.46%
14-Apr	$678,122.23	$(771,419.88)	$(93,297.65)	0.45%
14-May	$868,191.36	$(541,595.59)	$326,595.77	0.47%
14-Jun	$817,810.30	$(468,218.87)	$349,591.43	0.50%
14-Jul	$1,416,914.90	$(405,264.64)	$1,011,650.26	0.56%
14-Aug	$1,020,717.77	$(639,534.73)	$381,183.04	0.59%
14-Sep	$1,016,330.26	$(531,037.83)	$485,292.43	0.62%
14-Oct	$1,171,235.08	$(423,165.17)	$748,069.91	0.67%
14-Nov	$897,476.80	$(632,476.42)	$265,000.38	0.68%
14-Dec	$841,486.64	$(659,275.58)	$182,211.06	0.69%
15-Jan	$1,063,094.24	$(728,385.30)	$334,708.94	0.72%
15-Feb	$734,345.25	$(440,261.18)	$294,084.07	0.73%
15-Mar	$454,095.94	$(593,951.28)	$(139,855.34)	0.73%
15-Apr	$765,829.59	$(491,816.93)	$274,012.66	0.74%
15-May	$396,473.40	$(401,760.08)	$(5,286.68)	0.74%
15-Jun	$675,757.29	$(360,547.15)	$315,210.14	0.76%
15-Jul	$563,511.05	$(553,707.36)	$9,803.69	0.76%
15-Aug	$616,368.82	$(493,543.76)	$122,825.06	0.77%
15-Sep	$528,795.81	$(418,254.73)	$110,541.08	0.78%
15-Oct	$684,963.02	$(379,864.94)	$305,098.08	0.80%
15-Nov	$470,422.85	$(467,892.36)	$2,530.49	0.80%
15-Dec	$327,013.87	$(349,161.89)	$(22,148.02)	0.80%
16-Jan	$410,680.55	$(298,935.54)	$111,745.01	0.80%
16-Feb	$447,456.74	$(397,616.36)	$49,840.38	0.81%
16-Mar	$317,513.96	$(502,940.59)	$(185,426.63)	0.80%
16-Apr	$196,596.67	$(230,267.29)	$(33,670.62)	0.79%
16-May	$280,229.75	$(282,469.85)	$(2,240.10)	0.79%
16-Jun	$171,926.78	$(252,247.64)	$(80,320.86)	0.79%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-65

HART 2013-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

13-Jul	$250,647.82	$(67,064.48)	$183,583.34	0.01%
13-Aug	$388,973.02	$(151,124.97)	$237,848.05	0.03%
13-Sep	$1,792,133.79	$(445,876.75)	$1,346,257.04	0.11%
13-Oct	$1,389,471.16	$(739,660.22)	$649,810.94	0.16%
13-Nov	$1,686,093.15	$(750,372.16)	$935,720.99	0.22%
13-Dec	$1,611,827.68	$(808,771.49)	$803,056.19	0.27%
14-Jan	$1,505,972.11	$(856,358.42)	$649,613.69	0.31%
14-Feb	$1,308,129.44	$(486,101.51)	$822,027.93	0.36%
14-Mar	$1,727,917.70	$(1,568,964.45)	$158,953.25	0.37%
14-Apr	$1,234,689.04	$(690,757.94)	$543,931.10	0.41%
14-May	$1,445,221.05	$(883,679.21)	$561,541.84	0.45%
14-Jun	$1,303,789.51	$(707,517.71)	$596,271.80	0.48%
14-Jul	$1,404,811.94	$(519,774.89)	$885,037.05	0.54%
14-Aug	$1,229,845.80	$(811,231.79)	$418,614.01	0.57%
14-Sep	$1,241,415.61	$(526,195.26)	$715,220.35	0.61%
14-Oct	$1,347,708.16	$(558,342.47)	$789,365.69	0.67%
14-Nov	$1,168,079.25	$(781,343.44)	$386,735.81	0.69%
14-Dec	$1,205,424.43	$(700,362.51)	$505,061.92	0.72%
15-Jan	$1,031,063.74	$(601,522.98)	$429,540.76	0.75%
15-Feb	$1,027,317.09	$(679,998.69)	$347,318.40	0.77%
15-Mar	$939,507.06	$(738,952.51)	$200,554.55	0.79%
15-Apr	$624,757.35	$(645,646.51)	$(20,889.16)	0.78%
15-May	$727,278.18	$(559,677.74)	$167,600.44	0.80%
15-Jun	$554,117.46	$(488,380.77)	$65,736.69	0.80%
15-Jul	$856,789.30	$(419,619.95)	$437,169.35	0.83%
15-Aug	$798,197.87	$(522,125.04)	$276,072.83	0.85%
15-Sep	$596,748.69	$(448,566.14)	$148,182.55	0.86%
15-Oct	$655,283.26	$(513,361.59)	$141,921.67	0.86%
15-Nov	$580,877.08	$(464,534.57)	$116,342.51	0.87%
15-Dec	$529,440.47	$(431,233.85)	$98,206.62	0.88%
16-Jan	$561,492.77	$(318,204.31)	$243,288.46	0.89%
16-Feb	$445,357.89	$(443,465.43)	$1,892.46	0.89%
16-Mar	$448,347.37	$(539,450.48)	$(91,103.11)	0.89%
16-Apr	$393,513.22	$(396,762.74)	$(3,249.52)	0.89%
16-May	$382,923.13	$(357,671.90)	$25,251.23	0.89%
16-Jun	$408,402.16	$(334,413.88)	$73,988.28	0.89%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-66

HART 2013-C(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

13-Sep	$167,274.15	$(12,049.61)	$155,224.54	0.01%
13-Oct	$358,300.67	$(244,311.61)	$113,989.06	0.02%
13-Nov	$1,009,229.13	$(326,951.85)	$682,277.28	0.07%
13-Dec	$1,112,165.84	$(412,885.91)	$699,279.93	0.12%
14-Jan	$1,585,988.62	$(565,661.91)	$1,020,326.71	0.20%
14-Feb	$965,755.36	$(606,682.75)	$359,072.61	0.23%
14-Mar	$1,364,247.77	$(1,079,713.32)	$284,534.45	0.25%
14-Apr	$1,249,364.19	$(625,367.37)	$623,996.82	0.29%
14-May	$938,429.44	$(650,682.38)	$287,747.06	0.31%
14-Jun	$971,472.53	$(519,191.80)	$452,280.73	0.35%
14-Jul	$951,296.06	$(238,554.26)	$712,741.80	0.40%
14-Aug	$1,322,791.25	$(477,629.65)	$845,161.60	0.46%
14-Sep	$1,305,243.73	$(499,144.82)	$806,098.91	0.52%
14-Oct	$1,332,437.82	$(564,907.98)	$767,529.84	0.58%
14-Nov	$1,241,431.22	$(808,594.60)	$432,836.62	0.61%
14-Dec	$966,446.16	$(820,338.98)	$146,107.18	0.63%
15-Jan	$1,066,081.55	$(751,483.99)	$314,597.56	0.65%
15-Feb	$962,843.27	$(553,669.39)	$409,173.88	0.68%
15-Mar	$975,281.42	$(741,391.51)	$233,889.91	0.70%
15-Apr	$863,558.03	$(708,703.70)	$154,854.33	0.71%
15-May	$777,453.60	$(521,911.28)	$255,542.32	0.73%
15-Jun	$905,715.66	$(509,236.65)	$396,479.01	0.76%
15-Jul	$987,585.60	$(570,817.98)	$416,767.62	0.79%
15-Aug	$817,888.90	$(684,791.62)	$133,097.28	0.80%
15-Sep	$775,723.44	$(485,607.60)	$290,115.84	0.82%
15-Oct	$624,775.31	$(568,051.52)	$56,723.79	0.82%
15-Nov	$586,117.20	$(369,044.26)	$217,072.94	0.84%
15-Dec	$903,902.39	$(444,996.53)	$458,905.86	0.87%
16-Jan	$657,918.69	$(394,588.87)	$263,329.82	0.89%
16-Feb	$448,709.55	$(419,747.65)	$28,961.90	0.90%
16-Mar	$458,734.79	$(460,284.37)	$(1,549.58)	0.90%
16-Apr	$507,866.50	$(397,600.24)	$110,266.26	0.90%
16-May	$339,379.70	$(387,350.75)	$(47,971.05)	0.90%
16-Jun	$313,114.57	$(281,905.05)	$31,209.52	0.90%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-67

HART 2014-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

14-Feb	$120,491.43	$(39,096.60)	$81,394.83	0.01%
14-Mar	$313,773.21	$(147,937.55)	$165,835.66	0.02%
14-Apr	$711,523.10	$(202,907.93)	$508,615.17	0.06%
14-May	$890,557.99	$(449,370.08)	$441,187.91	0.10%
14-Jun	$1,069,441.49	$(358,282.64)	$711,158.85	0.16%
14-Jul	$1,267,298.64	$(375,932.34)	$891,366.30	0.23%
14-Aug	$1,364,571.74	$(468,621.74)	$895,950.00	0.31%
14-Sep	$1,122,415.15	$(470,010.36)	$652,404.79	0.36%
14-Oct	$1,192,224.94	$(536,348.40)	$655,876.54	0.42%
14-Nov	$1,290,577.44	$(674,929.35)	$615,648.09	0.47%
14-Dec	$958,069.44	$(651,625.00)	$306,444.44	0.50%
15-Jan	$1,132,458.75	$(736,609.04)	$395,849.71	0.53%
15-Feb	$1,055,821.41	$(586,722.94)	$469,098.47	0.57%
15-Mar	$930,847.89	$(624,171.49)	$306,676.40	0.59%
15-Apr	$908,610.36	$(595,240.91)	$313,369.45	0.62%
15-May	$912,449.60	$(458,847.01)	$453,602.59	0.66%
15-Jun	$849,151.42	$(590,084.87)	$259,066.55	0.68%
15-Jul	$960,584.71	$(544,455.00)	$416,129.71	0.71%
15-Aug	$985,941.14	$(603,558.34)	$382,382.80	0.75%
15-Sep	$852,333.11	$(460,664.56)	$391,668.55	0.78%
15-Oct	$1,118,475.07	$(629,395.52)	$489,079.55	0.82%
15-Nov	$774,501.05	$(549,442.27)	$225,058.78	0.84%
15-Dec	$929,941.56	$(488,865.42)	$441,076.14	0.88%
16-Jan	$883,441.42	$(480,701.77)	$402,739.65	0.91%
16-Feb	$747,470.24	$(502,577.72)	$244,892.52	0.93%
16-Mar	$660,983.46	$(645,167.83)	$15,815.63	0.93%
16-Apr	$464,704.89	$(416,903.80)	$47,801.09	0.94%
16-May	$435,674.92	$(445,392.26)	$(9,717.34)	0.93%
16-Jun	$466,745.50	$(331,814.97)	$134,930.53	0.95%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-68

HART 2014-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

14-May	$149,811.67	$(48,591.07)	$101,220.60	0.01%
14-Jun	$490,104.66	$(138,159.06)	$351,945.60	0.03%
14-Jul	$1,010,837.49	$(200,266.54)	$810,570.95	0.09%
14-Aug	$1,628,419.43	$(317,190.58)	$1,311,228.85	0.19%
14-Sep	$1,505,677.33	$(343,934.38)	$1,161,742.95	0.27%
14-Oct	$1,635,679.07	$(674,231.89)	$961,447.18	0.34%
14-Nov	$1,361,031.83	$(987,443.37)	$373,588.46	0.37%
14-Dec	$1,972,197.75	$(675,369.23)	$1,296,828.52	0.47%
15-Jan	$2,159,044.36	$(724,414.26)	$1,434,630.10	0.57%
15-Feb	$1,068,557.83	$(1,038,357.80)	$30,200.03	0.57%
15-Mar	$1,541,102.64	$(1,068,337.41)	$472,765.23	0.61%
15-Apr	$1,188,343.95	$(812,336.41)	$376,007.54	0.64%
15-May	$1,055,202.98	$(603,286.66)	$451,916.32	0.67%
15-Jun	$1,576,694.85	$(740,341.32)	$836,353.53	0.73%
15-Jul	$1,437,291.90	$(825,547.55)	$611,744.35	0.78%
15-Aug	$1,589,619.57	$(870,585.44)	$719,034.13	0.83%
15-Sep	$1,103,413.09	$(905,414.83)	$197,998.26	0.84%
15-Oct	$1,571,193.39	$(916,084.27)	$655,109.12	0.89%
15-Nov	$1,093,476.10	$(767,464.87)	$326,011.23	0.91%
15-Dec	$1,288,297.60	$(832,586.05)	$455,711.55	0.95%
16-Jan	$1,312,117.10	$(709,188.26)	$602,928.84	0.99%
16-Feb	$1,105,399.63	$(651,101.16)	$454,298.47	1.03%
16-Mar	$1,174,462.83	$(797,212.36)	$377,250.47	1.05%
16-Apr	$869,077.50	$(837,579.74)	$31,497.76	1.06%
16-May	$775,543.21	$(539,969.57)	$235,573.64	1.07%
16-Jun	$821,004.72	$(685,674.62)	$135,330.10	1.08%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-69

HART 2015-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

15-Jan	$48,181.65	$(48,742.93)	$(561.28)	0.00%
15-Feb	$181,932.65	$(9,800.00)	$172,132.65	0.01%
15-Mar	$448,574.70	$(86,262.14)	$362,312.56	0.04%
15-Apr	$955,335.25	$(231,022.30)	$724,312.95	0.10%
15-May	$1,043,406.38	$(246,082.44)	$797,323.94	0.16%
15-Jun	$1,156,985.57	$(405,225.47)	$751,760.10	0.22%
15-Jul	$1,209,439.45	$(640,355.75)	$569,083.70	0.26%
15-Aug	$1,619,508.86	$(634,232.89)	$985,275.97	0.34%
15-Sep	$1,400,809.63	$(729,986.71)	$670,822.92	0.39%
15-Oct	$1,238,430.76	$(770,615.95)	$467,814.81	0.42%
15-Nov	$935,459.27	$(730,061.65)	$205,397.62	0.44%
15-Dec	$1,310,914.49	$(685,392.68)	$625,521.81	0.49%
16-Jan	$1,361,818.89	$(688,895.97)	$672,922.92	0.54%
16-Feb	$1,031,861.96	$(598,831.54)	$433,030.42	0.57%
16-Mar	$1,333,885.10	$(927,223.53)	$406,661.57	0.60%
16-Apr	$1,415,162.04	$(764,943.33)	$650,218.71	0.65%
16-May	$1,017,985.15	$(746,598.11)	$271,387.04	0.67%
16-Jun	$990,312.21	$(693,819.40)	$296,492.81	0.70%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-70

HART 2015-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

15-Apr	$24,225.64	$0.00	$24,225.64	0.00%
15-May	$259,511.94	$0.00	$259,511.94	0.02%
15-Jun	$879,954.76	$(242,384.04)	$637,570.72	0.07%
15-Jul	$1,377,814.77	$(268,923.68)	$1,108,891.09	0.16%
15-Aug	$1,396,038.37	$(373,847.50)	$1,022,190.87	0.25%
15-Sep	$1,448,590.03	$(617,974.00)	$830,616.03	0.31%
15-Oct	$1,540,940.18	$(850,334.87)	$690,605.31	0.37%
15-Nov	$1,672,767.14	$(592,593.16)	$1,080,173.98	0.46%
15-Dec	$1,374,627.33	$(905,572.09)	$469,055.24	0.50%
16-Jan	$1,303,217.06	$(698,558.24)	$604,658.82	0.54%
16-Feb	$1,685,594.28	$(795,377.43)	$890,216.85	0.62%
16-Mar	$1,491,130.62	$(1,117,710.23)	$373,420.39	0.65%
16-Apr	$1,173,726.19	$(884,835.44)	$288,890.75	0.67%
16-May	$1,355,321.90	$(788,121.07)	$567,200.83	0.72%
16-Jun	$1,198,877.18	$(764,329.11)	$434,548.07	0.75%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-71

HART 2015-C(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

15-Sep	$71,838.12	$(4,890.36)	$66,947.76	0.01%
15-Oct	$339,882.54	$(138,464.83)	$201,417.71	0.03%
15-Nov	$622,669.54	$(166,155.09)	$456,514.45	0.07%
15-Dec	$1,017,568.96	$(229,274.19)	$788,294.77	0.14%
16-Jan	$808,434.57	$(360,990.65)	$447,443.92	0.18%
16-Feb	$1,054,222.10	$(336,304.34)	$717,917.76	0.25%
16-Mar	$1,067,229.45	$(732,512.36)	$334,717.09	0.28%
16-Apr	$950,966.11	$(609,893.89)	$341,072.22	0.32%
16-May	$1,080,503.75	$(586,923.77)	$493,579.98	0.36%
16-Jun	$1,071,640.30	$(389,762.07)	$681,878.23	0.43%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-72

HART 2016-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

15-Mar	$41,266.00	$(3,913.57)	$37,352.43	0.00%
15-Apr	$317,273.84	$(61,886.51)	$255,387.33	0.03%
15-May	$750,896.91	$(270,458.28)	$480,438.63	0.08%
15-Jun	$1,625,790.02	$(411,769.57)	$1,214,020.45	0.19%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-73

Prepayment Speed Information

The graph below shows prepayment speed information for each of HCA’s retail installment sale contract securitizations in 2011, 2012, 2013, 2014, 2015 and 2016.

(monthly period)

A-74

61+ Day Delinquency Percentage

The graph below shows cumulative 61+ day delinquency information for each of HCA’s retail installment sale contract securitizations in 2011, 2012, 2013, 2014, 2015 and 2016.

(monthly period)

A-75

Cumulative Net Losses

The graph below shows cumulative net loss information for each of HCA’s retail installment sale contract securitizations in 2011, 2012, 2013, 2014, 2015 and 2016.

(monthly period)

A-76

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus.

___________________________

Hyundai ABS Funding, LLC

Depositor

Hyundai Capital America

Sponsor, Seller, Administrator and Servicer

 ___________________________

Until 90 days after the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Hyundai Auto Receivables

Trust 2016-B

Issuing entity

Class A-1 Notes

$225,000,000

Class A-2 Notes

$475,000,000

Class A-3 Notes

$328,000,000

Class A-4 Notes

$94,900,000

Class B Notes

$21,840,000

Class C Notes

$32,770,000

Class D Notes

$26,710,000

___________________________

PROSPECTUS

___________________________

Underwriters of the Class A, B, C and D Notes:

J.P. Morgan

Barclays

HSBC

Mizuho Securities

Underwriters of the Class A Notes:

BNP PARIBAS

BNY Mellon Capital Markets, LLC

Credit Agricole Securities

MUFG

TD Securities

Wells Fargo Securities